PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 24, 1998)

                           $205,904,926 (APPROXIMATE)
                       CITICORP MORTGAGE SECURITIES, INC.
                            (PACKAGER AND SERVICER)

                REMIC PASS-THROUGH CERTIFICATES, SERIES 1998-1, $197,805,926 (APPROXIMATE) SENIOR CLASS A CITICERTIFICATES
     $5,191,000 (APPROXIMATE) SENIOR SUBORDINATED CLASS M CITICERTIFICATES
        $1,765,000 (APPROXIMATE) SUBORDINATED CLASS B-1 CITICERTIFICATES $1,143,000 (APPROXIMATE) SUBORDINATED CLASS B-2 CITICERTIFICATES

     The REMIC Pass-Through Certificates, Series 1998-1, will consist of one senior class of REMIC Pass-Through Certificates (the "Class A CitiCertificates") in an approximate aggregate Initial Stated Amount of $197,805,926, subject to a permitted upward or downward variance of up to 5.0%, one senior subordinated class of REMIC Pass-Through Certificates (the "Class M
                                                   (Continued on following page)

                                   ----------

     FOR A DISCUSSION OF CERTAIN RISK FACTORS INVOLVED IN THE PURCHASE OF THE CLASS M CITICERTIFICATES AND OFFERED CLASS B CITICERTIFICATES, SEE "RISK FACTORS FOR PURCHASERS OF CLASS M CITICERTIFICATES AND OFFERED CLASS B CITICERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-26.

                                   ----------

   THE OFFERED CITICERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CMSI, CITIBANK, CMI, ANY OTHER AFFILIATE OF CMSI OR THEIR ULTIMATE PARENT,
            CITICORP, EXCEPT AS SET FORTH HEREIN. NEITHER THE OFFERED
        CITICERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED
         BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE
                  CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY
                               OR INSTRUMENTALITY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
          THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

===============================================================================================
                                 Initial Stated                             Last Scheduled
                                Amount (Approx.)       Stated Rate       Distribution Date(1)
-----------------------------------------------------------------------------------------------
Class A-1 CitiCertificates         $128,077,000            6.75%         February 25, 2028
Class A-2 CitiCertificates         $  6,000,000            6.75%         February 25, 2028
Class A-3 CitiCertificates         $ 32,561,000            6.75%         February 25, 2028
Class A-4 CitiCertificates         $ 10,254,477            6.75%         February 25, 2028
Class A-5 CitiCertificates         $ 20,767,000            6.75%         February 25, 2028
Class A-6 CitiCertificates         $    146,449             (2)          February 25, 2028
Class M CitiCertificates           $  5,191,000            6.75%         February 25, 2028
Class B-1 CitiCertificates         $  1,765,000            6.75%         February 25, 2028
Class B-2 CitiCertificates         $  1,143,000            6.75%         February 25, 2028
===============================================================================================

(1) Determined as described herein under "Summary of Prospectus and Prospectus Supplement--Last Scheduled Distribution Date."

(2) The Class A-6 CitiCertificates are principal-only certificates and will not bear interest.

                                   ----------

     The Offered CitiCertificates are being offered by Salomon Brothers Inc (the "Underwriter"), from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Issuer from the sale of the Offered CitiCertificates will be approximately 98.97101% of the aggregate Initial Stated Amount of the Class A CitiCertificates, approximately 99.32918% of the aggregate Initial Stated Amount of the Class M CitiCertificates and approximately 97.96623% of the aggregate Initial Stated Amount of the Offered Class B CitiCertificates, plus accrued interest (other than on the Initial Stated Amount of the Class A-6
CitiCertificates) from February 1, 1998 (the "Cut-Off Date") to but not including the Closing Date at the rate of 6.75% per annum thereon and before deduction of expenses payable by the Issuer, subject to a limited adjustment with respect to the Class A CitiCertificates depending on the aggregate Initial Stated Amount of the Class A CitiCertificates on the Closing Date. See "Plan of Distribution" herein.

     The Offered CitiCertificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part. It is expected that on or about February 26, 1998, delivery will be made through the facilities of The Depository Trust Company ("DTC") in the case of the Book-Entry CitiCertificates, and in definitive, fully registered form, in the case of the Class A-6 CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates.

                              SALOMON SMITH BARNEY

          The date of this Prospectus Supplement is February 24, 1998.

(Continued from previous page)

CitiCertificates") in an approximate Initial Stated Amount of $5,191,000, subject to a permitted variance based on final credit enhancement levels, one subordinated class of REMIC Pass-Through Certificates (the "Class B CitiCertificates") in an approximate aggregate Initial Stated Amount of $4,673,338, subject to a permitted variance based on final credit enhancement levels, one senior class of interest only REMIC Pass-Through Certificates not offered hereby (the "Unoffered Class A-IO CitiCertificates") in an approximate initial notional amount of $202,599,233, and one class of residual interests (the "Residual Certificates"), representing interests in a trust (the "Trust") to be created by Citicorp Mortgage Securities, Inc. (the "Issuer" or "CMSI") on or about February 26, 1998. An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates are collectively referred to as the "CitiCertificates." The Class A CitiCertificates will consist of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 CitiCertificates (each, a "Class A Subclass"). The Class A-6 CitiCertificates are principal-only certificates and will not bear interest. The Class B CitiCertificates will consist of Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 CitiCertificates (each, a "Class B
Subclass"). The Class B-1 and Class B-2 CitiCertificates (each, an "Offered Class B Subclass") are referred to herein as the "Offered Class B CitiCertificates" and the Class B-3, Class B-4 and Class B-5 CitiCertificates are herein referred to as the "Unoffered Class B CitiCertificates." The Class A CitiCertificates will initially evidence an undivided beneficial ownership interest in the property of the Trust ranging from 94.25% to 96.25%, the Class M CitiCertificates will initially evidence an undivided beneficial ownership interest in the property of the Trust ranging from 1.50% to 3.50%, the Offered Class B CitiCertificates will initially evidence an undivided interest in the property of the Trust ranging from 0.90% to 1.90% and the Unoffered Class B CitiCertificates will evidence the remaining undivided interest therein. Only the Class A CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates (the "Offered CitiCertificates") are offered hereby. The Class A CitiCertificates are sometimes referred to as the "Offered Senior CitiCertificates," and the Class M CitiCertificates and the Offered Class B CitiCertificates are sometimes referred to collectively as the "Offered Subordinated CitiCertificates."

     The Trust Property (the "Pool") will consist primarily of a pool of 20- to 30-year fixed-rate conventional one- to four-family mortgage loans (the "Mortgage Loans") originated or acquired by Citicorp Mortgage, Inc. ("CMI") with an aggregate Adjusted Balance as of the Cut-Off Date (the "Initial Mortgage Loan Balance") equal to approximately $207,670,264, subject to a permitted upward or downward variance of up to 5.0%, and certain related property, as described herein. Mortgage Loans acquired by CMI include Mortgage Loans originated or acquired by Citibank, Federal Savings Bank ("CFSB") or originated by Citibank, N.A. ("Citibank"). Payments on the Mortgage Loans will be distributed on the CitiCertificates in accordance with the priorities stated in the "Summary of Prospectus and Prospectus Supplement--Priority of Distributions" and "Description of the Offered CitiCertificates."

     Interest on each interest-bearing Offered CitiCertificate will be distributed on the 25th day of each month (or, if such day is not a business day, on the next succeeding business day), commencing in March 1998 (each, a "Distribution Date"). Interest will accrue on the interest-bearing Offered CitiCertificates for the periods and at the rates as described herein. The rights of holders of the Class M CitiCertificates to receive distributions of interest will be subordinated to the rights of holders of the Class A and Unoffered Class A-IO CitiCertificates to receive distributions to the extent described herein. The rights of holders of the Offered Class B CitiCertificates to receive distributions of interest will be subordinated to the rights of holders of the Class A, Unoffered Class A-IO and Class M CitiCertificates to receive distributions to the extent described herein. The rights of holders of the Unoffered Class B CitiCertificates to receive distributions of interest will be subordinated to the rights of holders of the Offered CitiCertificates and the Unoffered Class A-IO CitiCertificates to receive distributions to the extent described herein.

     On each Distribution Date, distributions in reduction of Stated Amount of the Class A CitiCertificates, in an amount equal to the Class A Principal Distribution Amount, will be allocated among the Class A Subclasses then entitled to receive such distributions in accordance with the priorities set forth herein. On each Distribution Date, distributions in reduction of Stated Amount of the Class M CitiCertificates will be made only after the Class A and Unoffered Class A-IO CitiCertificates have received all distributions to which they are entitled and the Class M CitiCertificates have received the amount of interest due them with respect to such Distribution Date. On each Distribution Date, distributions in reduction of Stated Amount of the Class B-1 CitiCertificates will be made only after the Class A, Unoffered Class A-IO and Class M CitiCertificates have received all distributions to which they are

(Continued from previous page)

entitled and the Class B-1 CitiCertificates have received the amount of interest due them with respect to such Distribution Date. On each Distribution Date, distributions in reduction of Stated Amount of the Class B-2 CitiCertificates will be made only after the Class A, Unoffered Class A-IO, Class M and Class B-1 CitiCertificates have received all distributions to which they are entitled and the Class B-2 CitiCertificates have received the amount of interest due them with respect to such Distribution Date. The rights of holders of the Unoffered Class B CitiCertificates to receive distributions in reduction of Stated Amount will be subordinated to the rights of holders of the Offered CitiCertificates and Unoffered Class A-IO CitiCertificates to receive distributions to the extent described herein.

     THE YIELD TO INVESTORS IN THE OFFERED CITICERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME, GENERALLY WITHOUT PENALTY. THE YIELD TO INVESTORS IN THE OFFERED CITICERTIFICATES WILL BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS OR LIQUIDATIONS. SUCH SHORTFALLS IN INTEREST COLLECTED WILL BE OFFSET TO THE EXTENT DESCRIBED HEREIN. IN ADDITION, THE YIELD TO MATURITY ON THE OFFERED CITICERTIFICATES MAY VARY DEPENDING ON THE EXTENT TO WHICH SUCH CITICERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM. HOLDERS OF OFFERED CITICERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY OFFERED CITICERTIFICATE PURCHASED AT A DISCOUNT, ESPECIALLY THE CLASS A-6 CITICERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS WOULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CITICERTIFICATE PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS WOULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. BECAUSE AMOUNTS PAYABLE ON THE CLASS A-6 CITICERTIFICATES DERIVE SOLELY FROM PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WITH NET MORTGAGE RATES BELOW 6.75% PER ANNUM, THE YIELD ON THE CLASS A-6 CITICERTIFICATES WILL BE ADVERSELY AFFECTED BY SLOWER THAN ANTICIPATED PRINCIPAL PAYMENTS ON SUCH MORTGAGE LOANS. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENT ON THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CITICERTIFICATES.

     The holders of the Class A-5 CitiCertificates will not be entitled to receive any distributions in reduction of the Stated Amount prior to the Distribution Date in March 2003, and prior to the Distribution Date in March 2007 will receive a disproportionately small portion of principal payments on the Mortgage Loans, unless the Stated Amounts of all other Class A Subclasses (other than the Class A-6 CitiCertificates) or the Stated Amounts of the Subordinated CitiCertificates have been reduced to zero. As a result, the weighted average life will be longer, and could be significantly longer, than would be the case if the Class A-5 CitiCertificates received their pro rata share of the Class A Percentage and Class A Prepayment Percentage of the Non-PO Percentage of all principal payments received on the Mortgage Loans.

     The Unoffered Class A-IO CitiCertificates (not offered hereby) are interest-only CitiCertificates and have no Stated Amount. The Unoffered Class A-IO CitiCertificates will receive distributions of accrued interest pro rata together with the interest-bearing Class A CitiCertificates and are not subordinated to the Class A, Class M or Class B CitiCertificates.

     The Offered CitiCertificates may not be an appropriate investment for all prospective investors. The Offered CitiCertificates would not be an appropriate investment for an investor requiring a distribution of a particular amount in reduction of Stated Amount on a specific date or an otherwise predictable stream of distributions. In addition, there is currently no secondary market for the Offered CitiCertificates. The Underwriter anticipates making a secondary market in the Offered CitiCertificates but is not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered CitiCertificates with liquidity of investment or will continue for the life of the Offered CitiCertificates. There can be no assurance that the investor will be able to sell an Offered CitiCertificate at a price which is equal to or greater than the price at which such investor purchased such Offered CitiCertificate or at a price which fully reflects the fair market value of the underlying Mortgage Loans.

     The yield to maturity on the Offered Class B CitiCertificates will be more sensitive to losses due to liquidations of the Mortgage Loans (and the timing thereof) than the Class A, Unoffered Class A-IO and Class M CitiCertificates, in the event that the Stated Amount of the Unoffered Class B CitiCertificates has been reduced to zero. The yield to maturity on the Class M CitiCertificates will be more sensitive to losses due to liquidations of the Mortgage Loans (and the timing thereof) than the Class A and Unoffered Class A-IO CitiCertificates, in the event that the Stated

(Continued from previous page)

Amount of the Class B CitiCertificates has been reduced to zero. See "Description of the Offered CitiCertificates--Prepayment and Yield Considerations" and "--Yield Considerations With Respect to the Offered Class B CitiCertificates" in this Prospectus Supplement. Investors should fully consider the risks associated with an investment in the Class M and Offered Class B CitiCertificates, including the possibility that such investors may not fully recover their initial investment as a result of such losses on the Mortgage Loans.

     The Class M CitiCertificates and the Offered Class B CitiCertificates may not be transferred unless the transferee has delivered (i) a representation letter to the Issuer and the Trustee stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase the Class M or Offered Class B CitiCertificates is an "insurance company general account" or (ii) an opinion of counsel and other documentation as provided herein. See "Risk Factors for Purchasers of Class M and Offered Class B CitiCertificates--Restrictions on Transfer" and "ERISA Considerations" herein.

     The closing of the sale of the Offered CitiCertificates is conditioned upon the closing of the sale of the Unoffered Class B CitiCertificates. Salomon
Brothers Inc is committed to purchase all of the Unoffered Class B CitiCertificates if any Offered CitiCertificates are purchased.

     The Offered Senior CitiCertificates (other than the Class A-6 CitiCertificates) will be issued in book-entry form only (the "Book-Entry CitiCertificates"), and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry CitiCertificates will be registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Book-Entry CitiCertificates, as such terms are used herein. See
"Description of the Offered CitiCertificates--Book-Entry Registration" and "--Definitive Certificates" herein. The Class A-6 CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates will be issued in definitive, fully registered form.

                                   ----------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CITICERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CITICERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CITICERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

--------------------------------------------------------------------------------

                SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT

     The following summary is qualified by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein shall have the meanings given elsewhere in this Prospectus Supplement and in the Prospectus. See "Index of Principal Definitions in Prospectus Supplement" at the end of this Prospectus Supplement.

SECURITIES OFFERED .................     REMIC Pass-Through Certificates, Series
                                            1998-1,      Senior      Class     A
                                            CitiCertificates,    consisting   of
                                            Class  A-1,  Class  A-2,  Class A-3,
                                            Class  A-4,  Class A-5 and Class A-6
                                            CitiCertificates,             Senior
                                            Subordinated         Class         M
                                            CitiCertificates   and  Subordinated
                                            Class     B-1    and    Class    B-2
                                            CitiCertificates.    Each    Offered
                                            CitiCertificate     represents    an
                                            undivided    beneficial    ownership
                                            interest in the Trust  created under
                                            the Pooling Agreement,  the property
                                            of which  will  consist of a pool of
                                            assets  comprised  primarily  of the
                                            Mortgage   Loans   conveyed  to  the
                                            Issuer  by  CMI  and  simultaneously
                                            conveyed   to  such   Trust  by  the
                                            Issuer. The rights of holders of the
                                            Class   B-2    CitiCertificates   to
                                            receive    distributions   will   be
                                            subordinated   to  the   rights   of
                                            holders  of the  Class A,  Unoffered
                                            Class  A-IO,  Class M and  Class B-1
                                            CitiCertificates   to   the   extent
                                            described  herein.   The  rights  of
                                            holders    of    the    Class    B-1
                                            CitiCertificates      to     receive
                                            distributions  will be  subordinated
                                            to  the  rights  of  holders  of the
                                            Class A,  Unoffered  Class  A-IO and
                                            Class  M  CitiCertificates   to  the
                                            extent described herein.  The rights
                                            of    holders   of   the   Class   M
                                            CitiCertificates      to     receive
                                            distributions  will be  subordinated
                                            to  the  rights  of  holders  of the
                                            Class  A and  Unoffered  Class  A-IO
                                            CitiCertificates   to   the   extent
                                            described herein.

                                         Each    Class    A    and    Class    M
                                            CitiCertificate   will   qualify  at
                                            issuance  as  a  "mortgage   related
                                            security"  within the meaning of the
                                            Secondary       Mortgage      Market
                                            Enhancement  Act of  1984  ("SMMEA")
                                            and will retain  such  qualification
                                            so long as it is rated in one of the
                                            two highest rating  categories by at
                                            least  one   nationally   recognized
                                            statistical rating organization. The
                                            Class     B-1    and    Class    B-2
                                            CitiCertificates will not constitute
                                            "mortgage related securities" within
                                            the  meaning  of SMMEA.  See  "Legal
                                            Investment"   in   this   Prospectus
                                            Supplement and "Legal Investment" in
                                            the Prospectus.

                                         In addition      to     the     Offered
                                            CitiCertificates,      the     REMIC
                                            Pass-Through  Certificates,   Series
                                            1998-1,  include the Unoffered Class
                                            A-IO CitiCertificates, the Unoffered
                                            Class B CitiCertificates, consisting
                                            of the  Class  B-3,  Class  B-4  and
                                            Class B-5  CitiCertificates  and one
                                            class   of   Residual   Certificates
                                            representing  the residual  interest
                                            in the REMIC  comprising  the Trust.
                                            The   rights  of   holders   of  the
                                            Unoffered  Class B  CitiCertificates
                                            to  receive  distributions  will  be
                                            subordinated   to  the   rights   of
                                            holders      of     the      Offered
                                            CitiCertificates  and the  Unoffered
                                            Class   A-IO   CitiCertificates   to
                                            receive  distributions to the extent
                                            described   herein.   The  Unoffered
                                            Class  B  CitiCertificates  will  be
                                            sold   separately  in  one  or  more
                                            private transactions,  the Unoffered
                                            Class A-IO  CitiCertificates and the
                                            Residual Certificates will initially
                                            be  held   by   CMI.   None  of  the
                                            Unoffered         Class         A-IO
                                            CitiCertificates,    the   Unoffered
                                            Class  B  CitiCertificates  and  the
                                            Residual   Certificates   are  being
                                            offered    by    this     Prospectus
                                            Supplement     and    the    related
                                            Prospectus.   Accordingly,   to  the
                                            extent  this  Prospectus  Supplement
                                            contains information relating to the
                                            terms of the  Unoffered  Class  A-IO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            CitiCertificates,    the   Unoffered
                                            Class  B  CitiCertificates  and  the
                                            Residual     Certificates,      such
                                            information   is   provided   solely
                                            because of its  potential  relevance
                                            to a  prospective  purchaser  of the
                                            Offered    CitiCertificates.     The
                                            issuance  and  sale  of the  Offered
                                            CitiCertificates   are   conditioned
                                            upon  the  issuance  and sale of the
                                            Unoffered Class B CitiCertificates.

                                         The CitiCertificates and  the  Residual
                                            Certificates will be issued pursuant
                                            to a pooling and servicing agreement
                                            (the "Pooling  Agreement")  dated as
                                            of  February  1, 1998,  between  the
                                            Issuer  and The Bank of New York,  a
                                            New York banking corporation, in its
                                            individual  capacity  and as trustee
                                            (the "Trustee").

STATED AMOUNT OR NOTIONAL AMOUNT
 OF THE CITICERTIFICATES ...........     The aggregate Initial  Stated Amount of
                                            the Class A CitiCertificates will be
                                            approximately $197,805,926,  subject
                                            to a  permitted  upward or  downward
                                            variance of up to 5.0%,  and will be
                                            initially  from  94.25% to 96.25% of
                                            the Initial  Mortgage  Loan Balance.
                                            The aggregate  Initial Stated Amount
                                            of the Class M CitiCertificates will
                                            be approximately $5,191,000, subject
                                            to a  permitted  upward or  downward
                                            variance   based  on  final   credit
                                            enhancement   levels,  and  will  be
                                            initially from 1.50% to 3.50% of the
                                            Initial  Mortgage Loan Balance.  The
                                            aggregate  Initial  Stated Amount of
                                            the Offered Class B CitiCertificates
                                            will  be  approximately  $2,908,000,
                                            subject  to a  permitted  upward  or
                                            downward  variance  based  on  final
                                            credit enhancement  levels, and will
                                            be initially  from 0.90% to 1.90% of
                                            the Initial  Mortgage  Loan Balance.
                                            The aggregate  Initial Stated Amount
                                            of    the    Unoffered    Class    B
                                            CitiCertificates       will       be
                                            approximately $1,765,338, subject to
                                            a   permitted   upward  or  downward
                                            variance   based  on  final   credit
                                            enhancement    levels,    and   will
                                            represent   the   remainder  of  the
                                            Initial  Mortgage Loan Balance.  The
                                            Unoffered         Class         A-IO
                                            CitiCertificates, which will have no
                                            Stated Amount,  will have a notional
                                            amount  (the  "Unoffered  Class A-IO
                                            Notional     Amount")     for    any
                                            Distribution   Date   equal  to  the
                                            aggregate  Adjusted  Balance  of the
                                            Premium  Mortgage  Loans.  While the
                                            Unoffered Class A-IO Notional Amount
                                            will  be  used  to   determine   the
                                            denomination  of an Unoffered  Class
                                            A-IO CitiCertificate and for certain
                                            other purposes, such notional amount
                                            will not  entitle  a  holder  to any
                                            distributions   of  principal.   The
                                            Initial  Mortgage  Loan Balance will
                                            be    approximately    $207,670,264,
                                            subject  to a  permitted  upward  or
                                            downward variance of up to 5.0%. The
                                            Initial    Stated    Amount   of   a
                                            CitiCertificate    represents    the
                                            maximum  specified  dollar amount to
                                            which    the    holder    of    such
                                            CitiCertificate   is  entitled   (in
                                            addition   to    distributions    of
                                            interest,  except in the case of the
                                            Class  A-6  CitiCertificates,  which
                                            are   principal-only   certificates)
                                            from the cash flow on the  assets in
                                            the Pool.

                                         The aggregate of the Stated  Amounts of
                                            the  Class  A  Subclasses  as of any
                                            Distribution  Date is referred to as
                                            the  "Class  A Stated  Amount."  The
                                            "Class A Subclass  Stated Amount" of
                                            each  Class  A  Subclass  as of  any
                                            Distribution  Date  will  equal  the
                                            Initial  Stated Amount  thereof less
                                            certain  distributions  in reduction
                                            of Stated Amount and any  allocation
                                            of  certain   losses  as   described
                                            herein.   See  "Description  of  the
                                            Offered
                                            CitiCertificates--Distributions   in
                                            Reduction of Stated  Amount" in this
                                            Prospectus Supplement.

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                                         The "Class  M Stated Amount"  as of any
                                            Distribution  Date  will  equal  the
                                            Initial Stated Amount of the Class M
                                            CitiCertificates     less    certain
                                            distributions in reduction of Stated
                                            Amount and any allocation of certain
                                            losses  as  described  herein.   See
                                            "Description    of    the    Offered
                                            CitiCertificates--Distributions   in
                                            Reduction of Stated  Amount" in this
                                            Prospectus Supplement.

                                         The aggregate of the Stated  Amounts of
                                            the  Class  B  Subclasses  as of any
                                            Distribution  Date is referred to as
                                            the "Class B Stated Amount" and will
                                            be  equal   to  the  Pool   Adjusted
                                            Balance  minus  the  Class A  Stated
                                            Amount   and  the   Class  M  Stated
                                            Amount,  each as of the  immediately
                                            preceding  Distribution  Date (after
                                            giving  effect to any  distributions
                                            in  reduction  of Stated  Amount and
                                            the allocation of any Excess Special
                                            Hazard  Losses,  Excess Fraud Losses
                                            and Excess Bankruptcy Losses on such
                                            date).  The  Stated  Amount  of each
                                            Class B  Subclass  (with  respect to
                                            each Class B Subclass,  the "Class B
                                            Subclass  Stated  Amount"  for  such
                                            Subclass)  will  equal the lesser of
                                            (a)  the   Initial   Stated   Amount
                                            thereof  less  the  sum of  (i)  all
                                            amounts  previously  distributed  to
                                            holders of such Class B Subclass  in
                                            reduction of Stated  Amount and (ii)
                                            the principal  portion of all Excess
                                            Special Hazard Losses,  Excess Fraud
                                            Losses and Excess  Bankruptcy Losses
                                            borne by such Class B  Subclass  and
                                            (b) the Pool  Adjusted  Balance less
                                            the  sum  of  the   Class  A  Stated
                                            Amount,  the  Class M Stated  Amount
                                            and the Stated  Amount of each Class
                                            B  Subclass  with a lower  numerical
                                            designation,    all    as   of   the
                                            immediately  preceding  Distribution
                                            Date  (after  giving  effect  to any
                                            distributions in reduction of Stated
                                            Amount  and  the  allocation  of any
                                            Excess Special Hazard Losses, Excess
                                            Fraud  Losses and Excess  Bankruptcy
                                            Losses on such date). As a result of
                                            the foregoing,  so long as the Class
                                            B Stated Amount has not been reduced
                                            to zero,  the  principal  portion of
                                            all  Realized   Losses  (other  than
                                            Excess Special Hazard Losses, Excess
                                            Fraud  Losses and Excess  Bankruptcy
                                            Losses   which  are   allocated   as
                                            described   herein)  will   directly
                                            reduce the Class B Stated Amount and
                                            will  directly  reduce  the  Class B
                                            Subclass  Stated  Amounts in reverse
                                            numerical   order.   The   Class   B
                                            Subclass Stated Amounts of the Class
                                            B-1  CitiCertificates  and Class B-2
                                            CitiCertificates  are referred to as
                                            the "Class B-1  Stated  Amount"  and
                                            the  "Class   B-2  Stated   Amount,"
                                            respectively,  and the  aggregate of
                                            the Stated  Amounts  of the  Offered
                                            Class   B   Subclasses   as  of  any
                                            Distribution  Date is referred to as
                                            the "Offered Class B Stated Amount."
                                            The   aggregate   of  the   Class  B
                                            Subclass   Stated   Amounts  of  the
                                            Unoffered  Class B  CitiCertificates
                                            as  of  any  Distribution   Date  is
                                            referred to as the "Unoffered  Class
                                            B Stated Amount."

CUT-OFF DATE .......................     February 1, 1998.

DENOMINATIONS ......................     The denominations   of   the    Offered
                                            CitiCertificates  will be an Initial
                                            Stated  Amount  of  $1,000  and  any
                                            whole   dollar   amount   in  excess
                                            thereof (except one  CitiCertificate
                                            of each Class or Subclass  may be in
                                            a different denomination).

BOOK-ENTRY FORM ....................     The Offered  Senior    CitiCertificates
                                            (other    than   the    Class    A-6
                                            CitiCertificates)  will be issued in
                                            book-entry form. No person acquiring
                                            an   interest   in  the   Book-Entry
                                            CitiCertificates    (a   "Beneficial
                                            Owner")  will be entitled to receive
                                            a       definitive       certificate
                                            representing

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                                            such person's interest in the Trust,
                                            except     under     the     limited
                                            circumstances described herein. Each
                                            Subclass        of        Book-Entry
                                            CitiCertificates will be represented
                                            initially  by a  single  certificate
                                            registered  in the name of Cede,  as
                                            the nominee of DTC which will be the
                                            "holder" or  "Certificateholder"  of
                                            such CitiCertificates, as such terms
                                            are  used  herein.   The  rights  of
                                            Beneficial   Owners   may   only  be
                                            exercised   through   DTC   and  its
                                            participating organizations,  except
                                            as otherwise  specified herein.  The
                                            Class  A-6   CitiCertificates,   the
                                            Class  M  CitiCertificates  and  the
                                            Offered  Class  B   CitiCertificates
                                            will be issued in definitive,  fully
                                            registered form. See "Description of
                                            the                          Offered
                                            CitiCertificates--Book-Entry
                                            Registration"    and   "--Definitive
                                            Certificates"   in  this  Prospectus
                                            Supplement.

CLOSING DATE .......................     On or about February 26, 1998.

ISSUER AND SERVICER ................     CMSI.   The    Servicer    intends   to
                                            subcontract its servicing  duties to
                                            CMI.

CREDIT ENHANCEMENT .................     The rights of  holders  of the  Class M
                                            CitiCertificates      to     receive
                                            distributions  will be  subordinated
                                            to  the  rights  of  holders  of the
                                            Class  A and  Unoffered  Class  A-IO
                                            CitiCertificates      to     receive
                                            distributions    to    the    extent
                                            described  herein,   the  rights  of
                                            holders  of  the  Offered   Class  B
                                            CitiCertificates      to     receive
                                            distributions  will be  subordinated
                                            to  the  rights  of  holders  of the
                                            Class A,  Unoffered  Class  A-IO and
                                            Class M CitiCertificates  to receive
                                            distributions    to    the    extent
                                            described  herein  and the rights of
                                            holders  of the  Unoffered  Class  B
                                            CitiCertificates      to     receive
                                            distributions  will be  subordinated
                                            to  the  rights  of  holders  of the
                                            Offered     CitiCertificates     and
                                            Unoffered         Class         A-IO
                                            CitiCertificates      to     receive
                                            distributions    to    the    extent
                                            described herein. This subordination
                                            provides   a   certain   amount   of
                                            protection to holders of the Class A
                                            and     Unoffered     Class     A-IO
                                            CitiCertificates  (to the  extent of
                                            the subordination of the Class M and
                                            Class   B   CitiCertificates),    to
                                            holders     of    the     Class    M
                                            CitiCertificates  (to the  extent of
                                            the  subordination  of the  Class  B
                                            CitiCertificates)  and to holders of
                                            the Offered Class B CitiCertificates
                                            (to the extent of the  subordination
                                            of    the    Unoffered    Class    B
                                            CitiCertificates)  against delays in
                                            the receipt of scheduled payments of
                                            interest and  principal  and against
                                            losses     associated    with    the
                                            liquidation  of  defaulted  Mortgage
                                            Loans and certain  losses  resulting
                                            from the  bankruptcy of a Mortgagor.
                                            The    Class    M   and    Class   B
                                            CitiCertificates    are    sometimes
                                            referred  to   collectively  as  the
                                            "Subordinated CitiCertificates."

                                         In addition,  in order to increase  the
                                            period  during  which the  principal
                                            balance  of the  Class M and Class B
                                            CitiCertificates  remains  available
                                            as credit enhancement to the Class A
                                            CitiCertificates, a disproportionate
                                            amount of  prepayments  and  certain
                                            unscheduled  recoveries with respect
                                            to  the   Mortgage   Loans  will  be
                                            allocated    to    the    Class    A
                                            CitiCertificates (other than, to the
                                            extent described  herein,  the Class
                                            A-5 and Class A-6 CitiCertificates).
                                            This  allocation  has the  effect of
                                            accelerating the amortization of the
                                            Class A  CitiCertificates  while, in
                                            the  absence  of  Realized   Losses,
                                            increasing the respective percentage
                                            interest in the Trust  evidenced  by
                                            the  Class  M  CitiCertificates  and
                                            Class   B   CitiCertificates.    See
                                            "--Distributions   in  Reduction  of
                                            Stated   Amount   of   the   Offered
                                            CitiCertificates" below.

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                                         Extent of Loss Coverage. The applicable
                                            Non-PO Percentage of Realized Losses
                                            on   Mortgage    Loans,    including
                                            Realized   Losses   that   are   (i)
                                            attributable  to Special Hazards not
                                            insured  against  under  a  standard
                                            hazard   insurance   policy,    (ii)
                                            incurred on defaulted Mortgage Loans
                                            as to which  there  was fraud in the
                                            origination  of such Mortgage  Loans
                                            or  (iii)  attributable  to  certain
                                            actions  which  may  be  taken  by a
                                            bankruptcy  court in connection with
                                            a   Mortgage   Loan,   including   a
                                            reduction by a  bankruptcy  court of
                                            the  principal  balance  of  or  the
                                            interest  rate on a Mortgage Loan or
                                            an extension of its maturity,  up to
                                            the  respective   limits   described
                                            below,  will not be allocated to the
                                            Class A Subclasses until the date on
                                            which the Stated Amount of the Class
                                            M and Class B  CitiCertificates  has
                                            been    reduced    to   zero    (the
                                            "Subordination   Depletion   Date").
                                            Upon  the  Subordination   Depletion
                                            Date, the Non-PO  Percentage of such
                                            Realized  Losses  will be  allocated
                                            pro   rata   among   the   Class   A
                                            CitiCertificates   (other  than  the
                                            Class A-6 CitiCertificates) based on
                                            their outstanding  Stated Amounts in
                                            each  case  for so long as they  are
                                            outstanding.

                                         Prior to  the  Subordination  Depletion
                                            Date,    the    applicable    Non-PO
                                            Percentage of such  Realized  Losses
                                            will be allocated first to the Class
                                            B  Subclasses  in reverse  numerical
                                            order  until  the  Stated  Amount of
                                            each such Class B Subclass  has been
                                            reduced  to  zero,  and  then to the
                                            Class M  CitiCertificates  until the
                                            Stated   Amount   thereof  has  been
                                            reduced to zero.  The  applicable PO
                                            Percentage  of Realized  Losses will
                                            be   allocated   to  the  Class  A-6
                                            CitiCertificates as a PO Loss Amount
                                            but such loss  allocation  will give
                                            rise to the  right  to  receive,  in
                                            respect    of    the    Class    A-6
                                            CitiCertificates,  reimbursement  of
                                            losses so  allocated  out of certain
                                            funds otherwise distributable on the
                                            Class     M     and      Class     B
                                            CitiCertificates.  As a result,  any
                                            such PO Loss Amounts will ultimately
                                            be borne by the Class B  Subclasses,
                                            in reverse numerical order, and then
                                            by the Class M CitiCertificates,  in
                                            each  case  for so long as they  are
                                            outstanding.

                                         With respect to any  Distribution  Date
                                            subsequent to the first Distribution
                                            Date, the availability of the credit
                                            enhancement  provided by the Class M
                                            and Class B CitiCertificates will be
                                            affected by the prior  reduction  of
                                            the Stated Amount of the Class M and
                                            Class  B   CitiCertificates,   which
                                            reduction  will  result from (i) the
                                            prior  allocation  of  losses to the
                                            Class M and Class B CitiCertificates
                                            due to the  liquidation of defaulted
                                            Mortgage Loans, including losses due
                                            to Special  Hazards and fraud losses
                                            up to the respective limits referred
                                            to below,  (ii) the prior allocation
                                            of bankruptcy losses up to the limit
                                            referred  to  below  and  (iii)  the
                                            prior  receipt of  distributions  in
                                            reduction   of   Stated   Amount  by
                                            holders  of the  Class M and Class B
                                            CitiCertificates.  As of the Closing
                                            Date,    the    amount   of   losses
                                            attributable  to  Special   Hazards,
                                            fraud  and  bankruptcy  that will be
                                            absorbed  first  by  holders  of the
                                            Unoffered Class B  CitiCertificates,
                                            second by the holders of the Offered
                                            Class B CitiCertificates (in reverse
                                            numerical  order)  and  then  by the
                                            holders     of    the     Class    M
                                            CitiCertificates       will       be
                                            approximately   1.17%,   1.00%   and
                                            0.05%, respectively,  of the Initial
                                            Mortgage Loan  Balance.  The maximum
                                            amount  of  losses  attributable  to
                                            Special Hazard,  fraud or bankruptcy
                                            that  will  be  absorbed  solely  by
                                            holders  of the  Class M and Class B
                                            CitiCertificates   will   be   those
                                            amounts required by the rating

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                                      S-9
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                                            agency (or  rating  agencies) rating
                                            the Offered  CitiCertificates  as  a
                                            condition  to  the  issuance  of the
                                            ratings   set  forth   below   under
                                            "--Certificate  Ratings."  If losses
                                            due to  Special  Hazards,  fraud  or
                                            bankruptcy   exceed   any  of   such
                                            respective   amounts  prior  to  the
                                            Subordination  Depletion  Date,  the
                                            applicable  Non-PO Percentage of the
                                            principal  portion  of  such  losses
                                            will be  shared  pro  rata  based on
                                            their   then   outstanding    Stated
                                            Amounts     by    the     Class    A
                                            CitiCertificates   (other  than  the
                                            Class A-6  CitiCertificates) and the
                                            Class  M  CitiCertificates  and  the
                                            Class   B   Subclasses,    and   the
                                            applicable   PO  Percentage  of  the
                                            principal  portion  of  such  losses
                                            will be  allocated  to the Class A-6
                                            CitiCertificates.    The    interest
                                            portion  of  such   losses  will  be
                                            allocated   pro   rata   among   the
                                            CitiCertificates   (other  than  the
                                            Class A-6  CitiCertificates),  based
                                            on   the   respective   amounts   of
                                            interest  accrued  thereon  for such
                                            Distribution  Date.  The  applicable
                                            Non-PO  Percentage  of the principal
                                            portion  of  losses  due to  Special
                                            Hazards,    fraud   or    bankruptcy
                                            allocated    to    the    Class    A
                                            CitiCertificates   (other  than  the
                                            Class A-6 CitiCertificates)  will be
                                            allocated pro rata among the Class A
                                            Subclasses   based  on  their   then
                                            outstanding  Stated  Amounts.  After
                                            the  Subordination  Depletion  Date,
                                            the applicable  Non-PO Percentage of
                                            the principal  portion of losses due
                                            to   Special   Hazards,   fraud   or
                                            bankruptcy  will  be  allocated  pro
                                            rata  to  the  Class  A   Subclasses
                                            (other      than      Class      A-6
                                            CitiCertificates)   based  on  their
                                            then outstanding  Stated Amounts and
                                            the  applicable PO Percentage of the
                                            principal  portion  of  such  losses
                                            will be  allocated  to the Class A-6
                                            CitiCertificates,  and the  interest
                                            portion  of  such   losses  will  be
                                            shared  pro rata by the  Class A and
                                            Unoffered         Class         A-IO
                                            CitiCertificates,  as the  case  may
                                            be,  as   described   above.   Under
                                            certain  circumstances,  the  limits
                                            set forth above may be reduced.  See
                                            "Description    of    the    Offered
                                            CitiCertificates--
                                            Subordination--Allocation of Losses"
                                            in this Prospectus Supplement.

PRIORITY OF DISTRIBUTIONS ..........     On each  Distribution  Date,  the  Pool
                                            Distribution    Amount    will    be
                                            distributed  to  pay  the  following
                                            amounts  in the  following  order of
                                            priority:  (1) the Class A  Interest
                                            Amount    and   the    Distributable
                                            Unoffered    Class   A-IO   Interest
                                            Amount,  pro  rata,  (2) any Class A
                                            Unpaid  Interest  Shortfall  and any
                                            Unoffered Class A-IO Unpaid Interest
                                            Shortfall, pro rata, (3) the Class A
                                            Principal  Distribution  Amount, (4)
                                            any Unpaid PO Loss Amounts (but only
                                            to the extent of  Available  PO Loss
                                            Funds),  (5) the  Class  M  Interest
                                            Amount,   (6)  any  Class  M  Unpaid
                                            Interest Shortfall,  (7) the Class M
                                            Principal  Distribution  Amount, (8)
                                            the Class B-1 Interest  Amount,  (9)
                                            any   Class  B-1   Unpaid   Interest
                                            Shortfall,   (10)  the   Class   B-1
                                            Principal  Distribution Amount, (11)
                                            the Class B-2 Interest Amount,  (12)
                                            any   Class  B-2   Unpaid   Interest
                                            Shortfall,   (13)  the   Class   B-2
                                            Principal  Distribution  Amount  and
                                            (14) to the  Class B  Subclasses  of
                                            the      Unoffered      Class      B
                                            CitiCertificates,   sequentially  in
                                            numerical order,  such that no Class
                                            B Subclass of the Unoffered  Class B
                                            CitiCertificates   with   a   higher
                                            numerical  designation  receives any
                                            distribution  in reduction of Stated
                                            Amount  or in  respect  of  interest
                                            before each Class B Subclass  with a
                                            lower numerical designation receives
                                            its  required   distributions.   The
                                            amount  otherwise  distributable  in
                                            reduction  of  Stated  Amount of the
                                            Class B and Class M CitiCertificates
                                            will  be   reduced   to  the  extent
                                            necessary  to  reimburse  Unpaid  PO
                                            Loss Amounts.

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DISTRIBUTIONS OF INTEREST ..........     Each of the Class A  Subclasses  (other
                                            than       the       Class       A-6
                                            CitiCertificates),   the   Class   M
                                            CitiCertificates   and  the  Offered
                                            Class  B   Subclasses   will  accrue
                                            interest  on its  respective  Stated
                                            Amount at the Stated  Rate per annum
                                            specified  on the cover page hereof,
                                            net   of   (i)   any   Non-Supported
                                            Interest  Shortfalls,  as  described
                                            below, and (ii) the interest portion
                                            of certain losses  allocated to such
                                            Class A  Subclass  (other  than  the
                                            Class  A-6  CitiCertificates),   the
                                            Class  M  CitiCertificates  and  the
                                            Offered   Class  B   Subclasses   as
                                            described     below     and    under
                                            "Description    of    the    Offered
                                            CitiCertificates--Distributions   of
                                            Interest"    in   this    Prospectus
                                            Supplement  (in the  aggregate,  for
                                            the  Class A  CitiCertificates,  the
                                            "Class A Interest  Amount",  for the
                                            Class M CitiCertificates, the "Class
                                            M  Interest  Amount",  for the Class
                                            B-1 CitiCertificates, the "Class B-1
                                            Interest Amount",  for the Class B-2
                                            CitiCertificates,   the  "Class  B-2
                                            Interest   Amount",   and   in   the
                                            aggregate,  for the Offered  Class B
                                            CitiCertificates, the "Offered Class
                                            B Interest  Amount").  The Class A-6
                                            CitiCertificates  are principal-only
                                            certificates   and   will  not  bear
                                            interest.     Interest    on    each
                                            interest-bearing             Offered
                                            CitiCertificate        will       be
                                            distributable    monthly   on   each
                                            Distribution   Date   commencing  in
                                            March  1998 to  holders of record on
                                            the applicable Record Date.

                                         On each  Distribution  Date  an  amount
                                            equal to the  Unoffered  Class  A-IO
                                            Interest    Amount   (net   of   any
                                            Non-Supported   Interest   Shortfall
                                            allocated  to  the  Unoffered  Class
                                            A-IO  CitiCertificates  and less the
                                            pro  rata  share  of  the   interest
                                            portion of any Excess Special Hazard
                                            Losses,   Excess  Fraud  Losses  and
                                            Excess  Bankruptcy  Losses allocated
                                            to   the   Unoffered    Class   A-IO
                                            CitiCertificates,   and   after  the
                                            Subordination  Depletion  Date,  the
                                            pro  rata  share  of  the   interest
                                            portion    of    any    losses    or
                                            delinquencies   allocated   to   the
                                            Unoffered         Class         A-IO
                                            CitiCertificates)               (the
                                            "Distributable  Unoffered Class A-IO
                                            Interest     Amount")     will    be
                                            distributed   to   holders   of  the
                                            Unoffered         Class         A-IO
                                            CitiCertificates.   The   "Unoffered
                                            Class A-IO Interest  Amount" for any
                                            Distribution  Date  will be equal to
                                            the  excess of  interest  accrued on
                                            the Premium  Mortgage Loans over the
                                            sum  of  (i)  the   product  of  the
                                            Servicing Fee rate (0.25% per annum)
                                            and the aggregate  Adjusted  Balance
                                            of the  Premium  Mortgage  Loans and
                                            (ii) the  product  of the  aggregate
                                            Adjusted   Balance  of  the  Premium
                                            Mortgage Loans and 6.75% per annum.

                                         Interest  will  accrue  on the  Offered
                                            CitiCertificates   from  the   first
                                            through  the last  day of the  month
                                            preceding  the  month  of  the  then
                                            current Distribution Date (each such
                                            period,    an   "Interest    Accrual
                                            Period").  Interest  accrued  on the
                                            Offered  CitiCertificates during any
                                            Interest   Accrual  Period  will  be
                                            calculated  on the  assumption  that
                                            reductions in the Stated Amount made
                                            on the Offered  CitiCertificates and
                                            the losses allocated to such Offered
                                            CitiCertificates    were   made   or
                                            allocated  on  the  day  immediately
                                            following   the   last  day  of  the
                                            preceding  Interest  Accrual Period,
                                            and    not    on    the    following
                                            Distribution Date when actually made
                                            or allocated.  See  "Description  of
                                            the                          Offered
                                            CitiCertificates--Distributions   of
                                            Interest"    in   this    Prospectus
                                            Supplement.

                                         The effective yield to  holders  of the
                                            Offered   CitiCertificates  will  be
                                            reduced  below the  yield  otherwise
                                            produced  by the  respective  Stated

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                                      S-11
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                                            Rates thereof because  distributions
                                            of  interest  and  distributions  in
                                            reduction    of    Stated     Amount
                                            distributable  with  respect  to  an
                                            Interest  Accrual Period will not be
                                            distributed  until  the  25th day of
                                            the month  following the end of such
                                            Interest   Accrual  Period  and  the
                                            amount distributable in reduction of
                                            Stated   Amount   on   the   related
                                            Distribution  Date  will not  accrue
                                            interest during such delay.

                                         To the  extent  that   collections   of
                                            interest from  Mortgagors on account
                                            of   full   or   partial   principal
                                            prepayments  on  Mortgage  Loans are
                                            less than one full month's  interest
                                            at   the   applicable    Note   Rate
                                            ("Prepayment Interest  Shortfalls"),
                                            such Prepayment  Interest Shortfalls
                                            will be paid by the  Servicer to the
                                            extent  of the  "Compensating  Cap,"
                                            which  will  be an  amount  for  any
                                            Distribution   Date   equal  to  the
                                            lesser  of  (a)  the  amount  of the
                                            Servicing  Fee received with respect
                                            to the related Distribution Date and
                                            (b) the  product of (x)  one-twelfth
                                            of the Pool  Adjusted  Balance as of
                                            the preceding  Distribution Date and
                                            (y) 0.125%.

                                         The aggregate    Prepayment    Interest
                                            Shortfalls  related to the  Mortgage
                                            Loans with respect to a Distribution
                                            Date in excess  of the  Compensating
                                            Cap  (the  "Non-Supported   Interest
                                            Shortfall")  will be  allocated  pro
                                            rata   among  the   CitiCertificates
                                            (other    than   the    Class    A-6
                                            CitiCertificates),   based   on  the
                                            respective   amounts   of   interest
                                            accrued     thereon     for     such
                                            Distribution Date.

                                         In the   unlikely   event   that  on  a
                                            particular  Distribution  Date prior
                                            to the Subordination Depletion Date,
                                            the Pool Distribution Amount is less
                                            than   the   aggregate   amount   of
                                            interest   accrued   (net   of   any
                                            Non-Supported Interest Shortfall and
                                            the  interest   portion  of  certain
                                            losses  allocable  to  the  Class  A
                                            Subclasses  and the Unoffered  Class
                                            A-IO    CitiCertificates)   on   the
                                            Unoffered         Class         A-IO
                                            CitiCertificates  and  each  Class A
                                            Subclass (the shortfall allocable to
                                            each  such  Class  A  Subclass,  its
                                            respective    "Class   A    Subclass
                                            Interest  Shortfall  Amount"),   the
                                            aggregate  amount  of the  shortfall
                                            allocable  to the Class A Subclasses
                                            (the   "Class  A   Unpaid   Interest
                                            Shortfall")    and   the   shortfall
                                            allocable  to  the  Unoffered  Class
                                            A-IO      CitiCertificates      (the
                                            "Unoffered    Class   A-IO    Unpaid
                                            Interest Shortfall") will be carried
                                            forward  and  added  to  the  amount
                                            distributable  to holders of Class A
                                            and     Unoffered     Class     A-IO
                                            CitiCertificates  until distribution
                                            thereof is made as  provided  in the
                                            succeeding  paragraph.  Any  Class A
                                            Unpaid  Interest  Shortfall  will be
                                            allocated    among   the   Class   A
                                            Subclasses  pro rata on the basis of
                                            the  respective  amounts  of accrued
                                            interest  thereon.  No interest will
                                            accrue on the  amount of any Class A
                                            Unpaid    Interest    Shortfall   or
                                            Unoffered Class A-IO Unpaid Interest
                                            Shortfall.

                                         On each Distribution Date, funds in the
                                            Certificate  Account  available  for
                                            payment   of  any   Class  A  Unpaid
                                            Interest   Shortfall   or  Unoffered
                                            Class A-IO Unpaid Interest Shortfall
                                            will be  allocated  among  the  then
                                            outstanding  Class A Subclasses  and
                                            the     Unoffered     Class     A-IO
                                            CitiCertificates    pro    rata   in
                                            accordance  with  their   respective
                                            unpaid  Class  A  Subclass  Interest
                                            Shortfall  Amounts and the Unoffered
                                            Class A-IO Unpaid Interest Shortfall
                                            immediately     prior     to    such
                                            Distribution Date.

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                                      S-12
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                                         In the  event  that  on  a   particular
                                            Distribution    Date,    the    Pool
                                            Distribution  Amount, net of amounts
                                            distributable   on   the   Class   A
                                            CitiCertificates  and the  Unoffered
                                            Class A-IO CitiCertificates, is less
                                            than   the   aggregate   amount   of
                                            interest   accrued   (net   of   any
                                            Non-Supported Interest Shortfall and
                                            the  interest   portion  of  certain
                                            losses  allocable  to  the  Class  M
                                            CitiCertificates)  on  the  Class  M
                                            CitiCertificates,   such   shortfall
                                            (the   "Class  M   Unpaid   Interest
                                            Shortfall")  will be carried forward
                                            and    added    to    the     amount
                                            distributable   to  holders  of  the
                                            Class   M   CitiCertificates   until
                                            distribution   thereof  is  made  as
                                            described herein under  "Description
                                            of            the            Offered
                                            CitiCertificates--Distributions   of
                                            Interest"   or  until  the  Class  M
                                            Stated  Amount  has been  reduced to
                                            zero. No interest will accrue on the
                                            amount   of  any   Class  M   Unpaid
                                            Interest Shortfall.

                                         In the  event  that  on  a   particular
                                            Distribution    Date,    the    Pool
                                            Distribution  Amount, net of amounts
                                            distributable   on  the   Class   A,
                                            Unoffered  Class  A-IO  and  Class M
                                            CitiCertificates,  is less  than the
                                            aggregate amount of interest accrued
                                            (net of any  Non-Supported  Interest
                                            Shortfall  and the interest  portion
                                            of certain  losses  allocable to the
                                            Class B-1  CitiCertificates)  on the
                                            Class  B-1  CitiCertificates,   such
                                            shortfall  (the  "Class  B-1  Unpaid
                                            Interest Shortfall") will be carried
                                            forward  and  added  to  the  amount
                                            distributable   to  holders  of  the
                                            Class  B-1  CitiCertificates   until
                                            distribution   thereof  is  made  as
                                            described herein under  "Description
                                            of            the            Offered
                                            CitiCertificates--Distributions   of
                                            Interest"  or until  the  Class  B-1
                                            Stated  Amount  has been  reduced to
                                            zero. No interest will accrue on the
                                            amount  of  any  Class  B-1   Unpaid
                                            Interest Shortfall.

                                         In the  event  that  on  a   particular
                                            Distribution    Date,    the    Pool
                                            Distribution  Amount, net of amounts
                                            distributable   on  the   Class   A,
                                            Unoffered  Class  A-IO,  Class M and
                                            Class B-1 CitiCertificates,  is less
                                            than   the   aggregate   amount   of
                                            interest   accrued   (net   of   any
                                            Non-Supported Interest Shortfall and
                                            the  interest   portion  of  certain
                                            losses  allocable  to the  Class B-2
                                            CitiCertificates)  on the  Class B-2
                                            CitiCertificates,   such   shortfall
                                            (the  "Class  B-2  Unpaid   Interest
                                            Shortfall")  will be carried forward
                                            and    added    to    the     amount
                                            distributable   to  holders  of  the
                                            Class  B-2  CitiCertificates   until
                                            distribution   thereof  is  made  as
                                            described herein under  "Description
                                            of            the            Offered
                                            CitiCertificates--Distributions   of
                                            Interest"  or until  the  Class  B-2
                                            Stated  Amount  has been  reduced to
                                            zero. No interest will accrue on the
                                            amount  of  any  Class  B-2   Unpaid
                                            Interest Shortfall.

                                         The Class B-1 Unpaid Interest Shortfall
                                            and   Class  B-2   Unpaid   Interest
                                            Shortfall   are  also   collectively
                                            referred to as the "Offered  Class B
                                            Subclass Unpaid Interest Shortfall."

DISTRIBUTIONS IN REDUCTION OF STATED
 AMOUNT OF THE OFFERED
 CITICERTIFICATES ..................     Distributions  in  reduction  of Stated
                                            Amount   will   be   made   on  each
                                            Distribution  Date to  each  Class A
                                            Subclass,    to    the    Class    M
                                            CitiCertificates and to each Offered
                                            Class B Subclass  then  entitled  to
                                            receive   such    distributions   in
                                            accordance  with the  priorities set
                                            forth below.  Amounts distributed in
                                            reduction  of  Stated  Amount of any
                                            Class A Subclass  will be  allocated
                                            pro rata to all  CitiCertificates of
                                            such

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                                      S-13
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                                            Class A Subclass until the aggregate
                                            amount  of  such  distributions  has
                                            reduced  the  Stated  Amount of each
                                            such  Class  A  Subclass   to  zero.
                                            Amounts  distributed in reduction of
                                            Stated   Amount   of  the   Class  M
                                            CitiCertificates  will be  allocated
                                            pro    rata    to   all    Class   M
                                            CitiCertificates until the aggregate
                                            amount  of  such  distributions  has
                                            reduced the Class M Stated Amount to
                                            zero.    Amounts    distributed   in
                                            reduction  of  Stated  Amount of any
                                            Offered  Class  B  Subclass  will be
                                            allocated    pro    rata    to   all
                                            CitiCertificates   of  such  Offered
                                            Class B Subclass until the aggregate
                                            amount  of  such  distributions  has
                                            reduced  the  Stated  Amount of such
                                            Offered Class B Subclass to zero.

                                         On each  Distribution Date prior to the
                                            Subordination  Depletion  Date,  the
                                            Class   A   Principal   Distribution
                                            Amount will be allocated as follows:
                                            first,  the  Class  A  PO  Principal
                                            Amount  for such  Distribution  Date
                                            will be  allocated  to the Class A-6
                                            CitiCertificates  until  the  Stated
                                            Amount  thereof has been  reduced to
                                            zero;  second,  the  Group II Non-PO
                                            Principal  Amount will be  allocated
                                            to the  Class  A-5  CitiCertificates
                                            until the Stated Amount  thereof has
                                            been reduced to zero; and third, the
                                            Group I Non-PO Principal Amount will
                                            be   allocated   (a)   concurrently,
                                            approximately  96.2648937362% to the
                                            Class   A-1   CitiCertificates   and
                                            approximately  3.7351062638%  to the
                                            Class A-2 CitiCertificates until the
                                            Stated   Amount  of  the  Class  A-1
                                            CitiCertificates has been reduced to
                                            zero,       (b)        concurrently,
                                            approximately  96.2648937362% to the
                                            Class   A-3   CitiCertificates   and
                                            approximately  3.7351062638%  to the
                                            Class A-2 CitiCertificates until the
                                            Stated   Amount  of  the  Class  A-2
                                            CitiCertificates has been reduced to
                                            zero,   (c)   to   the   Class   A-3
                                            CitiCertificates  until  the  Stated
                                            Amount  thereof has been  reduced to
                                            zero  and  (d)  to  the   Class  A-4
                                            CitiCertificates  until  the  Stated
                                            Amount  thereof has been  reduced to
                                            zero.

                                         In addition,  any Unpaid PO Loss Amount
                                            outstanding shall be paid in respect
                                            of the Class  A-6  CitiCertificates,
                                            but only to the extent of  Available
                                            PO Loss  Funds.  "Available  PO Loss
                                            Funds"  for  any  Distribution  Date
                                            shall  equal  the Pool  Distribution
                                            Amount  as  reduced  by the  Class A
                                            Interest Amount,  the  Distributable
                                            Unoffered    Class   A-IO   Interest
                                            Amount,  any Class A Unpaid Interest
                                            Shortfalls, any Unoffered Class A-IO
                                            Unpaid  Interest   Shortfalls,   the
                                            Class   A   Principal   Distribution
                                            Amount,  the Class M Interest Amount
                                            and the Class B Interest Amount. Any
                                            Available  PO Loss Funds  applied to
                                            pay  Unpaid  PO  Loss  Amounts  will
                                            first  reduce the  amount  otherwise
                                            distributable in reduction of Stated
                                            Amount of the Class B Subclasses  in
                                            reverse  numerical  order,  and then
                                            will  reduce  the  amount  otherwise
                                            distributable  in  reduction  of the
                                            Class   M   Stated    Amount.    See
                                            "Description    of    the    Offered
                                            CitiCertificates--Distributions   in
                                            Reduction of Stated  Amount" in this
                                            Prospectus Supplement.

                                         The holders   of    the    Class    A-5
                                            CitiCertificates    will    not   be
                                            entitled      to     receive     any
                                            distributions in reduction of Stated
                                            Amount  prior  to  the  Distribution
                                            Date in March 2003, and prior to the
                                            Distribution  Date  in  March  2007,
                                            will  receive  a  disproportionately
                                            small portion of principal  payments
                                            on the  Mortgage  Loans,  unless the
                                            Stated  Amounts of all other Class A
                                            Subclasses (other than the Class A-6
                                            CitiCertificates)  have been reduced
                                            to   zero   or   the   Subordination
                                            Depletion  Date has  occurred.  As a
                                            result,  the  weighted  average life
                                            will

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                                      S-14
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                                            be     longer,    and    could    be
                                            significantly longer, than would be
                                            the case    if   the    Class    A-5
                                            CitiCertificates  received their pro
                                            rata share of the Class A Percentage
                                            and Class A Prepayment Percentage of
                                            the   Non-PO   Percentage   of   all
                                            principal  payments  received on the
                                            Mortgage Loans.  See "Description of
                                            the                          Offered
                                            CitiCertificates--Distributions   in
                                            Reduction of Stated  Amount" in this
                                            Prospectus Supplement.

                                         The amount to  be  distributed  on  any
                                            Distribution  Date in  reduction  of
                                            Stated   Amount   of  the   Class  M
                                            CitiCertificates   (the   "Class   M
                                            Principal Distribution Amount") will
                                            be  the   lesser  of  (i)  the  Pool
                                            Distribution       Amount      after
                                            distribution    of    all    amounts
                                            distributable  on such  Distribution
                                            Date on the  Class  A and  Unoffered
                                            Class A-IO  CitiCertificates and all
                                            interest  distributable on the Class
                                            M  CitiCertificates   and  (ii)  the
                                            Class M Optimal Principal Amount.

                                         The amount to  be  distributed  on  any
                                            Distribution  Date in  reduction  of
                                            Stated Amount of any Offered Class B
                                            Subclass   (the  "Class  B  Subclass
                                            Principal Distribution Amount") will
                                            be  the   lesser  of  (i)  the  Pool
                                            Distribution       Amount      after
                                            distribution    of    all    amounts
                                            distributable  on such  Distribution
                                            Date on the Class A, Unoffered Class
                                            A-IO  and  Class M  CitiCertificates
                                            and all  amounts  senior in priority
                                            to   distribution  in  reduction  of
                                            Stated  Amount of such Offered Class
                                            B Subclass  as set forth above under
                                            "Priority of Distributions" and (ii)
                                            the Offered Class B Subclass Optimal
                                            Principal  Amount  for such  Offered
                                            Class  B   Subclass.   The  Class  B
                                            Subclass   Principal    Distribution
                                            Amount    for    the    Class    B-1
                                            CitiCertificates   and   Class   B-2
                                            CitiCertificates  are the "Class B-1
                                            Principal  Distribution  Amount" and
                                            the     "Class     B-2     Principal
                                            Distribution Amount," respectively.

                                         The "Pool Distribution  Amount"  for  a
                                            particular Distribution Date will be
                                            equal  to  the   aggregate   of  all
                                            previously  undistributed amounts of
                                            principal  (including  any  full  or
                                            partial  principal  prepayments) and
                                            interest in respect of the  Mortgage
                                            Loans  received and posted after the
                                            Cut-Off  Date and before the related
                                            Determination Date (including,  with
                                            respect to such  Distribution  Date,
                                            amounts  advanced by the Servicer or
                                            the  Trustee   (in  its   individual
                                            capacity),  advanced from amounts in
                                            the  Certificate  Account or paid by
                                            the   Servicer   with   respect   to
                                            Prepayment   Interest   Shortfalls),
                                            excluding  in each case (i) payments
                                            due on or before the  Cut-Off  Date,
                                            (ii)  full  or   partial   principal
                                            prepayments  posted during the month
                                            of such  Distribution  Date  and any
                                            related    payments    of   interest
                                            representing  all  or a  portion  of
                                            interest   for  such  month,   (iii)
                                            payments representing early receipts
                                            of scheduled  principal and interest
                                            due  subsequent  to the first day of
                                            the month in which such Distribution
                                            Date  occurs,  (iv) the  portion  of
                                            interest  received on each  Mortgage
                                            Loan representing the Servicing Fee,
                                            (v) the  portion of the  liquidation
                                            proceeds of defaulted Mortgage Loans
                                            representing  the  Servicing Fee and
                                            (vi)  receipts  of  overdue  amounts
                                            with  respect to which the  Servicer
                                            or the  Trustee  (in its  individual
                                            capacity)   has  made  advances  and
                                            certain other  amounts  reimbursable
                                            to the Servicer. See "Description of
                                            Certificates--Distributions       to
                                            Certificateholders--General"  in the
                                            Prospectus.

                                         The allocation of  a   disproportionate
                                            amount of  prepayments  and  certain
                                            unscheduled  recoveries as described
                                            above     to     the     Class     A

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                                      S-15
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                                            CitiCertificates (other than, to the
                                            extent described  herein,  the Class
                                            A-5 and Class A-6  CitiCertificates)
                                            in reduction  of Stated  Amount will
                                            have the effect of accelerating  the
                                            amortization   of   such   Class   A
                                            CitiCertificates   while,   in   the
                                            absence    of    Realized    Losses,
                                            increasing the respective percentage
                                            interest in the Trust  evidenced  by
                                            the    Class    M   and    Class   B
                                            CitiCertificates.   Increasing   the
                                            respective  percentage  interest  of
                                            the    Class    M   and    Class   B
                                            CitiCertificates relative to that of
                                            the  Class  A  CitiCertificates   is
                                            intended     to     preserve     the
                                            availability  of  the  subordination
                                            provided  by the Class M and Class B
                                            CitiCertificates.

                                         Scheduled   payments  on  the  Mortgage
                                            Loans  will  be  sufficient  to make
                                            timely  distributions of interest on
                                            the Offered  CitiCertificates and to
                                            reduce  the  Stated  Amount  of each
                                            Class  A   Subclass,   the  Class  M
                                            CitiCertificates  and  each  Offered
                                            Class B  Subclass  to zero not later
                                            than its Last Scheduled Distribution
                                            Date  set  forth on the  cover  page
                                            hereof.    See    "Description    of
                                            Certificates--Distributions       to
                                            Certificateholders"      in      the
                                            Prospectus.

                                         In the event  that on any  Distribution
                                            Date,    the    Current    Class   M
                                            Subordination Level is less than the
                                            Class M  Subordination  Level on the
                                            Closing  Date,   then  the  Class  B
                                            CitiCertificates    will    not   be
                                            entitled  to  any  distributions  in
                                            reduction  of Stated  Amount on such
                                            Distribution   Date   and  all  such
                                            distributions    will   instead   be
                                            allocated in reduction of the Stated
                                            Amount     of    the     Class     M
                                            CitiCertificates. The "Current Class
                                            M   Subordination   Level"   is  the
                                            percentage  obtained by dividing the
                                            Class B  Stated  Amount  by the Pool
                                            Adjusted  Balance,  each  as of  the
                                            immediately  preceding  Distribution
                                            Date  (after  giving  effect  to any
                                            distributions in reduction of Stated
                                            Amount  and  the  allocation  of any
                                            losses  on such  date).  The Class M
                                            Subordination  Level on the  Closing
                                            Date is expected to be between 1.25%
                                            and 3.25%.

                                         In the event  that on any  Distribution
                                            Date,    the    Current    Class   M
                                            Subordination    Level   equals   or
                                            exceeds its original  percentage but
                                            the Current Class B-1  Subordination
                                            Level  is less  than the  Class  B-1
                                            Subordination  Level on the  Closing
                                            Date, then the Class B-2, Class B-3,
                                            Class     B-4    and    Class    B-5
                                            CitiCertificates    will    not   be
                                            entitled  to  any  distributions  in
                                            reduction  of Stated  Amount on such
                                            Distribution   Date   and  all  such
                                            distributions    will   instead   be
                                            allocated in reduction of the Stated
                                            Amounts of the Class M and Class B-1
                                            CitiCertificates. The "Current Class
                                            B-1  Subordination   Level"  is  the
                                            percentage  obtained by dividing the
                                            aggregate   Stated  Amounts  of  the
                                            Class B-2,  Class B-3, Class B-4 and
                                            Class  B-5  CitiCertificates  by the
                                            Pool  Adjusted  Balance,  each as of
                                            the      immediately       preceding
                                            Distribution   Date  (after   giving
                                            effect  to  any   distributions   in
                                            reduction  of Stated  Amount and the
                                            allocation  of any  losses  on  such
                                            date).  The Class B-1  Subordination
                                            Level   on  the   Closing   Date  is
                                            expected  to be  between  0.90%  and
                                            1.90%.

                                         In the event  that on any  Distribution
                                            Date,  the Current Class M and Class
                                            B-1  Subordination  Levels  equal or
                                            exceed  their  original  percentages
                                            but   the    Current    Class    B-2
                                            Subordination Level is less than the
                                            Class B-2 Subordination Level on the
                                            Closing  Date,  then the Class  B-3,
                                            Class     B-4    and    Class    B-5
                                            CitiCertificates    will    not   be
                                            entitled  to  any  distributions  in
                                            reduction  of Stated  Amount on such
                                            Distribution  Date

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                                      S-16
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                                            and all of such  distributions  will
                                            instead be allocated in reduction of
                                            the  Stated  Amounts of the Class M,
                                            Class     B-1    and    Class    B-2
                                            CitiCertificates. The "Current Class
                                            B-2  Subordination   Level"  is  the
                                            percentage  obtained by dividing the
                                            aggregate   Stated  Amounts  of  the
                                            Class  B-3,  Class B-4 and Class B-5
                                            CitiCertificates    by   the    Pool
                                            Adjusted  Balance,  each  as of  the
                                            immediately  preceding  Distribution
                                            Date  (after  giving  effect  to any
                                            distributions in reduction of Stated
                                            Amount  and  the  allocation  of any
                                            losses on such date).  The Class B-2
                                            Subordination  Level on the  Closing
                                            Date is expected to be between 0.65%
                                            and 1.05%.

                                         In addition,  in the case of the  Class
                                            B-3 or Class  B-4  CitiCertificates,
                                            if  on  any  Distribution  Date  the
                                            percentage  obtained by dividing the
                                            then-outstanding  Stated  Amounts of
                                            the Class B  Subclasses  with higher
                                            numerical  designations  by the Pool
                                            Adjusted  Balance  is less than such
                                            percentage   was  upon  the  Closing
                                            Date,   then  such  Subclasses  with
                                            higher numerical  designations  will
                                            not be entitled to  distributions in
                                            reduction  of Stated  Amount on such
                                            Distribution   Date   and  all  such
                                            distributions    will   instead   be
                                            allocated    to    the    Class    M
                                            CitiCertificates  and  the  Class  B
                                            Subclasses   with  lower   numerical
                                            designations.

                                         On any  Distribution  Date on or  after
                                            the  Subordination  Depletion  Date,
                                            funds available for  distribution in
                                            reduction  of  Stated  Amount of the
                                            Class  A  CitiCertificates  will  be
                                            allocated    to    the    Class    A
                                            CitiCertificates   (other  than  the
                                            Class A-6 CitiCertificates),  on the
                                            one  hand,  and  in  respect  of the
                                            Class A-6  CitiCertificates,  on the
                                            other,  pro rata on the basis of the
                                            amounts  of (i) the sum of the Group
                                            I Non-PO  Principal  Amount  and the
                                            Group II Non-PO Principal Amount and
                                            (ii)  the   Class  A  PO   Principal
                                            Amount,                respectively,
                                            notwithstanding    the    priorities
                                            described  in the  second  paragraph
                                            under   this   heading.   Under  the
                                            circumstances   described   in  this
                                            paragraph,  the amount  allocated to
                                            each  Class  A   Subclass   will  be
                                            distributed  pro rata among  holders
                                            of  CitiCertificates of such Class A
                                            Subclass.

LAST SCHEDULED DISTRIBUTION DATE ...     The Last Scheduled   Distribution  Date
                                            for  the  Offered   CitiCertificates
                                            coincides with the date on which the
                                            last  distribution in respect of the
                                            Mortgage  Loans is  scheduled  to be
                                            made.   See   "Description   of  the
                                            Offered   CitiCertificates--Weighted
                                            Average   Lives   of   the   Offered
                                            CitiCertificates" in this Prospectus
                                            Supplement.   Since   the   rate  of
                                            payment  (including  prepayments) of
                                            principal on the Mortgage  Loans can
                                            be expected to exceed the  scheduled
                                            rate of  payments,  and could exceed
                                            the scheduled  rate by a substantial
                                            amount,     the     actual     final
                                            Distribution  Date  for the  Offered
                                            CitiCertificates may be earlier, and
                                            could be substantially earlier, than
                                            the  Last   Scheduled   Distribution
                                            Date.

                                         The Offered    CitiCertificates     are
                                            subject to early termination by CMSI
                                            as described  under  "Description of
                                            the    Offered    CitiCertificates--
                                            Optional    Termination"   in   this
                                            Prospectus Supplement.

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                                      S-17
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PREPAYMENT AND YIELD
 CONSIDERATIONS ....................     The yield  to maturity   and   weighted
                                            average   lives   of   the   Offered
                                            CitiCertificates  will be  sensitive
                                            in varying  degrees to,  among other
                                            things,  the rate of  prepayment  of
                                            the Mortgage  Loans,  the allocation
                                            of   such    prepayments    to   the
                                            CitiCertificates, and the timing and
                                            extent of losses, if any,  allocated
                                            to    the    CitiCertificates.    No
                                            representation is made as to whether
                                            the  Mortgage  Loans will  prepay at
                                            any     particular     rate.     See
                                            "Description    of    the    Offered
                                            CitiCertificates--Weighted   Average
                                            Lives      of      the       Offered
                                            CitiCertificates"  and "--Prepayment
                                            and  Yield  Considerations"  in this
                                            Prospectus Supplement.

                                         The yield to  maturity  on the  Offered
                                            Class  B  CitiCertificates  will  be
                                            more  sensitive  to  losses  due  to
                                            liquidations  of the Mortgage  Loans
                                            (and the  timing  thereof)  than the
                                            Class A,  Unoffered  Class  A-IO and
                                            Class  M  CitiCertificates,  in  the
                                            event that the Stated  Amount of the
                                            Unoffered  Class B  CitiCertificates
                                            has been reduced to zero.  The yield
                                            to   maturity   on   the   Class   M
                                            CitiCertificates    will   be   more
                                            sensitive    to   losses    due   to
                                            liquidations  of the Mortgage  Loans
                                            (and the  timing  thereof)  than the
                                            Class  A and  Unoffered  Class  A-IO
                                            CitiCertificates  in the event  that
                                            the  Stated  Amount  of the  Class B
                                            CitiCertificates has been reduced to
                                            zero.   See   "Description   of  the
                                            Offered CitiCertificates--Prepayment
                                            and   Yield    Considerations"   and
                                            "--Yield Considerations With Respect
                                            to    the     Offered     Class    B
                                            CitiCertificates" in this Prospectus
                                            Supplement.

                                         The yield   on    the     Class     A-6
                                            CitiCertificates, which are expected
                                            to  be  offered  at  a   substantial
                                            discount  and which are not entitled
                                            to   distributions   in  respect  of
                                            interest,    will    be    extremely
                                            sensitive  to  both  the  timing  of
                                            receipt  of   prepayments   and  the
                                            overall  rate of  prepayment  on the
                                            Discount  Mortgage Loans. A low rate
                                            of  principal  payments   (including
                                            prepayments)    on   the    Discount
                                            Mortgage  Loans will have a negative
                                            effect and a high rate of  principal
                                            payments (including  prepayments) on
                                            the  Discount  Mortgage  Loans  will
                                            have a positive  effect on the yield
                                            to   investors   in  the  Class  A-6
                                            CitiCertificates.  Because  payments
                                            on the  Class  A-6  CitiCertificates
                                            are directly  related to the rate of
                                            principal  payment  on the  Discount
                                            Mortgage   Loans,    the   rate   of
                                            principal  payment  on the Class A-6
                                            CitiCertificates  will be  different
                                            and most  likely will be slower than
                                            that     of     other     Class    A
                                            CitiCertificates.  See  "Description
                                            of  the   Offered   CitiCertificates
                                            --Prepayment        and        Yield
                                            Considerations"  and  "--Sensitivity
                                            of the Class  A-6  CitiCertificates"
                                            in this Prospectus Supplement.

                                         The holders   of    the    Class    A-5
                                            CitiCertificates    will    not   be
                                            entitled      to     receive     any
                                            distributions in reduction of Stated
                                            Amount  prior  to  the  Distribution
                                            Date in March 2003, and prior to the
                                            Distribution Date in March 2007 will
                                            receive a  disproportionately  small
                                            portion of principal payments on the
                                            Mortgage  Loans  unless  the  Stated
                                            Amounts   of  all   other   Class  A
                                            Subclasses (other than the Class A-6
                                            CitiCertificates)  have been reduced
                                            to   zero   or   the   Subordination
                                            Depletion  Date has  occurred.  As a
                                            result,  the  weighted  average life
                                            will  be   longer,   and   could  be
                                            significantly  longer, than would be
                                            the   case   if   the    Class   A-5
                                            CitiCertificates  received their pro
                                            rata share of the Class A Percentage
                                            and Class A Prepayment Percentage of
                                            the   Non-PO   Percentage   of   all
                                            principal  payments  received on the
                                            Mortgage Loans.

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                                      S-18
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                                         AN INVESTOR THAT  PURCHASES ANY OFFERED
                                            CITICERTIFICATE   AT   A   DISCOUNT,
                                            ESPECIALLY     THE     CLASS     A-6
                                            CITICERTIFICATES,  SHOULD  CAREFULLY
                                            CONSIDER THE RISK THAT A SLOWER THAN
                                            ANTICIPATED    RATE   OF   PRINCIPAL
                                            PAYMENTS ON THE MORTGAGE  LOANS WILL
                                            RESULT  IN AN ACTUAL  YIELD  THAT IS
                                            LOWER THAN SUCH INVESTOR'S  EXPECTED
                                            YIELD.  AN INVESTOR  THAT  PURCHASES
                                            ANY  OFFERED  CITICERTIFICATE  AT  A
                                            PREMIUM  SHOULD  CONSIDER  THE  RISK
                                            THAT A FASTER THAN  ANTICIPATED RATE
                                            OF   PRINCIPAL   PAYMENTS   ON   THE
                                            MORTGAGE  LOANS  WILL  RESULT  IN AN
                                            ACTUAL YIELD THAT IS LOWER THAN SUCH
                                            INVESTOR'S EXPECTED YIELD.

THE MORTGAGE LOANS
 A. GENERAL ........................     The Mortgage Loans  will have  mortgage
                                            rates  ranging from 6.500% to 8.750%
                                            per  annum.   The  initial  weighted
                                            average   mortgage   rate   of   the
                                            Mortgage  Loans is expected to be at
                                            least 7.339% but no more than 7.739%
                                            per  annum.   The  weighted  average
                                            remaining term to stated maturity of
                                            the Mortgage  Loans will be at least
                                            354  months  but no  more  than  360
                                            months.

                                         The Mortgage Loans will  consist of 20-
                                            to 30-year  fixed rate  conventional
                                            mortgage    loans    originated   or
                                            acquired  by CMI  and  will  include
                                            loans  secured  by shares  issued by
                                            cooperative  housing   corporations.
                                            Mortgage   Loans   acquired  by  CMI
                                            include Mortgage Loans originated or
                                            acquired  by CFSB or  originated  by
                                            Citibank.  See  "Description  of the
                                            Pool and the  Mortgaged  Properties"
                                            in this  Prospectus  Supplement  and
                                            "The  Pools--Mortgage  Loans" in the
                                            Prospectus       for      additional
                                            information  concerning the Mortgage
                                            Loans.

B. CERTIFICATE ACCOUNT .............     All payments received in respect of the
                                            Mortgage  Loans,  beginning with the
                                            March  1998  distribution,  will  be
                                            remitted  directly to a  certificate
                                            account     or     accounts     (the
                                            "Certificate    Account")    to   be
                                            established  with the Trustee on the
                                            Closing Date.  Such payments will be
                                            available   for    distribution   in
                                            reduction  of  Stated  Amount of and
                                            accrued      interest     on     the
                                            CitiCertificates       for       the
                                            Distribution   Date  on  which  such
                                            funds    are    remitted    to   the
                                            Certificate Account.

ALLOCATION OF LOSSES ...............     Shortfalls in  receipts  of interest on
                                            the  Mortgage  Loans and receipts of
                                            principal   with   respect   to  the
                                            Mortgage  Loans  in an  amount  less
                                            than  the   decrease   in  the  Pool
                                            Adjusted   Balance  from  the  prior
                                            Distribution  Date with respect to a
                                            Distribution  Date may  arise due to
                                            losses incurred on Liquidated  Loans
                                            and to delinquencies not advanced by
                                            the  Servicer or the Trustee (in its
                                            individual capacity).

                                         Realized  Losses   (other  than  Excess
                                            Special Hazard Losses,  Excess Fraud
                                            Losses or Excess Bankruptcy  Losses)
                                            will not be  allocated to holders of
                                            the Class A CitiCertificates  (other
                                            than the Class A-6 CitiCertificates)
                                            until  the  Subordination  Depletion
                                            Date.   Prior  to  such  time,   the
                                            applicable Non-PO Percentage of such
                                            Realized  Losses  will be  allocated
                                            first to the Class B  Subclasses  in
                                            reverse  numerical  order  until the
                                            Stated  Amount of each such  Class B
                                            Subclass  has been  reduced to zero,
                                            and    then    to   the    Class   M
                                            CitiCertificates  until  the Class M
                                            Stated  Amount  has been  reduced to
                                            zero.  The  applicable PO Percentage
                                            of  such  Realized  Losses  will  be
                                            allocated    to   the    Class   A-6
                                            CitiCertificates as a PO Loss Amount
                                            until the Stated Amount  thereof has
                                            been reduced to zero,  but such loss
                                            allocation  will  give  rise  to the
                                            right to receive,  in

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                                      S-19
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                                            respect    of   the    Class     A-6
                                            CitiCertificates,  reimbursement  of
                                            losses  so  allocated  first  out of
                                            certain       funds        otherwise
                                            distributable   on   the   Class   B
                                            CitiCertificates,  and  then  out of
                                            funds otherwise distributable on the
                                            Class  M   CitiCertificates.   As  a
                                            result,  any  such PO  Loss  Amounts
                                            will  ultimately  be  borne  by  the
                                            Class  B   Subclasses,   in  reverse
                                            numerical  order,  and  then  by the
                                            Class  M  CitiCertificates,  in each
                                            case   for  so  long  as  they   are
                                            outstanding.

                                         The applicable Non-PO Percentage of the
                                            principal   portion  of  any  Excess
                                            Special  Hazard  Loss,  Excess Fraud
                                            Loss or Excess  Bankruptcy Loss will
                                            be  allocated   among  the  Class  A
                                            Subclasses (other than the Class A-6
                                            CitiCertificates),   the   Class   M
                                            CitiCertificates  and  the  Class  B
                                            Subclasses. Any such allocation will
                                            be   accomplished  by  reducing  the
                                            outstanding  Stated  Amount  of each
                                            such Class A  Subclass,  the Class M
                                            CitiCertificates  and  each  Class B
                                            Subclass by the appropriate share of
                                            any  such  principal   losses.   The
                                            applicable  PO  Percentage  of  such
                                            principal  losses will be  allocated
                                            to the Class  A-6  CitiCertificates.
                                            See   "Description  of  the  Offered
                                            CitiCertificates--Subordination--
                                            Allocation of Losses."

                                         On each  Distribution  Date occuring on
                                            and    after    the    Subordination
                                            Depletion  Date,  holders of Class A
                                            CitiCertificates   (other  than  the
                                            Class  A-6  CitiCertificates)   will
                                            generally  receive their  respective
                                            pro  rata   share   of  the   Non-PO
                                            Percentage   of   net    Liquidation
                                            Proceeds   realized  on   Liquidated
                                            Loans and  holders  of the Class A-6
                                            CitiCertificates    will   generally
                                            receive  the  PO  Percentage  of net
                                            Liquidation   Proceeds  realized  on
                                            Liquidated   Loans  (in  each  case,
                                            after  reimbursement to the Servicer
                                            and the  Trustee  of any  previously
                                            unreimbursed    advances   made   in
                                            respect of such loans).

ADVANCES ...........................     The Servicer intends  to make  advances
                                            in respect of  delinquencies  on the
                                            Mortgage Loans in an amount equal to
                                            the   delinquent   payments  to  the
                                            extent the Servicer  determines that
                                            such  advances  will be  recoverable
                                            from future payments and collections
                                            on the Mortgage Loans.  The Servicer
                                            will  contract  with the Trustee (in
                                            its  individual  capacity and not as
                                            Trustee) for the limited  purpose of
                                            providing   for   advances   by  the
                                            Trustee    (in    such    individual
                                            capacity)      in     respect     of
                                            delinquencies to the extent that the
                                            Servicer    fails   to   make   such
                                            advances.   The   Trustee  (in  such
                                            individual  capacity) will make such
                                            advances to the extent it determines
                                            that   such    advances    will   be
                                            recoverable from future payments and
                                            collections on the related  Mortgage
                                            Loans.   Recoveries  in  respect  of
                                            amounts  advanced will be applied to
                                            reimbursement  of the  advances.  On
                                            each Distribution Date, the Servicer
                                            and the Trustee  will be entitled to
                                            withdraw funds from the  Certificate
                                            Account (a) in  reimbursement of all
                                            unreimbursed  advances deemed by the
                                            Servicer or the Trustee, as the case
                                            may be, to be nonrecoverable and (b)
                                            in   reimbursement   of  all   other
                                            unreimbursed  advances made by them,
                                            but only (in the case of clause (b))
                                            from  funds  not   distributable  to
                                            holders of  CitiCertificates on such
                                            Distribution Date.

OPTIONAL TERMINATION ...............     Holders of CitiCertificates may receive
                                            final  distributions  in  connection
                                            with a termination of the Trust made
                                            at  the   option   of  CMSI  on  any
                                            Distribution  Date  after  which the
                                            Pool  Adjusted  Balance is less than
                                            5%  of  the  Initial  Mortgage  Loan
                                            Balance.  The price paid by CMSI for

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                                      S-20
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                                            the Trust  property  will  generally
                                            equal  the  sum of (i)  100%  of the
                                            unpaid  principal   balance  of  the
                                            Mortgage   Loans,    together   with
                                            accrued interest thereon at the NNRs
                                            on the  respective  Mortgage  Loans,
                                            and (ii) the current appraised value
                                            of acquired property. Holders of the
                                            CitiCertificates,  to the  extent of
                                            funds  available,  will  receive the
                                            unpaid   Stated   Amount   of  their
                                            CitiCertificates  plus  accrued  and
                                            unpaid   interest    thereon.    See
                                            "Description    of    the    Offered
                                            CitiCertificates          --Optional
                                            Termination"   in  this   Prospectus
                                            Supplement.

RECORD DATE ........................     The Record Date for  each  Distribution
                                            Date will be the  close of  business
                                            on  the  last   day  of  the   month
                                            preceding    the    month   of   the
                                            applicable Distribution Date.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES ......................     The Offered  CitiCertificates  will  be
                                            designated as regular interests in a
                                            REMIC and generally  will be treated
                                            as newly originated debt instruments
                                            for  federal  income  tax  purposes.
                                            Beneficial  Owners (or  holders,  in
                                            the   case   of   the    Class   A-6
                                            CitiCertificates,    the   Class   M
                                            CitiCertificates   and  the  Offered
                                            Class  B  CitiCertificates)  of  the
                                            Offered   CitiCertificates  will  be
                                            required to report  interest  income
                                            on such Offered  CitiCertificates in
                                            accordance  with the accrual  method
                                            of   accounting.   The   Class   A-6
                                            CitiCertificates will be issued with
                                            original issue discount in an amount
                                            equal to the excess of their Initial
                                            Stated   Amount   over  their  issue
                                            price.  It is  anticipated  that the
                                            Class A-1  CitiCertificates  will be
                                            issued  at a  premium  and  that the
                                            Class  A-2,  Class  A-3,  Class A-4,
                                            Class  A-5,  Class M,  Class B-1 and
                                            Class B-2  CitiCertificates  will be
                                            issued  with  de  minimis   original
                                            issue  discount  for federal  income
                                            tax purposes.  See "Certain  Federal
                                            Income Tax Consequences--Taxation of
                                            CitiCertificates--Variable      Rate
                                            CitiCertificates" in the Prospectus.

                                         The Prepayment   Assumption    on   the
                                            Mortgage  Loans, as described in the
                                            Prospectus,  that  is  to  be  used,
                                            among other things,  in  determining
                                            the  rate  of  accrual  of  original
                                            issue   discount   is  250%  of  the
                                            Prepayment   Model's   (as   defined
                                            herein)  assumed  prepayment  rates.
                                            See   "Description  of  the  Offered
                                            CitiCertificates--Weighted   Average
                                            Lives      of      the       Offered
                                            CitiCertificates" in this Prospectus
                                            Supplement.   No  representation  is
                                            made  as to the  rate at  which  the
                                            Mortgage Loans will prepay.

                                         The Offered  CitiCertificates  will  be
                                            treated  as "loans . . .  secured by
                                            an interest in real  property  which
                                            is . . . residential  real property"
                                            and  as  "regular   interests  in  a
                                            REMIC"  for  domestic  building  and
                                            loan associations,  and "real estate
                                            assets" for real  estate  investment
                                            trusts,  to the extent  described in
                                            the Prospectus. See "Certain Federal
                                            Income  Tax   Consequences"  in  the
                                            Prospectus.

ERISA CONSIDERATIONS ...............     A  fiduciary  that is investing or that
                                            could be deemed to be investing  the
                                            assets of any employee  benefit plan
                                            subject  to Title I of the  Employee
                                            Retirement  Income  Security  Act of
                                            1974,  as  amended   ("ERISA"),   or
                                            Section 4975 of the Internal Revenue
                                            Code  of  1986,   as  amended   (the
                                            "Code")  (an  "ERISA   Plan")  or  a
                                            governmental   plan  as  defined  in
                                            Section  3(32) of ERISA,  subject to
                                            any  federal,  state  or  local  law
                                            ("Similar  Law"),  which  is,  to  a
                                            material  extent,   similar  to  the

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                                      S-21

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                                            foregoing provisions of ERISA or the
                                            Code  (collectively,  with an  ERISA
                                            Plan,  a "Plan"),  should  carefully
                                            review  with its own legal  advisors
                                            whether  the  purchase or holding of
                                            the Offered  CitiCertificates  could
                                            give    rise   to   a    transaction
                                            prohibited        or       otherwise
                                            impermissible  under ERISA, the Code
                                            or Similar Law, and should carefully
                                            review   the   discussion   in  this
                                            Prospectus    Supplement   and   the
                                            Prospectus  under the caption "ERISA
                                            Considerations."

                                         On October 17, 1989,  the Department of
                                            Labor  issued  to  the   Underwriter
                                            Prohibited Transaction Exemption PTE
                                            89-89   (the   "Exemption"),   which
                                            Exemption  generally was intended to
                                            apply to the purchase and holding by
                                            ERISA  Plans of  securities  such as
                                            the Class A CitiCertificates,  which
                                            represent  beneficial  interests  in
                                            pass-through  trusts  that  meet the
                                            requirements  of the Exemption.  The
                                            Exemption   should   apply   to  the
                                            acquisition,  holding  and resale of
                                            the Class A  CitiCertificates  by an
                                            ERISA Plan,  provided that specified
                                            conditions  (certain  of  which  are
                                            described   herein,   including  the
                                            condition  that the ERISA Plan be an
                                            "accredited investor" (as defined in
                                            Rule  501(a)(1)  of  Regulation D of
                                            the    Securities    and    Exchange
                                            Commission (the "Commission")  under
                                            the  Securities  Act of  1933))  are
                                            met. See "ERISA  Considerations"  in
                                            this Prospectus Supplement.

                                         Neither  the  Exemption  nor  PTE  83-1
                                            applies to the  purchase  or holding
                                            of  securities  such as the  Class M
                                            CitiCertificates   and  the  Offered
                                            Class  B  CitiCertificates   because
                                            such       CitiCertificates      are
                                            subordinated  to  the  Class  A  and
                                            Unoffered         Class         A-IO
                                            CitiCertificates. Accordingly, Class
                                            M    and     Offered     Class     B
                                            CitiCertificates    may    not    be
                                            transferred  unless  the  transferee
                                            has delivered  (i) a  representation
                                            letter to the Trustee and the Issuer
                                            stating    either   (a)   that   the
                                            transferee  is not a Plan and is not
                                            acting  on behalf of a Plan or using
                                            the assets of a Plan to effect  such
                                            purchase  or (b)  subject to certain
                                            conditions  described  herein,  that
                                            the source of funds used to purchase
                                            the  Class  M  or  Offered  Class  B
                                            CitiCertificates  is  an  "insurance
                                            company general  account" or (ii) an
                                            opinion   of   counsel   and   other
                                            documentation  as  provided  herein.
                                            See "Risk Factors for  Purchasers of
                                            Class M CitiCertificates and Offered
                                            Class                              B
                                            CitiCertificates--Restrictions    on
                                            Transfer" and "ERISA Considerations"
                                            in this Prospectus Supplement.

TRUSTEE ............................     The Bank of New York.

CERTIFICATE RATINGS ................     It is a  condition  of  issuance of the
                                            Offered  CitiCertificates  that  the
                                            Class A CitiCertificates (other than
                                            the Class A-6  CitiCertificates)  be
                                            rated  "AAA"  by  Standard  & Poor's
                                            Ratings   Group  ("S&P")  and  Fitch
                                            IBCA, Inc. ("Fitch");  the Class A-6
                                            CitiCertificates  be rated "AAAr" by
                                            S&P and "AAA" by Fitch;  the Class M
                                            CitiCertificates  be  rated at least
                                            "AA"  by   Fitch;   the   Class  B-1
                                            CitiCertificates  be  rated at least
                                            "A" by  Fitch;  and  the  Class  B-2
                                            CitiCertificates  be  rated at least
                                            "BBB"  by  Fitch.   Ratings  of  the
                                            Offered  CitiCertificates other than
                                            those  indicated above have not been
                                            requested.  However, there can be no
                                            assurance  as  to  whether   another
                                            rating  agency will rate the Offered
                                            CitiCertificates,  and,  if so, what
                                            ratings  would  be  assigned  to the
                                            Offered    CitiCertificates.     The
                                            ratings  so  assigned  may be  lower
                                            than those indicated above.

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                                      S-22
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                                         The ratings     of     the      Offered
                                            CitiCertificates should be evaluated
                                            independently  from similar  ratings
                                            on other  types of  securities.  The
                                            ratings   do   not    address    the
                                            possibility  that  as  a  result  of
                                            prepayments   holders   of   Offered
                                            CitiCertificates may receive a lower
                                            than  anticipated  yield. A security
                                            rating  is not a  recommendation  to
                                            buy, sell or hold securities and may
                                            be subject to revision or withdrawal
                                            at any time by the assigning  rating
                                            agency.  The "r"  symbol in  certain
                                            S&P ratings is attached to highlight
                                            certificates  that S&P  believes may
                                            experience  high  volatility or high
                                            variability in expected  returns due
                                            to non-credit  risks. The absence of
                                            an "r" symbol should not be taken as
                                            an  indication  that  a  certificate
                                            will   exhibit  no   volatility   or
                                            variability in total return.
























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                                      S-23

                            DESCRIPTION OF THE POOL
                          AND THE MORTGAGED PROPERTIES

     The Pool to be evidenced by the CitiCertificates will include Mortgage Loans evidenced by mortgage notes with an aggregate Adjusted Balance as of the Cut-Off Date of approximately $207,670,264. This amount is subject to a permitted upward or downward variance of up to 5.0%. None of the Mortgage Loans will be CitiMae Mortgage Loans.

     The "Adjusted Balance" of any Mortgage Loan as of the first day of any month is the scheduled principal balance thereof as of the close of business on such day (whether or not any scheduled payments have been received and before any adjustment to the related amortization schedule by reason of bankruptcy (other than a Deficient Valuation)), less any Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the business day preceding such first day (or, in the case of the Cut-Off Date, any Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the Cut-Off Date).

     A detailed description (the "Detailed Description") of the Mortgage Loans will be available at the time of issuance of the CitiCertificates. The Detailed Description will specify the Initial Mortgage Loan Balance as of the Cut-Off Date and will also set forth tables reflecting the following information regarding the Mortgage Loans: years of origination, types of dwellings on the underlying properties, sizes of Mortgage Loans, loan-to-value ratios, mortgage rates and geographical distribution by state of the Mortgage Loans. The Detailed Description will also specify the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the Cut-Off Date, the aggregate Initial Stated Amounts of the Class A CitiCertificates, the Class M CitiCertificates, the
Offered Class B CitiCertificates, the Unoffered Class B CitiCertificates, and the Subordinated CitiCertificate Percentage and the Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Subordination Percentages as of the Cut-Off Date. The information contained in the Detailed Description will be set forth in a report on Form 8-K which will be filed with the Commission within 15 days of the issuance of the CitiCertificates.

     The following paragraphs set forth detailed information as of the Cut-Off Date with respect to the Mortgage Loans expected to be in the Pool. To the extent that the Mortgage Loans differ from the descriptions contained herein, immaterial variances in such information may result.

     The weighted average Note Rate of the Mortgage Loans as of the Cut-Off Date will be at least 7.339% but no more than 7.739% per annum. The Mortgage Loans will have Note Rates of at least 6.500% but no more than 8.750% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date will be at least 354 months but no longer than 360 months. All Mortgage Loans have original maturities of 20 to 30 years. None of the Mortgage Loans will have been originated prior to September 1, 1996 or after February 1, 1998. None of the Mortgage Loans will have a scheduled maturity later than February 1, 2028.

     The Mortgage Loans will have the following additional characteristics as of the Cut-Off Date (expressed as a percentage of the aggregate Adjusted Balance of the Mortgage Loans having such characteristics relative to the Initial Mortgage Loan Balance):

     At least 95% of the Mortgage Loans will be Mortgage Loans originated using loan underwriting policies which require, among other things, proof of income and liquid assets and telephone verification of employment, or are refinanced Mortgage Loans originated using alternative or streamlined underwriting policies. No more than 55% of the Mortgage Loans will be refinanced Mortgage Loans originated using alternative or streamlined underwriting policies. See "Loan Underwriting Policies and Loss and Delinquency Considerations" in the Prospectus.

     At least 10% of the Mortgage Loans will be Mortgage Loans each having an Adjusted Balance of less than $250,000.

     At least 80% of the Mortgage Loans will be Mortgage Loans each having an Adjusted Balance of less than $500,000.

     No more than 20% of the Mortgage Loans will be Mortgage Loans each having an Adjusted Balance of at least $500,000 but less than $1,000,000.

     No more than 15% of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 80%; no more than 5% of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 90% and none of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 95%. The weighted average loan-to-value ratio at origination of the Mortgage Loans as of the Cut-Off Date will be no more than 76%. For more information on Mortgage Loans having loan-to-value ratios at origination in excess of 80%, see "Appendix A: The Mortgage Loans and CitiMortgageCertificates--The Mortgage Loans--General" in the Prospectus.

     At least 95% of the Mortgage Loans will be secured by one-family dwellings.

     No more than 10% of the Mortgage Loans will be secured by condominiums, townhouses, rowhouses and shares issued by cooperative housing corporations.

     No more than 5% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

     No more than 40% and 15% of the Mortgage Loans will be secured by Mortgaged Properties located in California and New York, respectively. No more than 10% of the Mortgage Loans will be secured by Mortgaged Properties located in any other state.

     At least 90% of the Mortgage Loans will be determined by the Issuer to be secured by a Mortgage on the primary residence of the borrower. No more than 5% of the Mortgage Loans will be secured by investment properties. See "Appendix A:
The Mortgage Loans and CitiMortgageCertificates--The Mortgage Loans--General" in the Prospectus.

     All Mortgage Loans having NNRs of less than 6.75% will be Discount Mortgage Loans and all Mortgage Loans having NNRs of 6.75% or greater will be Premium Mortgage Loans. The aggregate Adjusted Balance outstanding, as of the Cut-off Date, of the Discount Mortgage Loans and the Premium Mortgage Loans will be approximately $5,071,031 and $202,599,233, respectively. The weighted average Note Rate of the Discount Mortgage Loans and the Premium Mortgage Loans, as of the Cut-off Date, will be approximately 6.805% and 7.558%, respectively. The weighted average remaining term to stated maturity of the Discount Mortgage Loans and the Premium Mortgage Loans, as of the Cut-off Date, will be approximately 359 months and 357 months, respectively.

                                  RISK FACTORS
                   FOR PURCHASERS OF CLASS M CITICERTIFICATES
                      AND OFFERED CLASS B CITICERTIFICATES

     Investors should consider, among other things, the factors discussed below in connection with any purchase of Class M CitiCertificates and Offered Class B CitiCertificates.

SUBORDINATION

     The Class M CitiCertificates are subordinated in right of payments to the Class A and Unoffered Class A-IO CitiCertificates as described herein and the Offered Class B CitiCertificates are subordinated in right of payments to the Class A, Unoffered Class A-IO and Class M CitiCertificates as described herein. Further, the Offered Class B Subclasses are subordinated in right of payment to any Offered Class B Subclass with a lower numerical designation. Holders of the Class A and Unoffered Class A-IO CitiCertificates will have a preferential right to receive out of the Pool Distribution Amount for a Distribution Date, prior to any distribution being made on such date in respect of the Class M and Class B CitiCertificates, all distributions due on the Class A and Unoffered Class A-IO CitiCertificates. In addition, Realized Losses on the Mortgage Loans will be applied first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and fourth to the Class M CitiCertificates before being applied to the Class A CitiCertificates to the extent described below. See "Description of the Offered CitiCertificates" in this Prospectus Supplement.

DELINQUENCIES AND ADVANCES

     The Servicer may, but is not obligated to, make advances in respect of delinquent scheduled payments of principal of or interest on the Mortgage Loans. The Servicer intends to make advances to the extent the Servicer determines the amounts of such advances will be recoverable from future payments and collections on the related Mortgage Loans. The Servicer will contract with the Trustee (in its individual capacity and not as Trustee) for the limited purpose of providing for advances by the Trustee (in such individual capacity) in respect of delinquencies to the extent that the Servicer fails to make any such advance. The Trustee (in such individual capacity) will make such advances to the extent it determines that such advances will be recoverable from future payments and collections on the related Mortgage Loans. To the extent that the Servicer and the Trustee (in such individual capacity) do not make such advances, the only source of cash for distributions to holders of CitiCertificates will be the Pool Distribution Amount.

ALLOCATION OF LOAN LOSSES

     Liquidated Loans: The applicable Non-PO Percentage of Realized Losses on the Mortgage Loans as a result of losses realized on Liquidated Loans will be allocated first to the Class B Subclasses in reverse numerical order up to the Stated Amount of each such Class B Subclass and accrued interest thereon, and then to the Class M CitiCertificates up to the Stated Amount thereof and accrued interest thereon. The applicable PO Percentage of Realized Losses will ultimately be allocated to the Class B Subclasses and the Class M CitiCertificates, in the manner described in the preceding sentence, by virtue of the right of the holders of Class A-6 CitiCertificates to receive reimbursement of PO Loss Amounts out of amounts otherwise distributable in reduction of Stated Amount of the Class B and Class M CitiCertificates. The Class A CitiCertificates (other than the Class A-6 CitiCertificates) will be entitled to receive the Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of net liquidation proceeds and the Class A-6 CitiCertificates will be entitled to receive the applicable PO Percentage of the principal portion of net liquidation proceeds. After the Subordination Depletion Date, the applicable Non-PO Percentage of Realized Losses will be allocated among the Class A CitiCertificates (other than the Class A-6 CitiCertificates).

     Special Hazard Losses: Until the Special Hazard Termination Date, the applicable Non-PO Percentage of all Special Hazard Losses will reduce the Stated Amount of and accrued interest on the Class M and Class B CitiCertificates in the order of priority set forth in the preceding paragraph. The PO Percentage of such losses will ultimately be allocated to the Class B Subclasses in reverse numerical order and then the Class M CitiCertificates, as described in the third succeeding paragraph. The Class A CitiCertificates (other than the Class A-6 CitiCertificates) will be entitled to receive, in respect of each Mortgage Loan that becomes a Special Hazard Mortgage Loan in the preceding month, an amount equal to the Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the related net liquidation proceeds, and the Class A-6 CitiCertificates will be entitled to receive an amount equal to the applicable PO Percentage of the principal portion of such net liquidation proceeds. After the Special Hazard Termination Date, the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses will be allocated among the Class A Subclasses (other than the Class A-6 CitiCertificates) and the Class M and Class B CitiCertificates as described
herein         under         "Description         of         the         Offered
CitiCertificates--Subordination--Allocation of Losses" and the PO Percentage of the principal portion of Excess Special Hazard Losses will be allocated to the Class A-6 CitiCertificates. Excess Special Hazard Losses are Special Hazard Losses in excess of the Special Hazard Loss Amount, which will initially be equal to approximately 1.17% of the Initial Mortgage Loan Balance.

     Fraud Losses: Until the Fraud Coverage Termination Date, the applicable Non-PO Percentage of all Fraud Losses will reduce the Stated Amount of and accrued interest on the Class M and Class B CitiCertificates in the order of priority set forth in the second preceding paragraph. The PO Percentage of such losses will ultimately be allocated to the Class B Subclasses in reverse numerical order and then the Class M CitiCertificates, as described in the second succeeding paragraph. Holders of the Class A CitiCertificates (other than the Class A-6 CitiCertificates) will be entitled to receive, in respect of each Mortgage Loan that was subject to a Fraud Loss in the preceding month, an amount equal to the Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the related net liquidation proceeds, and the Class A-6 CitiCertificates will be entitled to receive an amount equal to the applicable PO Percentage of the principal portion of such net liquidation proceeds. After the Fraud Coverage Termination Date, the applicable Non-PO Percentage of the principal portion of Excess Fraud Losses will be allocated among the Class A Subclasses (other than the Class A-6 CitiCertificates) and the Class M and Class B CitiCertificates as described herein under "Description of the Offered CitiCertificates--Subordination-- Allocation of Losses," and the PO Percentage of the principal portion of Excess Fraud Losses will be allocated to the Class A-6 CitiCertificates. Excess Fraud Losses are Fraud Losses in excess of the Fraud Loss Amount, which will initially be equal to approximately 1.00% of the Initial Mortgage Loan Balance.

     Bankruptcy Losses: Until the Bankruptcy Coverage Termination Date, the applicable Non-PO Percentage of all Bankruptcy Losses will reduce the Stated Amount of and accrued interest on the Class M and Class B CitiCertificates in the order of priority set forth in the third preceding paragraph. The PO Percentage of such losses will ultimately be allocated to the Class B Subclasses in reverse numerical order and then the Class M CitiCertificates, as described in the next succeeding paragraph. On each Distribution Date occurring prior to the Bankruptcy Coverage Termination Date, the Stated Amount of the Class M and Class B CitiCertificates will be reduced, in respect of each Mortgage Loan that was subject to a Bankruptcy Loss in the preceding month, in an amount equal to the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss. After the Bankruptcy Coverage Termination Date, the applicable Non-PO Percentage of the principal portion of Excess Bankruptcy Losses will be allocated among the Class A Subclasses (other than the Class A-6 CitiCertificates) and Class M and Class B CitiCertificates as described herein under "Description of the Offered CitiCertificates--Subordination--Allocation of Losses" and the PO Percentage of Excess Bankruptcy Losses will be allocated to the Class A-6 CitiCertificates. Excess Bankruptcy Losses are Bankruptcy Losses in excess of the Bankruptcy Loss Amount, which will initially be equal to approximately 0.05% of the Initial Mortgage Loan Balance.

     Until the Special Hazard Termination Date, Fraud Coverage Termination Date and Bankruptcy Coverage Termination Date, the applicable PO Percentage of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will first be allocated to the Class B Subclasses in reverse numerical order and then to the Class M CitiCertificates by virtue of the right of the holders of the Class A-6 CitiCertificates to receive reimbursement of PO Loss Amounts out of amounts otherwise distributable in reduction of the Stated Amount of the Class B and Class M CitiCertificates.

     The exact amounts of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to be allocated to the Class M and Class B CitiCertificates (in each case only prior to the related termination date) will be those amounts required by the rating agency (or rating agencies) rating the Offered CitiCertificates as a condition of the ratings set forth in "Summary of Prospectus and Prospectus Supplement--Certificate Ratings" in this Prospectus Supplement.

     The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated pro rata among the CitiCertificates (other than the Class A-6 CitiCertificates) based on the interest accrued on each Class.

EFFECT OF LOSSES AND OTHER SHORTFALLS

     The ultimate payment to holders of Class M and Offered Class B CitiCertificates of the Stated Amount thereof is dependent upon the timing and the level of losses realized on the Mortgage Loans and other shortfalls in distributions on the Mortgage Loans. Special Hazard Losses (up to the Special Hazard Loss Amount), Fraud Losses (up to the Fraud Loss Amount) and Bankruptcy Losses (up to the Bankruptcy Loss Amount) and other Realized Losses on Liquidated Loans will be allocated first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates until the Subordination Depletion Date.

     To the extent that all such amounts and shortfalls are allocated as described above, holders of the Class M and Offered Class B CitiCertificates may experience shortfalls in distributions of interest and may not receive distributions equal to the Initial Stated Amount of their CitiCertificates and may, depending on the purchase price of such CitiCertificates, suffer a reduction in yield or experience a loss on their investment in the Class M or Offered Class B CitiCertificates, as the case may be.

RESTRICTIONS ON TRANSFER

     Under current law, the purchase and holding of the Class M CitiCertificates and the Offered Class B CitiCertificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. A transfer of the Class M CitiCertificates and the Offered Class B CitiCertificates will not be registered by the Trustee unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating either (a) that it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase the Class M or Offered Class B CitiCertificates is an "insurance company general account" or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee and the Issuer that the purchase or holding of the Class M or Offered Class B CitiCertificates by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Servicer (or its designee), the Issuer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Trustee and the Issuer may require in connection with such transfer.

LEGAL INVESTMENT

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Class M and the Offered Class B CitiCertificates. The Issuer makes no representations or warranties concerning whether the Class M or the Offered Class B CitiCertificates are legal investments under any federal or state law, regulation, rule or order of any court. The Offered Class B CitiCertificates will not constitute "mortgage related securities" within the meaning of SMMEA. The Class M CitiCertificates will qualify at issuance as "mortgaged related securities." Prospective investors are advised to consult their counsel as to qualification of the Class M and the Offered Class B CitiCertificates as legal investments under any such laws, regulations, rules and orders.

                  DESCRIPTION OF THE OFFERED CITICERTIFICATES

     The Offered CitiCertificates will be issued pursuant to the Pooling Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The Trustee will make available for inspection a copy of the Pooling Agreement (without attachments) to holders of CitiCertificates upon written request. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the CitiCertificates. Each Class A and Class M CitiCertificate at the time of issuance will qualify as a "mortgage related security" within the meaning of SMMEA and will retain such qualification so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     Distributions on the Offered CitiCertificates generally will be made by the Trustee by wire transfer (if wiring instructions are received from the Person entitled thereto) in the case of a holder of Offered CitiCertificates having an aggregate Initial Stated Amount of $1,000,000 or more, or by check or by such other means as the Person entitled thereto and the Trustee shall agree. Unless and until Definitive Certificates are issued, Cede, as nominee of DTC, will be the holder of the Book-Entry CitiCertificates. However, the final distribution in reduction of Stated Amount will be made only upon presentation and surrender of such CitiCertificate at the office of the Trustee. Payments will be made to or for the account of the Person entitled thereto or as specified by such Person in accordance with the terms of the Pooling Agreement.

DISTRIBUTIONS OF INTEREST

     The amount of interest that will be distributable with respect to each Class A Subclass during each Interest Accrual Period is referred to herein as the "Class A Subclass Interest Amount" for such Class A Subclass. The Class A Subclass Interest Amount for each Class A Subclass (other than the Class A-6 CitiCertificates) will equal the interest accrued for each Interest Accrual Period at the applicable Stated Rate set forth on the cover page hereof on the Class A Subclass Stated Amount of such Class A Subclass, reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to such Class A Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class A Subclass as described below. The Class A-6 CitiCertificates will not bear interest. The sum of the Class A Subclass Interest Amounts for a particular Distribution Date is the "Class A Interest Amount."

     An amount of interest equal to the Unoffered Class A-IO Interest Amount will accrue on the Unoffered Class A-IO CitiCertificates during each Interest Accrual Period. On each Distribution Date, to the extent funds are available, the Distributable Unoffered Class A-IO Interest Amount will be distributed to the Unoffered Class A-IO CitiCertificates.

     The amount of interest that will be distributable with respect to the Class M CitiCertificates during each Interest Accrual Period is referred to herein as the "Class M Interest Amount." The Class M Interest Amount will equal the interest accrued for an Interest Accrual Period at a rate of 6.75% per annum on the Class M Stated Amount, reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to the Class M CitiCertificates and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class M CitiCertificates as described below.

     The amount of interest that will be distributable with respect to each Offered Class B Subclass and each Unoffered Class B Subclass during each Interest Accrual Period is referred to herein, respectively, as the "Offered Class B Subclass Interest Amount" and the "Unoffered Class B Subclass Interest Amount." The Offered and Unoffered Class B Subclass Interest Amount will equal the interest accrued for an Interest Accrual Period at the rate of 6.75% per annum on the Stated Amount of such Class B Subclass, in each case reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to such Class B Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class B Subclass as described below. The sum of the Offered Class B Subclass Interest Amounts as of any Distribution Date is the "Offered Class B Interest Amount" and the sum of the Unoffered Class B Subclass Interest Amounts as of any Distribution Date is the "Unoffered Class B Interest Amount." The sum of the Offered Class B Interest Amount and the Unoffered Class B Interest Amount for a particular Distribution Date is the "Class B Interest Amount."

     The "Class A Subclass Stated Amount" of a Class A Subclass (other than the Class A-6 CitiCertificates) as of any Distribution Date before the Subordination Depletion Date will be the Initial Stated Amount of such Class A

Subclass less (i) all amounts previously distributed to holders of CitiCertificates of such Class A Subclass in reduction of the Stated Amount of such Class A Subclass and (ii) such Class A Subclass's pro rata share of the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the Class A CitiCertificates (other than the Class A-6 CitiCertificates) in the manner described below under "--Subordination--Allocation of Losses." After the Subordination Depletion Date, the Class A Subclass Stated Amount of such Class A CitiCertificates may be subject to further reduction in an amount equal to such Class A Subclass's pro rata share of the difference, if any, between (a) the Class A Stated Amount (after subtracting the Class A Subclass Stated Amount of the Class A-6 CitiCertificates) as of such Distribution Date without regard to this provision and (b) the sum of the products of the applicable Non-PO Percentage of each Mortgage Loan and the Adjusted Balance of such Mortgage Loan for the preceding Distribution Date (the "Non-PO Pool Adjusted Balance"). Any pro rata allocation described in this paragraph will be made among the Class A Subclasses (other than the Class A-6 CitiCertificates) on the basis of their then outstanding Class A Subclass Stated Amounts as of the preceding Distribution Date.

     The Class A Subclass Stated Amount of the Class A-6 CitiCertificates as of any Distribution Date will be equal to the difference between the Pool Adjusted Balance and the Non-PO Pool Adjusted Balance as of such date.

     With respect to each Distribution Date prior to the Subordination Depletion Date, the "PO Loss Amount" for such Distribution Date will equal the sum of (i) the difference, if any, between the Class A PO Principal Amount for such Distribution Date and the amount distributed in reduction of the Stated Amount of the Class A-6 CitiCertificates on such Distribution Date and (ii) the applicable PO Percentage of each Realized Loss (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses). On and after the Subordination Depletion Date, Available PO Loss Funds will be zero and will therefore not be available for reimbursement of PO Loss Amounts.

     The "Class A Stated Amount" as of any Distribution Date will be equal to the sum of the Class A Subclass Stated Amounts as of such date.

     The "Class M Stated Amount" as of any Distribution Date will be equal to the lesser of (a) the Initial Stated Amount of the Class M CitiCertificates less
(i) all amounts previously distributed to holders thereof in reduction of Stated Amount and (ii) such Class's pro rata share of the Non-PO Percentage of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the Class M CitiCertificates in the manner described below under "--Subordination--Allocation of Losses" and (b) the Pool Adjusted Balance minus the Class A Stated Amount, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date).

     The "Offered Class B Subclass Stated Amount" of an Offered Class B Subclass as of any Distribution Date will be the lesser of (a) the Initial Stated Amount of such Offered Class B Subclass less (i) all amounts previously distributed to holders of CitiCertificates of such Offered Class B Subclass in reduction of the Stated Amount thereof and (ii) such Offered Class B Subclass's pro rata share of the Non-PO Percentage of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to holders of the Class B CitiCertificates in the manner described below under "--Subordination--Allocation of Losses" and (b) the Pool Adjusted Balance minus the sum of the Class A Stated Amount and the Class M Stated Amount and, in the case of a particular Offered Class B Subclass, the aggregate Stated Amount of the Offered Class B Subclasses having a lower numerical designation, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date). The "Offered Class B Stated Amount" as of any Distribution Date will be equal to the sum of the Offered Class B Subclass Stated Amounts as of such date.

     The "Unoffered  Class B Subclass  Stated  Amount" of any Unoffered  Class B
Subclass as of any Distribution Date will be the lesser of (a) the Initial Stated Amount of such Unoffered Class B Subclass less (i) all amounts previously distributed to holders of CitiCertificates of such Unoffered Class B Subclass in reduction of the Stated Amount thereof and (ii) such Unoffered Class B Subclass's pro rata share of the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to holders of the Unoffered Class B CitiCertificates in the manner described below under "--Subordination--Allocation of Losses" and (b) the Pool Adjusted Balance minus the sum of the Class A Stated Amount, the Class M Stated Amount, the Offered Class B Stated Amount and the Unoffered Class B Subclass Stated

Amount of each Unoffered Class B Subclass with a lower numerical designation, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date). The "Unoffered Class B Stated Amount" as of any Distribution Date will be the aggregate of the Unoffered Class B Subclass Stated Amounts as of such date. The "Class B Stated Amount" as of any Distribution Date will be the Pool Adjusted Balance less the sum of the Class A Stated Amount and the Class M Stated Amount and will equal the sum of the Offered Class B Stated Amount and the Unoffered Class B Stated Amount.

     With respect to any Distribution Date, the "Pool Adjusted Balance" will equal the aggregate Adjusted Balances of the Mortgage Loans as of such Distribution Date.

     Interest shortfalls resulting from full or partial principal prepayments of Mortgage Loans ("Prepayment Interest Shortfalls") will be offset to the extent of the Compensating Cap on the related Distribution Date. The aggregate
Prepayment Interest Shortfalls in excess of the Compensating Cap (the "Non-Supported Interest Shortfall") will be allocated pro rata among the CitiCertificates (other than the Class A-6 CitiCertificates) based on interest accrued on each such Class and accordingly will reduce the amount of interest due to be distributed to holders of the CitiCertificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A and Class B CitiCertificates will be allocated among the Class A Subclasses and the Class B Subclasses, respectively, pro rata on the basis of their respective amounts of accrued interest for such Distribution Date.

     The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Mortgage Loan will be allocated pro rata among the CitiCertificates (other than the Class A-6 CitiCertificates) based on the amount of interest accrued on each Class and among the Class A Subclasses, and among the Class B Subclasses, respectively, pro rata on the basis of their respective amounts of interest accrued for such Distribution Date.

     Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) first to the Class B CitiCertificates in reverse numerical order, then to the Class M CitiCertificates and then to the Class A and Unoffered Class A-IO
CitiCertificates will result from the priority of distributions first to the Class A and Unoffered Class A-IO CitiCertificateholders, then to the Class M CitiCertificateholders and then to the Class B CitiCertificateholders of the Pool Distribution Amount.

     On each Distribution Date, prior to the Subordination Depletion Date, on which the Pool Distribution Amount equals or exceeds the Class A Interest Amount plus the Distributable Unoffered Class A-IO Interest Amount, distributions in respect of interest to each Class A Subclass will equal its Class A Subclass Interest Amount, and distributions in respect of interest to the Unoffered Class A-IO CitiCertificates will equal the Distributable Unoffered Class A-IO Interest Amount.

     In the unlikely event that, on any Distribution Date prior to the Subordination Depletion Date, the Pool Distribution Amount is less than the Class A Interest Amount plus the Distributable Unoffered Class A-IO Interest Amount, the amount of interest currently distributed on the Class A and Unoffered Class A-IO CitiCertificates will equal the Pool Distribution Amount and will be allocated among the Class A Subclasses and the Unoffered Class A-IO CitiCertificates pro rata in accordance with the Class A Subclass Interest Amounts and the Distributable Unoffered Class A-IO Interest Amount, respectively. Any Class A Subclass Interest Shortfall Amount and Unoffered Class A-IO Unpaid Interest Shortfall will be added to the amount to be distributed to the related Class A Subclass and the Unoffered Class A-IO CitiCertificates, as applicable, on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor and, in the case of a Class A Subclass, the related Class A Subclass is then outstanding. No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts or Unoffered Class A-IO Unpaid Interest Shortfall. After the Subordination Depletion Date, Class A and Unoffered Class A-IO Unpaid Interest Shortfalls will be allocated pro rata among the Class A and Unoffered Class A-IO CitiCertificates on the basis of the respective amounts of accrued interest thereon. See "Summary of Prospectus and Prospectus Supplement--Priority of Distributions" herein.

     On each Distribution Date on which the Pool Distribution Amount exceeds the Class A Interest Amount plus the Distributable Unoffered Class A-IO Interest Amount, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts of outstanding Class A Subclasses and the Unoffered Class A-IO Unpaid Interest Shortfall. Such amounts will be allocated among the then outstanding Class A Subclasses and the Unoffered Class A-IO CitiCertificates pro rata in accordance with the respective unpaid Class A Subclass Interest Shortfall

Amounts and Unoffered Class A-IO Unpaid Interest Shortfall  immediately prior to
such   Distribution   Date.   See   "Summary  of   Prospectus   and   Prospectus
Supplement--Priority of Distributions" herein.

     On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of (i) the Class M Interest Amount and (ii) all amounts distributable on the Class A and Unoffered Class A-IO CitiCertificates, distributions in respect of interest to the Class M CitiCertificates will equal the Class M Interest Amount.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class M Interest Amount and (ii) all amounts senior in priority of payment to such amount, the amount of interest currently distributed on the Class M CitiCertificates will equal the Pool Distribution Amount, net of all amounts distributable with a higher order of priority as provided above under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions." Any Class M Unpaid Interest Shortfall will be added to the amount to be distributed to Class M CitiCertificates on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor and the related Class M CitiCertificates are then outstanding. No interest will accrue on any Class M Unpaid Interest Shortfall.

     On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of (i) the Offered Class B Subclass Interest Amount for an Offered Class B Subclass and (ii) all amounts senior in priority of payment to the Offered Class B Subclass Interest Amount based on the priorities described under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions," distributions in respect of interest to such Offered Class B Subclass will equal its Offered Class B Subclass Interest Amount.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Offered Class B Subclass Interest Amount for an Offered Class B Subclass and (ii) all amounts senior in priority of payment to such amount, the amount of interest currently distributed on such Offered Class B Subclass will equal the Pool Distribution Amount, net of all amounts distributable with a higher order of priority as provided above under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions." Any Offered Class B Subclass Unpaid Interest Shortfall will be added to the amount to be distributed to such Offered Class B Subclass on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor and the related Offered Class B Subclass is then outstanding. No interest will accrue on any Offered Class B Subclass Unpaid Interest Shortfall.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of all amounts distributable on the Class A, Unoffered Class A-IO, Class M and Class B-1 CitiCertificates, then the Class B-2 CitiCertificates and the Unoffered Class B CitiCertificates will not be entitled to receive any amounts in respect of interest or principal. If, on any Distribution Date, the Pool Distribution Amount is less than the sum of all amounts distributable on the Class A, Unoffered Class A-IO, Class M, Class B-1 and Class B-2 CitiCertificates, then the Unoffered Class B CitiCertificates will not be entitled to receive any amounts in respect of interest or principal. If, on any Distribution Date, the Pool Distribution Amount is less than the sum of all amounts distributable on the Class A and Unoffered Class A-IO CitiCertificates, then the Class M and Class B CitiCertificates will not be entitled to receive any amounts in respect of interest or principal.

DISTRIBUTIONS IN REDUCTION OF STATED AMOUNT

     The Mortgage Loans will be divided into two groups: the "Discount Mortgage Loans," which will be comprised of all Mortgage Loans with Note Rates, net of the Servicing Fee (in each case, the "NNR"), of less than 6.75% and the "Premium Mortgage Loans," which will be comprised of all Mortgage Loans with NNRs equal to or greater than 6.75%.

     Distributions in reduction of Stated Amount of the Class A CitiCertificates will be made on each Distribution Date in an aggregate amount equal to the Class A Principal Distribution Amount. The "Class A Principal Distribution Amount" with respect to any Distribution Date will be equal to the amount of principal distributed pursuant to clause (3) as set forth under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions" in an amount up to the Class A Optimal Principal Amount. Amounts distributed in reduction of Stated Amount of any Class A Subclass will be allocated pro rata among all CitiCertificates of such Class A Subclass.

     The Class M CitiCertificates will be entitled to receive, on each Distribution Date, an amount up to the Class M Optimal Distribution Amount for each date, subject to the priorities and conditions set forth above under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions." The "Class M Optimal Distribution

Amount" for each Distribution Date shall equal the sum of (i) the Class M Interest Amount, (ii) the Class M Unpaid Interest Shortfall and (iii) the Class M Optimal Principal Amount.

     The Class B CitiCertificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A Unpaid Interest Shortfall, any unreimbursed Unoffered Class A-IO Unpaid Interest Shortfall, the Class A Principal Distribution Amount, the Class M Optimal Distribution Amount and (to the extent of Available PO Loss Funds) any Unpaid PO Loss Amounts for such date. Amounts so distributed to Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

     Holders of the CitiCertificates of each Offered Class B Subclass will be entitled to receive, on each Distribution Date, an amount up to the Offered Class B Subclass Optimal Distribution Amount for such Class B Subclass for such date, subject to the priorities and conditions set forth above under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions". The "Offered Class B Subclass Optimal Distribution Amount" for each Distribution Date for each Class B Subclass shall equal the sum of (i) the Offered Class B Subclass
Interest Amount for such Class B Subclass, (ii) the Offered Class B Subclass Unpaid Interest Shortfall for such Class B Subclass and (iii) the Offered Class B Subclass Optimal Principal Amount for such Class B Subclass. The aggregate of the Offered Class B Subclass Optimal Distribution Amounts is the "Offered Class B Optimal Distribution Amount."

     Holders of the Class A-6 CitiCertificates will be entitled to receive on each Distribution Date, to the extent of the Pool Distribution Amount remaining after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A Unpaid Interest Shortfall and any unreimbursed Unoffered Class A-IO Unpaid Interest Shortfall, a distribution in reduction of their Stated Amount in an amount equal to the Class A PO Principal Amount. The "Class A PO Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the applicable PO Percentage of the Adjusted Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Issuer, as described in "Appendix
A: The Mortgage Loans and CitiMortgageCertificates--Assignment of Loans" in the Prospectus, (iii) the applicable PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the applicable PO Percentage of the Adjusted Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the applicable PO Percentage of all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs. In addition, holders of the Class A-6 CitiCertificates will be entitled to reimbursement, to the extent of Available PO Loss Funds, of the "Unpaid PO Loss Amounts," which shall equal the difference between (a) the sum of the PO Loss Amounts for that and prior Distribution Dates and (b) amounts distributed in reimbursement of Unpaid PO Loss Amounts on all prior Distribution Dates.

     Holders of the Class A CitiCertificates (other than the Class A-5 and Class A-6 CitiCertificates) (the "Group I Class A CitiCertificates") will be entitled to receive on each Distribution Date, to the extent of the Pool Distribution Amount remaining after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount and any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfalls, a distribution in reduction of the Stated Amount thereof in an amount equal to the Group I Non-PO Principal Amount. The "Group I Non-PO Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Group I Percentage of the applicable Non-PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the Group I Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Issuer, as described in "Appendix A: The Mortgage Loans and CitiMortgage Certificates--Assignment of Loans" in the Prospectus, (iii) the Group I Prepayment Percentage of the applicable Non-PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the Group I Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the Group I Prepayment Percentage of the applicable Non-PO Percentage of all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs.

     Holders of the Class A-5 CitiCertificates will be entitled to receive on each Distribution Date, to the extent of the Pool Distribution Amount remaining after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount and any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfalls, a distribution in reduction of the Stated Amount thereof in an amount equal to the Group II Non-PO Principal Amount. The "Group II Non-PO Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Group II Percentage of the applicable Non-PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the Group II Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Issuer, as described in "Appendix A: The Mortgage Loans and CitiMortgageCertificates--Assignment of Loans" in the Prospectus, (iii) the Group II Prepayment Percentage of the applicable Non-PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the Group II Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the Group II Prepayment Percentage of the applicable Non-PO Percentage of all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs.

     The "Class A Optimal Principal Amount" for a Distribution Date is equal to the sum of the Group I Non-PO Principal Amount, the Group II Non-PO Principal Amount and the Class A PO Principal Amount for such Distribution Date. With respect to each Discount Mortgage Loan, the "PO Percentage" is equal to a fraction, expressed as a percentage, the numerator of which is 6.75% minus the NNR of such Mortgage Loan and the denominator of which is 6.75%; with respect to each Premium Mortgage Loan, the PO Percentage is 0%. With respect to each Mortgage Loan, the "Non-PO Percentage" is equal to 100% minus the related PO Percentage; therefore, for each Premium Mortgage Loan the Non-PO Percentage is 100%.

     On each Distribution Date prior to the Subordination Depletion Date, the Class A Principal Distribution Amount will be allocated on each Distribution Date as follows: first, the Class A PO Principal Amount for such Distribution Date will be allocated to the Class A-6 CitiCertificates until the Stated Amount thereof has been reduced to zero; second, the Group II Non-PO Principal Amount will be allocated to the Class A-5 CitiCertificates until the Stated Amount thereof has been reduced to zero; and third, the Group I Non-PO Principal Amount will be allocated (a) concurrently, approximately 96.2648937362% to the Class A-1 CitiCertificates and approximately 3.7351062638% to the Class A-2 CitiCertificates until the Stated Amount of the Class A-1 CitiCertificates has been reduced to zero, (b) concurrently, approximately 96.2648937362% to the Class A-3 CitiCertificates and approximately 3.7351062638% to the Class A-2 CitiCertificates until the Stated Amount of the Class A-2 CitiCertificates has been reduced to zero, (c) to the Class A-3 CitiCertificates until the Stated Amount thereof has been reduced to zero and (d) to the Class A-4 CitiCertificates until the Stated Amount thereof has been reduced to zero.

     The principal balance of the Class A CitiCertificates will be reduced on any Distribution Date by each Class A Subclass's share of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses. See "--Subordination" below.

     The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Class M Percentage of the applicable Non-PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the Class M Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Issuer, as described in "Appendix
A: The Mortgage Loans and CitiMortgage Certificates--Assignment of Loans" in the Prospectus, (iii) the Class M Prepayment Percentage of the applicable Non-PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the Class M Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the Class M
Prepayment Percentage of the applicable Non-PO Percentage of all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs.

     The "Offered Class B Subclass Optimal Principal Amount" with respect to each Distribution Date for a particular Class B Subclass will be an amount equal to the sum of (i) the Offered Class B Subclass Percentage for such Class B Subclass of the applicable Non-PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions,
(ii) the Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Issuer, (iii) the Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocated to interest, (iv) the Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs.

     In addition to the foregoing, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss, the amount of such recovery will be allocated among the then outstanding CitiCertificates first to the Class A CitiCertificates, to the extent, in the manner and up to the amount of any unreimbursed Realized Losses allocated to the Class A CitiCertificates, then to the Class M CitiCertificates and then to the Class B CitiCertificates. As among the Class B Subclasses, the amount of the recovery remaining after any allocation thereof to the Class A and Class M CitiCertificates will be allocated first to the Class B-1 CitiCertificates, second to the Class B-2 CitiCertificates, in each case to the extent and up to the amount of any unreimbursed Realized Losses allocated to such Class B Subclass, and then, in like manner, to the remaining Class B Subclasses.

     A "Liquidated Loan" is a Mortgage Loan with respect to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received or the Issuer has accepted payment by a Mortgagor in consideration for the release of the Mortgage in an amount equal to less than the outstanding principal balance of the Mortgage Loan as a result of a determination that liquidation expenses for such Mortgage Loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of such Mortgage Loan.

     A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus interest thereon in accordance with the amortization schedule at the Note Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to the Servicer and the Trustee for any previously unreimbursed related advances and related liquidation expenses) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. "Liquidation Proceeds" are all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof. A "Special Hazard Loss" is a Liquidated Loan Loss occurring as a result of a Special Hazard. "Special Hazards" are all risks of direct physical loss or damage which occur from any cause excluding (a) the extraordinary events referred to in the last paragraph under "--Subordination--Allocation of Losses" and (b) any risk of direct physical loss or damage that is insured against under either (i) the Mortgagor's homeowner's policy, fire insurance policy, flood insurance (if otherwise required) and extended coverage policies (if any), as required to be maintained pursuant to the applicable Mortgage Loan or (ii) hazard insurance with respect to such Mortgaged Property which is required to be maintained by the Servicer under the Pooling Agreement. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that result in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are referred to herein as "Realized Losses."

     The "Class A Percentage" for any Distribution Date occurring prior to the Subordination Depletion Date is the percentage, which in no event will exceed 100%, obtained by dividing the Class A Stated Amount (after subtracting the Class A Subclass Stated Amount of the Class A-6 CitiCertificates) (the "Non-PO Class A Amount") by the Non-PO Pool Adjusted Balance, both as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any losses on such date). The Class A Percentage for the first Distribution Date is expected to be between 94.25% and 96.25%. The Class A Percentage will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for a specified period to the Class A CitiCertificates and will increase as a result of the allocation of Realized Losses to the Subordinated CitiCertificates.

     The "Class A Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will, except as provided below, equal 100%. Thereafter, the Class A Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A CitiCertificates (other than the Class A-5 and Class A-6 CitiCertificates) while, in the absence of Realized Losses, increasing the respective interest in the Trust evidenced by the Class M and Class B CitiCertificates. Increasing the respective interest of the Class M and Class B CitiCertificates relative to that of the Class A CitiCertificates is intended to preserve the availability of the subordination provided by the Class M and Class B CitiCertificates. See "--Subordination" below.

     The Class A Prepayment Percentage for any Distribution Date occurring during the periods set forth below will be as follows:

 PERIOD (DATES INCLUSIVE)             CLASS A PREPAYMENT PERCENTAGE
 ------------------------             -----------------------------

March 2003-February 2004 ....     Class A Percentage plus 70% of the
                                      Subordinated CitiCertificate Percentage

March 2004-February 2005 ....     Class A Percentage plus 60% of the
                                      Subordinated CitiCertificate Percentage

March 2005-February 2006 ....     Class A Percentage plus 40% of the
                                      Subordinated CitiCertificate Percentage

March 2006-February 2007 ....     Class A Percentage plus 20% of the
                                      Subordinated CitiCertificate Percentage

March 2007 and thereafter ...     Class A Percentage

     Notwithstanding the foregoing, if the Class A Percentage on any Distribution Date exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will once again equal 100%. See
"--Prepayment and Yield Considerations" herein and "Prepayment and Yield Considerations" in the Prospectus.

     In addition, no reduction of the Class A Prepayment Percentage will occur on a Distribution Date unless the following tests (the "Reduction Tests") are satisfied: (i) as of the first Distribution Date as to which any such reduction applies, either (A) the Adjusted Balance of the Mortgage Loans delinquent 60 days or more (including, for this purpose, Mortgage Loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default) averaged over the last six months, as a percentage of the sum of the Class M Stated Amount and the Class B Stated Amount averaged over the last six months, is less than 50% or
(B) the Adjusted Balance of such delinquent Mortgage Loans averaged over such period, as a percentage of the Adjusted Balance of all Mortgage Loans averaged over such period, is less than 2%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans are less than (a) with respect to each Distribution Date in March 2003 through February 2004, inclusive, 30% of the aggregate Initial Stated Amount of the Class M and Class B CitiCertificates (the "Original Subordinated Stated Amount"), (b) with respect to each Distribution Date in March 2004 through February 2005, inclusive, 35% of the Original Subordinated Stated Amount, (c) with respect to each Distribution Date in March 2005 through February 2006, inclusive, 40% of the Original Subordinated Stated Amount, (d) with respect to each Distribution Date in March 2006 through February 2007, inclusive, 45% of the Original Subordinated Stated Amount, and
(e) with respect to each Distribution Date in March 2007 and thereafter, 50% of the Original Subordinated Stated Amount.

     The "Group I Percentage" on any Distribution Date prior to the earlier of March 2003 and the Group I Final Distribution Date will equal the Class A
Percentage for such Distribution Date. On any Distribution Date commencing in March 2003, the Group I Percentage will equal the sum of (a) the percentage obtained by dividing the aggregate Stated Amounts of all the Group I Class A CitiCertificates (the "Group I Stated Amounts") immediately preceding such Distribution Date by the Non-PO Pool Adjusted Balance, and (b) the Shift Percentage multiplied by the percentage obtained by dividing the aggregate Stated Amount of the Class A-5 CitiCertificates immediately preceding such Distribution Date by the Non-PO Pool Adjusted Balance, all as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any losses on such date); provided, that if on the Group I Final Distribution Date the amount available for distribution in respect of the Group I Class A CitiCertificates would otherwise exceed the remaining aggregate Stated Amounts of the Group I Class A CitiCertificates, (1) the Group I Percentage on such date will be limited to the percentage necessary to reduce the Stated Amounts of the Group I Class A CitiCertificates to zero, and (2) any amounts that would have been allocable to the Group I Class A CitiCertificates absent the limitation in clause (1) above will be distributable to the Class A-5 CitiCertificates. The Group I Percentage on any Distribution Date after the date on which the Stated Amount of the Group I Class A CitiCertificates has been reduced to zero (the "Group I Final Distribution Date") will be zero. The initial Group I Percentage is expected to be approximately 95.25%.

     The "Group II Percentage" on any Distribution Date will equal the Class A Percentage minus the Group I Percentage (without regard to clause (1) in the preceding paragraph) for such Distribution Date. The initial Group II Percentage will be 0%.

     The "Shift Percentage" for any Distribution Date occurring during the periods set forth below will be as follows:

                                                                       SHIFT
   PERIOD (DATES INCLUSIVE)                                          PERCENTAGE
   ------------------------                                          ----------

March 2003-February 2004 ......................................         70%
March 2004-February 2005 ......................................         60%
March 2005-February 2006 ......................................         40%
March 2006-February 2007 ......................................         20%
March 2007 and thereafter .....................................          0%

     The "Group I Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

   PERIOD (DATES INCLUSIVE)                   GROUP I PREPAYMENT PERCENTAGE
   ------------------------                   -----------------------------

March 1998-February 2003 ..........       100%.

March 2003-February 2004 ..........       Group I Percentage plus the sum of (a)
                                            the    product   of   70%   of   the
                                            Subordinated         CitiCertificate
                                            Percentage   and  a   fraction   the
                                            numerator  of which  is the  Group I
                                            Stated  Amounts and the  denominator
                                            of  which  is  the  Non-PO  Class  A
                                            Amount (the "Group I Fraction")  and
                                            (b)  70%  of  the  product  of (i) a
                                            fraction  the  numerator of which is
                                            the Class A Subclass  Stated  Amount
                                            of the  Class  A-5  CitiCertificates
                                            and the  denominator of which is the
                                            Non-PO Class A Amount (the "Group II
                                            Fraction")   and  (ii)  70%  of  the
                                            Subordinated         CitiCertificate
                                            Percentage.

March 2004-February 2005 ..........      Group I Percentage  plus the sum of (a)
                                            the    product   of   60%   of   the
                                            Subordinated         CitiCertificate
                                            Percentage  and the Group I Fraction
                                            and  (b) 60% of the  product  of (i)
                                            the Group II  Fraction  and (ii) 60%
                                            of the Subordinated  CitiCertificate
                                            Percentage.

March 2005-February 2006 ..........      Group I Percentage  plus the sum of (a)
                                            the    product   of   40%   of   the
                                            Subordinated         CitiCertificate
                                            Percentage  and the Group I Fraction
                                            and  (b) 40% of the  product  of (i)
                                            the Group II  Fraction  and (ii) 40%
                                            of the Subordinated  CitiCertificate
                                            Percentage.

March 2006-February 2007 ..........      Group I Percentage  plus the sum of (a)
                                            the    product   of   20%   of   the
                                            Subordinated         CitiCertificate
                                            Percentage  and the Group I Fraction
                                            and  (b) 20% of the  product  of (i)
                                            the Group II  Fraction  and (ii) 20%
                                            of the Subordinated  CitiCertificate
                                            Percentage.

March 2007 and thereafter .........      Group I Percentage;

provided, that if on the Group I Final Distribution Date the amount available for distribution in respect of the Group I Class A CitiCertificates would otherwise exceed the remaining aggregate Stated Amounts of the Group I Class A CitiCertificates, (1) the Group I Prepayment Percentage on such date will be limited to the percentage necessary to reduce the Stated Amounts of the Group I Class A CitiCertificates to zero, and (2) any amounts that would have been allocable to the Group I Class A CitiCertificates absent the limitation in clause (1) above will be distributable to the Class A-5 CitiCertificates. On or after the Group I Final Distribution Date, the Group I Prepayment Percentage will be zero.

     Notwithstanding the foregoing, if on any Distribution Date the Class A Prepayment Percentage has not been reduced because the Reduction Tests have not been satisfied or has increased for any reason, the Group I Prepayment Percentage for such Distribution Date will be increased by an amount equal to the amount by which the Subordinated Prepayment Percentage would have been increased had the Class A Prepayment Percentage been so reduced or by the amount the Class A Prepayment Percentage increased, as the case may be.

     The "Group II Prepayment Percentage" on any Distribution Date will equal the Class A Prepayment Percentage minus the Group I Prepayment Percentage (without regard to clause (1) in the second preceding paragraph) for such Distribution Date, except that on any Distribution Date after the Group I Final Distribution Date, the Group II Prepayment Percentage will equal the Class A Prepayment Percentage.

     The "Subordinated CitiCertificate Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The Subordinated CitiCertificate Percentage on the Closing Date is expected to be between 3.75% and 5.75%.

     The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for each date.

     The "Class M Percentage" shall be equal to the percentage calculated by multiplying (i) the Subordinated CitiCertificate Percentage by (ii) a fraction, the numerator of which is the Class M Stated Amount and the denominator of which is the sum of the Class M Stated Amount and the Class B Subclass Stated Amount of each Class B Subclass eligible to receive distributions in reduction of Stated Amount, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of losses on such date).

     The "Class M Prepayment Percentage" shall be equal to the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class M Stated Amount and the denominator of which is the sum of the Class M Stated Amount and the Class B Subclass Stated Amount of each Class B Subclass eligible to receive distributions in reduction of Stated Amount, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of losses on such date).

     The "Class B Percentage" for any Distribution Date will be calculated as the difference between the Subordinated CitiCertificate Percentage and the Class M Percentage.

     The "Class B Prepayment Percentage" for any Distribution Date will be calculated as the difference between the Subordinated Prepayment Percentage and the Class M Prepayment Percentage.

     The "Offered Class B Subclass Percentage" for each Offered Class B Subclass shall be equal to, on any Distribution Date, the percentage calculated by multiplying (i) the Class B Percentage by (ii) a fraction, the numerator of which is the Offered Class B Subclass Stated Amount of such Offered Class B Subclass and the denominator of which is the aggregate Stated Amounts of the Class B Subclasses (eligible to receive distributions in reduction of Stated Amount for such Distribution Date), each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any losses on such date); provided that in the event a particular Offered Class B Subclass is ineligible to receive distributions in reduction of Stated Amount on such Distribution Date, its Offered Class B Subclass Percentage will be 0% for such Distribution Date.

     The "Offered Class B Subclass Prepayment Percentage" for each Offered Class B Subclass shall be equal to, on any Distribution Date, the percentage calculated by multiplying (i) the Class B Prepayment Percentage by (ii) a fraction, the numerator of which is the Stated Amount of such Offered Class B Subclass and the denominator of which is the aggregate Stated Amounts of the Class B Subclasses (eligible to receive distributions in reduction of Stated Amount for such Distribution Date), each as of the immediately preceding Distribution Date (after taking into account distribution in reduction of Stated Amount and the allocation of any losses on such date); provided that in the event an Offered Class B Subclass is ineligible to receive distributions in reduction of Stated Amount on such Distribution Date, such Offered Class B Subclass Prepayment Percentage will be 0% for such Distribution Date.

     In the event that on any Distribution Date, the Current Class M Subordination Level is less than the original Class M Subordination Level, then the Class B CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date and all of such distributions will instead be allocated in reduction of the Stated Amount of the Class M CitiCertificates. The original Class M Subordination Level is expected to be between 1.25% and 3.25%.

     In the event that on any Distribution Date, the Current Class M Subordination Level equals or exceeds its original percentage but the Current Class B-1 Subordination Level is less than the original Class B-1 Subordination Level, then the Class B-2, Class B-3, Class B-4 and Class B-5 CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date and all of such distributions will instead be allocated in reduction of the Stated Amount of the Class M and Class B-1 CitiCertificates. The original Class B-1 Subordination Level is expected to be between 0.90% and 1.90%.

     In the event that on any Distribution Date, the Current Class M and Class B-1 Subordination Levels equal or exceed their original percentages but the Current Class B-2 Subordination Level is less than the original Class B-2 Subordination Level, then the Class B-3, Class B-4 and Class B-5 CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date, and all of such distributions will instead be allocated in reduction of the Stated Amounts of the Class M, Class B-1 and Class B-2 CitiCertificates. The original Class B-2 Subordination Level is expected to be between 0.65% and 1.05%.

     In the event that on any Distribution Date, the Current Class M, Class B-1 and Class B-2 Subordination Levels equal or exceed their original percentages but the Current Class B-3 Subordination Level is less than the original Class B-3 Subordination Level, then the Class B-4 and Class B-5 CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date, and all of such distributions will instead be allocated in reduction of the Stated Amounts of the Class M, Class B-1, Class B-2 and Class B-3 CitiCertificates. The original Class B-3 Subordination Level is expected to be between 0.30% and 0.70%.

     In the event that on any Distribution Date, the Current Class M, Class B-1, Class B-2 and Class B-3 Subordination Levels equal or exceed their original percentages but the Current Class B-4 Subordination Level is less than the original Class B-4 Subordination Level, then the Class B-5 CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date, and all of such distributions will instead be allocated in reduction of the Stated Amounts of the Class M, Class B-1, Class B-2, Class B-3 and Class B-4 CitiCertificates. The original Class B-4 Subordination Level is expected to be between 0.10% and 0.50%.

     On any Distribution Date on which the Stated Amounts of the Class M and Class B CitiCertificates have been reduced to zero, the Class A Non-PO Principal Amount will be distributed pro rata to each Class A Subclass (other than the Class A-6 CitiCertificates) notwithstanding the priorities described above and in the second paragraph under "Summary of Prospectus and Prospectus Supplement--Distributions in Reduction of Stated Amount of the Offered CitiCertificates." Under the circumstances described in this paragraph, the amount allocated to each such Class A Subclass will be distributed pro rata among holders of CitiCertificates of such Class A Subclass.

SUBORDINATION

     The rights of holders of the Class M CitiCertificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of holders of Class A and Unoffered Class A-IO CitiCertificates to the extent described below, the rights of holders of the Class B CitiCertificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of holders of Class A, Unoffered Class A-IO and Class M CitiCertificates to the extent described below and the rights of the holders of the Class B Subclasses with numerically higher designations to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of holders of Class B Subclasses with numerically lower designations to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by holders of the Class A and Unoffered Class A-IO CitiCertificates (to the extent of the subordination of the Class M and Class B CitiCertificates), the Class M CitiCertificates (to the extent of the subordination of the Class B CitiCertificates) and the Class B Subclasses with numerically lower numbers (to the extent of the subordination of the Class B Subclasses with numerically higher designations) of the full amount of their scheduled monthly payments of interest and principal and to afford protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Class A or Class M CitiCertificates or numerically lower Class B Subclasses, as the case may be, or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by such Class A, Unoffered Class A-IO, Class M or Class B CitiCertificates, as the case may be, as are then outstanding.

     The protection afforded to holders of the Class A and Unoffered Class A-IO CitiCertificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B CitiCertificates, the amounts in reduction of Stated Amount and of interest due the Class A and Unoffered Class A-IO CitiCertificateholders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to holders of Class M and Class B CitiCertificates.

     The Class M CitiCertificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfall, the Class A Optimal Principal Amount and (to the extent described herein) any Unpaid PO Loss Amounts. Amounts so distributed to Class M CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

     The Class B CitiCertificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfall, the Class A Optimal Principal Amount, the Class M Interest Amount, any unreimbursed Class M Unpaid Interest Shortfall, the Class M Optimal Principal Amount and (to the extent described herein) any Unpaid PO Loss Amounts. Amounts so distributed to Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

     The protection afforded to holders of the Class B Subclasses with numerically lower designations by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Subclasses with numerically higher designations, the amounts in reduction of Stated Amount and of interest due the holders of Class B Subclasses with numerically lower designations on each Distribution Date out of the Pool Distribution Amount with respect to such date (after all required payments to Class A, Unoffered Class A-IO and Class M CitiCertificates and any Class B Subclasses with a numerically lower designation have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to holders of the Class B Subclasses with numerically higher designations.

     The Class B Subclasses with numerically higher designations will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfall, the Class A Optimal Principal Amount, the Class M Interest Amount, any unreimbursed Class M Unpaid Interest Shortfall, the Class M Optimal Principal Amount, any Unpaid PO Loss Amounts (but only to extent of Available PO Loss Funds) and any distributions in reduction of Stated Amount or interest as to which a Class B Subclass with a lower numerical designation is due on such date. Amounts so distributed to such Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

Allocation of Losses

     For any Distribution Date, any "Non-PO Loss Amount" shall be equal to the applicable Non-PO Percentage of each Realized Loss (other than an Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) on a Mortgage Loan.

     Non-PO Loss Amounts will not be allocated to holders of the Class A CitiCertificates until the date on which the amount of principal payments on the Mortgage Loans to which holders of the Class M and Class B CitiCertificates are entitled has been reduced to zero (the "Subordination Depletion Date"). PO Loss Amounts will be allocated to the Class A-6 CitiCertificates until the Stated Amount thereof has been reduced to zero. However, until the Subordination Depletion Date, PO Loss Amounts will ultimately be borne first by the Class B Subclasses in reverse numerical order and then by the Class M CitiCertificates, since such losses are reimbursable from certain funds otherwise distributable on the Class B and Class M CitiCertificates.

     The subordination of the Unoffered Class B CitiCertificates in favor of the Class A, Unoffered Class A-IO, Class M and Offered Class B CitiCertificates, that of the Class B-2 CitiCertificates in favor of the Class A, Unoffered Class A-IO, Class M and Class B-1 CitiCertificates, that of the Class B-1 CitiCertificates in favor of the Class A, Unoffered Class A-IO and Class M CitiCertificates, and that of the Class M CitiCertificates in favor of the Class A and Unoffered Class A-IO CitiCertificates, is effected by the allocation of Non-PO Loss Amounts first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates, until, in each case, the respective Unoffered Class B Stated Amount, Class B-2 Stated Amount, Class B-1 Stated Amount and
Class M Stated Amount have been reduced to zero. Non-PO Loss Amounts will be allocated to the Class M CitiCertificates only after the Stated Amount of the Class B CitiCertificates has been reduced to zero. Non-PO Loss Amounts will be allocated to the Class B-1 CitiCertificates only after the Stated Amounts of the Class B-2 and Unoffered Class B CitiCertificates have been reduced to zero and Non-PO Loss Amounts will be allocated to the Class B-2 CitiCertificates only after the Stated Amount of the Unoffered Class B CitiCertificates has been reduced to zero. The effect of such allocation of Non-PO Loss Amounts (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) to the Unoffered Class B CitiCertificates and then to the Offered Class B CitiCertificates will be to reduce future distributions to such Class B CitiCertificates, and in particular to the Unoffered Class B CitiCertificates, and to increase the relative portion of distributions allocable to the Class A, Unoffered Class A-IO and Class M CitiCertificates and the Offered Class B CitiCertificates. After the Subordination Depletion Date, the Class A and Unoffered Class A-IO CitiCertificates will bear all Realized Losses.

     The allocation of the principal portion of Realized Losses (other than a Debt Service Reduction, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be effected, as a result of the priority of distributions described above, by the adjustment of the Stated Amount of the most subordinate of the Class B Subclasses then outstanding (that is, the Stated Amount of the Class B Subclasses in reverse numerical order), and then to the Class M CitiCertificates, in such amounts as are necessary to cause the sum of the Class A Stated Amount, the Class M Stated Amount and the Class B Stated Amount to equal the Pool Adjusted Balance.

     The interest portion of any Realized Loss occurring on or after the Subordination Depletion Date will be allocated among the outstanding Class A Subclasses and the Unoffered Class A-IO CitiCertificates, in the manner described in the second succeeding paragraph. The principal portion of any Realized Losses occurring on or after the Subordination Depletion Date will be allocated as follows: the applicable PO Percentage of any Realized Loss will be allocated to the Class A-6 CitiCertificates and the Non-PO Percentage of any Realized Loss will be allocated among the other outstanding Class A Subclasses.

     Allocations of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) and (iii) any interest shortfalls resulting from delinquencies for which neither the Servicer nor the Trustee advances will result from the priority of distribution of the Pool Distribution Amount first to the Class A and Unoffered Class A-IO CitiCertificates as described below, second to the Class M CitiCertificates, third to the Class B-1 CitiCertificates, fourth to the Class B-2 CitiCertificates and finally to the Unoffered Class B CitiCertificates.

     The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated as follows: the applicable PO Percentage of such Realized Losses shall be allocated to the Class A-6 CitiCertificates and the applicable Non-PO Percentage of such Realized Losses shall be allocated on a pro rata basis among the Class A Subclasses (other than the Class A-6 CitiCertificates) and the Class M and Class B CitiCertificates based on the aggregate Stated Amount of each such Class or Subclass. The interest portion of such losses with respect to the Mortgage Loans will be allocated on a pro rata basis among the CitiCertificates (other than the Class A-6 CitiCertificates) based on accrued interest on such Class. Any interest losses so allocated to the Class A CitiCertificates will be allocated among the outstanding Class A Subclasses pro rata based on interest accrued. Any losses allocated to a particular Class A Subclass will be allocated among the outstanding CitiCertificates within such Class A Subclass pro rata in accordance with their respective Stated Amount, as the case may be. Any losses so allocated to the Unoffered Class A-IO or Class M CitiCertificates will be allocated among the outstanding Unoffered Class A-IO or Class M CitiCertificates, as the case may be, in accordance with their notional amount or respective Stated Amount, as the case may be. Any losses so allocated to the Class B CitiCertificates will be allocated among the outstanding Class B Subclasses pro rata in accordance with their then outstanding Class B Subclass Stated Amounts with respect to the principal portion of such losses and the amounts of interest accrued with respect to the interest portion of such losses, and among the outstanding CitiCertificates within each Class B Subclass pro rata in accordance with their respective Stated Amounts.

     The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the CitiCertificates will be allocated by reducing the applicable amount of accrued interest payable on the Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates.

     As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments and recoveries in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B CitiCertificates. In general, if the Pool Distribution Amount is not sufficient to cover the amount of the Class A Optimal Principal Amount on a particular Distribution Date (other than with respect to the Class A-6 CitiCertificates), the percentage of principal payments on the Mortgage Loans to which holders of the Class A CitiCertificates (other than Class A-6 CitiCertificates) will be entitled (i.e., the Class A Percentage) on and after the next
Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B CitiCertificates in future payments of principal on the Mortgage Loans. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

     Special Hazard Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Special Hazard Termination Date. The "Special Hazard Termination Date" will be the date on which such Special Hazard Losses exceed the Special Hazard Loss Amount (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately 1.17% of the Initial Mortgage Loan Balance. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses since the Cut-Off Date and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California ZIP code) times the Pool Adjusted Balance on such anniversary and (ii) twice the Adjusted Balance of the single Mortgage Loan having the largest Adjusted Balance. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses."

     Fraud Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" will be the date on which such Fraud Losses exceed the Fraud Loss Amount (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Fraud Loss Amount" with respect thereto will be equal to approximately 1.00% of the Initial Mortgage Loan Balance. On each Distribution Date thereafter, the Fraud Loss Amount will equal (X) prior to the second anniversary of the Cut-Off Date an amount equal to the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses since the Cut-Off Date up to the related Determination Date, and
(Y) from the second through the fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 0.50% of the Pool Adjusted Balance as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amount of Fraud Losses since the most recent anniversary of the Cut-Off Date. After the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero and thereafter any Fraud Losses will be shared pro rata among the CitiCertificates as described above. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses."

     Bankruptcy Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" will be the date on which such Bankruptcy Losses exceed the Bankruptcy Loss Amount (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately 0.05% of the Initial Mortgage Loan Balance. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses since the Cut-Off Date up to the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and
(b) $100,000 minus (2) the aggregate amount of Bankruptcy Losses since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from S&P and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the CitiCertificates by S&P and Fitch. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Bankruptcy Losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses."

     The exact amounts of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to be allocated first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates (but in each case only prior to the related termination date) will be those amounts required by the rating agency (or rating agencies) rating the CitiCertificates as a condition of the ratings as set forth above under "Summary of Prospectus and Prospectus Supplement--Certificate Ratings."

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or
(B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction.

     Since the aggregate Initial Stated Amount of the Class M and Class B CitiCertificates will be substantially less than the Initial Stated Amount of the Class A CitiCertificates, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be separately borne by the Class M and Class B CitiCertificates to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their respective Initial Stated Amounts. See "Appendix A: The Mortgage Loans and CitiMortgageCertificates" in the Prospectus.

     The benefits of the subordination described herein will not cover delinquencies and losses resulting from certain extraordinary events, including
(i) hostile or warlike action in time of peace or war; (ii) the use of any weapon of war employing atomic fission or radioactive force whether in time of peace or war; and (iii) insurrection, rebellion, revolution, civil war or any usurped power or action taken by any governmental authority in preventing such occurrences (but not including looting or rioting occurring not in time of war). Losses and delinquencies resulting from such extraordinary events will be allocated among the Class A Subclasses, Unoffered Class A-IO CitiCertificates, Class M CitiCertificates and Class B Subclasses in the same manner as Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses.

WEIGHTED AVERAGE LIVES OF THE OFFERED CITICERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of such CitiCertificate until each dollar of principal of such CitiCertificate will be repaid to the investor. The weighted average lives of the Offered CitiCertificates will be influenced by the rate at which principal on the Mortgage Loans is paid. Principal payments on mortgage loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of mortgage loans). Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month relative to the then unpaid principal balance of a pool of new mortgage loans. 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% per annum.

     As used in the following tables, "0% of the Prepayment Model" assumes no prepayments on the Mortgage Loans; "250% of the Prepayment Model" assumes such Mortgage Loans will prepay at rates equal to 250% of the Prepayment Model's assumed prepayment rates and so forth.

     There is no assurance, however, that prepayment of the Mortgage Loans will conform to any level of the Prepayment Model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer. Because the amount of distributions in reduction of the Stated Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass will depend on the rate of repayment (including prepayments) of the Mortgage Loans, the date by which the Stated Amount of any Class A Subclass, the Class M CitiCertificates or any Offered Class B Subclass is reduced to zero is likely to occur earlier than its respective Last Scheduled Distribution Date.

     THE WEIGHTED AVERAGE LIVES OF THE OFFERED CITICERTIFICATES, AS WELL AS THE YIELDS TO MATURITY OF THE OFFERED CITICERTIFICATES TO THE EXTENT THAT SUCH CITICERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM, WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS.

     As  described   above  under   "Summary  of   Prospectus   and   Prospectus
Supplement--Distributions   in  Reduction  of  Stated   Amount  of  the  Offered
CitiCertificates," on each Distribution Date holders of the Class A CitiCertificates (other than the Class A-6 CitiCertificates) will be entitled to receive the Class A Percentage of the applicable Non-PO Percentage of all the Scheduled Principal, and the Class A Prepayment Percentage of the applicable Non-PO Percentage of the net proceeds of Liquidated Loans and of the prepayment principal. This will have the effect of accelerating the amortization of the Class A CitiCertificates while, in the absence of losses in respect of Liquidated Loans, increasing the respective interest in the Trust evidenced by the Class M and Class B CitiCertificates.

     The following table has been prepared on the basis of the expected characteristics of the Mortgage Loans as set forth under "Description of the Pool and the Mortgaged Properties" herein. The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Mortgage Loans will be received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the table; (ii) each Discount Mortgage Loan and Premium Mortgage Loan will have an original term to maturity of 360 months and 359 months, respectively, and a weighted average remaining term to stated maturity of 359 months and 357 months, respectively, will bear interest at the rate of approximately 6.805% and 7.558% per annum, respectively and have a rate of interest passed through to holders of the CitiCertificates of approximately 6.555% and 7.308%, respectively; (iii) CMSI does not exercise its right of optional termination; (iv) the Initial Stated Amounts of the Class B-3, Class B-4 and Class B-5 CitiCertificates are approximately $726,000, $416,000, and $623,338, respectively; (v) the Initial Mortgage Loan Balance of Discount Mortgage Loans and Premium Mortgage Loans are $5,071,031 and $202,599,233, respectively, and for each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass, the Initial Stated Amount and the Stated Rate are as set forth on the cover page hereof; (vi) the Closing Date is February 26, 1998; and (vii) distributions to holders of the CitiCertificates will be made on the 25th day of each month commencing March 1998 (the foregoing assumptions are referred to herein as the "Structuring Assumptions").

     There are likely to be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the following table. Any such discrepancy may have an effect upon the percentages of the Initial Stated Amount outstanding (and the weighted average lives) of the Class A Subclasses, the Class M CitiCertificates and the Offered Class B Subclasses set forth in the table. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the table set forth below, the Stated Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass may be reduced to zero earlier or later than indicated by such table.

     It is not likely that (i) all of the Mortgage Loans will have the remaining terms to stated maturity assumed, (ii) the Mortgage Loans will prepay at the indicated percentages of the Prepayment Model set forth in the table, or (iii) all of the Discount Mortgage Loans or all of the Premium Mortgage Loans will have the respective mortgage interest rates assumed by the Structuring
Assumptions. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which may include recently originated Mortgage Loans) could produce slower distributions in reduction of Stated Amounts than indicated in the table at the various percentages of the Prepayment Model specified even if the weighted average remaining terms to stated maturity of the Mortgage Loans are those assumed.

     Based on the  foregoing  assumptions,  the  following  table  indicates the projected weighted average life of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass and sets forth the percentage of the Initial Stated Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

   PERCENT OF INITIAL STATED AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS OF
                          OFFERED CITICERTIFICATES AT
       THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                 CLASS A-1 CITICERTIFICATES         CLASS A-2 CITICERTIFICATES         CLASS A-3 CITICERTIFICATES
                               ------------------------------     ------------------------------     ------------------------------
Payment Date                   0%   125%   250%   400%   500%     0%   125%   250%   400%   500%     0%   125%   250%   400%   500%
------------                   --   ----   ----   ----   ----     --   ----   ----   ----   ----     --   ----   ----   ----   ----
Initial ...................   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100

February 25, 1999 .........    99     95     92     88     85     99     96     93     90     88    100    100    100    100    100

February 25, 2000 .........    97     86     76     63     55     98     89     80     70     63    100    100    100    100    100

February 25, 2001 .........    96     74     55     34     22     96     79     63     46     35    100    100    100    100    100

February 25, 2002 .........    94     63     37     12      0     95     70     48     27     15    100    100    100    100     92

February 25, 2003 .........    92     53     22      0      0     93     61     36     13      2    100    100    100     81     27

February 25, 2004 .........    90     44     11      0      0     92     54     26      4      0    100    100    100     39      0

February 25, 2005 .........    88     36      2      0      0     90     47     19      0      0    100    100    100     11      0

February 25, 2006 .........    86     29      0      0      0     88     41     13      0      0    100    100     81      0      0

February 25, 2007 .........    83     23      0      0      0     86     36      9      0      0    100    100     60      0      0

February 25, 2008 .........    81     18      0      0      0     84     32      6      0      0    100    100     45      0      0

February 25, 2009 .........    78     13      0      0      0     82     28      3      0      0    100    100     33      0      0

February 25, 2010 .........    76      8      0      0      0     80     24      1      0      0    100    100     22      0      0

February 25, 2011 .........    73      4      0      0      0     77     21      0      0      0    100    100     13      0      0

February 25, 2012 .........    69      *      0      0      0     75     17      0      0      0    100    100      5      0      0

February 25, 2013 .........    66      0      0      0      0     72     15      0      0      0    100     88      0      0      0

February 25, 2014 .........    62      0      0      0      0     68     12      0      0      0    100     75      0      0      0

February 25, 2015 .........    58      0      0      0      0     65      9      0      0      0    100     63      0      0      0

February 25, 2016 .........    53      0      0      0      0     61      7      0      0      0    100     52      0      0      0

February 25, 2017 .........    49      0      0      0      0     58      5      0      0      0    100     41      0      0      0

February 25, 2018 .........    44      0      0      0      0     53      3      0      0      0    100     32      0      0      0

February 25, 2019 .........    38      0      0      0      0     49      1      0      0      0    100     23      0      0      0

February 25, 2020 .........    32      0      0      0      0     44      0      0      0      0    100     15      0      0      0

February 25, 2021 .........    26      0      0      0      0     38      0      0      0      0    100      7      0      0      0

February 25, 2022 .........    19      0      0      0      0     33      0      0      0      0    100      *      0      0      0

February 25, 2023 .........    11      0      0      0      0     27      0      0      0      0    100      0      0      0      0

February 25, 2024 .........     3      0      0      0      0     20      0      0      0      0    100      0      0      0      0

February 25, 2025 .........     0      0      0      0      0     13      0      0      0      0     79      0      0      0      0

February 25, 2026 .........     0      0      0      0      0      5      0      0      0      0     42      0      0      0      0

February 25, 2027 .........     0      0      0      0      0      0      0      0      0      0      2      0      0      0      0

February 25, 2028 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
 Life (Years)(1) ..........   17.1   6.0    3.5    2.5    2.2    18.9   8.0    4.5    3.0    2.6    27.8   18.5   10.1   5.9    4.7

----------
(1) The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Stated Amount by the number of years from the date of issuance of the Offered CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Stated Amount of the Class or Subclass of the Offered CitiCertificates.

* Indicates an amount above zero and less than 0.5% of Initial Stated Amount is outstanding.

   PERCENT OF INITIAL STATED AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS OF
                        OFFERED CITICERTIFICATES AT THE
        RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                 CLASS A-4 CITICERTIFICATES         CLASS A-5 CITICERTIFICATES          CLASS A-6 CITICERTIFICATES
                              --------------------------------    -------------------------------    -------------------------------
Payment Date                   0%    125%   250%   400%   500%     0%   125%   250%   400%   500%     0%   125%   250%   400%   500%
------------                  ---    ----   ----   ----   ----    ---   ----   ----   ----   ----    ---   ----   ----   ----   ----
Initial ...................   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100

February 25, 1999 .........   100    100    100    100    100    100    100    100    100    100     99     97     95     93     91

February 25, 2000 .........   100    100    100    100    100    100    100    100    100    100     98     91     85     78     73

February 25, 2001 .........   100    100    100    100    100    100    100    100    100    100     97     84     72     59     51

February 25, 2002 .........   100    100    100    100    100    100    100    100    100    100     95     76     60     44     35

February 25, 2003 .........   100    100    100    100    100    100    100    100    100    100     94     70     50     33     24

February 25, 2004 .........   100    100    100    100     73    100     97     95     91     88     92     63     42     25     17

February 25, 2005 .........   100    100    100    100     11     99     93     88     80     73     91     58     35     18     11

February 25, 2006 .........   100    100    100     81      0     98     88     78     66     51     89     52     29     14      8

February 25, 2007 .........   100    100    100     53      0     96     81     67     51     33     87     47     24     10      5

February 25, 2008 .........   100    100    100     40      0     94     74     56     38     23     85     43     20      8      4

February 25, 2009 .........   100    100    100     29      0     92     67     47     28     16     83     39     17      6      3

February 25, 2010 .........   100    100    100     22      0     90     60     39     21     11     81     35     14      4      2

February 25, 2011 .........   100    100    100     16      0     87     54     32     16      7     79     31     11      3      1

February 25, 2012 .........   100    100    100     12      0     85     48     26     11      5     76     28      9      2      1

February 25, 2013 .........   100    100     95      9      0     82     43     22      8      3     73     25      8      2      1

February 25, 2014 .........   100    100     78      6      0     79     39     18      6      2     70     22      6      1      *

February 25, 2015 .........   100    100     63      5      0     75     34     14      4      1     67     20      5      1      *

February 25, 2016 .........   100    100     51      3      0     72     30     12      3      1     64     17      4      1      *

February 25, 2017 .........   100    100     41      2      0     68     26      9      2      1     60     15      3      *      *

February 25, 2018 .........   100    100     33      2      0     63     23      7      2      *     56     13      3      *      *

February 25, 2019 .........   100    100     26      1      0     59     20      6      1      *     52     11      2      *      *

February 25, 2020 .........   100    100     20      1      0     54     17      5      1      *     48      9      2      *      *

February 25, 2021 .........   100    100     15      1      0     49     14      3      1      *     43      8      1      *      *

February 25, 2022 .........   100    100     12      *      0     43     11      3      *      *     38      6      1      *      *

February 25, 2023 .........   100     79      8      *      0     37      9      2      *      *     33      5      1      *      *

February 25, 2024 .........   100     60      6      *      0     30      7      1      *      *     27      4      *      *      *

February 25, 2025 .........   100     42      4      *      0     23      5      1      *      *     21      3      *      *      *

February 25, 2026 .........   100     26      2      *      0     15      3      *      *      *     14      2      *      *      *

February 25, 2027 .........   100     11      1      *      0      7      1      *      *      *      7      1      *      *      *

February 25, 2028 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
 Life (Years)(1) ..........   29.4   26.7   19.1   10.4   6.4    21.5   15.0   11.8   9.8    8.7    19.7   10.3   6.6    4.6    3.8


----------
(1) The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Stated Amount by the number of years from the date of issuance of the Offered CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Stated Amount of the Class or Subclass of the Offered CitiCertificates.

* Indicates an amount above zero and less than 0.5% of Initial Stated Amount is outstanding.

   PERCENT OF INITIAL STATED AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS OF
                        OFFERED CITICERTIFICATES AT THE
        RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                  CLASS M CITICERTIFICATES          CLASS B-1 CITICERTIFICATES         CLASS B-2 CITICERTIFICATES
                              -------------------------------    -------------------------------    -------------------------------
Payment Date                   0%   125%   250%   400%   500%     0%   125%   250%   400%   500%     0%   125%   250%   400%   500%
------------                  ---   ----   ----   ----   ----    ---   ----   ----   ----   ----    ---   ----   ----   ----   ----
Initial ...................   100    100   100     100    100    100    100    100    100    100    100    100    100    100    100

February 25, 1999 .........    99     99     99     99     99     99     99     99     99     99     99     99     99     99     99

February 25, 2000 .........    98     98     98     98     98     98     98     98     98     98     98     98     98     98     98

February 25, 2001 .........    97     97     97     97     97     97     97     97     97     97     97     97     97     97     97

February 25, 2002 .........    96     96     96     96     96     96     96     96     96     96     96     96     96     96     96

February 25, 2003 .........    95     95     95     95     95     95     95     95     95     95     95     95     95     95     95

February 25, 2004 .........    93     91     89     86     84     93     91     89     86     84     93     91     89     86     84

February 25, 2005 .........    92     87     82     76     72     92     87     82     76     72     92     87     82     76     72

February 25, 2006 .........    90     81     73     63     57     90     81     73     63     57     90     81     73     63     57

February 25, 2007 .........    88     75     63     50     42     88     75     63     50     42     88     75     63     50     42

February 25, 2008 .........    87     68     52     37     29     87     68     52     37     29     87     68     52     37     29

February 25, 2009 .........    85     61     43     28     20     85     61     43     28     20     85     61     43     28     20

February 25, 2010 .........    82     55     36     20     13     82     55     36     20     13     82     55     36     20     13

February 25, 2011 .........    80     50     30     15      9     80     50     30     15      9     80     50     30     15      9

February 25, 2012 .........    78     45     25     11      6     78     45     25     11      6     78     45     25     11      6

February 25, 2013 .........    75     40     20      8      4     75     40     20      8      4     75     40     20      8      4

February 25, 2014 .........    72     35     16      6      3     72     35     16      6      3     72     35     16      6      3

February 25, 2015 .........    69     31     13      4      2     69     31     13      4      2     69     31     13      4      2

February 25, 2016 .........    66     28     11      3      1     66     28     11      3      1     66     28     11      3      1

February 25, 2017 .........    62     24      9      2      1     62     24      9      2      1     62     24      9      2      1

February 25, 2018 .........    58     21      7      2      1     58     21      7      2      1     58     21      7      2      1

February 25, 2019 .........    54     18      5      1      *     54     18      5      1      *     54     18      5      1      *

February 25, 2020 .........    49     15      4      1      *     49     15      4      1      *     49     15      4      1      *

February 25, 2021 .........    45     13      3      1      *     45     13      3      1      *     45     13      3      1      *

February 25, 2022 .........    39     10      2      *      *     39     10      2      *      *     39     10      2      *      *

February 25, 2023 .........    34      8      2      *      *     34      8      2      *      *     34      8      2      *      *

February 25, 2024 .........    28      6      1      *      *     28      6      1      *      *     28      6      1      *      *

February 25, 2025 .........    21      4      1      *      *     21      4      1      *      *     21      4      1      *      *

February 25, 2026 .........    14      3      *      *      *     14      3      *      *      *     14      3      *      *      *

February 25, 2027 .........     6      1      *      *      *      6      1      *      *      *      6      1      *      *      *

February 25, 2028 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
 Life (Years) (1) .........   20.0   14.1   11.3   9.5    8.8    20.0   14.1   11.3   9.5    8.8    20.0   14.1   11.3   9.5    8.8


----------
(1) The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Stated Amount by the number of years from the date of issuance of the Offered CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Stated Amount of the Class or Subclass of the Offered CitiCertificates.

* Indicates an amount above zero and less than 0.5% of Initial Stated Amount is outstanding.

PREPAYMENT AND YIELD CONSIDERATIONS

     The yield to maturity and weighted average lives of the Offered CitiCertificates will be sensitive in varying degrees to, among other things, the rate of prepayment of the Mortgage Loans, the allocation of such prepayments to the Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates and the timing and extent of losses, if any, allocable to the Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates. No representation is made as to whether the Mortgage Loans will prepay at any particular rate.

     The yield to maturity on the Offered Class B CitiCertificates will be more sensitive than the yield to maturity on the Class A, Unoffered Class A-IO and Class M CitiCertificates to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent not covered by the Unoffered Class B CitiCertificates, because the entire amount of such losses will be allocable to the Offered Class B CitiCertificates in reverse numerical order prior to the Class A and Class M CitiCertificates except as otherwise provided herein. To the extent not covered by advances, delinquencies on Mortgage Loans may also have a relatively greater effect on the yield to investors in the Offered Class B CitiCertificates. Amounts otherwise distributable to holders of the Offered Class B CitiCertificates will be made available to protect holders of the Class A, Unoffered Class A-IO and Class M CitiCertificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Unoffered Class B CitiCertificates, even if subsequently cured, may affect the timing of the receipt of distributions by holders of the Offered Class B CitiCertificates, because the entire amount of those delinquencies would be borne by the Offered Class B Subclasses in reverse numerical order prior to the Class A, Unoffered Class A-IO and Class M CitiCertificates.

     If the purchaser of an Offered CitiCertificate offered at a discount from its parity price (as described below) calculates the anticipated yield to maturity of such Offered CitiCertificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans, assuming all other relevant circumstances are unchanged, the actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered CitiCertificate which was instead offered at a premium over its parity price calculates the anticipated yield to maturity of such Offered CitiCertificate on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, assuming all other relevant circumstances are unchanged, the actual yield to maturity will be lower than that so calculated. Parity price is the price at which an Offered CitiCertificate will yield its coupon, after giving effect to any payment delay.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered CitiCertificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The Issuer intends to file certain additional yield tables and other computational material with respect to one or more Class A Subclasses, the Class M CitiCertificates and the Offered Class B Subclasses with the Commission in a Report on Form 8-K. See "Incorporation of Certain Documents by Reference" herein. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

     Because the rate of principal payments (including prepayments) on the Mortgage Loans may significantly affect the weighted average life and other characteristics on any Class A Subclass, the Class M CitiCertificates or any Offered Class B Subclass, prospective investors are urged to consult their investment advisors and to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Class A CitiCertificates, the Class M CitiCertificates and Offered Class B CitiCertificates to their investment objectives.

SENSITIVITY OF THE CLASS A-6 CITICERTIFICATES

     THE YIELD TO INVESTORS IN THE CLASS A-6 CITICERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. BECAUSE PAYMENTS IN REDUCTION OF THE STATED AMOUNT OF CLASS A-6 CITICERTIFICATES WILL BE DIRECTLY RELATED TO THE RATE OF PRINCIPAL PAYMENTS ON THE DISCOUNT MORTGAGE LOANS, PAYMENTS IN REDUCTION OF THE CLASS A-6 CITICERTIFICATES WILL BE DIFFERENT AND MOST LIKELY SLOWER THAN THE POOL TAKEN AS A WHOLE.

     The following table indicates sensitivity to various rates of prepayment on the Discount Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent basis of the Class A-6 CitiCertificates. Such calculations are based on distributions made in accordance with "Summary of Prospectus and Prospectus Supplement--Distributions in Reduction of Stated Amount of the
Offered CitiCertificates" herein, on the assumptions which pertain to the Discount Mortgage Loans described in clauses (i) through (vii) of the sixth paragraph under the heading "Description of the Offered CitiCertificates--Weighted Average Lives of the Offered CitiCertificates" and on the further assumption that the Class A-6 CitiCertificates will be purchased on February 26, 1998 at an aggregate purchase price equal to approximately 50.000% of the Initial Stated Amount thereof.

          SENSITIVITY OF THE CLASS A-6 CITICERTIFICATES TO PREPAYMENTS

                                      PERCENTAGE OF PREPAYMENT MODEL
                              --------------------------------------------------
                                 0%       125%      250%       400%       500%
                              -------   -------    -------    -------    -------
Pre-Tax Yield ...........      3.778%    8.432%    13.632%    19.412%    22.960%

     The pre-tax yields set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-6 CitiCertificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for each Class A-6 CitiCertificate equal to 50.000% of the Initial Stated Amount thereof and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-6 CitiCertificates and consequently does not purport to reflect the return on any investment in Class A-6 CitiCertificates when such reinvestment rates are considered.

     Notwithstanding the assumed prepayment rate reflected in the preceding table, it is highly unlikely that the Discount Mortgage Loans will prepay at a constant rate until maturity or that all of the Discount Mortgage Loans will prepay at the same time. A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have an adverse effect on the yield to maturity of the Class A-6 CitiCertificates. Because the Discount Mortgage Loans have NNRs that are lower than the NNRs of the Premium Mortgage Loans, the Discount Mortgage Loans are generally likely to prepay at a lower rate under most circumstances. There are likely to be discrepancies between the characteristics of the actual Discount Mortgage Loans and the characteristics of the Discount Mortgage Loans assumed in preparing the table. As a result of these factors, the pre-tax yields on the Class A-6 CitiCertificates are likely to differ from those shown in such table, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Model. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

YIELD CONSIDERATIONS WITH RESPECT TO THE OFFERED CLASS B CITICERTIFICATES

     If the Unoffered Class B Stated Amount has been reduced to zero, the yield to maturity on the Offered Class B CitiCertificates will become extremely sensitive to losses on the Mortgage Loans and the timing thereof, because the entire amount of such losses (other than Excess Fraud Losses, Excess Special
Hazard Losses and Excess Bankruptcy Losses, as described herein) will be allocated first to the Class B-2 CitiCertificates until the Stated Amount thereof has been reduced to zero, and then to the Class B-1 CitiCertificates.

     Defaults on the Mortgage Loans may be measured relative to a default standard or model. The model used in the following tables, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then outstanding principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. As used in the table below, "50% SDA" assumes default rates equal to the product of 0.50 and the 100% SDA assumed default rate, "100% SDA" assumes default rates equal to the product of 1.00 and the 100% SDA assumed default rate, "150% SDA" assumes default rates equal to the product of 1.50 and the 100% SDA assumed default rate and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

     The following yield tables have been prepared using the Structuring Assumptions, except that, in lieu of clause (i) of the Structuring Assumptions, it was assumed that (i) scheduled interest and principal payments on the Mortgage Loans are received timely, other than with respect to Mortgage Loans on which it is assumed the defaults occur monthly in accordance with the indicated percentages of SDA. In addition, it was assumed that (i) realized losses on liquidations of a specified percentage of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the table (referred to as the "Loss Severity Percentage"), will occur at the time of liquidation which shall be twelve months after the date of default; (ii) there are no Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses; (iii) reductions of the Class A Prepayment Percentage are taken only when permitted as described under "Description of the Offered CitiCertificates--Distributions in Reduction of Stated Amount" in this Prospectus Supplement, and that there are no delinquent loans other than Liquidated Loans; and (iv) there are no Non-Supported Interest Shortfalls.

     The rate of distributions in reduction of Stated Amount on the Offered Class B CitiCertificates will be directly related to the actual amortization schedule of the Mortgage Loans; accordingly, the interest distributions and distributions in reduction of Stated Amount received on the Offered Class B CitiCertificates may result in pre-tax yields which differ from those reflected below. The Mortgage Loans will not have the characteristics assumed, and it is unlikely that they will prepay at any of the rates specified. The assumed percentages of liquidations and loss severities on the Mortgage Loans shown in the table below are for illustrative purposes only and the Issuer makes no representations with respect to the reasonableness of such assumptions or that the actual liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. Consequently, there can be no assurance that the pre-tax yield to an investor in the Offered Class B CitiCertificates will correspond to any of the pre-tax yields shown below.

     The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Offered Class B CitiCertificates, would cause the discounted present value of such assumed streams of cash flows as of February 26, 1998 to equal the respective assumed purchase prices indicated plus accrued interest at the Stated Rate from (and including) the Cut-Off Date to (but excluding) February 26, 1998, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Stated Amount on the Offered Class B CitiCertificates and consequently does not purport to reflect the return on any investment in Offered Class B CitiCertificates when such reinvestment rates are considered. The assumed purchase price is equal to the percentage stated in each table.

          PRE-TAX YIELD TO MATURITY OF THE CLASS B-1 CITICERTIFICATES
                    (AT AN ASSUMED PURCHASE PRICE OF 98.75%
             OF THEIR INITIAL STATED AMOUNT PLUS ACCRUED INTEREST)

                                          PREPAYMENT SPEED
                   ------------------------------------------------------------------
                       20% LOSS SEVERITY                     30% LOSS SEVERITY
                   ---------------------------          -----------------------------
SDA PERCENTAGE     125%        250%       400%          125%       250%          400%
--------------     ----        ----       ----          ----       ----          ----
      50%         6.944%      6.957%     6.968%        6.945%     6.957%        6.968%
     100%         6.945%      6.957%     6.968%        6.947%     6.958%        6.968%
     150%         6.947%      6.958%     6.968%        6.933%     6.959%        6.969%
     200%         6.942%      6.958%     6.969%        4.378%     6.959%        6.969%

          PRE-TAX YIELD TO MATURITY OF THE CLASS B-2 CITICERTIFICATES
                    (AT AN ASSUMED PURCHASE PRICE OF 97.25%
             OF THEIR INITIAL STATED AMOUNT PLUS ACCRUED INTEREST)

                                          PREPAYMENT SPEED
                   ------------------------------------------------------------------
                        20% LOSS SEVERITY                   30% LOSS SEVERITY
                   ---------------------------          -----------------------------
SDA PERCENTAGE     125%        250%       400%          125%       250%          400%
--------------     ----        ----       ----          ----       ----          ----
      50%         7.132%      7.169%     7.201%        7.134%     7.169%        7.202%
     100%         7.136%      7.170%     7.202%        6.790%     7.172%        7.202%
     150%         6.856%      7.173%     7.203%       (1.118)%    4.272%        7.205%
     200%         3.029%      6.239%     7.204%      (24.869)%   (6.828)%       2.854%


     The following table sets forth the amount of Realized Losses that would be incurred with respect to the CitiCertificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the Initial Mortgage Loan Balance:

                            AGGREGATE REALIZED LOSSES

                                          PREPAYMENT SPEED
                   ------------------------------------------------------------------
                        20% LOSS SEVERITY                    30% LOSS SEVERITY
                   ---------------------------          -----------------------------
SDA PERCENTAGE     125%        250%       400%          125%       250%          400%
--------------     ----        ----       ----          ----       ----          ----
      50%         0.294%      0.229%     0.175%        0.440%     0.343%        0.262%
     100%         0.583%      0.455%     0.348%        0.874%     0.682%        0.522%
     150%         0.867%      0.677%     0.519%        1.301%     1.016%        0.779%
     200%         1.147%      0.897%     0.688%        1.721%     1.346%        1.032%

OPTIONAL TERMINATION

     Holders of all outstanding CitiCertificates may receive a distribution reducing the Stated Amount of such CitiCertificates to zero upon the repurchase by CMSI of the underlying Mortgage Loans and any property acquired in respect thereof in full, at CMSI's option, at any time after the Pool Adjusted Balance is less than 5% of the Initial Mortgage Loan Balance, provided CMSI has received an opinion of counsel or other evidence that such repurchase and the related distribution will constitute a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A), will not affect the REMIC status of the Trust and will not otherwise subject the Trust to tax. CMSI reserves the right to transfer its right to repurchase the Mortgage Loans as described above to any third party. See "The Pooling Agreements--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. Any such final distribution in reduction of Stated Amount with respect to the CitiCertificates will be paid to Certificateholders in order of their priority of distribution as described under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the acquired property of the Trust.

TRUSTEE AND AGENTS

     The trustee for the CitiCertificates will be The Bank of New York, which will also act as Paying Agent, Transfer Agent and Certificate Registrar for the CitiCertificates.

SERVICING COMPENSATION

     CMSI will act as servicer of the Mortgage Loans, as well as REMIC servicer for the Pool (together, the "Servicer"). CMSI will be entitled to Servicing Compensation equal to a monthly fee of 0.25% per annum of the aggregate Adjusted Balance of the Mortgage Loans (the "Servicing Fee"), payable from interest payments received in respect of the Mortgage Loans, as well as late payment charges, assumption fees and other similar amounts set forth in the Pooling Agreement. CMSI currently intends to subcontract its duties as Servicer of the Mortgage Loans to CMI.

     The Servicer  will pay the expenses of the Trust,  including  the Trustee's
fee,   accounting  fees  and  other  related   expenses.   See  "Description  of
Certificates--The Servicer" in the Prospectus.

BOOK-ENTRY REGISTRATION

     Each of the Offered Senior CitiCertificates (other than the Class A-6 CitiCertificates) will initially be issued in book-entry form and will be represented by a single physical certificate registered in the name of Cede, as nominee of DTC, which will be the "holder" or "Certificateholder" of such Class A CitiCertificates as such terms are used herein. No Beneficial Owner will be entitled to receive a certificate representing such person's interest in the Book-Entry CitiCertificates or the Trust, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates (as defined herein) are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions and notices of redemption to Certificateholders or holders shall refer to distributions and notices of redemption to DTC or Cede, as the registered holder of the Book-Entry CitiCertificates for distribution to Participants in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as adopted in the State of New York and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold
securities  for  its  participating   organizations   ("Participants")   and  to
facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry CitiCertificates among Participants on whose behalf it acts with respect to the Book-Entry CitiCertificates and to receive and transmit distributions of principal of and interest on the Book-Entry CitiCertificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry CitiCertificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

     Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry CitiCertificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry CitiCertificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry CitiCertificates, may be limited due to the lack of a physical certificate for such Book-Entry CitiCertificates. In addition, under a book-entry format, Beneficial Owners may experience delays in receipt of their payments, since distributions will be made by the Servicer, or a paying agent on behalf of the Servicer, to Cede, as nominee for DTC.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry CitiCertificates are credited. Additionally, DTC has advised the Issuer that it will take such actions only at the direction of and on behalf of Participants whose holdings of Book-Entry CitiCertificates evidence the corresponding percentage of ownership interests. DTC may take conflicting actions to the extent that Participants whose holdings of Book-Entry CitiCertificates evidence such percentage of ownership interests authorize divergent action.

     Neither the Issuer, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of Book-Entry CitiCertificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

     The Class A-6 CitiCertificates, the Class M CitiCertificates, the Unoffered Class A-IO CitiCertificates, the Offered Class B CitiCertificates, the Unoffered Class B CitiCertificates and the Residual Certificates will be issued in fully registered, certificated form ("Definitive Certificates"). The Book-Entry CitiCertificates will be issued as Definitive Certificates to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry CitiCertificates and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Servicer under the Pooling Agreement, Beneficial Owners representing not less than 51% of the ownership interests of each outstanding Subclass of Book-Entry CitiCertificates advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

     Upon the occurrence of any event described in the preceding paragraph, the Trustee will be required to notify all Beneficial Owners through Participants of the availability of Definitive Certificates.

     Upon surrender by DTC of the definitive CitiCertificates representing the Book-Entry CitiCertificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry CitiCertificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry CitiCertificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling Agreement.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued in respect of the Book-Entry CitiCertificates, monthly and annual reports containing information concerning the Trust and prepared by the Servicer pursuant to the Pooling Agreement will be sent to Cede as nominee of DTC and registered holder of the Book-Entry CitiCertificates, as well as to holders of the Definitive
Certificates. The Pooling Agreement does not require the sending of any financial reports to the Beneficial Owners. Beneficial Owners may obtain copies of any Distribution Date statement free of charge upon request from the Servicer at (314) 256-6406.

VOTING RIGHTS

     At all times, 98% of the voting rights of holders of the CitiCertificates under the Pooling Agreement will be allocated among the Class A CitiCertificates, the Class M CitiCertificates and the Class B CitiCertificates based upon such Class's pro rata interest in the Trust. The holders of the Unoffered Class A-IO CitiCertificates will be allocated 2% of such voting rights. Voting rights will be allocated among the Subclasses of the same Class in proportion to their percentage interest in such Class based on their Stated Amounts.

                              ERISA CONSIDERATIONS

     The Department of Labor has granted to the Underwriter an individual exemption, Prohibited Transaction Exemption PTE 89-89 (the "Exemption"), from certain of the prohibited transaction rules of ERISA and certain of the excise taxes imposed by Section 4975 of the Code with respect to the initial purchase, the holding, and the subsequent resale by ERISA Plans of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption should apply to the acquisition, holding, and resale of the Offered Senior CitiCertificates by an ERISA Plan, provided that specified conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Senior CitiCertificates are the following: (1) the acquisition of the Offered Senior CitiCertificates by an ERISA Plan is on terms (including the price for such CitiCertificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party; (2) the rights and interests evidenced by the Offered Senior CitiCertificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust; (3) the Offered Senior CitiCertificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.; (4) the sum of all payments made to the Underwriter in connection with the distribution of the Offered Senior CitiCertificates represents not more than reasonable compensation for underwriting such CitiCertificates; and (5) the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

     In addition, it is a condition that the ERISA Plan investing in the Offered Senior CitiCertificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

     The Exemption does not apply to the acquisition and holding of Offered Senior CitiCertificates by ERISA Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, or any affiliate of such parties. Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) an ERISA Plan's investment in each Class A Subclass of the Class A CitiCertificates does not exceed 25% of that Class A Subclass outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of an ERISA Plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions or ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under Similar Law.

     Neither the Exemption nor PTE 83-1 (discussed under "ERISA Considerations" in the Prospectus) applies to the acquisition or holding of the Class M CitiCertificates or the Offered Class B CitiCertificates because such
CitiCertificates are subordinated to the Class A and Unoffered Class A-IO CitiCertificates. Accordingly, no transfer of an Offered Class B CitiCertificate or Class M CitiCertificate to a Plan will be registered unless the transferee
(i) executes a representation letter in form and substance satisfactory to the Trustee stating that (a) it is not, and is not acting on behalf of a Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, the source of funds used to purchase the Class M CitiCertificates or Offered Class B CitiCertificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) delivers (A) an opinion of counsel in form and substance satisfactory to the Trustee and the Issuer that the purchase or holding of the Class M or Offered Class B CitiCertificates by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Servicer (or its designee), the Issuer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Trustee and the Issuer may require in connection with such transfer.

     Fiduciaries that are investing or that could be deemed to be investing assets of Plans should consult their legal advisors, and refer to the discussion under "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

     The Class A and Class M CitiCertificates will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such CitiCertificates will constitute legal investments for certain entities to the extent provided in SMMEA. However, there are regulatory requirements and considerations applicable to regulated financial institutions and restrictions on the ability of such institutions to invest in certain types of mortgage related securities.

     THE OFFERED CLASS B CITICERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA.

     Prospective purchasers of the Offered CitiCertificates should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered CitiCertificates. See "Legal Investment" in the Prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement among Citicorp, the Issuer and the Underwriter (the "Underwriting Agreement"), the Offered CitiCertificates are being purchased from the Issuer by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered CitiCertificates if any CitiCertificates are purchased. Distribution of such Offered CitiCertificates is being made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer will be approximately 98.97101% of the aggregate Initial Stated Amount of the Class A CitiCertificates, approximately 99.32918% of the aggregate Initial Stated Amount of the Class M CitiCertificates and approximately 97.96623% of the aggregate Initial Stated Amount of the Offered Class B CitiCertificates, plus accrued interest as set forth on the front cover hereof and before deducting expenses payable by the Issuer, provided that if the aggregate Initial Stated Amount of the Class A CitiCertificates is less than $197,805,926, the aggregate proceeds to the Issuer (stated as a percentage of the aggregate Initial Stated Amount of the Class A CitiCertificates) will be adjusted upwards by not more than .002% and if the aggregate Initial Stated Amount of the Class A CitiCertificates is greater than $197,805,926, the aggregate proceeds to the Issuer (stated as a percentage of the aggregate Initial Stated Amount of the Class A CitiCertificates) will be adjusted downwards by not more than .002%. In connection with the purchase and sale of the Offered CitiCertificates, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting discounts.

     Subject to the terms and conditions of the purchase agreement among Citicorp, the Issuer and Salomon Brothers Inc (the "Purchase Agreement"), the Unoffered Class B CitiCertificates (not offered hereby) are being purchased by Salomon Brothers Inc upon issuance. Salomon Brothers Inc is committed to purchase all of the Unoffered Class B CitiCertificates if any Offered CitiCertificates are purchased. The Unoffered Class B CitiCertificates will be offered through Salomon Brothers Inc in one or more negotiated transactions, as a private placement to a limited number of institutional investors. The closing of the sale of the Unoffered Class B CitiCertificates under the Purchase Agreement is a condition to the closing of the sale of the Offered CitiCertificates to the Underwriter.

     The Underwriting Agreement provides that the Issuer and Citicorp will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Issuer and Citicorp by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A., and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain federal income tax matters will be passed upon for the Issuer by Rona Daniels, Vice President and Tax Counsel for Asset Securitization of Citibank, N.A. Each of Mr. Dietz and Ms. Daniels owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp. Certain ERISA matters will be passed upon for the Issuer by Cadwalader, Wickersham & Taft, New York, New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following document filed with the Commission by the Issuer is incorporated as of its filing date in this Prospectus Supplement and Prospectus by reference:

     Current  Report on Form 8-K dated  February  23,  1998,  filed  pursuant to
Section 13 of the Exchange Act.

     All reports subsequently filed by the Issuer pursuant to Sections 13(a) and
(c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the termination of the offering of the CitiCertificates offered hereby shall be deemed to be incorporated by reference into this Prospectus Supplement and Prospectus and to be a part hereof.

            INDEX OF PRINCIPAL DEFINITIONS IN PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Adjusted Balance ..................................................         S-24
Adjustment Amount .................................................         S-43
Available PO Loss Funds ...........................................         S-14
Bankruptcy Coverage Termination Date ..............................         S-43
Bankruptcy Loss ...................................................         S-36
Bankruptcy Loss Amount ............................................         S-43
Beneficial Owner ..................................................          S-7
Book-Entry CitiCertificates .......................................          S-4
Cede ..............................................................          S-4
Certificate Account ...............................................         S-19
Certificateholder .................................................          S-4
CFSB ..............................................................          S-2
Citibank ..........................................................          S-2
CitiCertificates ..................................................          S-2
Class A CitiCertificates ..........................................          S-1
Class A Interest Amount ...........................................         S-11
Class A Optimal Principal Amount ..................................         S-34
Class A Percentage ................................................         S-36
Class A PO Principal Amount .......................................         S-33
Class A Prepayment Percentage .....................................         S-36
Class A Principal Distribution Amount .............................         S-32
Class A Stated Amount .............................................          S-6
Class A Subclass ..................................................          S-2
Class A Subclass Interest Amount ..................................         S-29
Class A Subclass Interest Shortfall Amount ........................         S-12
Class A Subclass Stated Amount ....................................          S-6
Class A Unpaid Interest Shortfall .................................         S-12
Class B CitiCertificates ..........................................          S-2
Class B Interest Amount ...........................................         S-29
Class B Percentage ................................................         S-39
Class B Prepayment Percentage .....................................         S-39
Class B Stated Amount .............................................          S-7
Class B Subclass ..................................................          S-2
Class B Subclass Principal Distribution Amount ....................         S-15
Class B Subclass Stated Amount ....................................          S-7
Class B-1 Interest Amount .........................................         S-11
Class B-2 Interest Amount .........................................         S-11
Class B-1 Principal Distribution Amount ...........................         S-15
Class B-2 Principal Distribution Amount ...........................         S-15
Class B-1 Stated Amount ...........................................          S-7
Class B-2 Stated Amount ...........................................          S-7
Class B-1 Unpaid Interest Shortfall ...............................         S-13
Class B-2 Unpaid Interest Shortfall ...............................         S-13
Class M CitiCertificates ..........................................          S-1
Class M Interest Amount ...........................................         S-11
Class M Optimal Distribution Amount ...............................         S-32
Class M Optimal Principal Amount ..................................         S-35
Class M Percentage ................................................         S-39
Class M Prepayment Percentage .....................................         S-39
Class M Principal Distribution Amount .............................         S-15
Class M Stated Amount .............................................          S-7
Class M Unpaid Interest Shortfall .................................         S-13

                                                                            PAGE
                                                                            ----
Closing Date .......................................................         S-8
CMI ................................................................         S-2
CMSI ...............................................................         S-2
Code ...............................................................        S-21
Commission .........................................................        S-22
Compensating Cap ...................................................        S-12
Current Class B-1 Subordination Level ..............................        S-16
Current Class B-2 Subordination Level ..............................        S-17
Current Class M Subordination Level ................................        S-16
Cut-Off Date .......................................................         S-1
Debt Service Reduction .............................................        S-36
Deficient Valuation ................................................        S-36
Definitive Certificates ............................................        S-54
Detailed Description ...............................................        S-24
Discount Mortgage Loans ............................................        S-32
Distributable Unoffered Class A-IO Interest Amount .................        S-11
Distribution Date ..................................................         S-2
DTC ................................................................         S-1
ERISA ..............................................................        S-21
ERISA Plan .........................................................        S-21
Excess Bankruptcy Losses ...........................................        S-43
Excess Fraud Losses ................................................        S-43
Excess Special Hazard Losses .......................................        S-43
Exemption ..........................................................        S-22
Fitch ..............................................................        S-22
Fraud Coverage Termination Date ....................................        S-43
Fraud Loss .........................................................        S-36
Fraud Loss Amount ..................................................        S-43
Group I Class A CitiCertificates ...................................        S-33
Group I Final Distribution Date ....................................        S-37
Group I Fraction ...................................................        S-38
Group I Non-PO Principal Amount ....................................        S-33
Group I Percentage .................................................        S-37
Group I Prepayment Percentage ......................................        S-38
Group I Stated Amounts .............................................        S-37
Group II Fraction ..................................................        S-38
Group II Non-PO Principal Amount ...................................        S-34
Group II Percentage ................................................        S-37
Group II Prepayment Percentage .....................................        S-38
Indirect Participants ..............................................        S-53
Initial Mortgage Loan Balance ......................................         S-2
Initial Stated Amount ..............................................         S-1
Interest Accrual Period ............................................        S-11
Issuer .............................................................         S-2
Last Scheduled Distribution Date ...................................        S-17
Liquidated Loan ....................................................        S-35
Liquidated Loan Loss ...............................................        S-35
Liquidation Proceeds ...............................................        S-36
Loss Severity Percentage ...........................................        S-51
Mortgage Loans .....................................................         S-2
NNR ................................................................        S-32
Non-PO Class A Amount ..............................................        S-36
Non-PO Loss Amount .................................................        S-41

                                                                            PAGE
                                                                            ----
Non-PO Percentage ..................................................        S-34
Non-PO Pool Adjusted Balance .......................................        S-30
Non-Supported Interest Shortfall ...................................        S-12
Offered CitiCertificates ...........................................         S-2
Offered Class B CitiCertificates ...................................         S-2
Offered Class B Interest Amount ....................................        S-11
Offered Class B Optimal Distribution Amount ........................        S-33
Offered Class B Stated Amount ......................................         S-7
Offered Class B Subclass ...........................................         S-2
Offered Class B Subclass Interest Amount ...........................        S-29
Offered Class B Subclass Optimal Distribution Amount ...............        S-33
Offered Class B Subclass Optimal Principal Amount ..................        S-35
Offered Class B Subclass Percentage ................................        S-39
Offered Class B Subclass Prepayment Percentage .....................        S-39
Offered Class B Subclass Stated Amount .............................        S-30
Offered Class B Subclass Unpaid Interest Shortfall .................        S-13
Offered Senior CitiCertificates ....................................         S-2
Offered Subordinated CitiCertificates ..............................         S-2
Original Subordinated Stated Amount ................................        S-37
Participants .......................................................        S-53
Plan ...............................................................        S-22
Pool ...............................................................         S-2
Pool Adjusted Balance ..............................................        S-31
Pool Distribution Amount ...........................................        S-15
Pooling Agreement ..................................................         S-6
PO Loss Amount .....................................................        S-30
PO Percentage ......................................................        S-34
Premium Mortgage Loans .............................................        S-32
Prepayment Interest Shortfalls .....................................        S-12
Prepayment Model ...................................................        S-44
PTE 95-60 ..........................................................        S-55
Purchase Agreement .................................................        S-56
Realized Losses ....................................................        S-36
Record Date ........................................................        S-21
Reduction Tests ....................................................        S-37
REMIC ..............................................................         S-2
Residual Certificates ..............................................         S-2
Rules ..............................................................        S-53
SDA ................................................................        S-50
Securities Act .....................................................        S-55
Servicer ...........................................................        S-52
Servicing Fee ......................................................        S-52
Shift Percentage ...................................................        S-37
Similar Law ........................................................        S-21
SMMEA ..............................................................         S-5
Special Hazard Loss ................................................        S-36
Special Hazard Loss Amount .........................................        S-43
Special Hazard Termination Date ....................................        S-43
Special Hazards ....................................................        S-36
S&P ................................................................        S-22
Structuring Assumptions ............................................        S-45
Subordinated CitiCertificates ......................................         S-8
Subordinated CitiCertificate Percentage ............................        S-39

                                                                            PAGE
                                                                            ----
Subordinated Prepayment Percentage ................................         S-39
Subordination Depletion Date ......................................          S-9
Trust .............................................................          S-2
Trustee ...........................................................          S-6
Underwriter .......................................................          S-1
Underwriting Agreement ............................................         S-56
Unoffered Class A-IO CitiCertificates .............................          S-2
Unoffered Class A-IO Interest Amount ..............................         S-11
Unoffered Class A-IO Notional Amount ..............................          S-6
Unoffered Class A-IO Unpaid Interest Shortfall ....................         S-12
Unoffered Class B CitiCertificates ................................          S-2
Unoffered Class B Interest Amount .................................         S-29
Unoffered Class B Stated Amount ...................................         S-31
Unoffered Class B Subclass Interest Amount ........................         S-29
Unoffered Class B Subclass Stated Amount ..........................         S-30
Unpaid PO Loss Amount .............................................         S-33

PROSPECTUS
----------

                       CITICORP MORTGAGE SECURITIES, INC.
                        REMIC PASS-THROUGH CERTIFICATES

     Citicorp Mortgage Securities, Inc. (the "Issuer") may sell from time to time, on terms to be determined at the time of sale, one or more series (each, a "Series") of certificates (the "Certificates") consisting of one or more classes (each, a "Class") evidencing ownership interests in a trust (the "Trust"), to be created by the Issuer, with respect to which one or more elections will be made to treat such Trust, or one or more segregated pools of assets within such Trust, as one or more real estate mortgage investment conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The property of each such REMIC will consist of a pool of assets (for each Series, a "Pool"), or interests in another REMIC consisting of a Pool, comprised primarily of mortgage loans or mortgage-backed certificates conveyed to such Trust by the Issuer. Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass"). The Certificates will consist of one or more Classes or Subclasses of regular interests (collectively, the "CitiCertificates"), and of one Class or one Subclass of residual interests with respect to each Pool (the "Residual Certificates"). Each Class or Subclass of Certificates will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans or Mortgage Certificates in the related Pool. One or more Classes or Subclasses of CitiCertificates may be subject to deferred distribution of interest ("Accrual CitiCertificates"). If so specified in the applicable Prospectus Supplement, a Series (a "Senior/Subordinated Series") may consist of one or more Classes or Subclasses of Certificates subordinate in right of distributions (the "Subordinated Certificates") to one or more other Classes or Subclasses (the "Senior Certificates"). If so specified in the applicable Prospectus Supplement, in addition to or in lieu of subordination, credit support may be provided for any Class of Certificates in the form of a guaranty issued by Citicorp or another guarantor (a "Guaranty"), letter of credit, mortgage pool insurance policy or another form of credit support as described herein and in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will set forth the specific terms of each Class and/or Subclass of Certificates offered thereby, including (if applicable) the aggregate initial Stated Amount, the Stated Rate and the Last Scheduled Distribution Date for each such Class or Subclass; the terms of distribution of accrued interest on any Class or Subclass of Accrual
CitiCertificates; the method used to calculate the aggregate amount of distributions in reduction of Stated Amount of any Class or Subclass of Certificates required to be made on each Distribution Date and the method of allocation thereof; the Distribution Dates; the characteristics of the Mortgage Loans or Mortgage Certificates comprising the Pool; whether more than one REMIC election will be made; the terms of any special distributions or early termination applicable to the Class or Subclass; the terms of any credit support provided for a Class or Subclass; the terms of any subordination provided in a Senior/Subordinated Series; the method of distribution of the Certificates; the terms of any distributions on Residual Certificates; and other specific terms of a Class or Subclass.

     Each Pool will consist of (i) fixed or adjustable interest rate mortgage loans ("Mortgage Loans") (a portion of the interest on each such Mortgage Loan may be retained by the Issuer or an affiliate of the Issuer) acquired by the Issuer (a) from Citicorp Mortgage, Inc. ("CMI"), Citibank, N.A. ("Citibank") or Citibank, Federal Savings Bank ("CFSB") or (b) from CitiMae, Inc. ("CitiMae") or one of its affiliates or a seller-servicer approved by CitiMae or one of its affiliates (collectively, the "CitiMae Originators") or (c) from another affiliate of the Issuer specified in the applicable Prospectus Supplement (collectively with CMI, Citibank and CFSB, the "Affiliated Originators") or (d) from unaffiliated seller-servicers (the "Third Party Originators" and collectively with the Affiliated Originators and the CitiMae Originators, the "Originators"), (which Mortgage Loans may be acquired by CMI and then acquired from CMI by the Issuer), (ii) mortgage-backed certificates previously issued by the Issuer or an affiliate of the Issuer and described in the applicable Prospectus Supplement ("Issuer Certificates"), (iii) certificates backed by Mortgage Loans (together with Issuer Certificates, "CitiMortgageCertificates"), and/or (iv) GNMA Certificates, FNMA Certificates and/or FHLMC Certificates (each as defined herein, and collectively, together with CitiMortgageCertificates, the "Mortgage Certificates"), together with certain other assets described herein or as otherwise described in the Prospectus Supplement. The Mortgage Certificates may be guaranteed as to payment of principal and interest to the extent indicated herein and in the related Prospectus Supplement. The CitiMortgageCertificates may have the benefit of credit support to the extent provided herein and in the related Prospectus Supplement.

     THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE ISSUER OR ANY OF ITS AFFILIATES EXCEPT AS SET FORTH BELOW. NEITHER THE CERTIFICATES, THE CITIMORTGAGE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

     The Certificates may be sold by the Issuer through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plans of Distribution." Affiliates of the Issuer may from time to time act as agents or underwriters in connection with the sale of the Certificates. Specific information with respect to the terms of offering of the Certificates offered thereby is set forth in the Prospectus Supplement.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 24, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

     The Issuer will provide or cause to be provided to holders of the Certificates (the "Certificateholders") of each Series periodic reports concerning the Pool underlying their respective Certificates. See "The Pooling Agreements--Reports to Certificateholders."

                             ADDITIONAL INFORMATION

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102, telephone number (703) 450-3777 or (800) 336-FMPC. Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual and quarterly reports as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone number (202) 752-7115. The Issuer does not and will not participate in the preparation of FHLMC's Offering Circulars,
Information Statements or any Supplements thereto or any of its quarterly reports, FNMA's Prospectuses or any of its reports, financial statements or other information or GNMA's annual report.

                              AVAILABLE INFORMATION

     The following information is provided if a Guaranty is issued by Citicorp and is part of a Pool. Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Citicorp currently files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of Citicorp and any material interest of such persons in transactions with Citicorp, is disclosed in proxy statements distributed to stockholders of Citicorp and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Citicorp files such reports, proxy statements and other information through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above Citicorp stock is listed on, and copies of such reports, proxy statements and other information concerning Citicorp also may be inspected at the offices of, the New York Stock Exchange, the American Stock Exchange, the Midwest Stock Exchange and the Pacific Stock Exchange.

                         ADDITIONAL DETAILED INFORMATION

     The Issuer currently offers by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information reflects payments made on the individual mortgage loans, including prepayments in full and in part made of such mortgage loans, as well as the liquidation of any such mortgage loans, and identifies various characteristics of the mortgage loans. For further information regarding the Detailed Information and subscriptions thereto, please contact Citicorp Mortgage, Inc., 15851 Clayton Road West, Ballwin, Missouri 63011, telephone number (314) 256-6446.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     If a Guaranty is issued by Citicorp and is part of a Pool, Citicorp's most recent Annual Report and Form 10-K and any subsequent reports on Form 8-K or Form 10-Q filed with the Commission by Citicorp are incorporated as of their respective filing dates in this Prospectus by reference:

     If such a Guaranty is part of a Pool, all reports subsequently filed by Citicorp pursuant to Sections 13(a) and (c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any stockholders' meeting and any reports filed pursuant to
Section 15(d) of the Exchange Act prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     All documents filed by the Issuer with the Commission on behalf of the Pool referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust shall be incorporated by reference in this Prospectus and be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not, except as modified or superseded, constitute a part of this Prospectus. Copies of the documents incorporated herein by reference will be provided to each person to whom this Prospectus is delivered upon written or oral request to Citicorp Mortgage Securities, Inc., 909 Third Avenue, New York, New York 10043, telephone number (212) 559-6727.

     Citicorp will provide without charge to each person, including any beneficial owner of Certificates, to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Citicorp, 399 Park Avenue, New York, NY 10043, Attention: Investor Relations Department, telephone number
(212) 559-2718.

     Each Series of Certificates will be issued under a separate Pooling and Servicing Agreement (each a "Pooling Agreement"), between the Issuer and the trustee for such Series (the "Trustee"), substantially in one of the forms (each, a "Form of Pooling Agreement") filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The summaries of certain provisions of the Certificates and such Form of Pooling Agreement included in this Prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Form of Pooling Agreement, and the final Pooling Agreement executed in connection with the issuance of a Series. Section references herein are references to the Form of Pooling Agreement. When used in this Prospectus (as modified by the description in the related Prospectus Supplement), the summaries of certain provisions of the Form of Pooling Agreement also apply to the form of Pooling Agreement applicable to a Pool of Mortgage Loans underlying a CitiMortgageCertificate. Terms used but not defined herein have the meanings assigned to them in the Form of Pooling Agreement. References herein to the Trustee or the Issuer include, unless otherwise specified, any agents acting on behalf of the Trustee or any subcontractor of the Issuer, any of which agents or subcontractors may be the Issuer or one of its affiliates.

     The summaries included in this Prospectus generally describe the Certificates and related matters. Such summaries are subject to, and qualified in their entirety by reference to, the Prospectus Supplement describing a particular Series. See "Index of Principal Definitions" for a listing of principal terms used herein and the page herein on which each such term is defined.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS
SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY AND DO NOT CONSTITUTE AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           DESCRIPTION OF CERTIFICATES

GENERAL

     The Certificates are issuable in one or more Series. The Certificates of each Series will evidence the entire beneficial ownership interest in the Trust as to which one or more elections will be made to treat all or a specified portion thereof (as specified in the related Prospectus Supplement) as one or more REMICs as defined in Code Section 860D. The Trust will consist of (i) such Mortgage Loans or Mortgage Certificates as from time to time are subject to the Pooling Agreement; (ii) such funds or assets as from time to time are deposited in the Certificate Account as described herein under Appendix A: "The Mortgage Loans and CitiMortgageCertificates --Payments on Mortgage Loans in Pools"; (iii) property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans as from time to time are subject to the Pooling Agreement; (iv) any combination of Guaranty, letter of credit, mortgage pool insurance policy, one or more reserve funds and other form of credit support provided for such Series; and (v) any title insurance policy and hazard insurance policy maintained with respect to the Mortgaged Properties.

     Each Series will consist of one or more Classes or Subclasses of CitiCertificates representing "regular interests" in one or more REMICs within the meaning of Code Section 860G(a)(1) and one Class or one Subclass of Residual Certificates representing the "residual interest" with respect to each REMIC within the meaning of Code Section 860G(a)(2).

     Each Series of Certificates will consist of Residual Certificates and of either (i) a single Class of CitiCertificates, (ii) two or more Classes of CitiCertificates, one or more Classes or Subclasses (the "Senior Certificates") of which will be senior in right of distributions to one or more of the other Classes or Subclasses (the "Subordinated Certificates") to the extent described in the related Prospectus Supplement (any such Series, a "Senior/Subordinated Series"); (iii) two or more Classes or Subclasses of CitiCertificates which differ as to the timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distribution of principal or interest or both on any Class or Subclass may be made upon the occurrence of specified events, in accordance with a formula or schedule, or on the basis of certain types of collections or from designated portions of the Pool, which CitiCertificates may be Accrual CitiCertificates; or (iv) other types of Classes or Subclasses of CitiCertificates as described in the related Prospectus Supplement. Credit support for a Series of CitiCertificates may be provided by a Guaranty, letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, surety insurance policy or a Reserve Fund as described herein and in the related Prospectus Supplement, or by the subordination of one or more Classes or Subclasses of CitiCertificates or Residual Certificates as described herein and in the related Prospectus Supplement, or by any combination of the foregoing. See "Description of Certificates--Credit Support."

     The Issuer may sell certain Classes or Subclasses of Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or the Residual Certificates, by means of this Prospectus and a Prospectus Supplement if, at the time of such sale, at least one nationally recognized statistical rating organization has rated the Classes or Subclasses of Certificates of such Series in one of its generic rating categories which signifies investment grade. Typically, the four highest categories (within which there may be subcategories or gradations indicating relative standing) signify investment grade.

     The Issuer may sell certain Classes or Subclasses of Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or the one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     Unless otherwise specified in the related Prospectus Supplement, the CitiCertificates of specified Classes or Subclasses of a Series will be issued in the form of book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

     Interest distributions and distributions in reduction of the Stated Amount with respect to Certificates of any Series will be made on the Distribution Dates for such Series (i) by check mailed to holders of such Certificates registered as such on the applicable Record Date at their addresses appearing on the Certificate Register, (ii) upon written request of a Certificateholder to the Trustee (or the paying agent), by wire transfer in immediately available funds to the account of such Certificateholder provided that such Certificateholder holds at least the minimum denomination specified in the applicable Prospectus Supplement and Pooling Agreement, or (iii) by such other means as are agreed upon by the paying agent and a Certificateholder; provided, however, that distributions in reduction of Stated Amount which reduce the Stated Amount of a Certificate to zero will be made only upon presentation and surrender of such Certificate at the office or agency of any paying agent for such Series, unless otherwise specified in the related Prospectus Supplement. Notice will be mailed before the Distribution Date on which the final distribution in reduction of Stated Amount on any Certificate is expected to be made to the holder of such Certificate.

     The Trustee will include with each distribution on a CitiCertificate a statement showing, among other things, the allocation of such distribution to interest and reductions of Stated Amount and the remaining Stated Amount of a CitiCertificate of each Class or Subclass of that Series in the minimum denomination (or minimum permitted increment above such denomination, if less) specified in the related Prospectus Supplement (a "Single Certificate"). On each Distribution Date before a distribution is first made on a particular Class of Accrual CitiCertificates, the Trustee will also furnish to each holder of an Accrual CitiCertificate of such Class a statement showing (i) the interest accrued during the Interest Accrual Period applicable to such Distribution Date,
(ii) the amount of accrued interest to be added to the Stated Amount thereof and
(iii) the Stated Amount of such an Accrual CitiCertificate after giving effect to such addition to the Stated Amount thereof, in each case for an Accrual CitiCertificate which is a Single Certificate. In the case of a Pool that consists of Whole or Partial Pool Issuer Certificates, such statement will also show the outstanding and initial principal amounts of each such Issuer Certificate.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

  General

     Beginning with the month next succeeding the month in which Certificates of a Series are originally issued, distributions of principal and interest thereon at the Stated Rate will be made on the 25th day of each month, or if such day is not a business day, the immediately following business day (each, a "Distribution Date"), or on such other date as may be specified in the related Prospectus Supplement, to the persons in whose names the Certificates are registered at the close of business on the last business day of the preceding month, or such other date as may be specified in the related Prospectus
Supplement (the "Record Date"). Alternatively, if the related Prospectus Supplement so provides, distributions will be made at quarterly, semi-annual or other intervals, but at least annually. The amount of each distribution will be determined on the 18th day of the month of the related Distribution Date or, if such 18th day is not a business day, the immediately preceding business day (each, a "Determination Date") or such other date as may be specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions to Certificateholders of a Class or Subclass will be made pro rata among Certificateholders of such Class or Subclass. The manner in which any available credit support will be allocated among the Classes or Subclasses of Certificates in a Series will be specified in the related Prospectus Supplement.

     Distributions in reduction of Stated Amount of and in respect of interest on, the Certificates will be made by or on behalf of the Issuer out of, and only to the extent of, funds available for such purpose (the "Pool Distribution Amount") in the Certificate Account of the related Series. All distributions on the Certificates of each Series will be made on each Distribution Date for such Series from the Pool Distribution Amount in accordance with the terms described herein and in the related Prospectus Supplement, and as specified in the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, for each Pool consisting of Mortgage Loans, the Pool Distribution Amount for a Distribution Date will be equal to the aggregate of all previously undistributed proceeds of payments on account of principal, including amounts received in respect of credit support, if any, and any payments or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of prepayment (each, a "Principal Prepayment"), and interest, including any payments made from any related buydown subsidy account, in respect of the Mortgage Loans received and posted after the Cut-Off Date and before the related Determination Date, except in each case:

          (i) payments which were due on or before the Cut-Off Date;

          (ii) any Principal Prepayment received during the month of distribution and any related payments of interest representing interest for the month of distribution or any portion thereof (which will be distributed the next month);

          (iii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (iv) that portion of payments on account of interest (including payments made from a buydown subsidy account established with respect to such Mortgage Loans) on the Mortgage Loans in the Pool in excess of interest at the Pass-Through Rate;

          (v) that portion of the proceeds of the liquidation of defaulted Mortgage Loans which represents servicing compensation to the Issuer and is to be paid to the Issuer from the related Certificate Account to the extent described in Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Realization Upon Defaulted Mortgage Loans"; and

          (vi) any other amount not to be included in the Pool Distribution Amount pursuant to the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement for each Pool consisting of Mortgage Certificates, the Pool Distribution Amount for a Distribution Date will equal all previously undistributed amounts received as principal and interest on such Mortgage Certificates in accordance with their terms on or prior to the related Determination Date (or, for CitiMortgageCertificates, the Distribution Date).

  Distributions of Interest

     Unless otherwise specified in the related Prospectus Supplement, each Class or Subclass of Certificates entitled to a distribution of interest will be entitled to such interest at a per annum rate (the "Stated Rate") which may be fixed or, subject to federal income tax requirements, may vary over the life of the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, each Class or Subclass of Certificates of a Series, other than Accrual CitiCertificates, if any, will be entitled to receive distributions in respect of interest on each Distribution Date and will accrue interest on the outstanding Stated Amount of each such Class or Subclass of Certificates at the Stated Rate (calculated on the basis of a 360-day year of twelve 30-day months) and for the periods (each an "Interest Accrual Period") specified in the Prospectus Supplement. Accrual CitiCertificates will accrue interest as described above but such accrued interest will not be distributed until the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the interest accrued but not distributed on the Accrual CitiCertificates will be added to the Stated Amount thereof on each Distribution Date.

  Distributions in Reduction of Stated Amount

     Each Certificate entitled to distributions representing principal payments on the Mortgage Loans or Mortgage Certificates included in the Pool underlying such Series will have a "Stated Amount" which, at any time will equal the maximum amount in respect of principal which the holder of such Certificate will be entitled to receive out of the future cash flow on the Mortgage Loans or the Mortgage Certificates, and out of other assets, if any, included in the Trust. The Prospectus Supplement will specify the method by which the amount of distributions in reduction of Stated Amount to be distributed to the
Certificateholders on each Distribution Date (the "Certificate Distribution Amount") will be calculated and the manner in which the Certificate Distribution Amount will be allocated among the Classes or Subclasses entitled to distributions thereof. Distributions in reduction of the Stated Amount of Certificates will be made on each Distribution Date to the holders of the Certificates then entitled to receive such distributions until the aggregate amount of distributions have reduced the Stated Amount of each Certificate of a Class or Subclass to zero. The initial aggregate Stated Amount of all Classes or Subclasses of a Series may equal the aggregate outstanding principal amount of the related Mortgage Loans or Mortgage Certificates as of the applicable Cut-Off Date and, for each Class or Subclass, will be specified in the related Prospectus Supplement. Alternatively, the initial aggregate Stated Amount of all Classes or Subclasses of a Series of Certificates may equal the initial aggregate Pool Value of the related Mortgage Loans or Mortgage Certificates as of the applicable Cut-Off Date.

     The aggregate "Pool Value" of the related Mortgage Loans or Mortgage Certificates will be the Stated Amount of the Certificates of that Series that, based on certain assumptions and regardless of any prepayments on such Mortgage Loans or Mortgage Certificates, can be supported by either the future scheduled payments on the Mortgage Loans included in the Pool or the mortgage loans underlying the Mortgage Certificates included in the Pool (with interest adjusted to the applicable Pass-Through Rate), or the proceeds of the Principal Prepayment of such Mortgage Loans or mortgage loans underlying the Mortgage Certificates, together with reinvestment income, if any, thereon at the rate and for the period specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any Reserve Fund for such Series, as further or otherwise specified in the related Prospectus Supplement. In calculating Pool Values of Mortgage Certificates and Mortgage Loans included in the Pool, future distributions on a Mortgage Loan will be determined based on future scheduled payments (after giving effect to any Principal Prepayments previously received and posted) on such Mortgage Loan, and future distributions on a Mortgage Certificate will be determined either as if the underlying mortgage loans constituted a single mortgage loan having the highest mortgage rate and longest maturity of any mortgage loan underlying such Mortgage Certificate or separately for each mortgage loan underlying such Mortgage Certificate. Any similar Mortgage Loans or mortgage loans underlying Mortgage Certificates or any Mortgage Certificates that are backed by the same pool of mortgage loans, or similar pools of mortgage loans, may be aggregated into one or more groups (each, a "Pool Value Group"), each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans or mortgage loans in, or all mortgage loans underlying all the Mortgage Certificates in, the Pool Value Group constituted a single mortgage loan having the highest mortgage rate and longest maturity of any such mortgage loan for such Pool Value Group. There are a number of alternative means of determining the Pool Values of a Mortgage Certificate, Mortgage Loan or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled distributions thereon and determinations based on the relationship between the Pass-Through Rates borne thereby and the Stated Rates of the related Series of Certificates.

     With respect to any Series as to which the initial Stated Amount of the Certificates is calculated on the basis of the Pool Values of the Mortgage Loans or the Mortgage Certificates, the Prospectus Supplement for each such Series will describe the method or methods (and related assumptions) used to determine the Pool Value of the Mortgage Certificates and Mortgage Loans or the Pool Value Groups securing such Series. In any event, the aggregate of the Pool Values of all the Mortgage Certificates and Mortgage Loans and all the Pool Value Groups included in the Pool for a Series of Certificates will always be at least equal to the aggregate Stated Amount of the Certificates of such Series. The Certificate Distribution Amount with respect to a Series as to which the initial Stated Amount of the Certificates is calculated on the basis of the Pool Values of the Mortgage Loans or the Mortgage Certificates will generally be calculated on the basis of the decline in the aggregate Pool Values of the Mortgage Loans or Mortgage Certificates included in the Pool during the related Due Period, or as otherwise described in the related Prospectus Supplement.

     The Stated Amount of a Certificate will decline as a result of distributions attributable to principal that are made to the holders of the Certificates and, to the extent described herein and in the related Prospectus Supplement, as a result of losses on the Mortgage Loans or Mortgage Certificates in the related Pool, to the extent that the credit support (including the amount of subordination provided to Senior Certificates in a Senior/Subordinated Series) provided for such Class or Subclass of Certificate is inadequate to cover such losses. The Stated Amount of a Certificate may increase in the case of Accrual CitiCertificates by interest accrued but not then distributable on such Accrual CitiCertificates, and, to the extent that a Pool consists of adjustable rate mortgages which provide for limitations on the amount by which monthly payments by a Mortgagor may be increased and changes in the interest rate on the Mortgage Loan are made more frequently than changes in the payment, if an increase in the interest rate on the Mortgage Loan is not covered by the amount of the related scheduled monthly payment.

     The aggregate amount which will be distributed in reduction of Stated Amount to holders of CitiCertificates of each Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the aggregate Certificate Distribution Amount, (ii) the amount of interest, if any, accrued on any Accrual CitiCertificates of such Series during the related Interest Accrual Period but not then required to be distributed, such amount being added to the Stated Amount thereof, (iii) the applicable percentage of the Spread, if any, specified in the Prospectus
Supplement and (iv) any amounts in reduction of Stated Amount previously distributable but not yet distributed.

     Unless otherwise specified in the related Prospectus Supplement, in the case of CitiCertificates of any Series consisting of more than one Class, if the Amount Available under the credit support (including the amount of any subordination provided to Senior Certificates in a Senior/Subordinated Series) provided for such Series is inadequate to cover any loss on the Mortgage Loans with the result that there are insufficient funds on deposit in the Certificate Account on the next succeeding Distribution Date to pay the amount then distributable to any Class of CitiCertificates then entitled to receive distributions in reduction of Stated Amount (a "Loss Allocation Event"), then the amount then available for distribution in reduction of Stated Amount on such Distribution Date and each subsequent

Distribution Date will be distributed on such Distribution Date pro rata to the holders of CitiCertificates of a Class then outstanding notwithstanding any priorities among Subclasses of such Class of CitiCertificates set forth in the related Prospectus Supplement and pro rata to the holders of each Class of CitiCertificates based on the outstanding Stated Amount of all Classes of CitiCertificates then outstanding. Unless otherwise specified in the related Prospectus Supplement, any shortfalls of interest will be allocated on a pro rata basis based on the amount of interest then distributable (or allocable, in the case of each Class of Accrual CitiCertificates) to each Class. On or after the Distribution Date on which a Loss Allocation Event occurs, the Stated Amount of all Classes then outstanding will be reduced on a pro rata basis, or as otherwise specified in the related Prospectus Supplement, by the amount of any losses actually incurred with respect to the Mortgage Loans.

     Funds available for distribution from the Certificate Account on a Distribution Date will include distributions on Mortgage Certificates in the Pool received in the related Due Period and payments received with respect to Mortgage Loans in the Pool in the related Due Period, as described herein. See Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Payments on Mortgage Loans in Pools." Amounts remaining in the Certificate Account which are available for distribution, as so described, after payment of all amounts due to holders of CitiCertificates, and after payment of certain expenses therefrom, will be distributed to holders of Residual Certificates on a pro rata basis.

     The "Spread" with respect to a Distribution Date for a Series will be the excess of (a) the sum of (i) all distributions received on the Mortgage Certificates or Mortgage Loans (net of (1) any Servicing Compensation, and (2) in the case of Mortgage Loans, any distributions on such Mortgage Loans representing the receipt of (A) scheduled payments of principal and interest due on a date subsequent to the period (a "Due Period") beginning at the close of business on the last day of the preceding Due Period (or, in the case of the first Due Period, beginning at the close of business on the Cut-Off Date) and ending at the close of business on the business day preceding the Determination Date in respect of such Distribution Date, and (B) Principal Prepayments received during the month of the applicable Determination Date) included in the Pool for such Series in the Due Period preceding such Distribution Date, and, in the case of the first Due Period, any amount deposited in the Certificate Account on the Closing Date, (ii) income from reinvestment, if any, of such net distributions and any amount on deposit in the Reserve Fund and (iii) to the extent specified in the related Prospectus Supplement, the amount of cash withdrawn from any Reserve Fund or buydown subsidy account since the preceding Distribution Date for such Series (or since the Closing Date in the case of the first Distribution Date for such Series) and required to be deposited in the Certificate Account for such Series, over (b) the sum of (i) all interest distributed on the CitiCertificates of such Series or added to the Stated Amount of the Accrual CitiCertificates of such Series on such Distribution Date, (ii) the aggregate Certificate Distribution Amount for such Series with respect to such Distribution Date, (iii) if applicable to such Series, any Special Distributions in respect of such Series made since the preceding Distribution Date for such Series (or since the Closing Date in the case of the first Distribution Date for such Series), (iv) any reimbursements of payments under any credit support for such Series or Voluntary Advances with respect to such Distribution Date, (v) any amounts paid to the issuer of credit support and (vi) any REMIC Servicing Fee payable during the Due Period preceding such Distribution Date.

     Series of CitiCertificates having other than monthly Distribution Dates may receive special distributions ("Special Distributions") with respect to any period for which distributions are received on the related Mortgage Loans or Mortgage Certificates, other than such periods which include Distribution Dates, if, as a result of principal prepayments on the mortgage loans underlying the Mortgage Certificates or on the Mortgage Loans in the Pool for such Certificates or low reinvestment yields, or both, the Trustee determines, based on assumptions as to timing of receipt of distributions, reinvestment income and prepayment rates, among others, specified in the Pooling Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the earlier of the next Distribution Date or the second succeeding Distribution Date for such Series may be less than the sum of interest distributions and distributions in reduction of Stated Amount that would be made on such date if it were a Distribution Date. Special Distributions on the CitiCertificates of a Series will be allocated in the same manner as would distributions on the next Distribution Date for such Series.

CREDIT SUPPORT

  General

     Credit support may be provided with respect to one or more Classes or Subclasses of CitiCertificates or with respect to the assets in the related Trust. Credit support may be in the form of the subordination of one or more Classes or Subclasses of CitiCertificates of such Series to one or more other Classes or Subclasses of CitiCertificates, a limited guaranty issued by Citicorp or another guarantor, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a surety policy, the establishment of one or more reserve funds or any other form of credit support described in the applicable Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire Stated Amount of the CitiCertificates and interest thereon. If losses occur which exceed the amount covered by credit support or are of a type which are not covered by the credit support, holders of the CitiCertificates will bear their allocable share of such deficiencies as described in the related Prospectus Supplement.

  Subordination

     If so specified in the related Prospectus Supplement, credit support for one or more Classes or Subclasses of Senior Certificates in a Senior/Subordinated Series may include one or more Classes or Subclasses of Subordinated Certificates, such that distributions in respect of Scheduled Principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes or Subclasses of Subordinated Certificates will instead be payable to holders of one or more Classes or Subclasses of Senior Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. Such subordination provisions will have the effect of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinated Certificates in the related Trust, as well as preserving the availability of the subordination provided by the Subordinated Certificates.

     If so specified in the related Prospectus Supplement, delays in receipt of Scheduled Principal and losses on defaulted Mortgage Loans or mortgage loans underlying the Mortgage Certificates will be borne first by the various Classes or Subclasses of Subordinated Certificates under the circumstances and subject to the limitations specified in the related Prospectus Supplement, which will have the effect of increasing the respective percentage ownership interest of the Senior Certificates in the Trust. The aggregate distributions in respect of delinquent Scheduled Principal and the aggregate losses in respect of defaulted Mortgage Loans or mortgage loans underlying Mortgage Certificates which must be borne by each Class or Subclass of Subordinated Certificates at any one time or over the lives of the Certificates by virtue of the subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to the Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement (the "Subordination Amount"). If the aggregate distributions in respect of delinquent Scheduled Principal and/or the aggregate losses in respect of defaulted Mortgage Loans or mortgage loans underlying Mortgage Certificates were to exceed the total amounts payable and available for distribution to the Subordinated Certificateholders or, if applicable, were to exceed the specified maximum Subordination Amount, holders of the Senior Certificates could experience losses.

     The protection afforded to the Senior Certificateholders by the preferential right of the Senior Certificateholders to receive current distributions from the Pool may be enhanced to the extent specified in the related Prospectus Supplement by the establishment and maintenance of one or more reserve accounts (each a "Subordination Reserve Fund") funded by the retention of all or any portion of distributions otherwise distributable to the holders of the Subordinated Certificates on any Distribution Date, by all or a portion of the Spread and/or by an initial deposit of the Issuer. Unless otherwise specified in the related Prospectus Supplement, the Subordination Reserve Fund will be included in the Trust. If specified in the Prospectus Supplement relating to a Series of Certificates, the Subordination Reserve Fund may be funded in any other manner acceptable to the rating agencies rating the Series of Certificates and consistent with an election to treat the Trust (or one or more segregated pools of assets therein) for such Series as one or more REMICs (as the case may be).

     Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling Agreement and, unless otherwise provided in the related Prospectus Supplement, will mature no later than the next Distribution Date.

     Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are later entitled.

  Limited Guaranty

     If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support may be provided by a Guaranty of Citicorp or another guarantor specified in such Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Guaranty issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

  Letter of Credit

     If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

  Reserve Fund

     If so specified in the Prospectus Supplement relating to a Series of Certificates, a reserve fund (the "Reserve Fund") may be established with the Trustee by the Issuer. The manner of the funding of the Reserve Fund and the amount required from time to time to be on deposit therein will be set forth in the Prospectus Supplement.

  Pool Insurance Policies

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Issuer will obtain a pool insurance policy for the Mortgage Loans in the related Pool. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  Special Hazard Insurance Policies

     If so specified in the related Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Issuer will also obtain a special hazard insurance policy for the related Pool in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  Mortgagor Bankruptcy Bond

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgage affecting the Mortgage Loans in a Pool with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the rating agency or rating agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the rating agency or rating agencies rating the Certificates of the related Series. The amount and principal terms of any such coverage will be set forth in the related Prospectus Supplement.

  Draws Under Credit Support Other Than Subordination

     The obligation of the issuer of credit support to make payments under such credit support for the benefit of holders of Certificates shall be limited at any time to the amount available (the "Amount Available") at such time. The initial Amount Available shall be equal to the percentage specified in the Prospectus Supplement of the aggregate Adjusted Balance of the related Mortgage Loans as of the applicable Cut-Off Date (the "Credit Support Percentage"). The Amount Available to be paid under any credit support may be subject to reduction commencing at the times and in the amounts described in the applicable Prospectus Supplement and Pooling Agreement. In addition, the Amount Available to be paid under any credit support for losses or delinquencies arising from certain causes may be limited to the extent set forth in the related Prospectus Supplement. To the extent set forth in the applicable Prospectus Supplement and in the event that more than one series of CitiMortgageCertificates underlies a Series of Certificates, credit support may cover two or more of the series of such CitiMortgageCertificates. This may be accomplished by the credit support on the individual series of CitiMortgageCertificates being consolidated or by credit support which relates to more than one of the series of
CitiMortgageCertificates and provides coverage for all such series of CitiMortgageCertificates up to the Credit Support Percentage specified in the Prospectus Supplement of the aggregate Adjusted Balance of the Mortgage Loans underlying such CitiMortgageCertificates.

     The Issuer or the Servicer will be required to determine as of each Determination Date whether a payment under any credit support will be necessary on the next Distribution Date. The Issuer or the Servicer will advise the Trustee of such determination and make a demand for payment under the credit support to the issuer of credit support in accordance with the provisions of the credit support and the applicable Pooling Agreement, as described in the related Prospectus Supplement. The proceeds of such payments under the credit support will be deposited into the Certificate Account. Unless otherwise specified in the related Prospectus Supplement, payments received under the credit support will be applied first to reimburse Voluntary Advances.

     Payments made by an issuer of credit support pursuant to its obligations under the credit support to cover delinquencies will be allocated on a loan-by-loan basis to specific Mortgage Loans, and the payments will be reimbursed, as the specific Mortgagors make their delinquent payments, by monthly withdrawals from the Certificate Account as such delinquent installments are received. Remaining obligations under the credit support will be increased as such payments are reimbursed. In addition, payments made under the credit support to cover amounts in respect of interest distributed (but not received) with respect to Principal Prepayments will be reimbursed to the issuer of credit support from Servicing Compensation otherwise payable to the Issuer or the Servicer. The credit support will be increased to the extent of such reimbursement.

     If any Mortgage Loans become Liquidating Loans, the issuer of credit support may, if so specified in the related Prospectus Supplement, be obligated to purchase from the Trustee such Liquidating Loans up to the amount of the remaining obligation under the credit support. The Servicer may make an advance of a payment (a "Purchase Amount Advance") in respect of a Liquidating Loan on behalf of the issuer of credit support in order to avoid demands or draws under such credit support. If at any time the issuer of credit support makes a payment or the Servicer makes a payment on its behalf in the amount of the full outstanding principal balance of and accrued interest on a Liquidating Loan (less any unreimbursed payments previously made under the credit support in respect of such Liquidating Loan), the issuer of credit support (or its designee) will be entitled to receive an assignment of such Liquidating Loan, and the issuer of credit support (or such designee) will thereafter own such Liquidating Loan free of any further obligation with respect thereto. Payments made with respect to such a Liquidating Loan will be reimbursed only from the proceeds (net of liquidation costs) of such Liquidating Loan. The remaining obligations under the credit support will be increased to the extent such payments are so reimbursed. To the extent the proceeds of liquidation of any Liquidating Loan acquired by the issuer of credit support in the manner described in this paragraph exceed the amount of payments made with respect thereto, in the case of a Guaranty issued by Citicorp, Citicorp will be entitled to retain such proceeds and in the case of other credit support, the Servicer will be entitled to such proceeds unless otherwise specified in the related Prospectus Supplement.

     The term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement or redemption has expired), (b) each Mortgage Loan with respect to which the Issuer or the Servicer has agreed to accept a Transfer Instrument in lieu of foreclosure and in whole or partial satisfaction of the Mortgage Loan, and, if the Pool contains Cooperative Loans, Liquidating Loan will mean not only each Cooperative Loan as to which (a) or (b) is applicable but also (c) each Cooperative Loan with respect to which none of the interest or principal installments which became due and payable during the previous six months have been paid and (d) each Cooperative Loan with respect to which a court of competent jurisdiction has entered a final judgment reducing the scheduled monthly principal or interest installment payable on such Cooperative Loan. See Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Realization Upon Defaulted Mortgage Loans."

     If any Mortgage Loans become Liquidated Loans, the issuer of credit support may, if so specified in the Prospectus Supplement be obligated to pay the amount of any loss on such Liquidated Loan up to the amount of the remaining obligation under the credit support. The amount of any loss on a Liquidated Loan is equal to the excess of (a) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon over (b) the liquidation proceeds, net of liquidation expenses, received with respect thereto. In the event that the amount of such a loss is not covered, in whole or in part, by any credit support, the loss will be allocated among the Certificates as specified in the related Prospectus Supplement.

     The term "Liquidated Loan" means a Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Servicer or the Master Servicer, as the case may be, determines that all liquidation proceeds which it expects to recover have been recovered, or a Mortgage Loan with respect to which the related Mortgaged Property is retained or sold by the Mortgagor and for which the Servicer or the Master Servicer, as the case may be, has accepted payment from the Mortgagor in consideration for the release of the Mortgage in an amount which is less than the outstanding principal balance of such Mortgage Loan as a result of a determination by the Servicer or the Master Servicer, as the case may be, that the potential liquidation expenses with respect to such Mortgage Loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of such Mortgage Loan. See Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Realization Upon Defaulted Mortgage Loans."

     Prospective purchasers of Certificates must, in the event of default by Mortgagors, look to the credit of the issuer of credit support, to the extent of its obligations under the credit support. If the Amount Available under a credit support is exhausted, the Certificateholders of the related Series will bear all risks of delinquency and loss resulting from defaults by Mortgagors (including losses not covered by primary mortgage insurance) and from hazard losses not covered by the standard hazard insurance policies required to be maintained by the Mortgagors, and the Certificateholders must look primarily to the value of the properties securing defaulted Mortgage Loans for recovery of the outstanding principal and unpaid interest. See Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Certain Legal Aspects of the Mortgage Loans." None of the issuer of any credit support, the Issuer nor the Servicer intends to advance its own funds with respect to any Series of Certificates or series of CitiMortgageCertificates, except (i) in the case of the issuer of credit support, to the limited extent of its obligations under such credit support and
(ii) in the case of the Issuer or the Servicer, in certain circumstances involving recoverable costs of restoration of damaged property, as described under Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Realization Upon Defaulted Mortgage Loans," and certain other costs as described therein under "--Servicing and Other Compensation and Payment of Expenses," and to make Voluntary Advances to the extent set forth in the related Prospectus Supplement.

LAST SCHEDULED DISTRIBUTION DATE

     The "Last Scheduled Distribution Date" for each Class of CitiCertificates of a Series is the latest date on which (based on the assumptions set forth in the related Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount for each Series will depend on, among other things, the rate of payment (including prepayments) of the principal of the mortgage loans (which include, for purposes of this subsection, Mortgage Loans included directly in the Pool and mortgage loans underlying Mortgage Certificates) in the Pool for such Series, the actual last Distribution Date for any Class of CitiCertificates could occur significantly earlier than its Last Scheduled Distribution Date.

     The rate of payments on the Mortgage Loans in the Pool for any Series will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of such mortgage loans. See Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Prepayment Experience."

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a Certificate until the Stated Amount of such Certificate has been reduced to zero. The weighted average life of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the mortgage loans (which include, for purposes of this subsection, Mortgage Loans included directly in the Pool and mortgage loans underlying Mortgage Certificates) underlying or included in the Pool for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (including prepayments and liquidations due to default, casualty, receipt of insurance proceeds, condemnation and the like).

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. Each Prospectus Supplement for CitiCertificates of any Series consisting of more than one Class of CitiCertificates will describe the payment standard or model used for the related Series and will contain tables setting forth the projected weighted average life of each Class of CitiCertificates of such Series and, to the extent distributions are not made pro rata among all Classes of CitiCertificates of such Series, the percentage of the Initial Stated Amount of each Class of CitiCertificates of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the mortgage loans underlying or included in the Pool are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of mortgage loans underlying or included in the Pool for any Series of Certificates will conform to any prepayment standard or model. The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans underlying or included in the Pool for a Series of Certificates, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans. It should be noted that certain Mortgage Certificates included in a Pool for a Series of Certificates may be backed by mortgage loans with different interest rates. Accordingly, the prepayment experience of these Mortgage Certificates will to some extent be a function of the mix of interest rates of the mortgage loans underlying such Mortgage Certificates. Furthermore, the stated pass-through rate of certain Mortgage Certificates may be two or more percentage points less than the Note Rates of the underlying mortgage loans. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and servicing decisions.

RESIDUAL CERTIFICATES

     The Residual Certificates will represent "residual interests" in a REMIC within the meaning of Code Section 860G(a)(2). See "Certain Federal Income Tax Consequences." A Class of Residual Certificates with respect to a Pool will be issued simultaneously with the CitiCertificates of a Series. Such Residual Certificates may be sold together with or separately from such CitiCertificates or may be retained, in whole or in part, by the Issuer or the related Originators and will represent the right to receive distributions as specified in the related Prospectus Supplement. In addition, at such time as the Stated Amount of each Class of CitiCertificates of such Series has been reduced to zero, the holders of the Residual Certificates will be the sole owners of each Pool and will have sole rights with respect to the Mortgage Certificates, Mortgage Loans and other assets included in such Pool, including the right to liquidate such Pool.

THE SERVICER

     For each Series of Certificates, the Issuer will act as servicer (in such capacity, the "Servicer" or "servicer") with respect to Mortgage Loans purchased, directly or indirectly, by the Trust from CMI, Citibank or CFSB or their affiliates (the "Affiliated Originators" and such Mortgage Loans being herein referred to as "Affiliated Mortgage Loans") and, as master servicer (in such capacity, the "Servicer" or "master servicer") with respect to Mortgage Loans purchased, directly or indirectly, by the Trust (a) from CitiMae or its affiliates who purchased such mortgage loans from seller-servicers approved by CitiMae or from such seller-servicers ("CitiMae Originators" and such Mortgage Loans being herein referred to as "CitiMae Mortgage Loans"), or (b) from Third Party Originators, and will perform such functions as are described in the Pooling Agreement. The Issuer may delegate any of its duties under the Pooling Agreement to any corporation, including a corporation more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. Unless otherwise disclosed in the related Prospectus Supplement, if the Mortgage Loans are included directly in the Pool, the Issuer intends to subcontract its duties as servicer with respect to the Affiliated Mortgage Loans to CMI (or its designated subservicer) and its duties as master servicer (a) with respect to the CitiMae Mortgage Loans, to CitiMae and (b) with respect to Mortgage Loans originated by Third Party Originators ("Third Party Loans") and sold by them on a servicing-retained basis, to a designated master servicer to be determined. Such delegation does not relieve the Issuer of its responsibility with respect to such duties. The Trustee may remove the servicer for failure to perform any of its duties under the Pooling Agreement if such failure continues unremedied for 60 days after written notice from the Trustee. The Issuer may not resign from its obligations and duties as servicer under the Pooling Agreement except upon the determination, evidenced by an opinion of counsel, that its performance of such duties is no longer permissible under applicable law, or with the consent of the Trustee and of the holders of 66 2/3% of outstanding Certificates. The servicer will be entitled to servicing compensation for each Series as specified in the related Prospectus Supplement, which may include (i) a fee payable from the Certificate Account (a "REMIC Servicing Fee"), (ii) if Mortgage Loans are included directly in the Pool, a specified servicing rate equal to the difference between the Note Rate for each such Mortgage Loan and its Pass-Through Rate, as well as late payment charges, assumption fees, reinvestment income, if any, and other similar amounts set forth in the related Pooling Agreement and/or (iii) in the case of the CitiMae Mortgage Loans and Third Party Loans acquired on a servicing-retained basis, a master servicing fee ("Servicing Compensation"). To the extent specified with respect to a Series in the related Prospectus
Supplement, Servicing Compensation may be divided between "normal servicing compensation" and "additional servicing compensation." In the case of the CitiMae Mortgage Loans and Third Party Loans acquired on a servicing-retained basis, a fee may also be paid to third party subservicers or servicers (a "Servicing Fee"). The Pooling Agreement generally provides that the servicer shall not be subject to any liability to holders of Certificates other than by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties set forth in the Pooling Agreement. See "The Pooling Agreements."

                                   THE POOLS

GENERAL

     Each Pool will consist of (i) Mortgage Loans and/or Mortgage Certificates or other "regular interests" in another Pool to the extent specified in the related Prospectus Supplement, (ii) the amount of any assets including cash, if any, initially deposited in the Certificate Account, (iii) amounts deposited in any Reserve Fund described in the Prospectus Supplement, (iv) distributions on such Mortgage Certificates and/or Mortgage Loans (net of any servicing compensation) (v) any real estate acquired through foreclosure or similar proceeding and (vi) reinvestment earnings, if any, on such net distributions and deposits. Any Pool including Mortgage Loans among its assets will also include the interest of the Certificateholders in certain credit support and any insurance policies with respect to such Mortgage Loans. Pools for Series having monthly distributions are generally expected not to receive reinvestment earnings on distributions that are held in the Certificate Account. The Mortgage Certificates will be held by the Trustee or its nominee, and any Mortgage Loans included in any Pool will be held for the Trustee by a custodian, solely for the benefit of the related Series of Certificates.

     The following summaries of characteristics of the Mortgage Loans and the CitiMortgageCertificates are subject to and qualified by reference to Appendix
A: "The Mortgage Loans and CitiMortgageCertificates."

MORTGAGE LOANS

     The Mortgage Loans included directly in a Pool or underlying CitiMortgageCertificates in a Pool will be mortgage loans secured by first liens on one- to four-family residential properties, and may be fixed rate or adjustable rate loans, or participations or other beneficial interests in such loans, which may provide for full amortization of principal, deferral of a portion of interest, balloon payments of principal or have such other characteristics as set forth in the related Prospectus Supplement. Properties securing Mortgage Loans may include leasehold interests in residential properties, the title to which is held by third party lessors. The Mortgage Loans may also contain cooperative apartment loans evidenced by promissory notes secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified dwelling units in such cooperatives' buildings. Each Mortgage Loan will be selected and purchased by the Issuer for inclusion in the related Pool, or will be selected by the Originator in connection with the issuance of a CitiMortgageCertificate, from among those originated or acquired by an Originator in the ordinary course of business activities of the Originator or acquired from an affiliate of an Originator or from a Third Party Originator. Mortgage Loans in a Pool may be covered by a guaranty or certain other credit support, as described in the related Prospectus Supplement.

     The Mortgage Loans will have original individual principal balances of no more than $2,500,000 and, except as otherwise set forth in the related Prospectus Supplement, original maturities of from 10 to 30 years. Fixed rate Mortgage Loans will be of a type specified in Appendix A.

     Adjustable rate Mortgage Loans will bear interest at a rate which will be adjusted from time to time to equal (to the nearest eighth of a percent) a certain number of basis points over an index interest rate, as specified in Appendix A or the related Prospectus Supplement. Adjustments may be subject to limits on the magnitude of any one adjustment and on the magnitude of aggregate upward adjustments during the life of the Mortgage Loan. Adjustable rate Mortgage Loans may provide for deferral of a certain portion of interest and increases to the principal balances in order to limit the amount by which the scheduled monthly payments will increase following an increase in the rate of interest. The amount of the difference between the scheduled monthly payment and the monthly interest accrued at the Mortgage Rate is added to the unpaid principal balance of the Mortgage Loan and interest accrues on such added principal at the then-applicable Mortgage Rate from the date of such addition. Such an adjustment is referred to as "negative amortization". Negative amortization tends to lengthen the weighted average life of the Mortgage Loans and may cause payments near the maturity of the Mortgage Loan to be larger than the previously scheduled monthly payments unless the terms of the Mortgage Loan permit its maturity to be extended. The impact of any such negative amortization on Certificateholders will be set forth in the Prospectus Supplement.

     If specified in the related Prospectus Supplement, adjustable rate Mortgage Loans included in a Pool may convert at some future time to fixed rate mortgage loans. The details of such conversion features and the effect on the Pool will be described in the related Prospectus Supplement.

     At the Cut-Off Date for a Pool that includes adjustable rate Mortgage Loans, the Pool may contain adjustable rate Mortgage Loans which are newly originated and adjustable rate Mortgage Loans as to which one or more adjustments have occurred. Adjustable rate Mortgage Loans that have not had their first rate adjustment will generally bear interest at rates that are lower than the rate that would otherwise be produced by the sum of the applicable index and the number of basis points over such index used to compute the applicable mortgage rate for such Mortgage Loan.

     If provided for in the applicable Prospectus Supplement, the Mortgage Loans in a Pool or the Mortgage Loans underlying CitiMortgageCertificates included in a Pool may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Buydown Mortgage Loan will be less than the scheduled monthly payments on the Buydown Mortgage Loan, the resulting difference to be made up from buydown funds contributed by the Mortgagor, the Mortgagor's employer, the seller or the builder of the related Mortgaged Property or another source (i) at the time of origination of the Buydown Mortgage Loan or (ii) in some cases when buydown funds are contributed by an employer, on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement and except for Buydown Mortgage Loans funded in accordance with clause (ii) above, the buydown funds will be placed on the Closing Date (as defined in the related Prospectus Supplement) in an account established and maintained with a depository by the Issuer or the Originator (or in the case of CitiMae Mortgage Loans, with the related subservicer), and amounts will be withdrawn monthly from such account promptly following receipt of the Mortgagor's monthly payment and deposited in the related Certificate Account. See "Description Of Certificates--Distributions to Certificateholders." Buydown funds with respect to any Series may be held in the same deposit account as buydown funds for all buydown mortgage loans serviced by the Issuer, the Originator or any subservicer. In the case of buydown funds contributed on an annual basis by the Mortgagor's employer, such buydown loans will generally have a buydown period of three years but may have a buydown period of up to five years. The employer may or may not be required to guarantee the payment of buydown funds even if the Mortgagor were no longer employed by such employer.

     Unless otherwise specified in the related Prospectus Supplement, the original principal amount of each Mortgage Loan will be not more than 90% of the Original Value of the property securing such Mortgage Loan. Each Affiliated Mortgage Loan having an original principal amount exceeding 90% of the Original Value of the Mortgaged Property will be covered by primary mortgage insurance against losses from default on such Mortgage Loan in an amount ranging from 12% to 30% of the principal amount of the Mortgage Loan outstanding from time to time. Such insurance will be in effect at least until the principal amount of the Mortgage Loan is reduced to 80% of its Original Value. Each CitiMae Mortgage Loan having an original balance exceeding 80% of the Original Value of the Mortgaged Property will be covered by primary mortgage insurance against losses from default on such mortgage loan in an amount ranging from 12% to 30% of the principal amount of the Mortgage Loan outstanding from time to time. Third Party Loans will be covered by primary mortgage insurance to the extent specified in the related Prospectus Supplement. See "Loan Underwriting Policies--Loan Underwriting Policies of the Affiliated Originators" and "--Loan Underwriting Policies of the CitiMae Originators."

     The properties securing Mortgage Loans may consist of detached houses, attached houses, row houses, individual units in planned unit developments, individual condominiums or other types of one- to four-family residences or interests in cooperatives (as defined in Appendix A). Although it is anticipated that such properties will be predominantly primary residences, they may include investment properties and vacation and second homes as well. Such properties may be located in any of the fifty United States, the District of Columbia or the Commonwealth of Puerto Rico.

     When the related Series of Certificates is issued the Issuer will assign the Mortgage Loans without recourse to the Trustee for the benefit of the Certificateholders. The Issuer will, however, be required to repurchase any Mortgage

Loans or Mortgage Certificates that do not conform in one or more material respects to the representations and warranties in the Pooling Agreement ("Non-Conforming Loans") within 180 days after notice from the Trustee that they are Non-Conforming Loans. The Issuer may substitute conforming Mortgage Loans or Mortgage Certificates for Non-Conforming Loans on or before the day that is 180 days following the Startup Day of the REMIC with respect to such Series. If, however, any Non-Conforming Loan would affect the status of the REMIC or subject the REMIC to tax, the Issuer must repurchase such Non-Conforming Loan or substitute a conforming Mortgage Loan therefor within the earlier of 90 days after notice from the Trustee that the Mortgage Loan is a Non-Conforming Loan or 180 days following the Startup Day. See "--Substitution of Mortgage Loans" below. The Startup Day generally will be the Closing Date (as defined in the related Prospectus Supplement). As servicer, the Issuer is responsible for administering and servicing the Mortgage Loans and Mortgage Certificates.

     In connection with assignment of the Mortgage Loans to the Trustee, the Issuer will deliver to the Trustee (or a custodian acting on its behalf, which may be an affiliate of the Issuer) the Mortgage Note, the Mortgage with evidence of recording thereon, any other mortgage related documents, and assignments of the Mortgage by the Originator to the Trustee. Such assignments will generally be recorded after the Closing Date. See Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Assignment of Mortgage Loans."

MORTGAGE CERTIFICATES

  CitiMortgageCertificates

     This summary of CitiMortgageCertificates is subject to and qualified by reference to Appendix A: "The Mortgage Loans and CitiMortgageCertificates."

     Certificates evidencing fractional undivided interests in trusts will be created by each of the Originators with respect to which an election may be made to treat such trusts as REMICs under the Code. The property of such REMICs will consist of pools of Mortgage Loans originated or acquired by one of the Affiliated Originators or acquired by the Issuer. Such certificates will consist of one or more classes of regular interests and one class of residual interests. It is expected that the issuer of any CitiMortgageCertificate will be the packager of the Mortgage Loans underlying such CitiMortgageCertificate and will act as the servicer or master servicer (in such capacity, the "Servicer" or "servicer") of such Mortgage Loans (or will subcontract with an affiliate to act as subservicer). The Mortgage Loans may be covered by certain credit support described in the Prospectus Supplement.

     The form of pooling and servicing agreement pursuant to which the CitiMortgageCertificates will be issued will be substantially the same as the Pooling Agreement with respect to a Pool in which the Mortgage Loans were originated or acquired by an Affiliated Originator. The terms and provisions of the relevant Pooling Agreement described in this Prospectus (including the descriptions of distributions) would be applicable to any CitiMortgageCertificate except that references to the Issuer will be deemed references to the relevant Affiliated Originator and references to the Pool will be deemed references to the Citibank Pool, the CMI Pool or the CFSB Pool, as the case may be.

     The pool underlying a CitiMortgageCertificate will consist of the Mortgage Loans, such funds as from time to time are deposited in the Certificate Account for such CitiMortgageCertificate, property acquired by foreclosure or deed in lieu of foreclosure of a Mortgage Loan or Transfer Instrument (as defined below) as from time to time may be subject to the related Pooling Agreement, any credit support and any insurance policies with respect to the Mortgage Loans. For purposes of this Prospectus, a "Transfer Instrument" is a deed transferring an interest in property subject to a Mortgage or any assignment or other instrument of transfer transferring an interest in collateral (including shares of a cooperative and the related occupancy agreement or proprietary lease) securing a Mortgage Loan. Any default by any insurer under any such policy, any loss in excess of policy limits or any uninsured loss may adversely affect distributions on the CitiMortgageCertificates to the Trustee for the related Series of Certificates, and may thus adversely affect distributions on such Certificates to the Certificateholders. Each Pooling Agreement with respect to the same Originator will contain substantially the same terms and conditions, except for the Pass-Through Rate or Stated Rate (as defined therein), the date of issuance of such series, the aggregate initial Adjusted Balance of Mortgage Loans evidenced by such series, the minimum fractional undivided interest represented by each CitiMortgageCertificate, the identity and address of the Trustee, the amount of the credit support and other minor variations. Pursuant to each Pooling Agreement, the Servicer will be responsible for servicing and administering the related Mortgage Loans, but may at any time subcontract its duties as servicer under any Pooling Agreement to any entity, including an entity more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. With respect to Mortgage Loans acquired by the Trust from Citibank or CFSB, each of Citibank and CFSB intends to subcontract its duties as servicer under each Pooling Agreement under which it acts as servicer to CMI. CitiMortgageCertificates contained in a Pool may represent all or some of the regular interests in a REMIC. It is expected that CitiMortgageCertificates will be issued pursuant to participation or pooling and servicing agreements entered into from time to time between the related seller and the related certificate trustee or custodian. In addition, an affiliate of such seller or of the Issuer may be a servicer for such pool of mortgage loans. The mortgage loans underlying the CitiMortgageCertificates may be subserviced by one or more loan servicing institutions under the supervision of the servicer.

     It is expected that all collections received by the servicers on the mortgage loans (net of servicing fees to be retained by the servicers and such other amounts as may be specified in the related pooling and servicing agreement) will be deposited with the certificate trustee. Monthly distributions of the principal and interest components of such collections (adjusted to the stated rate or pass-through rate (as the case may be) borne by such CitiMortgageCertificate) will be made to the Trustee for the CitiMortgageCertificates of the related Series for deposit into the Certificate Account for such Series.

     The Issuer will provide to any Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling Agreement for any series of CitiMortgageCertificates included in a Pool. Requests should be addressed to: Citicorp Mortgage Securities, Inc., 909 Third Avenue, New York, New York 10043.

     Distributions of principal and interest on each series of CitiMortgageCertificates will be made by the Trustee or a paying agent on the 25th day (or if such 25th day is not a business day, no later than the business day immediately following the 25th day) of each calendar month to the Trustee as the person in whose name such CitiMortgageCertificates are registered at the close of business on the last business day of the preceding month. The first such distribution date for each series of CitiMortgageCertificates will be specified in the applicable Prospectus Supplement. The Pool may also contain a certificate evidencing an undivided interest in a trust comprised of Mortgage Loans as to which trust an election has not been made to treat the trust property as a REMIC. The terms and provisions of such certificate and any Pooling Agreement pursuant to which any such certificate is issued will be set forth in the related Prospectus Supplement.

  Issuer Certificates

     This summary of Issuer Certificates is subject to and qualified by reference to Appendix A: "The Mortgage Loans and CitiMortgageCertificates."

     The Pool with respect to any Series of Issuer Certificates may consist in whole or in part of Issuer Certificates initially issued to the public by the Issuer or an affiliate of the Issuer, and which represent all or a portion of the regular interests in a pool of mortgage loans originated or acquired by one or more of the Affiliated Originators or acquired by the Issuer ("Whole or Partial Pool Issuer Certificates"). Whole or Partial Pool Issuer Certificates included in a Pool may represent all or a portion of one or more classes or subclasses of one or more series of previously issued Issuer Certificates.

     Each Whole or Partial Pool Issuer Certificate will have been issued pursuant to a pooling and servicing agreement between the related issuer, which is expected to be the Issuer, one or more Originators and/or affiliates of the Issuer, and the trustee for such series of CitiCertificates (the "Underlying Trustee"). Unless otherwise specified in the Prospectus Supplement, the terms of such pooling agreement will generally conform to those provided in the Pooling Agreement with respect to such Series of Certificates. See "The Pooling Agreements."

     Certain of the mortgage loans underlying a series of Whole or Partial Pool Issuer Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular mortgage loans covered thereby, (ii) subordination or guaranty arrangements and/or (iii) such other policies of insurance and other forms of credit support (including, without limitation, obligations to advance delinquent payments) as may be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, no Whole or Partial Pool Issuer Certificate will be so insured or guaranteed.

     Unless otherwise provided in the related Prospectus Supplement, it is expected that all collections received by servicers with respect to the mortgage loans underlying each series of Whole or Partial Pool Issuer Certificates (net of servicing fees to be retained by such servicers and such other amounts as may be specified in the related pooling and servicing agreement), including monthly distributions of the principal and interest components of such collections (adjusted to the stated rate or pass-through rate (as the case may be) borne by such Whole or Partial Pool Issuer Certificate) will be distributed directly to the related Underlying Trustee.

     The Prospectus Supplement will specify, to the extent relevant and to the extent such information is reasonably available to the Issuer and the Issuer reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of each class or subclass of Whole or Partial Pool Issuer Certificates to be included in the Pool; (ii) certain characteristics of the mortgage loans which comprise the underlying assets for each Whole or Partial Pool Issuer Certificate, on a pool by pool basis, including (a) the aggregate Adjusted Balance of such mortgage loans and the years of origination thereof, (b) if Converted Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in any pool underlying a Whole or Partial Pool Issuer Certificate were delivered, the aggregate Adjusted Balance of any such Converted Mortgage Loans,
(c) the original  loan-to-value  ratios of the mortgage loans of each such pool,
(d) the types of Mortgaged Properties securing the mortgage loans, (e) the geographic distribution of the Mortgaged Properties, prepared on a state-by-state basis for states where mortgage loans having an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of mortgage loans in the related Pool are located, (f) if Buydown Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in the related Pool were delivered, the aggregate Adjusted Balance of Buydown Mortgage Loans in the related Pool, (g) if loans on residential leasehold properties ("Leasehold Loans") with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in the related Pool were delivered, the aggregate Adjusted Balance of Leasehold Loans in the related Pool and (h) if 15-year, fixed rate tiered-payment mortgage loans originated by CFSB's California branches and providing for a prepayment penalty during the first 12 months following origination with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in the related Pool were delivered, the aggregate Adjusted Balance of such mortgage loans in the related Pool; (iii) the maximum original term-to-stated maturity of each series of Whole or Partial Pool CitiCertificates; (iv) the weighted average term-to-stated maturity of each series of Whole or Partial Pool Issuer Certificates; (v) the pass-through rate for each class or subclass of Whole or Partial Pool Issuer Certificates; (vi) the weighted average pass-through rate of each Whole or Partial Pool Issuer Certificate; (vii) the servicer of the mortgage loans underlying each Whole or Partial Pool Issuer Certificate and the Underlying Trustee with respect to each Whole or Partial Pool Issuer Certificate; (viii) certain characteristics or credit enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the mortgage loans underlying each Whole or Partial Pool Issuer Certificate; (ix) the terms on which underlying mortgage loans for each Whole or Partial Pool Issuer Certificate may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with each Underlying Trustee.

     More specific information concerning each Whole or Partial Pool Issuer Certificate, the mortgage loans underlying each such Issuer Certificate, and related servicing, insurance, subordination and/or other credit support arrangements, if any, will be set forth in the related Prospectus Supplement.

  Agency Certificates

     This summary of Agency Certificates is subject to and qualified by reference to Appendix B: "The Agency Certificates."

     The Issuer may acquire for any Pool "fully-modified pass-through" mortgage-backed certificates ("GNMA Certificates") issued by private issuers and guaranteed by the Government National Mortgage Association ("GNMA"), Mortgage Participation Certificates ("FHLMC Certificates") guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC") and Mortgage Pass-Through Certificates ("FNMA Certificates") guaranteed by Fannie Mae ("FNMA").

     GNMA is a wholly-owned corporate instrumentality within the United States Department of Housing and Urban Development. GNMA is authorized to guarantee the timely payment of the principal of and interest on GNMA Certificates, which guarantee is backed by the full faith and credit of the United States. Any issuer which is unable to make payments on such GNMA Certificates as they become due is required to promptly notify GNMA and request payment by GNMA, whereupon GNMA will make such payment directly to the holders of such GNMA Certificates.

     FNMA is a federally chartered and privately owned corporation organized under the Federal National Mortgage Association Charter Act. FNMA purchases home mortgage loans with funds acquired in part from the sale of its

Guaranteed Mortgage Pass-Through Certificates. FNMA guarantees that it will distribute to holders of FNMA Certificates their proportionate interests in passed-through payments of principal of and interest on the underlying loans (including principal prepayments).

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. FHLMC purchases mortgage loans and participation interests in mortgage loans that meet certain statutory standards, and resells them in the form of FHLMC Certificates. FHLMC guarantees that it will distribute to holders of FHLMC Certificates their proportionate interests in passed-through payments of principal of and interest on the underlying loans.

     The guaranties of FNMA and FHLMC are backed only by the credit of FNMA and FHLMC, respectively. The full faith and credit of the United States is not pledged to payments that may be required under such guaranties. Neither the United States nor any agency thereof is required to finance FNMA's or FHLMC's operations or to assist FNMA or FHLMC in any manner.

CERTIFICATE ACCOUNT

     The Trustee will, as to each Series of Certificates, establish and maintain a separate account or accounts, including any such account maintained by a paying agent (collectively, the "Certificate Account"), for the benefit of the Certificateholders. The Certificate Account may bear interest. Except with respect to the CitiMae Mortgage Loans and the Third Party Loans acquired on a servicing-retained basis, all payments (net of servicing fees) on the Mortgage Loans or Mortgage Certificates will be deposited directly into the Certificate Account as soon as practicable after receipt thereof but in any case within two business days of receipt and posting. The Pooling Agreement for each Series may authorize the Trustee to invest at the Issuer's discretion distributions received on the assets in a Pool (including Voluntary Advances and payments under the credit support) in certain investments ("Eligible Investments") that will qualify as "permitted investments" under Code Section 860G(a)(5). Eligible Investments may be made by the Trustee upon instructions from the Issuer and, if made, will generally mature not later than the day preceding the next Distribution Date for such Series (or on such Distribution Date in the case of Eligible Investments which are the obligations of the Trustee). Eligible Investments include, among other investments, obligations of the United States or of any agency thereof, certificates of deposit, federal funds, time deposits and bankers' acceptances sold by eligible commercial banks (including affiliates of the Issuer such as Citibank), any other demand or time deposit or certificate of deposit fully insured by the Federal Deposit Insurance Corporation (the "FDIC") either through the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund (the "SAIF"), commercial paper carrying the ratings specified in the related Pooling Agreement of each Rating Agency rating the Certificates of such Series that has rated such commercial paper, certain repurchase agreements of United States government securities with eligible commercial banks and certain guaranteed investment contracts.

     Unless otherwise set forth in the related Prospectus Supplement, all payments on Mortgage Loans and Mortgage Certificates, together with any reinvestment income thereon and any amounts withdrawn from any Reserve Fund for such Series and deposited into the Certificate Account for such Series, will be available to make distributions on the Certificates of such Series on the next succeeding Distribution Date or Special Distribution Date for such Series. Any funds remaining in the Certificate Account immediately following a Distribution Date (other than amounts representing early payments of installments of principal and interest on Mortgage Loans directly held in the Pool which are due on future Due Dates or Principal Prepayments) will be promptly distributed to the holders of the Residual Certificates.

     In the case of Mortgage Loans participating in a "prepayment program" (as described in Appendix A: "The Mortgage Loans and CitiMortgage Certificates--Payments on Mortgage Loans in Pools"), payments on such Mortgage Loans received under such a program will not be remitted to the Certificate Account until released for payment under the terms of such program.

MINIMUM PREPAYMENT AGREEMENT

     The Issuer may enter into an agreement (a "Minimum Prepayment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series to enable the Trustee to make distributions of principal on the Certificates of such Series in accordance with a schedule set forth in the related Prospectus Supplement. Funds would be provided under the Minimum Prepayment Agreement in the event that aggregate scheduled principal payments and prepayments on the Mortgage Loans and/or Mortgage Certificates included in the related Pool were not sufficient to make distributions in reduction of the Stated Amount of such Certificates in accordance with such Minimum Prepayment Schedule. Such Minimum Prepayment Agreement may obligate the institution to purchase, from time to time, Mortgage Loans and/or Mortgage Certificates included in the Pool pursuant to a selection process set forth in such agreement for an amount specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe the terms and conditions of any Minimum Prepayment Agreement if a Minimum Prepayment Agreement is to be a part of the Pool.

MINIMUM REINVESTMENT AGREEMENT

     The Issuer may enter into an agreement (a "Minimum Reinvestment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series. Amounts required to be deposited in any account or fund for a related Series will be invested pursuant to such agreement. If a Minimum Reinvestment Agreement is entered into with respect to a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Servicer as additional servicing compensation but will be available to make distributions on the Certificates in accordance with their terms. The applicable interest rates for funds invested under such agreement will be described in the related Prospectus Supplement if a Minimum Reinvestment Agreement is to be a part of the Pool.

COLLECTION OF PAYMENTS

     The Mortgage Certificates included in a Pool for a Series of Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, with a member of the Federal Reserve System, so that in each case all distributions thereon will be made directly to such Trustee. The Mortgage Loans included in a Pool will be assigned to the Trustee and the related Mortgage Notes, endorsed to the Trustee or in blank, will be delivered to the Trustee or its custodian. The obligation of such Trustee to make distributions on the Certificates is limited to the amount of payments (net of servicing compensation) on the Mortgage Certificates and Mortgage Loans that were actually received by it unless the Issuer enters into a Minimum Prepayment Agreement. The Trustee may not assign, transfer, pledge or dispose of any assets in the Certificate Account for such Series, except to a successor Trustee with respect to such Series, the holders of the Residual Certificates or the holders of CitiCertificates for such Series as set forth in the Pooling Agreement and except as permitted under the Pooling Agreement in connection with foreclosures and other realizations on defaulted Mortgage Loans. See "--Substitution of Mortgage Loans" below.

SUBSTITUTION OF MORTGAGE LOANS

     Subject to the limitations set forth in the Pooling Agreement, the Issuer may, on any day prior to 180 days after the settlement date of the related Series of Certificates (the "Startup Day") (or, if such day is not a Business Day, on the next previous Business Day) (or 90 days after discovery, if earlier, if the defect affects the status of the Mortgage Loan as a "qualified mortgage" for REMIC purposes), but solely in lieu of any obligation it may have to repurchase a Non-Conforming Loan, deliver to the Trustee other Mortgage Loans in substitution for any one or more Mortgage Loans included in the Pool. Any such substitute Mortgage Loan will be fully paid up on the substitution day and will have a principal balance on the substitution day that is at least equal to the principal balance on the substitution day of the Non-Conforming Loans for which it is substituted, an interest rate equal to or greater than that of such Non-Conforming Loans, an original term to maturity equal to that of such Non-Conforming Loans and a maturity date not earlier than one year prior to, and in no event later than, that of such Non-Conforming Loans. Substitutions of Mortgage Loans and/or Mortgage Certificates will be permitted in the event of breaches of representation and warranties with respect to any original Mortgage Loan and/or Mortgage Certificate or in the event the documentation with respect to any Mortgage Loan is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will not exceed two years for pools from the date the related Series is issued.

     The related Prospectus Supplement will describe any other conditions upon which Mortgage Loans and/or Mortgage Certificates may be substituted for Mortgage Loans and/or Mortgage Certificates initially included in the Pool.

                       CITICORP MORTGAGE SECURITIES, INC.

     The Issuer was incorporated in the State of Delaware on March 17, 1987 and is an indirect wholly owned subsidiary of Citicorp. It is not expected that the Issuer will have any business operations other than offering Certificates and related activities.

     The principal executive offices of the Issuer are located at 909 Third Avenue, New York, New York 10043. Its telephone number is (212) 559-6727.

                                 THE ORIGINATORS

CITICORP MORTGAGE, INC.

     CMI is an indirect wholly owned mortgage banking subsidiary of Citicorp. CMI, with headquarters in St. Louis, Missouri, was incorporated under the laws of the State of Delaware on September 24, 1979. Since its formation, CMI has engaged in mortgage banking and other housing-related financing activities, and in July 1980, CMI commenced making mortgage loans. CMI derives income primarily from interest on mortgages which it owns, secondary mortgage market sales and mortgage loan servicing fees and mortgage origination fees and charges.

     CMI has been approved as a mortgagee and seller/servicer by several agencies and instrumentalities, including the FHA, the Veterans Administration ("VA"), FNMA, GNMA and FHLMC. CMI's origination operations are subject to the operational guidelines and regulations of, as well as audits by, certain of these agencies.

     The principal executive offices of CMI are located at 750 Washington Blvd., Stamford, Connecticut 06091. Its telephone number is (800) 285-3000.

CITIBANK, FEDERAL SAVINGS BANK

     Citibank, Federal Savings Bank ("CFSB") is a federal savings bank with its executive offices in San Francisco, California. It was formed in 1982 in connection with the acquisition of Fidelity Savings & Loan Association. As of the end of December 31, 1990, Citibank, Federal Savings Bank (formerly Citicorp Savings of Illinois, A Federal Savings and Loan Association) and Citibank, Federal Savings Bank (formerly Citicorp Savings of Washington, D.C., A Federal Savings and Loan Association), both wholly owned indirect subsidiaries of Citicorp, were merged into CFSB. As of March 31, 1993, Citibank, Federal Savings Bank (formerly Citicorp Savings of Florida, A Federal Savings and Loan Association), a wholly owned indirect subsidiary of Citicorp, was merged into CFSB. As of May 1, 1993 CFSB acquired the branches of Citibank (Maryland), N.A. and as of January 3, 1994, CFSB acquired the branches of Citibank (Florida), N.A.

     The deposits of CFSB are insured by the FDIC to the extent provided by law. Since 1982, CFSB has been either a direct or an indirect wholly owned subsidiary of Citicorp. CFSB has been an active one- to four-family residential mortgage lender since 1983.

     Citibank Service Corporation, an affiliate of CFSB, acts as trustee with respect to substantially all deeds of trust relating to mortgaged property located in California securing mortgage loans originated or acquired by CFSB. Under California law, the functions of a trustee under a deed of trust are to foreclose upon the mortgaged property upon notification by the beneficiary of a delinquency and to execute full and partial reconveyances of such mortgaged property upon direction of the beneficiary.

     The principal executive offices of CFSB are located at 1 Sansome Street, San Francisco, California 94104. Its telephone number is (415) 627-6000.

CITIBANK, N.A.

     Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world.

     Citibank's deposits are insured by the FDIC to the extent provided by law. Since 1968, Citibank has been a wholly owned subsidiary of Citicorp. Citibank has been an active one- to four-family residential real estate mortgage lender since 1960. Citibank has also been an active cooperative apartment lender. Citibank conducts such lending activities through its New York Banking Unit (the "NYBU"). Except in connection with mortgage pass-through certificates issued by it from time to time, Citibank has not engaged in any significant servicing activities on behalf of unaffiliated persons with respect to conventional residential mortgage or cooperative loans.

     The NYBU is responsible for Citibank's consumer banking business within that portion of the New York Metropolitan Area which includes the nine counties (Westchester, Nassau, Suffolk, Kings, Richmond, New York, Bronx, Rockland and Queens) within and surrounding New York City. Citibank offers a wide range of consumer banking products and services, including mortgage and cooperative apartment loans.

     The principal executive offices of Citibank are located at 399 Park Avenue, New York, New York 10043. Its telephone number is (212) 559-1000.

CITIMAE, INC.

     CitiMae, Inc. ("CitiMae"), a Delaware corporation and a wholly owned subsidiary of Citibank, is primarily engaged in the purchase and sale of mortgage loans, the performance of master servicing functions and the securitizing of mortgage loans. Its principal executive offices are located at 399 Park Avenue, New York, New York 10043. Its telephone number is (212) 793-5880.

     At March 31, 1996, CitiMae master serviced mortgage loans, on behalf of Citibank, with principal balances of approximately $4,843,000,000. CitiMae enters into agreements with various approved servicers to perform, as independent contractors, certain servicing functions for Citibank, as master servicer. See "Loan Underwriting Policies--Loan Underwriting Policies of the CitiMae Originators."

     Set forth below is a description of aspects of CitiMae's purchase program for Mortgage Loans eligible for inclusion in a Pool.

     The Issuer will purchase Mortgage Loans either directly or indirectly from CitiMae or its affiliates or from approved sellers which may be affiliates of the Issuer or CitiMae. CitiMae or its affiliates has approved (or will approve) individual institutions as eligible sellers by applying certain criteria, including the seller's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, CitiMae or its affiliates may purchase Mortgage Loans from sellers which, while not meeting the generally applicable criteria, have been reviewed by it and found to be acceptable as sellers of Mortgage Loans.

     Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

     See also "Loan Underwriting Policies--Loan Underwriting Policies of the CitiMae Originators".

     If CitiMae Mortgage Loans are included in a Pool, the Issuer intends to enter into a Subservicing Agreement with CitiMae (the "Subservicer") pursuant to which the Subservicer will agree to perform certain functions for the Servicer relating to the purchase of the Mortgage Loans and the servicing and administering of the CitiMae Mortgage Loans. Under the Subservicing Agreement, the Subservicer will agree, among other things, to perform the Servicer's obligations with respect to the servicing of the CitiMae Mortgage Loans and the Servicer's servicing obligations under the Pooling Agreement which will include making advances to Certificateholders under circumstances in which the Servicer would be obligated to make such advances, and repurchasing Mortgage Loans from the Trustee where the Servicer would be obligated to so repurchase. Any actions of the Subservicer taken pursuant to the Subservicing Agreement will be for the Servicer with the same force and effect as though performed directly by the Servicer and the Servicer will at all times remain responsible for the performance of its duties under the Pooling Agreement. The Subservicer will be paid a fee by the Servicer for its services.

THIRD PARTY ORIGINATORS

     If Third Party Loans having an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of the Mortgage Loans in a Pool are included in a Pool, the related Prospectus Supplement will identify the Third Party Originators of such Third Party Loans.

     Unless otherwise specified in the related Prospectus Supplement, each Third Party Originator will be required to satisfy the qualifications set forth in this paragraph. Each Third Party Originator must be an institution experienced in originating mortgage loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines. Each Third Party Originator must be a savings and loan association, savings bank, commercial bank, credit union, insurance company or a mortgagee approved by the Secretary of Housing and Urban Development.

                           LOAN UNDERWRITING POLICIES

LOAN UNDERWRITING POLICIES OF THE AFFILIATED ORIGINATORS

     Except as specifically noted below and except as may be specified in the applicable Prospectus Supplement, residential real estate mortgage loans originated or acquired from affiliated or unaffiliated third parties by the Affiliated Originators are subject to the same underwriting process. For certain residential mortgage loans the Affiliated Originators have contracted with or delegated the underwriting process to certain unaffiliated third parties. The underwriting process, which is described below, assesses the prospective borrower's ability to repay and the adequacy of the property as collateral for the loan requested. The loan underwriting policies of each Affiliated Originator require such Originator's loan underwriters to be satisfied that the value of the property being financed currently supports, and will likely support in the future, the outstanding loan balance with sufficient excess value to protect against minor adverse shifts in real estate values. In general, it is the policy of each Affiliated Originator not to make conventional one- to four-family real estate loans with more than 95% loan-to-value ratios. Unless otherwise specified in the related Prospectus Supplement, a Pool will not contain any Real Estate Loans with more than a 95% loan-to-value ratio.

     Each Affiliated Originator's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. As part of the description of the prospective borrower's financial condition, each Affiliated Originator requires a current balance sheet describing assets and liabilities and a statement of income and expenses, proof of income such as a paycheck stub or W-2 form (except for certain self-employed prospective borrowers), proof of liquid assets (required as of April 1991), telephone verification of employment (required as of April 1991), which may be verified utilizing a third party national employment verification service, and a credit report which summarizes the prospective borrower's credit history with local merchants and lenders and any record of bankruptcy. From February 1991 until May 1997, it was the policy of each Affiliated Originator to obtain at least two credit reports (which could be in the form of a merged credit bureau report) with respect to a prospective borrower. Since May 1997, it has been the policy of each Affiliated Originator to obtain the single most comprehensive readily available credit bureau report with respect to a prospective borrower. Prior to May 1997, self-employed prospective borrowers were required to submit their federal income tax returns for the most recent two years and a separate statement of income and expenses. Since May 1997, self-employed prospective borrowers are required to submit a copy of their most recently filed Form 1040, without schedules. In the case of mortgage loans originated or acquired after July 1993 by the Affiliated Originators, facsimile copies of certain verification documents (such as bank statements and verification of employment) may be accepted in lieu of originals.

     If the proposed mortgage loan does not exceed 65% (prior to December 1992, such percentage could be up to 80%) of the value of the underlying property based on the lesser of the appraised value determined in an appraisal obtained by the Affiliated Originator at the origination of such mortgage loan or the sale price for such property (the "Original Value"), certain self-employed prospective borrowers may be exempt from some or all of the requirements that they provide financial statements, current federal income tax returns and proof of income. However, each Affiliated Originator during 1990 and 1991 implemented as part of its underwriting policy that telephone verification of employment is required and, beginning in April 1991, proof of liquid assets, as described below. Certain high net worth prospective borrowers with ongoing banking relationships with Citicorp's Private Banking Group may be exempt from the employment verification process.

     Once the employment verification and the credit report are received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence as well as to meet other financial obligations and monthly living expenses. Each Affiliated Originator has established as lending guidelines that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges and hazard insurance, should not exceed 33% (34% in the case of ARMs) of the borrower's gross income, or that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, should not exceed 38% of gross income. Since May 1997, loans that meet the Affiliated Originator's minimum credit score and delinquency requirements may have debt burden ratios of up to 45% and, for certain corporate relocation loans, 50%. Where there are two individuals co-signing the mortgage note or documents, the income and debt of both are included in the computation. Since May 1997, each Affiliated Originator does not require income or asset verification in the case of their current mortgagors seeking to refinance their mortgage loans, if such refinancing meets such Affiliated Originator's minimum seasoning, payment history and credit score requirements. In the case of other mortgagors seeking to refinance their mortgage loans, each Affiliated Originator does not require asset verification and allows a debt burden ratio of up to 45% for loans that meet such Affiliated Originator's minimum seasoning, payment history and credit score requirements. In the case of ARMs, the initial mortgage rate may be lower than the sum of the then-applicable Index and Mortgage Margin for such loan, and the determination of whether the prospective borrower has sufficient monthly income is made based upon such lower initial mortgage rate. In the case of mortgage loans originated by the California branches of CFSB prior to June 1991, the actual mortgage payments may be higher due to a higher mortgage rate at the time the loan documents are prepared, but such mortgage rate generally will not exceed the anticipated rate used in such analysis by more than one percent. Often, however, other credit considerations may cause a loan underwriter to depart from these guidelines, and a loan underwriter may require additional information or further verification of information provided so as to compensate for the exception to the Affiliated Originator's lending guidelines.

     Since April 1991, each Affiliated Originator's underwriting policies have required it to make a determination as to whether the prospective borrower has sufficient liquid assets to acquire the property to be financed, taking into account, among other things, proceeds from the sale of any prior residence and cash on deposit in banks. This determination may be made from such evidence as the existence of a contract for sale of any prior residence and bank statements supplied by the prospective borrower. As described in the preceding paragraph, asset verification may be waived for certain refinancings.

     Each Affiliated Originator requires an appraisal to be made of each property to be financed, which may be a master appraisal in the case of bulk commitments. The appraisal is conducted by either an independent fee appraiser, a specially trained employee of the Affiliated Originator or an employee of an affiliate. The person conducting the appraisal personally visits the property and estimates its market value on the basis of comparable properties. Since April 1997, each Affiliated Originator accepts, in lieu of originals, electronic appraisals without photographs from appraisers who utilize certain approved appraisal software packages. Neither the independent appraisers nor employees receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the Affiliated Originator's judgment of the appraisal determines the maximum amount which will be lent on the property. In connection with the refinancing of an existing mortgage originated or acquired by certain Affiliated Originators, such Originators may not cause a current appraisal of the underlying property to be prepared unless the then outstanding principal amount of the mortgage loan is increased by an amount in excess of the mortgagor's out-of-pocket costs associated with the refinanced transaction plus (at the option of qualifying borrowers) the amount required to pay off any junior liens on the property. In connection with the modification of an existing mortgage pursuant to a Modification Agreement, a current appraisal of the underlying property may not be prepared.

     Each Affiliated Originator obtains or causes to be obtained a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance or, in lieu thereof, an attorney's opinion of title in those jurisdictions in which such practice is acceptable, is required in the case of all mortgage loans, except that with respect to Cooperative Loans, an Affiliated Originator does not require a borrower or the cooperative to obtain title insurance of any type or to obtain a title search of the property on which the cooperative apartment building is located.

     Since January 1995, each Affiliated Originator has used a credit scoring system as part of its underwriting process. This credit scoring system assesses the prospective borrower's ability to repay a mortgage loan based upon certain predetermined mortgage loan characteristics and credit risk factors. All prospective borrowers remain subject to verification of employment, income, assets and credit history, unless provided otherwise herein. All credit scored loans are rated strong, satisfactory or inconclusive. Mortgage loans rated "strong" or "satisfactory" are not subjected to the normal loan underwriting process described herein, but are subject to verification of property value. Mortgage loans rated "inconclusive" are underwritten in accordance with the normal loan underwriting policies described herein.

     An Affiliated Originator may originate Leasehold Loans. Leasehold Loans are approved in accordance with such Affiliated Originator's standard underwriting criteria. An ALTA leasehold title insurance policy is required, which contains no exceptions for any adjustable features of the lease. The title insurance policy must assure that the Affiliated Originator's first mortgage is not subordinate to any lien or encumbrance other than the land lease. Additionally, when deemed necessary, the California branches of CFSB require that a consent to assignment of lease and/or subordination agreement be obtained and recorded. Furthermore, each Affiliated Originator requires that the leasehold estate be assignable or transferable if it is subjected to the mortgage lien.

     The land lease should guarantee such Affiliated Originator's right to receive any notice of default by the borrower and the right to cure the default. Payments due pursuant to the land lease are taken into account in both debt ratio calculations in connection with the underwriting of such mortgage loans. Finally, each Affiliated Originator requires that the term of the lease must extend at least ten years longer than the scheduled maturity on the mortgage loan.

     Prior to 1986, the Affiliated Originators did not generally make one- to four-family real estate loans with loan-to-value ratios above 80% unless such Affiliated Originator had obtained primary mortgage insurance coverage. From 1986 through January 1993, each Affiliated Originator originated mortgage loans with loan-to-value ratios in excess of 80% but not more than 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each Affiliated Originator not to make one- to four-family real estate loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance. Certain corporate relocation programs, offered by the Affiliated Originators to employees of certain approved corporations, permit single family real estate loans with loan-to-value ratios in excess of 80% without requiring primary mortgage insurance. For these loans, however, the applicable corporate employer generally guarantees the excess of the amount of the mortgage loan over the 80% loan-to-value amount. Certain other corporate relocation programs permit the providing of subordinate financing by the corporate employer at the time of the origination of the first priority mortgage loan by an Affiliated Originator.

     The Affiliated Originators offer certain programs under which they may make real estate loans with a loan-to-value ratio of up to 80% and subordinate financing similar to those described in the preceding paragraph to borrowers not participating in a corporate relocation program without requiring any primary mortgage insurance or third party guarantees.

     Each Affiliated Originator's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. In the case of a Converted Mortgage Loan, the borrower's repayment ability will have been determined only at origination on the basis of such borrower's then-current income and obligations and interest rates for adjustable interest rate mortgage loans which, traditionally, have been lower than the interest rates charged by mortgage lenders on fixed interest rate mortgage loans. The borrowers at their exclusive options may elect to convert their mortgage loans into fixed interest rate loans or to continue with the adjustable interest rate features. A borrower's conversion option is conditional only upon a review by the applicable Affiliated Originator of the loan payment history and payment of a conversion fee. It is possible that the fixed interest rate payable by the borrower upon conversion will be higher than the adjustable interest rate otherwise payable. In that event, the borrower's capacity to repay the loan may be reduced.

     Unless otherwise specified in the Prospectus Supplement, no ARM Pool will contain ARMs which provide for conversion options.

     Each Affiliated Originator originates Buydown Mortgage Loans. Unless otherwise specified in the applicable Prospectus Supplement, (i) during the buydown period, each of the Buydown Mortgage Loans will provide for payments payable by the Mortgagor based on a hypothetical reduced interest rate (the "buydown mortgage rate") that will not have been more than 5% below the mortgage rate at origination, (ii) the annual increase in the buydown mortgage rate during the buydown period will not exceed 1% or in the case of tiered payment Mortgage Loans the annual increase in the mortgagors' monthly payment will increase as described in the "The Pools--Mortgage Loans" and (iii) the buydown period will not exceed three years in the case of Citibank Pools and Buydown Mortgage Loans originated by the Florida branches of CFSB, five years in the case of CMI Pools, and six years in the case of CFSB Pools (other than those Buydown Mortgage Loans originated by its Florida branches). For all Pools, with respect to Mortgage Loans originated prior to October 1, 1991, the maximum amount of the buydown funds that may be contributed by the seller or builder of the related Mortgaged Property is limited to 9% of the Original Value of the Mortgaged Property; with respect to Mortgage Loans originated on or after October 1, 1991, the maximum amount of buydown funds that may be contributed by the seller or builder of the related Mortgaged Property is limited to 6% of the Original Value of the Mortgaged Property. These limitations do not apply to contributions from the Mortgagor or immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the applicable Prospectus Supplement, the Mortgagor under each Buydown Mortgage Loan will have been qualified at an interest rate which is not more than 5% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Mortgage Loans, while such funds are being depleted.

     All the above described Affiliated Originators (other than Citibank) purchase mortgage loans originated by other parties. Except as may be otherwise specified in the applicable Prospectus Supplement, mortgage loans acquired from other parties, other than in a bulk purchase, are reviewed by such Affiliated Originators or by unaffiliated third parties under contracts with such Affiliated Originators for compliance with the above described underwriting criteria, and such Affiliated Originators have the right to reject loans which fail to conform to such criteria. In connection with an acquisition of mortgage loans in a bulk purchase, (i.e., loans aggregating more than $15,000,000) from a nationally recognized mortgage loan originator, the acquiring Affiliated Originator will review the selling originator's underwriting policies and procedures with a view to their compliance with such Affiliated Originator's or FNMA/FHLMC underwriting standards and, in addition, will conduct a limited mortgage loan file review.

LOAN UNDERWRITING POLICIES OF THE CITIMAE ORIGINATORS

     Except as described below, each Mortgage Loan contributed to the Trust by a CitiMae Originator has satisfied the credit, appraisal and underwriting guidelines established by CitiMae or one of its affiliates, as set forth in its Sellers' Guide, which forms a part of the agreement pursuant to which unaffiliated loan originators sell mortgage loans to CitiMae or one of its affiliates. Such underwriting guidelines may be varied in cases deemed appropriate by CitiMae or one of its affiliates. To determine satisfaction of such underwriting guidelines, CitiMae or a loan reviewer reviewed the Mortgage Loans.

     CitiMae's underwriting guidelines are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. CitiMae's underwriting guidelines are applied in a standard procedure which complies with applicable federal and state laws and regulations. Initially, a prospective Mortgagor is required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the Mortgagor's financial condition, the Mortgagor is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the Mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the Mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and an indication as to whether it is expected that the Mortgagor will continue such employment in the future. If a prospective Mortgagor is self-employed, the Mortgagor is required to submit copies of signed tax returns. The Mortgagor also authorizes deposit verification at all financial institutions where the Mortgagor has demand or savings accounts.

     Once the employment and deposit verifications and the credit report are received, a determination is made as to whether the prospective Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the Mortgaged Property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

     CitiMae and its affiliates employ alternative underwriting guidelines for certain qualifying mortgage loans underwritten by CitiMae and its affiliates. Depending on the facts and circumstances of a particular case, CitiMae may accept mortgage loans based upon limited documentation that eliminates the need for either income verification and/or asset verification. The objective of the limited documentation guidelines is to shift the emphasis of the underwriting process from the credit standing of the Mortgagor to the value and adequacy of the Mortgaged Property as collateral. A borrower(s) ability and willingness to repay a mortgage loan in a timely manner must be demonstrated by the quality, quantity and durability of income history, history of debt management and net worth accumulation. If greater than 10% of the Mortgage Loans by aggregate Adjusted Balance as of the Cut-Off Date were originated under limited documentation guidelines, the percentage of Mortgage Loans originated under such guidelines will be as provided in the Prospectus Supplement.

     Depending upon the facts and circumstances of a particular case, CitiMae or one of its affiliates may accept mortgage loans based upon seasoning and payment histories without obtaining standard underwriting documentation. The objective of the seasoned underwriting guidelines is to shift the emphasis of the underwriting process from the credit standing and repayment ability of the Mortgagor at the time of origination to the actual repayment performance of the related mortgage loan. If greater than 10% of the Mortgage Loans (by Adjusted Balance as of the Cut-Off Date) were originated under seasoned mortgage loan guidelines, the percentage of such Mortgage Loans by Adjusted Balance will be provided in the Prospectus Supplement.

LOAN UNDERWRITING STANDARDS OF THIRD PARTY ORIGINATORS

     If Third Party Loans are included in a Pool, the underwriting policies and guidelines of the related Third Party Originators may not be identical to those set forth above for the Affiliated Originators or for CitiMae. As part of CMI's process in purchasing Third Party Loans, CMI will review a sample of the Third Party Loans to determine whether the Third Party Loans would generally conform to CMI's underwriting standards. The Third Party Loans will be credit scored or reunderwritten, in each case in whole or in part, by CMI in order to determine whether the underwriting process for the Third Party Loans adequately assessed the borrower's ability to repay and the adequacy of the property as collateral, based on CMI's underwriting standards.

         DELINQUENCY, FORECLOSURE AND LOSS CONSIDERATIONS AND EXPERIENCE

     LOSS AND DELINQUENCY CONSIDERATIONS

     There can be no assurance that the foreclosure and delinquency experience on the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates will be comparable to that set forth below. The Mortgage Loans underlying the CitiMortgageCertificates or the Certificates may have a different range of remaining maturities from those represented by the tables below. Furthermore, general economic conditions generally affect levels of delinquencies, defaults and foreclosures. Historically, delinquencies, defaults and foreclosures do not reach their peak until sometime after the lowest point in an economic cycle. Finally, the residential real estate market in a particular area could experience an overall decline in property values such that the then-current loan-to-value ratios of the Mortgage Loans underlying the
CitiMortgageCertificates  or the  Certificates  could be  higher,  and  could be substantially higher, than such ratios at origination. In addition, property values could decline to the point that the amounts owing on the Mortgage Loans underlying all or part of the CitiMortgageCertificates or the Certificates and any secondary financing on the related mortgaged properties could become equal to or greater than the value of such mortgaged properties. In that event, the actual rate of delinquencies and the number of foreclosures could be higher than those previously experienced. In addition, the costs and expenses of foreclosure, together with any damage to or deterioration of the Mortgaged Property, may result in a determination by the Servicer that foreclosure would not increase the net proceeds of liquidation available for distribution to Certificateholders. The Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase such net proceeds and its expenditures will be recoverable.

     In recent years, California, the New York Metropolitan Area and several other regions have experienced significant declines in housing prices. In addition, California and certain other regions have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which have adversely affected property values in the affected areas. Any direct damage to a mortgaged property securing a Mortgage Loan caused by such disasters, as well as any deterioration in housing prices or values or the existence of adverse economic conditions which adversely affect the ability of mortgagors to make timely and full payments on Mortgage Loans, may increase the likelihood of delinquencies, and the likelihood and magnitude of losses, on the Mortgage Loans, which may result in losses on the Certificates to the extent such losses are not covered by insurance or any credit enhancement. Such delinquencies or losses, if occurring, may increase the likelihood of foreclosures and prepayments on Mortgage Loans, which may in turn have an adverse effect on the yield of the Certificates or of certain classes of the CitiCertificates.

     The Mortgaged Properties may be located in "anti-deficiency" states where, in general, a lender providing credit on a one- to four-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. Each Affiliated Originator's, CitiMae's and each Third Party Originator's underwriting standards in all states (including such anti-deficiency states) require underwriting officers to be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports the outstanding loan balance. See Appendix A: "The Mortgage Loans and CitiMortgageCertificates--Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." However, there can be no assurance that property values will not decline after the Mortgage Loan is originated.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF AFFILIATED ORIGINATORS' SERVICED PORTFOLIO

     The delinquency and foreclosure experience on the portfolio of one- to four-family conventional residential first mortgage loans originated or acquired by the Affiliated Originators and certain other affiliates of CMI and serviced by CMI for the periods indicated is set forth in the following table. During the period covered in the table, this portfolio increased from $35.6 billion on December 31, 1994 to $36.0 billion on December 31, 1997. CMI's total serviced portfolio includes both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, tiered-payment mortgage loans, loans with stated maturities of 15 to 30 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans. There can be no assurance that the delinquency and foreclosure experience set forth below with respect to CMI's total serviced portfolio will be similar to the results that may be experienced with respect to the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates.

          DELINQUENCY AND FORECLOSURE EXPERIENCE OF SERVICED PORTFOLIO
              OF ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS (1)

                                      AS OF                  AS OF                      AS OF                      AS OF
                                DECEMBER 31, 1994      DECEMBER 31, 1995          DECEMBER 31, 1996          DECEMBER 31, 1997
                                -----------------      -----------------          -----------------          -----------------
                                        BY DOLLAR                 BY DOLLAR                 BY DOLLAR                   BY DOLLAR
                                        AMOUNT OF                 AMOUNT OF                 AMOUNT OF                   AMOUNT OF
                             BY NO. OF    LOANS      BY NO. OF     LOANS        BY NO. OF     LOANS       BY NO. OF      LOANS
                               LOANS   (IN MILLIONS)   LOANS   (IN MILLIONS)      LOANS   (IN MILLIONS)     LOANS     (IN MILLIONS)
                               -----   -------------   -----   -------------      -----   -------------     -----     -------------
Total Portfolio ........      350,751    $35,590.9    330,529    $34,880.5       309,754    $34,084.8       303,896    $35,955.8
Period of Delinquency(2)
  30-59 Days ...........       12,309    $ 1,237.3     12,216    $ 1,213.7        10,487    $ 1,014.9         9,368    $   906.9
  60-89 Days ...........        3,847    $   412.3      4,098    $   431.7         2,444    $   253.1         1,947    $   194.3
  90 Days or more ......        5,967    $   740.4      5,724    $   676.2         3,291    $   371.8         2,646    $   286.1
Total Loans Delinquent .       22,123    $ 2,390.0     22,038    $ 2,321.6        16,222    $ 1,639.8        13,961    $ 1,387.3
Delinquency Ratio ......         6.31%        6.72%      6.67%        6.66%         5.24%        4.81%         4.59%        3.86%
Foreclosures(3) ........        6,245    $   835.7      6,067    $   793.2         5,822    $   696.0         3,539    $   406.3
Foreclosure Ratio ......         1.78%        2.35%      1.84%        2.27%         1.88%        2.04%         1.16%        1.13%

----------

(1) The table includes mortgage loans serviced by CMI and held by an Originator, in its own portfolio, and certain affiliates' portfolios. The table also includes mortgage loans serviced by CMI which have been packaged and sold to FNMA and FHLMC, in transactions pursuant to registration statements under the Securities Act and in transactions exempt from the registration requirements of the Securities Act. The table does not include loans purchased strictly for servicing revenue or, in the case of the Florida branches of CFSB, loans originated prior to the acquisition by the Citicorp group of the Florida branches of CFSB in January 1984. The portfolio includes cooperative loans. Since June 20, 1997, CMI has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.

(2) The Period of Delinquency is based upon the number of days past due on a contractual basis. No mortgage loan is considered delinquent for purposes of this table until 30 days past due on a contractual basis.

(3) The table shows mortgage loans for which foreclosure proceedings had been instituted at the dates indicated.

     Unless otherwise specified in the Prospectus Supplement, CMI will act as subservicer of the Mortgage Loans in the CMI Pools, CFSB Pools and Citibank Pools.

DELINQUENCY,   FORECLOSURE  AND  LOSS  EXPERIENCE  OF  AFFILIATED   ORIGINATORS'
SECURITIZED PORTFOLIO

     The delinquency, foreclosure and loss experience on the one- to four-family conventional residential first mortgage loans that were originated or acquired and subsequently sold by the Affiliated Originators, CMSI and certain other affiliates of CMI pursuant to registration statements under the Securities Act and serviced by CMI is set forth in the following tables for the periods indicated. During the period covered in the tables, this group of securitized mortgage loans decreased from $7.4 billion on December 31, 1994 to $5.7 billion on December 31, 1997. CMI's total securitized portfolio includes both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, tiered-payment mortgage loans, loans with stated maturities of 15 to 30 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans.

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF SECURITIZED
                 ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS

                                      AS OF                  AS OF                      AS OF                      AS OF
                                DECEMBER 31, 1994      DECEMBER 31, 1995          DECEMBER 31, 1996          DECEMBER 31, 1997
                                -----------------      -----------------          -----------------          -----------------
                                        BY DOLLAR                 BY DOLLAR                 BY DOLLAR                   BY DOLLAR
                                        AMOUNT OF                 AMOUNT OF                 AMOUNT OF                   AMOUNT OF
                             BY NO. OF    LOANS      BY NO. OF     LOANS        BY NO. OF     LOANS       BY NO. OF      LOANS
                               LOANS   (IN MILLIONS)   LOANS   (IN MILLIONS)      LOANS   (IN MILLIONS)     LOANS     (IN MILLIONS)
                               -----   -------------   -----   -------------      -----   -------------     -----     -------------
Total Portfolio ............   53,693    $ 7,376.5    48,182    $ 6,579.9         40,489    $ 5,503.2       37,050    $ 5,738.4
Period of Delinquency(2)
  30-59 Days ...............    1,885    $   235.2     1,768    $   206.9          1,339    $   151.6        1,073    $   126.0
  60-89 Days ...............      578    $    80.1       578    $    73.2            321    $    40.3          237    $    26.7
  90 Days or more ..........    1,044    $   182.9       889    $   138.6            411    $    58.7          313    $    45.8
Total Loans Delinquent .....    3,507    $   498.2     3,235    $   418.7          2,071    $   250.6        1,623    $   198.5
Delinquency Ratio ..........     6.53%        6.75%     6.71%        6.36%          5.11%        4.55%        4.38%        3.46%
Foreclosures(3) ............    1,621    $   288.3     1,302    $   217.8            993    $   146.6          653    $    90.5
Foreclosure Ratio ..........     3.02%        3.91%     2.70%        3.31%          2.45%        2.66%        1.76%        1.58%

----------
(1) The Period of Delinquency is based upon the number of days past due on a contractual basis. No mortgage loan is considered delinquent for purposes of this table until 30 days past due on a contractual basis.

(2) The table shows mortgage loans for which foreclosure proceedings had been instituted at the dates indicated.

The following table indicates the level of cumulative net losses with respect to securities sold pursuant to the Registration Statements. The amount of net losses was computed by aggregating the amount of draws for net losses against applicable credit enhancement and the amount of net losses not covered by credit enhancement, as indicated in the reports to Certificateholders for the securities sold under the Registration Statements.

                      LOSS EXPERIENCE OF SECURITIES ISSUED
                    PURSUANT TO THE REGISTRATION STATEMENTS

                                CUMULATIVE                   AGGREGATE STATED AMOUNT OF
                          NET LOSSES (MILLIONS)(1)        SECURITIES ISSUED (MILLIONS)(1)(2)         LOSS RATIO(3)
                          ------------------------        ----------------------------------         -------------
As of December 31, 1994          215.6                              25,470.6                              .85%
As of December 31, 1995          331.1                              25,857.4                             1.28%
As of December 31, 1996          413.8                              25,857.4                             1.60%
As of December 31, 1997          469.8                              27,214.6                             1.73%

----------

(1)  Rounded to the nearest hundred thousand.

(2) The Aggregate Stated Amount of securities issued represents securities issued which have had at least one Distribution Date.

(3) Loss Ratio represents cumulative net losses as a percentage of the aggregate Stated Amount of securities issued under the Registration Statements.

     There can be no assurance that the delinquency, foreclosure or historical loss experience indicated in the preceding tables with respect to CMI's total securitized portfolio will be similar to the results that may be experienced with respect to the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF CITIMAE ORIGINATORS' PORTFOLIO

     Historically, a variety of factors including the appreciation of real estate values have limited CitiMae's loss and delinquency experience on its portfolio of master serviced mortgage loans. There can be no assurance that factors beyond CitiMae's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     If CitiMae Mortgage Loans have an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of the Mortgage Loans in a Pool, the related Prospectus Supplement will describe the delinquency and foreclosure experience of CitiMae.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THIRD PARTY ORIGINATORS' PORTFOLIOS

     If Third Party Loans originated by any one Third Party Originator have an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of the Mortgage Loans in a Pool, the related Prospectus Supplement will describe the delinquency and foreclosure experience of such Third Party Originator.

                                    CITICORP

     Citicorp is a holding company incorporated under the laws of Delaware on December 4, 1967 whose principal subsidiary is Citibank, N.A. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000.

     Through its subsidiaries and affiliates, including the Issuer, CMI, CFSB, Citibank and CitiMae, Citicorp is a multinational financial services organization serving the financial needs of businesses, governments, financial institutions and individuals in the United States and throughout the world.

                                 USE OF PROCEEDS

     The net proceeds to be received by the Issuer from the sale of the Certificates are intended to be used for the purpose of originating or purchasing new residential mortgage loans from the Originators and for other general corporate purposes, which may include the repayment of indebtedness to Citicorp, its affiliates or unaffiliated parties. Certificates will be sold in Series from time to time. The timing and amount of such sales will be dependent upon a number of factors, including the volume of mortgage loans acquired by the Issuer, prevailing interest rates, availability of funds and general market conditions.

                             THE POOLING AGREEMENTS

REPORTS TO CERTIFICATEHOLDERS

     For each Series, the Trustee will include with each distribution to holders of CitiCertificates, and will send to holders of Residual Certificates, a statement prepared by the Issuer setting forth the following information (per Single Certificate, as to (i) through (iii) below):

     (i) to each Certificateholder of a Class of CitiCertificates on which distributions in reduction of the Stated Amount are then being made, the amount of such payment which represents a reduction in the Stated Amount and the amount which represents interest, the amount, if any, which represents losses and the Stated Amount of a Single Certificate of each Class after giving effect to the reduction of Stated Amount on such Distribution Date;

     (ii) to each Certificateholder of a Class of CitiCertificates on which a distribution of interest only is then being made, the amount of such interest payment and the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to reductions of Stated Amount, if any, made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount of Accrual CitiCertificates outstanding the amount of any accrued interest added to the Stated Amount thereof on such Distribution Date.

     (iii) to each holder of an Accrual CitiCertificate (but only if such holder shall not have received on such Distribution Date a distribution of interest equal to the entire amount of interest accrued on such CitiCertificate during the Interest Accrual Period with respect to such Distribution Date):

          (A) the information contained in the report delivered pursuant to clause (ii) above,

          (B) the interest accrued on a Single Certificate of such Class of Accrual CitiCertificates during the Interest Accrual Period with respect to such Distribution Date and added to the Stated Amount of such Accrual CitiCertificate, and

          (C) the Stated Amount of a Single Certificate of such Class of Accrual CitiCertificate after giving effect to the addition thereto of all interest accrued thereon during such Interest Accrual Period;

     (iv) the amount of servicing compensation received by the Issuer during the preceding Reporting Period and such other customary information as the Issuer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

     (v) the book value of any real estate acquired by the Pool through foreclosure or otherwise;

     (vi) the number and aggregate principal amount of Mortgage Loans delinquent 30 days and 60 or more days;

     (vii) the amount remaining under any form of credit support after giving effect to the declining Amount Available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date;

     (viii) the aggregate amount received in respect of Mortgage Loans and Mortgage Certificates during the related Due Period; and

     (ix) the aggregate Adjusted Balance of the Mortgage Loans as of the last day of the month next preceding the month of such distribution after giving effect to payments on the Mortgage Loans due on the related Due Date and Principal Prepayments distributed on the Distribution Date.

     The Issuer will provide Certificateholders that are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans evidenced by such Series sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision (the "OTS"), the successor to the Federal Home Loan Bank Board. (Section 3.05)

     In addition to the foregoing, the Trustee shall file with the Internal Revenue Service and applicable state and local taxing authorities and furnish or make available to Certificateholders such statements or information at the times and in the manner as may be required by the Code or other tax laws and regulations in accordance with the Pooling Agreement.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement for each Series will provide that a firm of independent public accountants will furnish to the Trustee and to holders of a certain percentage of Certificates outstanding (i) on or before March 31, of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issuance of Certificates of that Series, a statement as to compliance with the Pooling Agreement relating to the servicing of the Affiliated Mortgage Loans and (ii) on or before September 30, of each year, beginning with September 30 in the year which begins not less than three months after the date of initial issuance of Certificates of that Series, a statement as to compliance with the Pooling Agreement relating to the servicing of the CitiMae Mortgage Loans. (Section 3.09) The Pooling Agreement will also provide for delivery to the Trustee and to holders of a certain percentage of Certificates outstanding on or before March 31 and September 30, respectively, of each year with respect to the Affiliated Mortgage Loans and September 30 with respect to the CitiMae Mortgage Loans, beginning with March 31 and September 31, respectively, in the year which begins not less than three months after the date of the initial issuance of Certificates of that Series, a statement signed by an officer of the Issuer to the effect that the Issuer has fulfilled its obligations under such Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Section 11.01)

     Certificateholders may obtain copies of such statements by request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE ISSUER AND CITICORP

     The Pooling Agreement for each Series will provide that the Issuer may not resign from its obligations and duties as servicer thereunder, except upon a determination evidenced by an opinion of counsel that the Issuer's performance of such duties is no longer permissible under applicable law or upon the consent of the Trustee and holders of more than 662/3% of the Stated Amount of the Certificates and of more than 662/3% of the Percentage Interests of Residual Certificates then outstanding. No such resignation will become effective until the Trustee or a successor servicer has assumed the Issuer's obligations and duties under such Pooling Agreement. Citicorp's obligations under the Guaranty for any Series for which a Guaranty is provided for in the related Prospectus Supplement will, upon issuance thereof, be irrevocable; provided, however, that the Issuer may substitute in whole or in part another form of credit support for Citicorp's Guaranty, as described herein. See "--Amendment" below. (Section 6.04)

     The Pooling Agreement will further provide that neither the Issuer nor Citicorp, if Citicorp has issued a Guaranty, nor any of their respective directors, officers, employees and agents, shall be under any liability to the Pool or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Issuer nor Citicorp, if Citicorp has issued a Guaranty, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement will provide that neither the Issuer nor Citicorp, if Citicorp has issued a Guaranty, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Issuer's servicing responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Issuer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Pool and the Issuer and Citicorp will be entitled to be reimbursed therefor out of the Certificate Account. (Section 6.03)

     The Issuer or Citicorp, if Citicorp has issued a Guaranty, and any of its directors, officers, employees or agents will be indemnified and held harmless by the Pool against any loss, liability or expense incurred in connection with any suit in equity, action at law or other proceedings, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties under the Pooling Agreement. (Section 6.03) Any corporation into which the Issuer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Issuer is a party, or any corporation succeeding to the business of the Issuer, or any entity, more than 50% of which is owned, directly or indirectly, by Citicorp, which assumes the obligations of the Issuer, will be the successor of the Issuer under the Pooling Agreement; provided that, in the event any such assumption is made, the Issuer will not be released from any of its obligations thereunder. (Section 6.02) The Issuer may at any time subcontract any duties under the Pooling Agreement to any entity, including an entity more than 50% of which is owned, directly or indirectly, by Citicorp. In the event of any such subcontract, the Issuer will remain responsible for the subcontractor's performance in accordance with the Pooling Agreement. (Section 6.06)

EVENTS OF DEFAULT

     Events of Default under the Pooling Agreement for each Series will consist of (i) any failure by the Issuer (a) to distribute to Certificateholders of that Series any required payment (assuming the Issuer is the paying agent) or (b) to pay over to the paying agent for distribution to Certificateholders of that Series any required payment (assuming the Issuer is not the paying agent), provided that any such failure in (a) or (b) may be remedied by making the required distribution to Certificateholders (A) within ten business days of receiving notice of any such failure if the Issuer distributed to Certificateholders or paid over to the paying agent less than the amount of such required payment due to an error in calculating the amount of such required payment and (B) within three business days of receiving notice if the Issuer did not distribute to Certificateholders or pay over to the paying agent the full amount in respect of such required payment for any reason other than that set forth in clause (A) above; (ii) any failure by the Issuer to repurchase any Mortgage Loan or Mortgage Certificate as required under the Pooling Agreement which continues unremedied for 60 business days after the giving of written notice of such failure to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of Certificates evidencing ownership interests aggregating not less than 662/3% of the Stated Amount of the Certificates; (iii) any failure by the Issuer duly to observe or perform in any material respect any of its other covenants or agreements in such Pooling Agreement, if such failure materially affects the rights of Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of not less than 662/3% of the Stated Amount of the Certificates; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Issuer indicating its insolvency, reorganization or inability to pay its obligations. (Section 7.01)

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of not less than 662/3% of the Stated Amount of the Certificates may terminate all of the rights and obligations of the Issuer under such Pooling Agreement whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Issuer under such Pooling Agreement and will be entitled to similar compensation arrangements. The Issuer shall be entitled to payment of certain amounts payable to it under the Pooling Agreement in respect of services rendered notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the issuer's obligations under any credit support. In the event that the Trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $5,000,000 to act as successor servicer under such Pooling Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the Servicing Compensation to the Issuer under such Pooling Agreement. (Sections 7.01 and 7.02)

     No Certificateholder of any Series will have the right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing ownership interests aggregating not less than 662/3% of the Stated Amount of the Certificates have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. (Section 10.03) However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 8.02)

AMENDMENT

     The Pooling Agreement and any form of credit support for each Series may be amended by the Issuer, the issuer of credit support and the Trustee, without Certificateholder consent, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling Agreement or credit support which are not inconsistent with the provisions of such Pooling Agreement or credit support, as the case may be, including replacing such credit support (other than any Class or Classes of subordinated Certificates) in whole or in part by other forms of credit support as described herein or in the related Prospectus Supplement, (iv) to comply with any requirements imposed by the Code or any regulations thereunder, including any requirement relating to maintaining the status of the Trust (as defined in the related Prospectus Supplement) or applicable portion or portions of the property thereof as one or more REMICs, as the case may be, or
(v) to establish a "qualified reserve fund" within the meaning of Code Section 860G(a)(7)(B). The Pooling Agreement and any form of credit support for each Series may also be amended by the Issuer, the issuer of the credit support and the Trustee, without Certificateholder consent, if the Issuer delivers an opinion of counsel acceptable to the Trustee to the effect that such amendment will not materially adversely affect the interests of the Certificateholders. The Pooling Agreement and any form of credit support for each Series may also be amended by the Issuer and the Trustee with the consent of the holders of not less than 662/3% of the Stated Amount of the Certificates affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or form of credit support or modifying in any manner the rights of Certificateholders of that Series; provided, however, that (i) if any Class of Certificates is affected differently in any material respect by such amendment than the other Classes, the consent of the holders of 662/3% of the Stated Amount of the Certificates of such differently affected Class shall be required and (ii) no such amendment may
(i) decrease in any manner the amount of, or delay the timing of, payments or distributions received on Mortgage Loans or Mortgage Certificates which are required to be distributed in respect of any such Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of each Affected Class then outstanding. (Section 10.01)

LIST OF CERTIFICATEHOLDERS

     If the Trustee is not then the Certificate Registrar, the Issuer will provide or cause to be provided to the Trustee within 15 days after receipt of its written request a list of the names and addresses of all Certificateholders of record of a particular Series as of the most recent record date for payment of distributions to Certificateholders of that Series. Upon written request of three or more Certificateholders of record of a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Issuer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. (Section 5.05)

     No Pooling Agreement will provide for the holding of any annual or other meeting of Certificateholders.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

     The obligations of the Issuer and the Trustee created by the Pooling Agreement for each Series will terminate upon the earlier of (a) a complete liquidation of the Pool as described in the Pooling Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate subject thereto and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any such Mortgage Loan or Mortgage Certificate and (ii) the payment to Certificateholders of that Series of all amounts in the Certificate Account required to be paid to them pursuant to such Pooling Agreement. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of a certain person specified in such Pooling Agreement living at the date of such Pooling Agreement. For each series the Issuer will give or cause to be given written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and the cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination. (Section 9.01) Interest shall not accrue for the period of any delay in the payment of a Certificate resulting from the failure of a holder to surrender the Certificate in accordance with such notice.

     The Pooling Agreement for each Series may permit, but not require, the Issuer or the holders of Residual Certificates to repurchase from the Pool for such Series, as part of a plan to complete liquidation of the Pool, all remaining Mortgage Loans and Mortgage Certificates and all property acquired in respect of such Mortgage Loans and Mortgage Certificates at a price equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loans or Mortgage Certificates on the first day of the month of repurchase (after giving effect to payments of principal due on such first day), together with accrued interest thereon at the then applicable Pass-Through Rate to but not including the Due Date in the month in which the related distribution is made to Certificateholders, in the case of a repurchase by the Issuer after subtracting any unreimbursed payments under the credit support for such Series and any unreimbursed Voluntary Advances with respect to such Mortgage Loans (other than such payments or advances with respect to Liquidating Loans and interest in excess of the applicable Pass-Through Rate), and (ii) the current appraised value of acquired property. The exercise of such right and the related liquidation will effect early retirement of the Certificates of that Series, but such right so to repurchase is subject to (i) the aggregate Adjusted Balance of the Mortgage Loans or Mortgage Certificates for such Series at the time of repurchase being equal to or less than the percentage (generally 5%), specified in the applicable Prospectus Supplement and Pooling Agreement, of the aggregate Adjusted Balance of such Mortgage Loans or Mortgage Certificates as of the Cut-Off Date for that Series and (ii) such repurchase and related distributions
(X) constituting a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A), (Y) not adversely affecting the REMIC status of each Pool and (Z) not otherwise causing each such Pool to be subject to tax for the taxable year in which the repurchase occurs or any prior taxable year. (Section 9.01)

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates or of any Mortgage Loan or Mortgage
Certificate or related document, and is not accountable for the use or application by the Issuer of any funds paid to it in respect of the Certificates, the Mortgage Loans or the Mortgage Certificates, or deposited into or withdrawn from the Certificate Account or the Servicing Account by the Issuer. The Trustee shall have no liability for any losses incurred as a result of (i) any failure of each Pool to qualify as a REMIC under the Code, (ii) any termination, inadvertent or otherwise, of each Pool's status as a REMIC or (iii) any "prohibited transaction" as defined in Code Section 860F(a) unless such losses were as a result of the Trustee's negligence, bad faith or failure to perform its duties under the Pooling Agreement. (Section 8.03) If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they conform to the requirements of the Pooling Agreement. (Section 8.01)

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the applicable Prospectus Supplement. The commercial bank, savings and loan association or trust company serving as Trustee may have normal banking relationships with the Issuer or the Originators. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Issuer and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Pool relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling Agreement relating to such Series shall be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. (Section 8.10) The Trustee may also appoint agents (which may include the Issuer and its affiliates) to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations under the Pooling Agreement.

     The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time (i) by the Issuer, (a) if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent, (b) if the Trustee breaches any of its duties under the Pooling Agreement which materially adversely affects the Certificateholders, (c) if through the performance or non-performance of certain actions by the Trustee, the rating assigned to the CitiCertificates would be lowered or (d) if the credit rating of the Trustee is downgraded to a level which would result in the rating assigned to the CitiCertificates to be lowered or (ii) by the holders of Certificates evidencing more than 50% of the current Stated Amount of CitiCertificates then outstanding and 50% of the Percentage Interests of the Residual Certificates. Upon becoming aware of such circumstances, the Issuer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Section 8.07)

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. For purposes of the discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") would be regarded as a fiduciary and the IRA as a Plan.

     An investment in Certificates by a Plan might result in the assets of the related Pool being deemed to constitute in whole or in part Plan assets, which in turn might mean that the Plan fiduciary who decided to invest in the Certificates had delegated asset management responsibility, and that certain underlying aspects of such investment, including the operation of such Pool, might be deemed prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines "plan assets." The U.S. Department of Labor has published regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Pool) for purposes of certain reporting, disclosure and fiduciary responsibility requirements, including the prohibited transaction provisions found in ERISA and the Code, if the Plan acquires an "equity interest" in such entity (such as by acquiring Certificates). The Issuer cannot predict in advance whether under the rules set forth in the Regulations an investing Plan's assets would be deemed to include an interest in the assets of a Pool or be deemed merely to include its interest in the Certificates, because of the factual nature of certain of these rules. For example, the Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans).

     The Regulations provide that if a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not include any of the mortgages underlying such certificate. The Regulations
include  in  the  definition  of  a  "guaranteed   governmental   mortgage  pool
certificate" the types of FHLMC Certificates, GNMA Certificates and FNMA Certificates which may be included in a Pool underlying a Series of Certificates. Accordingly, even if such Mortgage Certificates included in a Pool were deemed to be in whole or in part assets of Plan investors, the mortgages underlying such Mortgage Certificates would not be treated as assets of such

Plans and the operation of the pools containing such underlying mortgages would not give rise to prohibited transactions.

     U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") exempts certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the direct or indirect acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, from treatment as potential prohibited transactions, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. PTE 83-1 sets forth certain "general conditions" and "specific conditions" to its applicability. The Issuer believes that such "general conditions" set forth in Section II of PTE 83-1 would be met with respect to the purchase and holding of Senior Certificates evidencing ownership interests in a Pool consisting of Real Estate Loans.

     It appears that PTE 83-1 might not apply to the purchase and holding of Senior Certificates evidencing ownership interests in a Pool consisting of Cooperative Loans as well as Real Estate Loans, of Certificates which constitute Residual Certificates, or of Senior Certificates which do not pass through both principal and interest.

     It is not clear whether PTE 83-1 applies to Senior Certificates evidencing an interest in a Pool of Mortgage Certificates as opposed to Real Estate Loans; when offering a Series of such Certificates, if it appears no other ERISA prohibited transaction exemption is applicable, the Issuer intends to only include in a Pool Mortgage Certificates which are "guaranteed governmental mortgage pool certificates," or Mortgage Certificates which themselves would meet the general conditions of PTE 83-1 if purchased directly by a Plan. Further, in such circumstances, the Issuer intends to structure the offering of any such Series of Certificates and the operations of the Pool and to take such other actions as are both reasonable and appropriate so as to reduce the risk of the occurrence of ERISA prohibited transactions should PTE 83-1 be held inapplicable to the acquisition and holding of such Certificates.

     Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     In view of the foregoing, before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies to the creation, maintenance and termination of the Pool and the acquisition and holding of the Certificates, including whether the appropriate "specific conditions" set forth in Section I of PTE 83-1 as well as the "general conditions" of Section II would be met, and should consult the applicable Prospectus Supplement relating to such Series of Certificates, especially, but not only, the ERISA discussion, if any. If it is unclear to a Plan fiduciary and its counsel that PTE 83-1 would apply to the purchase and holding of the Certificates, because, for example, the Pool includes Mortgage Certificates, such fiduciary and its counsel should consider whether such Mortgage Certificates are "guaranteed governmental mortgage pool certificates," whether in such case PTE 83-1 would be applicable to the indirect acquisition and holding of the Mortgage Certificates, and whether any other ERISA prohibited transaction exemption is applicable or necessary.

     Certain affiliates of the Issuer, such as Citicorp, might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, special caution ought to be exercised before a Plan purchases a Certificate in such circumstances. Certificates may not be purchased with the assets of a Plan if an affiliate of the Issuer or of the Trustee of a Pool either: (a) has investment discretion with respect to the investment of such assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. By agreeing to acquire a Certificate for a Plan, the fiduciary of any such Plan is representing and warranting to the Underwriter and the Issuer that the assets of the Plan to be used in connection with such purchase do not come within (a), (b) or (c) above.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA of Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     The purchase of a Residual Certificate by most varieties of ERISA Plans, governmental plans, and certain church plans (as defined in section 3(33) of ERISA) may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to a transferor that it is not a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption "Certain Federal Income Tax Consequences-- Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of the foregoing rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates. Unless otherwise specified in the related Prospectus Supplement, no assets of a Plan which is subject to ERISA may be invested in Subordinated Certificates.

                                LEGAL INVESTMENT

     The Senior Certificates, and if so specified in the related Prospectus Supplement, the Subordinated Certificates and the Residual Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (the "Enhancement Act"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," they will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of States enacted legislation on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Accordingly, the investors affected by such legislation will be authorized to invest in the Senior Certificates, and if so specified in the related Prospectus Supplement, the Subordinated Certificates and the Residual Certificates, only to the extent provided in such legislation.

     The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. (ss.) 1.5), certain "Type IV securities," defined in 12 C.F.R. (ss.) 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of the Enhancement Act. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances. However, effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped
mortgage  related   securities  and  residual   interests  in  mortgage
related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (ss.) 703.140.

     All depository institutions considering an investment in the Certificates should review the Federal Financial Institutions Examination Council's "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of CitiCertificates and Residual Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership and disposition of CitiCertificates and Residual Certificates. For purposes of this tax discussion, references to "Certificateholder" or "holder" generally mean the beneficial owner of a CitiCertificate or Residual Certificate.

     With respect to each Series of CitiCertificates and Residual Certificates, an election will be made to treat the related Trust or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. If an election is made to treat one or more segregated pools of assets within the Trust property as a REMIC, references to the "Trust" or the "REMIC" herein shall be deemed to refer to such portion or portions of the Trust property. An election may also be made to treat the trust in which
CitiMortgageCertificates with respect to a Series represent an undivided interest as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of CitiCertificates and Residual Certificates (and, if applicable, CitiMortgageCertificates), Rona Daniels, Vice President and Tax Counsel of Citibank, N.A., has advised the Issuer that in her opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, the Trust (and, if applicable, the trust relating to the CitiMortgageCertificates) will qualify as a REMIC. In such case, the CitiCertificates will be considered to be "regular interests" in the REMIC and generally will be taxed as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC. The Prospectus Supplement for each Series of Certificates will indicate whether more than one REMIC election with respect to the property included in the related Trust will be made.

STATUS OF CITICERTIFICATES AND RESIDUAL CERTIFICATES

     Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the CitiCertificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be so treated. If at all times 95% or more of the assets of the REMIC qualify for any of the foregoing treatments, the Certificates will qualify for the corresponding status in their entirety. It is anticipated that the Certificates will qualify for the foregoing treatments in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. Where two REMICs are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buydown subsidy accounts. Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code
Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the Trust to qualify as a REMIC, there must be ongoing compliance on the part of the Trust with the requirements set forth in the Code. First, the Trust must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the Trust (as of the close of the third calendar month beginning after the Startup Day and at all times thereafter) may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if, at all times, the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC must also adopt "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" and must furnish applicable tax information to transferors that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans or stripped portions thereof, certificates of beneficial ownership in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, and regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter, or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged within 90 days of discovery, ceases to be a qualified mortgage after such 90 day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or to provide additional security for payments due on the regular or residual interests that otherwise may be delayed or defaulted upon because of a default or delinquency on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year of acquisition, with a possible extension granted by the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest or the difference between fixed and qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the CitiCertificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates of that Series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the Trust, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the CitiCertificates may be treated as equity interests therein. The Code authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the regulatory relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF CITICERTIFICATES

  General

     In general, interest, original issue discount, and market discount on a CitiCertificate will be treated as ordinary income to a Certificateholder, and distributions in reduction of Stated Amount of a CitiCertificate will be treated as a return of capital to the extent of the Certificateholder's basis in the CitiCertificate. Each Certificateholder must use the accrual method of accounting with regard to CitiCertificates, regardless of the method of accounting otherwise used by such Certificateholder.

  Original Issue Discount

     All Accrual CitiCertificates will be, and certain of the CitiCertificates of other Classes of a Series may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any Class of CitiCertificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on April 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Holders of CitiCertificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the CitiCertificates. To the extent such issues are not addressed in such regulations, the Issuer intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the CitiCertificates.

     Each CitiCertificate (except to the extent described below with respect to a CitiCertificate on which distributions in reduction of Stated Amount are made in a single installment by lots of a specified Stated Amount upon the request of a Certificateholder or by random lot (a "Retail Class CitiCertificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Certificateholder's income. The total amount of original issue discount on a CitiCertificate is the excess of the "stated redemption price at maturity" of the CitiCertificate over its "issue price." The issue price of a Class of CitiCertificates generally is the first price at which a substantial amount of CitiCertificates of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Issuer intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Issuer as the fair market value of that Class as of the issue date. The issue price of a CitiCertificate also includes any amount paid by the initial Certificateholder for accrued interest that relates to a period prior to the issue date of the CitiCertificate, unless the CitiCertificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a CitiCertificate always includes its Initial Stated Amount. The stated redemption price at maturity generally will not include distributions of interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the CitiCertificates. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a CitiCertificate, it is possible that no interest on any Class of CitiCertificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Issuer intends to treat interest with respect to the CitiCertificates as qualified stated interest. No distributions on an Accrual CitiCertificate, or on other CitiCertificates with respect to which interest distributions may be deferred and added to the Stated Amount, will constitute qualified stated interest and, accordingly, the stated redemption price at maturity of such CitiCertificates includes not only their Initial Stated Amount but also all other distributions (whether denominated as accrued interest or current interest) to be received thereon. Likewise, the Issuer intends to treat an "interest only" class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a CitiCertificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a CitiCertificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the CitiCertificate multiplied by the weighted average maturity of the CitiCertificate. For this purpose, the weighted average maturity of the CitiCertificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each return of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each return of stated redemption price at maturity and the denominator of which is the stated redemption price at maturity of the CitiCertificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and Mortgage Certificates included in the Trust (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, used in pricing the CitiCertificates. The Prepayment Assumption with respect to a Series of CitiCertificates will be set forth in the related Prospectus Supplement. Holders of CitiCertificates generally must report de minimis original issue discount pro rata as distributions of stated redemption price at maturity are received, and such income will be capital gain if the CitiCertificate is held as a capital asset. However, holders of CitiCertificates may elect to accrue all de minimis original issue discount, as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A holder of a CitiCertificate generally must include in gross income for any taxable year the sum of the "daily portions", as defined below, of the original issue discount on the CitiCertificate accrued during an accrual period for each day on which it holds the CitiCertificate, including the date of purchase but excluding the date of disposition. The Issuer will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each CitiCertificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the CitiCertificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period on a CitiCertificate would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the CitiCertificate as of the end of that accrual period and (b) the distributions made on the CitiCertificate during the accrual period that are included in the CitiCertificate's stated redemption price at maturity, over (ii) the adjusted issue price of the CitiCertificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the CitiCertificate as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a CitiCertificate at the beginning of any accrual period equals the issue price of the CitiCertificate, increased by the aggregate amount of original issue discount with respect to the CitiCertificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the CitiCertificate's stated redemption price at maturity that were made on the CitiCertificate attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period that is shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a holder of a CitiCertificate generally will increase to take into account prepayments on the CitiCertificates as a result of prepayments on the Mortgage Loans underlying the Mortgage Certificates or Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments on the Mortgage Loans underlying the Mortgage Certificates or Mortgage Loans are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series can result in both a change in the priority of principal payments with respect to certain Classes of CitiCertificates and either an increase or decrease in the daily portions of original issue discount with respect to such CitiCertificates.

     In the case of a Retail Class CitiCertificate, the Issuer intends to determine the yield to maturity of such CitiCertificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class CitiCertificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in reduction of the entire Stated Amount of any Retail Class CitiCertificate (or portion of such Stated Amount), (a) the remaining unaccrued original issue discount allocable to such CitiCertificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining CitiCertificate of such Class (or the remaining Stated Amount of a Retail Class CitiCertificate after a distribution in reduction of Stated Amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the Stated Amount that was distributed. The Issuer believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  Acquisition Premium

     A purchaser of a CitiCertificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the CitiCertificate pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

  Variable Rate CitiCertificates

     CitiCertificates may provide for interest based on a variable rate ("Variable Rate CitiCertificates"). Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and
(ii) the interest compounds or is payable at least annually at current values of
(a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or
(ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of CitiCertificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to CitiCertificates. However, if final regulations dealing with contingent interest with respect to CitiCertificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest CitiCertificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any CitiCertificates that do not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a CitiCertificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the Mortgage Loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Issuer intends to treat CitiCertificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a CitiCertificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount", with the yield to maturity and future distributions on such CitiCertificate generally to be determined by assuming that interest will be payable for the life of the CitiCertificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date). Unless otherwise specified in the applicable Prospectus
Supplement, the Issuer intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, the Issuer intends to treat CitiCertificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having fixed or adjustable rates as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Stated Rate on the CitiCertificates.

  Deferred Interest

     Any Deferred Interest (as defined in the Prospectus Supplement with respect to a Series) that accrues with respect to a Class of CitiCertificates will constitute income to the holders of such CitiCertificates prior to the time distributions of cash with respect to such Deferred Interest are made. Under the OID Regulations, all interest payments on CitiCertificates that may have Deferred Interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the CitiCertificates in computing original issue discount thereon.

  Market Discount

     A purchaser of a CitiCertificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the CitiCertificate (i) is exceeded by the then-current principal amount of the CitiCertificate, or (ii) in the case of a CitiCertificate having original issue discount, is exceeded by the adjusted issue price of such CitiCertificate at the time of purchase, as described above. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such CitiCertificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report of the 1986 Act provides that until such regulations are issued, such market discount would accrue either
(i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a CitiCertificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the CitiCertificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the CitiCertificate. The deferred portion of the interest expense would not exceed the accrued market discount on the CitiCertificate for the taxable year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the CitiCertificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a CitiCertificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such
CitiCertificate multiplied by the weighted average maturity of the CitiCertificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Premium

     A CitiCertificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such CitiCertificate as a "capital asset" within the meaning of Code Section 1221, the holder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a CitiCertificate held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instrument such as the CitiCertificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the CitiCertificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a CitiCertificate, rather than a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  Treatment of Losses

     Holders of CitiCertificates will be required to report income with respect to the CitiCertificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a CitiCertificate, particularly a Subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of CitiCertificates that are corporations or that otherwise hold the CitiCertificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such CitiCertificates becoming wholly or partially worthless, and that, in general, holders of CitiCertificates that are not corporations and do not hold the CitiCertificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of a portion of any such CitiCertificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of CitiCertificates should be allowed a bad debt deduction at such time as a loss is allocated to such Class of CitiCertificates to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust have been liquidated or the applicable Class of CitiCertificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the CitiCertificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of CitiCertificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such CitiCertificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on CitiCertificates.

  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a CitiCertificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  Sale or Exchange of CitiCertificates

     If a holder sells or exchanges a CitiCertificate, the holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the CitiCertificate. The adjusted basis of a CitiCertificate generally will equal the cost of the CitiCertificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the CitiCertificate, and reduced by the distributions in reduction of the Stated Amount of the CitiCertificate that were previously received by the seller, by any amortized premium and by any deductible losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a CitiCertificate realized by an investor who holds the CitiCertificate as a capital asset (within the meaning of Code Section 1221) will be capital gain or loss and will be long-term, mid-term or short-term depending on whether the CitiCertificate has been held for the applicable holding period (described below). Such gain will be treated as ordinary income (i) if a CitiCertificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such CitiCertificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such CitiCertificate. In addition, gain or loss recognized from the sale of a CitiCertificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). In general, short-term capital gains of certain non-corporate taxpayers are subject to the same maximum tax rate of 39.6% as the ordinary income of such taxpayers for property held for not more than one year; mid-term capital gains for such taxpayers are subject to a maximum tax rate of 28% for property held for more than one year but not more than 18 months; and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible directly on the federal income tax return of holders of Residual Certificates ("Residual Holders") as ordinary income or loss, and will not be taxed separately to the REMIC. The daily portions of REMIC taxable income or net loss for a Residual Holder are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates owned by the REMIC, reduced by amortization of any premium on the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates, plus amortization of premium on CitiCertificates issued at a premium, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the CitiCertificates. The REMIC's deductions include interest and original issue discount expense on the CitiCertificates, servicing fees on the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates, other administrative expenses and realized losses on the Mortgage Loans or Mortgage Certificates. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any Class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to Mortgage Loans or the mortgage loans underlying the Mortgage Certificates, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the CitiCertificates, on the other hand. In the event that an interest in the Mortgage Loans or in the mortgage loans underlying a Mortgage Certificate is acquired by the REMIC at a discount, and one or more of such loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of Stated Amount of CitiCertificates, and (ii) the discount on the Mortgage Loans or underlying mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those CitiCertificates on account of any unaccrued original issue discount relating to those CitiCertificates. When there is more than one Class of CitiCertificates on which distributions in reduction of Stated Amount are made sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the CitiCertificates when distributions in reduction of Stated Amount are being made in respect of the earlier Classes of CitiCertificates to the extent such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, corresponding losses would be allowed in later years as distributions on the later Classes of CitiCertificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding Stated Amount of the CitiCertificates, may increase over time as distributions in reduction of Stated Amount are made on the lower yielding Classes of CitiCertificates, whereas interest income with respect to any given Mortgage Loan or mortgage loans underlying a Mortgage Certificate will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the rules on "excess inclusions" discussed below. The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of CitiCertificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in such Certificates.

  Basis and Losses

     The amount of any net loss of the REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate, if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual
Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC and, second, by the amount of loss of the REMIC reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liability exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by the transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     To the extent that the initial adjusted basis of a Residual Holder (other than the original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans or Mortgage Certificates, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless otherwise provided in subsequent legislation or future Treasury regulations. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense-Market Discount" below regarding the basis of Mortgage Loans or Mortgage Certificates to the REMIC and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

  Treatment of Certain Items of REMIC Income and Expense

     Although the Issuer intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Issuer makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the CitiCertificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC's deductions for original issue discount and income or offset to interest (expense) from amortization of issue premium will be determined in the same manner as original issue discount income and premium amortization on CitiCertificates as described above under "--Taxation of CitiCertificates--Original Issue Discount," "--Variable Rate CitiCertificates" and "--Deferred Interest" without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC will constitute income to the REMIC and will be treated in a manner similar to the Deferred Interest that accrues with respect to CitiCertificates as described above under "Taxation of CitiCertificates--Deferred Interest".

     Market Discount. The REMIC will have market discount income in respect of mortgage loans directly held by the REMIC or underlying a Mortgage Certificate if, in general, the basis of the REMIC allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC's basis in such mortgage loans is their fair market value immediately after their transfer to the REMIC. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC (or the fair market value thereof at the Closing Date in the case of a retained class). The accrued portion of such market discount would be recognized currently as an item of REMIC ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of CitiCertificates-Market Discount."

     Premium. Generally, if the basis of the REMIC in mortgage loans held directly by the REMIC or underlying a Mortgage Certificate exceeds the unpaid principal balances of the mortgage loans, the REMIC will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in such mortgage loans is their fair market value immediately after their transfer to the REMIC, based on the aggregate of the issue prices (or the fair market values of retained classes) of the regular and residual interests in the REMIC. As described above under "Taxation of CitiCertificates--Premium," a person who holds mortgage loans as capital assets under Code Section 1221 may elect under Code Section 171 to amortize premium on the mortgage loans described above that were originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the mortgage loans described above are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates-Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors-Residual Certificates" below. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax will be imposed on such entity equal to the product of
(i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such government entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity) and (iii) an "electing large partnership" is a partnership which had 100 or more members during the preceeding taxable year, other than certain service partnerships and commodity pools, and elects to apply the simplified reporting provisions of the Code.

     The Pooling Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the transferor, CMSI and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and that it is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to CMSI and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each holder of a Residual Certificate will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and CMSI or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations permit the Internal Revenue Service to disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue (and prior to the end of the succeeding taxable year) for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Pooling Agreement and, if applicable, the Prospectus Supplement relating to a Series, may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust, if, (a) for taxable years beginning after December 31, 1996 (or after August 20, 1996 if the trustee has made the applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (b) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

  Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Residual Certificates--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of its Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual
Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the Residual Holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the residual interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Mark to Market Regulations

     Prospective purchasers of the Residual Certificates should be aware that the Internal Revenue Service has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC

  Prohibited Transactions

     Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include
(i) the disposition of qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or the repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time), or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or reasonably foreseeable default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or
(d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on a regular interest as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination made to save administrative costs when no more than a small percentage of the CitiCertificates is outstanding). The REMIC Regulations indicate that a substantial modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  Contributions to the REMIC After the Startup Day

     In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.

  Net Income from Foreclosure Property

     A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

LIQUIDATION OF THE REMIC

     If a REMIC adopts a plan of complete liquidation within the meaning of Code
Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on such date, the REMIC will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of all Certificates within the 90-day period. An early termination of the Trust effected by a repurchase by the Issuer of all remaining Mortgage Loans or Mortgage Certificates when the adjusted balances thereof have declined to the percentage specified for a particular Series, and the distribution to holders of Certificates of the proceeds of such sale and any remaining assets of the REMIC, is contingent upon receipt of an opinion of counsel or other evidence that such repurchase and distribution will constitute a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A) and will not adversely affect the REMIC status of the Trust.

ADMINISTRATIVE MATTERS

     As a REMIC, the Trust must maintain its books on a calendar year basis and must file federal income tax returns in a manner similar to a partnership for federal income tax purposes. The form for such returns is Form 1066, U.S.

Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee with respect to a Series will be required to sign the REMIC's annual returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit by the Internal Revenue Service in a unified administrative proceeding. As long as the Issuer remains a Residual Holder with respect to any portion of a Class of Residual Certificates, the Issuer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the related Series. If the Issuer or an affiliate is not a Residual Holder, the Residual Holder holding the largest percentage of the Residual Certificates will be obligated to act as tax matters person and, by purchase of a Residual Certificate, will irrevocably designate the Issuer as its agent to act as tax matters person and agree to execute any documents required to effectuate the actions of the Issuer in its capacity as tax matters person. The tax matters person with respect to a Series will be, in order of priority,
(i) the  Issuer  or an  affiliate  thereof,  in its  capacity  as a holder  of a
Residual Certificate or as the agent of the holders of the Residual Certificates, and (ii) if the Issuer or an affiliate thereof is not a Residual Holder and is not permitted to act as tax matters person or as agent of the holders of Residual Certificates under applicable Treasury regulations, a Residual Holder or such other person as may be specified pursuant to Treasury regulations.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC, such deductions may include Servicing Compensation (exclusive of Additional Servicing Compensation, if any) for the related Series, servicing fees paid to the Servicer, to the servicer of the Mortgage Loans, or to the issuer or guarantor of the Mortgage Certificates, or any similar expenses allocated to the REMIC with respect to a regular interest it holds in another REMIC. Such investors who hold Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitations on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that such expenses and a corresponding additional amount of gross income generally are to be allocated entirely to holders of the Residual Certificates in the case of a REMIC that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional income and limitations on deductions will apply to the allocable portion of such expenses to holders of CitiCertificates, as well as to holders of Residual Certificates, where such CitiCertificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a holder's income from the CitiCertificate, determined on a daily basis, bears to the income of all holders of CitiCertificates and Residual Certificates with respect to a REMIC. As a result, individuals, estates, or trusts holding
CitiCertificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Stated Rate on such CitiCertificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of the amount of cash received for the related period on Residual Certificates. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  CitiCertificates

     Interest, including original issue discount, distributable to holders of CitiCertificates who are non-resident aliens, foreign corporations or other Non-U.S. Persons (i.e., any person who is not a U.S. Person), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the CitiCertificate is a Non-U.S. Person. If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a CitiCertificate.

     The Internal Revenue Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998, remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations, in the case of CitiCertificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "CitiCertificates" above, but only to the extent that (i) the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates were issued after July 18, 1984 and (ii) the Trust or the segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificates relate, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but Mortgage Certificates or CitiCertificates representing either regular interests in another Trust or a segregated pool of assets within the Trust will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts distributed to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of under rules similar to withholding upon disposition of debt instruments that have original issue discount). See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors," above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Residual Certificate.

BACKUP WITHHOLDING

     Distributions made on the CitiCertificates and proceeds from the sale of the CitiCertificates to or through certain brokers may be subject to a "backup" withholding tax under Code Section 3406 of 31% of "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, distributions in reduction of Stated Amount) unless, in general, the holder of the CitiCertificate complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the CitiCertificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts so withheld from distributions on the CitiCertificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of CitiCertificates or beneficial owners who own CitiCertificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of CitiCertificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service
Publication 938 with respect to a particular Series of Certificates. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Holder by the last day of the month following each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders and, if applicable, furnished annually to holders of CitiCertificates and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of CitiCertificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "Status of CitiCertificates and Residual Certificates."

                             PLANS OF DISTRIBUTION

     Certificates are being offered hereby in Series (each Series evidencing a separate Pool) through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of such Series, or the method by which such price is to be determined, and the net proceeds from such sale.

     The Issuer intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through one or more of these methods:

     1. By negotiated firm commitment underwriting and public re-offering by underwriters;

     2.   By placements by the Issuer with investors  through dealers or agents;
          and

     3. By secondary offerings by an affiliate thereof in any of the manners set forth above.

     If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public re-offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Issuer to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers or agents. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of Certificates will be obligated to purchase all such Certificates if any are purchased. The Issuer and

Citicorp  will  indemnify  the  several   underwriters   against  certain  civil
liabilities, including liabilities under the Securities Act.

     The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and dealers for the Certificates of such Series.

     Affiliates of the Issuer may act as agents or underwriters in connection with the sale of a Series of Certificates. Any affiliate of the Issuer so acting will be named, and its affiliation with the Issuer and Citicorp described, in the Prospectus Supplement with respect to such Series.

     The Issuer anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

                                    EXPERTS

     Consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits" and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                                                      APPENDIX A

                 THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES

     This Appendix describes the Mortgage Loans contained in a Pool (including a pool underlying a CitiMortgageCertificate), certain pooling and servicing arrangements with respect to a Pool, the insurance arrangements in respect of such Mortgage Loans and additional material in connection therewith.

     Certain statements contained in this Appendix may be wholly or partly inapplicable to a particular Series of Certificates. Any material divergence from the following descriptions of the Mortgage Loans will be discussed in the applicable Prospectus Supplement. Section references herein preceded by "PA" refer to Pooling Agreement sections.

THE MORTGAGE LOANS

  General

     When used in this Appendix A, the term "Pool" refers to either a Pool consisting of Mortgage Loans or a pool of Mortgage Loans underlying a CitiMortgageCertificate. A Pool consisting in whole or in part of Mortgage Loans originated by Citibank as well as a pool of Mortgage Loans originated by Citibank and which underlie a CitiMortgageCertificate are each herein referred to as a "Citibank Pool." A Pool consisting in whole or in part of Mortgage Loans originated or acquired by CMI as well as a pool of Mortgage Loans originated or acquired by CMI and which underlie a CitiMortgageCertificate is herein referred to as a "CMI Pool." A Pool consisting in whole or in part of Mortgage Loans originated or acquired by CitiMae or its affiliates is referred to herein as a "CitiMae Pool." A Pool consisting in whole or in part of Mortgage Loans acquired by CMSI from other affiliates as well as a pool of Mortgage Loans acquired by CMSI from other affiliates and which underlie a CitiMortgageCertificate is herein referred to as a "CMSI Pool." A Pool consisting in whole or in part of Mortgage Loans originated or acquired by CFSB as well as a pool of Mortgage Loans originated or acquired by CFSB and which underlie a CitiMortgageCertificate is herein referred to as a "CFSB Pool." A Pool consisting in whole or in part of Mortgage Loans originated by Third Party Originators as well as a pool of Mortgage Loans originated by Third Party Originators and which underlie a CitiMortgageCertificate is herein referred to as a "Third Party Pool." Each Pool may include either fixed interest rate Mortgage Loans (each such Pool, a "Fixed Rate Pool") or adjustable interest rate Mortgage Loans (each such Pool, an "ARM Pool"). A portion of the interest component of a Mortgage Loan may be retained by an Originator and not transferred to a Pool. The information contained herein in respect of CMI Pools applies generally to Mortgage Loans originated by other affiliates (except CitiMae) and contained in CMSI Pools and CMI Pools. Such Mortgage Loans may include mortgage loans originated or acquired by CFSB or originated by Citibank. The information contained herein in respect of CitiMae Pools applies generally to the Mortgage Loans originated by CitiMae Originators in accordance with the terms of the CitiMae Sellers' Guide. Each Pool will include loans (the "Real Estate Loans") evidenced by promissory notes secured by first mortgages or deeds of trust on one- to four-family residences. A Pool may also contain, in addition to Real Estate Loans, cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the "Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings (the one- to four-family residences and the shares issued by cooperatives are hereinafter referred to as the "Mortgaged Properties"). Unless otherwise provided in the Prospectus Supplement, the buildings owned by such cooperatives will be located in the New York
Metropolitan Area in the States of New York and New Jersey, the Chicago Metropolitan Area in the State of Illinois and the Washington Metropolitan Area in the District of Columbia and the State of Maryland. The Mortgaged Properties may consist of (i) detached homes, (ii) attached homes (one- to four-family units having a common wall), (iii) units located in condominiums or planned unit developments and (iv) such other types of homes or units as are set forth in the Prospectus Supplement. The Mortgaged Properties may include investment properties and vacation and second homes, and may include leasehold interests. The Mortgaged Properties will be located in states as set forth in the Prospectus Supplement. Each Mortgage Loan will be selected by the Issuer from among those originated or acquired by the relevant Originator in the ordinary course of its business activities or acquired by the relevant Originator from another Originator.

     All Mortgage Loans will (i) have individual principal balances at origination of not more than $2,500,000, (ii) have monthly payments due on the first day of each month, (iii) be secured by Mortgaged Properties located in one of the fifty states of the United States, the District of Columbia, or the Commonwealth of Puerto Rico, (iv) be fixed rate or adjustable rate loans which may provide for full amortization of principal, deferral of a portion of interest, balloon payments of principal or have such other characteristics as set forth in the related Prospectus Supplement and (v) have original maturities as specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the original principal amount of each Mortgage Loan will not be more than 95% of the Original Value of the related Mortgaged Property. The principal amount of the "loan," for purposes of computation of loan-to-value ratios, includes the amount of any part of an origination fee that is financed. The financed portion of the origination fee will be less than 5% of the loan amount in each case.

     Unless otherwise stated in the applicable Prospectus Supplement, a Pool may contain Real Estate Loans, the original terms of which were modified prior to their inclusion in such Pool pursuant to modification agreements (the "Modification Agreements") or pursuant to modification, consolidation and extension agreements (the "Consolidation Agreements"). A Modification Agreement generally alters only the stated annual interest rate and (as a result) the monthly payment amount for a Mortgage Loan. The terms of a Consolidation Agreement may alter any one or more of the following: the type of Mortgage Loan, the identity of a borrower or borrowers, the stated annual interest rate or manner of determining such rate, the maturity date, the monthly payment amount or the principal amount of the obligation secured by the mortgage. The Consolidation Agreement amends the existing mortgage and the obligation secured thereby. If additional principal was advanced at the time of amendment, the Consolidation Agreement consolidates the new mortgage relating to the additional principal with the existing mortgage. With respect to Real Estate Loans, the terms of which were modified pursuant to Modification Agreements or
Consolidation  Agreements,   whenever  the  terms  "original,"  "originated"  or
"origination" are used in this Prospectus or any Prospectus Supplement to describe certain characteristics of the Mortgage Loans on a particular date, generally such terms shall refer to such characteristics (a) in the case of Modification Agreements, at the original date of the extension of credit under such Mortgage Loan except for the stated annual interest rate and monthly payment as stated above and (b) in the case of Consolidation Agreements, at the date of the applicable Consolidation Agreement and as modified thereby.

     It is anticipated that each Pool will consist predominantly of Mortgage Loans determined by the Issuer to be secured by the primary residence of the borrower (the "Mortgagor"). The sole basis for such determination will be either
(i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the underlying property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Originator's records. The aggregate Adjusted Balance of Mortgage Loans for which such determination shall have been made will be disclosed in the applicable Prospectus Supplement or, if not known at the time a Series is offered, set forth in a report on Form 8-K which will be filed with the Commission and made available to the CitiCertificateholders within 15 days of the initial issuance of a Series. In the case of Mortgage Loans which were assumed by a new borrower after origination, the representation made or the information given by the original Mortgagor at origination in respect of (i) and
(ii) above is used to determine such disclosure in the related Prospectus Supplement and as set forth in a report on Form 8-K.

     The Issuer will represent that no Mortgage Loan in a Pool will be 30 days or more past due as of the first day of the month during which the related Series is issued or has been 30 days or more past due more than once in the 12-month period immediately preceding such day and, in the event that such Pool consists in whole or in part of Issuer Certificates, the Issuer will make a representation as to delinquency information available with respect to the Mortgage Loans in which such Issuer Certificates evidence interests. For other representations to be made by the Issuer concerning the Mortgage Loans, see "--Assignment of Mortgage Loans." In addition, at the date of initial issuance of any Series, the aggregate Adjusted Balance of the Mortgage Loans included in the related Pools will not be less than $20,000,000. As used herein, references to aggregate principal balances to be used for determining weighted averages, percentages for termination of the Pools, or credit support amounts (but not repurchase prices) shall mean the scheduled principal balances thereof as of the close of business on the first day of the applicable month (whether or not any scheduled payments have been received on subsequent days) less Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the business day preceding such first day (or, in the case of the Cut-Off Date, any Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the Cut-Off Date) (the "Adjusted Balance").

     Property securing a Mortgage Loan may be encumbered by a subordinated mortgage loan. Any such subordinated mortgage loan may have been originated by an Affiliated Originator, either at the time of origination of the Mortgage Loan or otherwise. The Prospectus Supplement will not include the amount of the subordinated loan in the loan-to-value calculation included therein. It is the policy of each Affiliated Originator to provide a subordinate loan in connection with the origination of the first priority Mortgage Loan only if the combined amount of such loans would result in a loan-to-value ratio of 90% or less.
Primary mortgage insurance is generally not required for these loans. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "--Certain Legal Aspects of the Mortgage Loans--Cooperatives."

     Mortgage Loans originated by Affiliated Originators and having original principal amounts exceeding 90% of Original Value will be covered, and Mortgage Loans having original principal balances exceeding 80% but not more than 90% of Original Value may be covered, by primary mortgage insurance against default until the outstanding principal amount is reduced to at least 80% of Original Value through principal payments made by the Mortgagor or, in the case of CFSB Pools containing Mortgage Loans originated or acquired by the California and Florida branches of CFSB, until the outstanding principal amount thereof is less than or equal to 80% of either the Original Value through principal payments made by the Mortgagor or the value thereof as determined by a new appraisal delivered subsequent to origination. So long as it is in effect, such primary mortgage insurance will cover losses arising from a default up to an amount ranging from 12% to 30% of the principal amount of the Mortgage Loan outstanding from time to time. Prior to 1986, the Affiliated Originators did not generally make one- to four-family real estate loans with loan-to-value ratios above 80% unless such Originator had obtained primary mortgage insurance coverage. From 1986 through January 1993, each Affiliated Originator originated mortgage loans with loan-to-value ratios in excess of 80% but not more than 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each Affiliated Originator not to make one- to four-family real estate loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance. The policy of CitiMae Originators is to require primary mortgage insurance for one- to four-family real estate loans with current loan-to-value ratios in excess of 80%.

     Each Prospectus Supplement will include, among other things, information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer, as to (i) the aggregate Adjusted Balance of the Mortgage Loans to be delivered into the related Pool and the years of origination thereof, (ii) if Converted Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of any such Converted Mortgage Loans,
(iii) the original loan-to-value ratios of the Mortgage Loans (which will not include the amount of any subordinated loan in such loan-to-value calculation),
(iv) the types of Mortgaged Properties securing the Mortgage Loans, (v) the geographic distribution of the Mortgaged Properties, prepared on a state-by-state basis for states where Mortgage Loans having an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of Mortgage Loans in the related Pool are located, (vi) if Buydown Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of Buydown Mortgage Loans in the related Pool, (vii) if Leasehold Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of Leasehold Loans in the related Pool and (viii) if 15-year, fixed rate tiered-payment Mortgage Loans originated by CFSB's California branches and providing for a prepayment penalty during the first 12 months following origination with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of such Mortgage Loans in the related Pool. In the event specific information with respect to the Pool is not known at the time a Series is offered, more general information of the nature described above will be provided in such Prospectus Supplement and the specific information described above will be set forth in a report on Form 8-K which will be filed with the Commission and made available to Certificateholders of the Series within 15 days of the initial issuance of such Series.

     The Issuer will be responsible for administering and servicing the Mortgage Loans purchased, directly or indirectly, by the Trust from CMI, Citibank or CFSB or their affiliates (the "Affiliated Originators") and will act as master servicer with respect to Mortgage Loans purchased, directly or indirectly, by the Trust (a) from CitiMae or its affiliates who purchased mortgage loans from seller-servicers approved by CitiMae or from such seller-servicers

("CitiMae Originators") or (b) from Third Party Originators, and will perform such functions as are described in the Pooling Agreement. The Issuer may delegate any of its duties under the Pooling Agreement to any corporation, including a corporation more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. Unless otherwise disclosed in the related Prospectus Supplement, if the Mortgage Loans are included directly in the Pool, the Issuer will subcontract its duties as servicer of the Affiliated Mortgage Loans to CMI (or its designated subservicer) and its duties as master servicer (a) with respect to the CitiMae Mortgage Loans to CitiMae and (b) with respect to the Third Party Loans sold by Third Party Originators on a servicing-retained basis, to the then-current servicers of such Third Party Loans (which will be qualified to so service the Third Party Loans in accordance with CMI's servicing guidelines). CitiMae will subcontract such duties to various third party servicers qualified to do so in accordance with CitiMae's servicing guidelines. Such delegation does not relieve the Issuer of its responsibility with respect to such duties (the Issuer and CMI in such capacity, the "Servicer" and CitiMae and such servicers of Third Party Loans, in such capacity, "Subservicer" or
"Master Servicer"). The Servicer may at any time delegate or subcontract or assign any of its duties as servicer under any Pooling Agreement to any corporation, including a corporation more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. In the event of any such delegation or subcontract, the Servicer will remain responsible for the delegee's or subcontractor's performance in accordance with the Pooling Agreement. A servicing fee will be paid to the Servicer with respect to each payment of interest received with respect to each Mortgage Loan. Such servicing fee paid to the Servicer may be in an amount equal to a fixed annual percentage as specified in the related Prospectus Supplement for all Mortgage Loans in such Pool of the outstanding principal balance of such Mortgage Loan on which interest is payable. In such event, the remainder of such interest, constituting interest at the mortgage rate for such Mortgage Loan (the "Note Rate") less such rate of servicing compensation (the "Pass-Through Rate" for such Mortgage Loan), is available for distributions of interest at the Stated Rate and distributions of principal to holders of the related CitiMortgageCertificates, CitiCertificates and Residual Certificates, as applicable, and to pay any REMIC Servicing Fee or fee to the issuer of credit support. Alternatively, if so specified in the related Prospectus Supplement, the Pass-Through Rate may be the same (or calculated in the same manner) for each Mortgage Loan in the Pool, and the rate of servicing compensation with respect to each Mortgage Loan (equal to the difference between the Note Rate for such Mortgage Loan and such Pass-Through
Rate) may differ among different Mortgage Loans or in the case of the CitiMae Mortgage Loans, the fee may be equal to an expense rate equal to a master servicing fee (the "Master Servicing Fee"), a servicing fee paid to various third party servicers (the "Servicing Fee") and a fee for other related expenses. The Servicer will be entitled to retain all late payment charges, assumption fees and similar charges, and all income or gain on funds held in the related Certificate Account referred to below, as additional servicing compensation. The Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans, including the fees of any subcontractor. See "--Servicing and Other Compensation and Payment of Expenses" below.

     There can be no assurance that the foreclosure and delinquency experience on the Mortgage Loans underlying the CitiCertificates or the Certificates will be comparable to that set forth under "Delinquency, Foreclosure and Loss Considerations and Experience." If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties or interests in cooperatives in a particular Pool become equal to or greater than the value of the Mortgaged Properties or interests in cooperatives subject to the Mortgage Loans included in such Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by obligations under any form of credit support, they will be borne by the holders of the related CitiCertificates.

     Because the principal amounts of Mortgage Loans (other than ARMs which provide for a portion of interest to be deferred and added to the principal balance of such ARMs) will decline monthly as principal payments, including prepayments, are received, the principal balance of each CitiMortgageCertificate in a series will decline correspondingly. The Stated Amount of each CitiCertificate will decline as described under "Description of Certificates" in the body of this Prospectus or in the related Prospectus Supplement.

  Fixed Rate Pools

     A Fixed Rate Pool may contain any one or more of the following types of fixed interest rate Mortgage Loans:

     (i) fully amortizing Mortgage Loans providing for level monthly payments of principal and interest;

     (ii) growing equity Mortgage Loans providing for initial monthly payments based on a 10 to 30 year amortization schedule, with further provisions for scheduled annual payment increases at rates, unless otherwise specified in the applicable Prospectus Supplement, of not less than 3% or more than 8.25% of the scheduled monthly payments during the preceding year, with the full amount of such increases being applied to principal;

     (iii) tiered payment Mortgage Loans initially providing only for full payment of interest and payment of little or no principal for up to three years, with further provisions for annual Mortgagor payment increases, beginning in the second year, unless otherwise specified in the applicable Prospectus Supplement, of up to 7.5% of the monthly Mortgagor payments during the preceding year and continuing annually until monthly Mortgagor payments are adequate to amortize fully such Mortgage Loans over the remainder of the original terms;

     (iv) Mortgage Loans amortizing over a fixed number of years but which have a shorter term to maturity that causes the outstanding principal balance of the Mortgage Loan to be due and payable at the end of a certain specified period;

     (v) fully amortizing graduated-payment Mortgage Loans ("GPMs"), other than those described above, which provide for lower periodic payments, or for payments of interest only, during the early years of the term, followed by periodic payments of principal and interest that increase periodically at a predetermined rate until the Mortgage Loan is repaid or for a specified number of years, after which level periodic payments begin; or

     (vi) other fixed rate Mortgage Loans having the characteristics set forth in the related Prospectus Supplement.

     A Fixed Rate Pool may contain one or more Mortgage Loans each of which was originated as an adjustable interest rate Mortgage Loan but has been converted, at the sole option of the Mortgagor, into a fixed interest rate, fully amortizing Mortgage Loan providing for level monthly payments over a term not exceeding its remaining term to maturity (a "Converted Mortgage Loan"). Except as otherwise provided in this Prospectus and in the applicable Prospectus Supplement, a Converted Mortgage Loan at origination is subject to the same origination and underwriting guidelines as a comparable adjustable rate mortgage and such a Converted Mortgage Loan is not underwritten again at the time of its conversion. The Note Rate (and, accordingly, the scheduled monthly payments) on such a Converted Mortgage Loan may be higher or lower than the mortgage note rate at the time of origination of such Converted Mortgage Loan. No Fixed Rate Pool will contain Mortgage Loans which provide for negative amortization.

  ARM Pools

     ARM Pools will include only adjustable interest rate Mortgage Loans ("ARMs"), each bearing interest at a Note Rate which adjusts periodically to a rate equal to the applicable Index plus the number of basis points specified in the Pooling Agreement or in the related mortgage note (the "Mortgage Margin" for such ARM), subject to any periodic rate ceiling ("Periodic Ceiling") and periodic rate floor ("Periodic Floor") and any lifetime maximum note rate ("Maximum Note Rate") or a Maximum Note Rate and a lifetime minimum note rate ("Minimum Note Rate"), if applicable, as described below. Each adjusted Note Rate is generally rounded to the nearest 0.125%, subject to the applicability of a Minimum Note Rate and a Maximum Note Rate. A Periodic Ceiling limits the amount of any single periodic increase in the Note Rate and a Periodic Floor limits the amount of any single periodic decrease in the Note Rate. A Maximum Note Rate limits the amount of increases in the Note Rate over the life of an ARM and a Minimum Note Rate limits the amount of decreases in the Note Rate over the life of an ARM. Except with respect to ARMs with Minimum Note Rates, there is no minimum Note Rate to which the Note Rate in an ARM may adjust. The Note Rates of the ARMs in a given ARM Pool will adjust as described in the applicable Prospectus Supplement and an ARM Pool may contain ARMs with different adjustment dates. Certain ARMs may provide for periodic adjustments of scheduled monthly payments in order to amortize fully the Mortgage Loan by its stated maturity while other ARMs may permit that maturity to be extended or shortened in accordance with the portion of each payment that is applied to interest in accordance with the periodic Note Rate adjustments.

     Where an ARM provides for limitations on the amount by which monthly payments may be increased or changes to the Note Rate of the ARM are made more frequently than payment changes, it is possible that an increase in the Note Rate will not be covered by the amount of the scheduled monthly payment. In that case, the uncollected portion of interest will be deferred and added to the principal balance of the ARM.

     The amount of the difference between the scheduled monthly payment and the monthly interest accrued at the Mortgage Rate is added to the unpaid principal balance of the Mortgage Loan and interest accrues on such added principal at the then-applicable Mortgage Rate from the date of such addition. Such an adjustment is referred to as "negative amortization". Negative amortization tends to lengthen the weighted average life of the Mortgage Loans and may cause payments near the maturity of the Mortgage Loan to be larger than the previously scheduled monthly payments unless the terms of the Mortgage Loan permit its maturity to be extended. If a Pool includes Mortgage Loans that provide for negative amortization, the related Supplement will describe certain of the effects on holders of Certificates as of the preceding Record Date of such Series.

     Prior to the first adjustment of the Note Rate on an ARM, the scheduled monthly payment by the Mortgagor is the amount which will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the initial Note Rate. In the case of ARMs which provide for periodic adjustments of scheduled monthly payments, on the first day of the month following the month in which a Note Rate adjusts, the Mortgagor is required to begin making scheduled monthly payments in amounts which will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the adjusted Note Rate except in the case of certain ARMs which provide for a deferral of a portion of interest, as described in the preceding paragraph. The Mortgagor under an ARM may have been qualified at an interest rate which is lower than the current interest rate at origination. Accordingly, the repayment of such ARM is dependent on the ability of the Mortgagor to make larger monthly payments after the initial Note Rate adjustment date.

     The applicable Prospectus Supplement will contain information respecting the index (the "Index") utilized to adjust the Note Rates of ARMs, the Mortgage Margin, the frequency of interest rate and payment adjustments, the Periodic Ceiling, the Periodic Floor, the Maximum Note Rate, the Minimum Note Rate, if applicable, and provisions for deferred interest, if any. The ARMs included in a particular ARM Pool will be more fully described in the related Prospectus Supplement.

YIELD CONSIDERATIONS

     A description of yield considerations with respect to any Series of CitiCertificates, to the extent such considerations differ from those described below, will be set forth in the related Prospectus Supplement.

     The yield on any CitiCertificate or CitiMortgageCertificate will depend on the price paid, the effective interest rate of the CitiCertificate or CitiMortgageCertificate and the prepayment experience with respect to the Mortgage Loans underlying the related Series.

  Price

     Subject to the effect of the amount of interest payable in connection with prepayments as described below, prepayments of principal on the Mortgage Loans in a Pool will increase the yield on a related CitiCertificate or CitiMortgageCertificate purchased at a price less than the aggregate Adjusted Balance of the Mortgage Loans in a Pool represented by such CitiCertificate or CitiMortgageCertificate and will decrease the yield on a related CitiCertificate or CitiMortgageCertificate purchased at a price greater than the aggregate
Adjusted Balance of the Mortgage Loans represented by such CitiCertificate or CitiMortgageCertificate.

  Effective Interest Rate

     Interest on each Mortgage Loan is payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Note Rate multiplied by the unpaid principal balance of such Mortgage Loan outstanding as of the first day of the month. The amount of such payments distributed monthly with respect to each Mortgage Loan will be similarly calculated on the basis of the Pass-Through Rate for such Mortgage Loan. The difference between the Note Rate and the Pass-Through Rate for a Mortgage Loan will be retained by the servicer as servicing compensation. See "--Servicing and Other Compensation and Payment of Expenses" below. If so indicated in the related Prospectus
Supplement, a portion of the Note Rate may be retained by the applicable Originator or the Subservicer.

     The yield on a CitiCertificate or CitiMortgageCertificate will be slightly lower than the yield otherwise produced by the applicable fixed Stated Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest at the applicable fixed Stated Rate will not be made until the applicable Distribution Date in the month following the end of the related period during which interest has accrued. Full or partial prepayments received and posted during any calendar month are passed through to holders of CitiCertificates or CitiMortgageCertificates on the applicable Distribution Date immediately following such calendar month. In the case of the Affiliated Mortgage Loans, interest on such a full or partial prepayment will be paid at the Stated Rate for such entire calendar month (regardless of when during such month such prepayment is received) to the extent of Servicing Compensation (exclusive of any amount designated as "additional servicing compensation" in the related Prospectus Supplement, and subject to any limit described in the related Prospectus Supplement) for such calendar month. In the case of the CitiMae Mortgage Loans, such an interest will be paid to the extent of the Master Servicing Fee. Therefore, to the extent such Servicing Compensation or the Master Servicing Fee, as applicable, equals or exceeds any shortfall in collections of interest on account of full or partial prepayments, principal prepayments will not affect the yield to holders of CitiCertificates or CitiMortgageCertificates, except as provided in the preceding sentence and under the heading "Price" above. Payment of interest on prepayments on Third Party Loans will be made as described in the related Prospectus Supplement.

     To the extent the loan servicing and collection practices of any subcontractor or the timing and accruals of interest on principal prepayments vary from those disclosed in this paragraph, the applicable Prospectus Supplement will describe such differences.

  Other Yield Considerations

     The Note Rates on ARMs adjust periodically in response to movements in the Index. In connection with ARM Pools which provide for periodic adjustments to scheduled monthly payments, the first distribution on the related CitiCertificates or CitiMortgageCertificates reflecting a periodic adjustment to scheduled monthly payments on the underlying ARMs will be passed through to holders on the Distribution Date in the month following the month in which the Note Rate on an ARM is adjusted. Furthermore, unless otherwise described in the related Prospectus Supplement, adjustments in the Note Rates are based on the relevant Index most recently available as of the date 45 days prior to the date of the Note Rate adjustment. Accordingly, the yield to certificateholders of ARM pools will be adjusted on a delayed basis relative to movements in the Index. Furthermore, adjustments to the Note Rate on an ARM may be limited by a Minimum Note Rate, Maximum Note Rate, Periodic Floor and Periodic Ceiling. The following table illustrates the timing of the adjustments and receipt by Certificateholders of related distributions for a hypothetical ARM Pool containing ARMs having an adjustment date of July 1. All dates are assumed to be business days.

May 1 ...........   Index is published.

July 1 ..........   Note Rates are adjusted based on the May 15 Index.

August 1 ........   Mortgagors make the first adjusted  monthly  payments at the adjusted Note Rates.

August 18 .......   Determination Date.

August 25 .......   First payment to  Certificateholders  including  interest at the adjusted Pass-Through Rate which payment reflects the adjusted scheduled monthly payments on the underlying ARMs.

PREPAYMENT EXPERIENCE

     The Mortgage Loans may be prepaid in full or in part at any time. The prepayment experience of the Mortgage Loans will affect the weighted average life of a series of CitiCertificates or CitiMortgageCertificates. Based on the Originators' experience with their own conventional fixed interest rate mortgage loan portfolios and public information with respect to the mortgage lending industry, the Issuer anticipates that a significant number of Mortgage Loans will be paid in full prior to their scheduled maturities. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, any prepayment penalty contained in the Mortgage Loans, mortgage market interest rates and the availability of mortgage funds, may influence prepayments. In general, due-on-sale clauses for Mortgage Loans will be enforced in a manner consistent with applicable law whenever such due-on-sale clauses are contained in the mortgage documents and such enforcement would not violate the contractual arrangements with the Mortgagors. See "--Certain Legal Aspects of the Mortgage Loans --Enforceability of Certain Provisions, Prepayment Charges and Prepayments" below.

     Unless the Prospectus Supplement indicates otherwise, Mortgage Loans representing at least 90% of the aggregate Adjusted Balance of the Mortgage Loans in a Fixed Rate Pool will contain a due-on-sale clause permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the Mortgaged Property. Generally, ARMs in an ARM Pool will contain a due-on-sale clause permitting the mortgagee to accelerate only in situations where its security may be impaired.

     Servicing institutions for loan pools are sometimes asked to refinance existing loans by accepting prepayments of loans and making new loans secured by the same property or assigning existing loans to new lenders, or by otherwise modifying the terms of existing mortgage loans. A mortgagor may be legally entitled to require a lender to grant such an assignment of a real estate loan. See "--Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions, Prepayment Charges and Prepayments" below. The Issuer reserves the right to offer incentives such as favorable loan terms or reduced fees to encourage borrowers to refinance existing Mortgage Loans. The Issuer also reserves the right to offer to mortgagors, at the request of mortgagors, modifications of the terms of existing Mortgage Loans as an alternative to refinancing, consistent with the REMIC provisions of the Code and the terms of the applicable Pooling Agreement. Upon any such modification, the Issuer will repurchase such Mortgage Loan from the Pool. The Issuer reserves the right to accept prepayments of Mortgage Loans in any Pool and to make new loans to the same borrowers or to refinance Real Estate Loans in any Pool pursuant to a Consolidation Agreement. Upon any such refinancing or modification, either pursuant to a Consolidation Agreement or a Modification Agreement or through the extension of a new loan to the borrower, the refinanced or modified Mortgage Loan will be treated as fully prepaid and removed from the Pool. The principal balance of any such refinanced or modified Mortgage Loan together with interest accrued thereon at the applicable Pass-Through Rate through the last day of the month in which such refinancing or modification occurred will be distributed to CitiCertificateholders or holders of the CitiMortgageCertificate, as the case may be, in the month following the refinancing or modification.

     The Servicer permits Mortgagors to participate in certain "prepayment programs" with unaffiliated service agencies. Under those programs, generally a Mortgagor makes 26 bi-weekly payments during a calendar year, each payment being in the amount of one-half of the Mortgagor's scheduled monthly principal and interest payment, resulting in 13 monthly payments being made per year. Twelve of these monthly payments are applied as such on each applicable Due Date. All of the thirteenth payment is applied as a curtailment in reduction of the outstanding principal balance of the Mortgage Loan, thus effecting a more rapid repayment of the Mortgage Loan and reducing the aggregate amount of accrued interest payable on such Mortgage Loan.

     See also "The Pooling Agreements--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the body of this Prospectus for a description of the option to repurchase the Mortgage Loans or Mortgage Certificates in any Pool when the aggregate principal balance thereof is less than the percentage (generally 5%) specified in the applicable Prospectus Supplement of the aggregate Adjusted Balance thereof as of the Cut-Off Date for the related Series.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of each Series of Certificates, the affiliate of the Issuer originating or acquiring the Mortgage Loans in a Pool, other than a Pool which consists wholly of Issuer Certificates, will assign the Mortgage Loans to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans (if specified in the applicable Prospectus Supplement, a portion of the interest received on a Mortgage Loan may be retained by an Originator or a Subservicer) after the first day of the month of issuance of such Certificates (the "Cut-Off Date") other than principal and interest due and payable on or before the Cut-Off Date. Mortgage Loans underlying Issuer Certificates will have been so assigned to the Underlying Trustee at the time of issuance of such Issuer Certificates. The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement. Such schedule will include information as to the Adjusted Balance of each Mortgage Loan as of the close of business on the Cut-Off Date, as well as information with respect to the Note Rate, the scheduled monthly payment of principal and interest, the maturity date or term and, if such Pool contains Cooperative Loans, the number of Mortgage Loans which are Cooperative Loans. (PA
Section 2.01)

     In addition, the Issuer or the affiliate of the Issuer originating or acquiring the Real Estate Loans in a Pool, other than a Pool which consists wholly of Issuer Certificates, will, as to each Real Estate Loan in such Pool, deliver to the Trustee (or to the custodian hereinafter referred to) the
Mortgage Note endorsed either manually or by facsimile signature, any assumption, modification, buydown or conversion to fixed interest rate agreement, any certificate of primary mortgage insurance, a mortgage assignment in recordable form (except as provided below) and the original recorded Mortgage or, in the case of Cooperative Loans, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement (if required at origination under applicable law) and the relevant stock certificate and related blank stock powers; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, the originator may deliver copies thereof and deliver the original recorded documents promptly upon receipt. In addition, in lieu of delivering a mortgage assignment in recordable form, the originator may instead deliver a blanket assignment which will not be in recordable form, together with a power of attorney appointing the Trustee its attorney-in-fact to act for and on behalf of such originator in preparing, executing, delivering and recording in the name of the Trustee any and all instruments of assignment with respect to the Mortgages. Real Estate Loans that underlie Issuer Certificates will have been so delivered to the Underlying Trustee at the time of issuance of such Issuer Certificates.

     The Originators expect to record or file assignments of the Mortgage Loans to the Trustee subsequent to the issuance of CitiMortgageCertificates or CitiCertificates, as the case may be, except in states where, as evidenced by an opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loan. Such recordation or filing is not necessary to make the assignment of the Mortgage Loans to the related Trustee effective between such Trustee and the applicable Originator. However, if any of the Originators were to make a sale, assignment, satisfaction or discharge of any Mortgage Loans prior to recording or filing the assignment to such Trustee, the other parties to such sales, assignments, satisfactions or discharges might have rights superior to those of such Trustee. If any of the Originators were to do so without authority under the Pooling Agreement, it would be liable to the Pool or the holders of the related CitiCertificates or CitiMortgageCertificates. Moreover, if insolvency or receivership proceedings, as the case may be, relating to any of the Originators were commenced prior to such recording or filing, creditors of such Originator may be able to assert rights in the affected Mortgage Loans superior to those of such Trustee.

     The Trustee will review the above-mentioned documents (including any Mortgage Certificates) within 90 days of the delivery of such documents and shall promptly notify the Issuer if any document is not delivered or is found to be defective in any material respect. If the Issuer cannot deliver such document or cure such defect within 180 days (90 days if the defect affects the status of the Mortgage Loan as a "qualified mortgage" for REMIC purposes) after notice thereof, the Issuer will repurchase the related Mortgage Loan (or Mortgage Certificate) from the Trustee within 180 days (90 days if the defect affects the status of the Mortgage Loan as a "qualified mortgage" for REMIC purposes) after such notice at a price equal to the principal balance owed by the Mortgagor, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate to the first day of the month following the month of repurchase, less any unreimbursed payments under any related Guaranty or other credit support and unreimbursed Voluntary Advances (as described below). Such repurchase will not diminish the amount available under any related Guaranty or other credit support and is deemed to be a reimbursement. Except as provided in the last sentence of this paragraph, this repurchase obligation constitutes the sole remedy available to the CitiCertificateholders or the Trustee against the Issuer for a material defect in a document relating to a Mortgage Loan. The Issuer will have certain rights to substitute Mortgage Loans or Mortgage Certificates in respect of a Pool. See "The Pools--Substitution of Mortgage Loans" in the body of this Prospectus. In respect of a Pool, the related Originator will be required to cure any defect in a document relating to, or repurchase, any Mortgage Loan which it originated or acquired and which is found defective or repurchased by the Issuer.

     In the Pooling Agreement the Issuer will represent and warrant to the related Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects,
(ii) a lender's title and insurance policy or binder (or other satisfactory evidence of title) for each Real Estate Loan was issued on the date of origination thereof and each such policy or binder is valid and remains in full force and effect, (iii) at the date of initial issuance of the CitiCertificates, it has good title to the Mortgage Loans or the Mortgage Certificates and such Mortgage Loans or Mortgage Certificates are free of offsets, defenses or counterclaims and, in the case of Mortgage Certificates, free of liens, security interests and other encumbrances, (iv) at the date of initial issuance of the CitiCertificates, each Mortgage subject to such Pooling Agreement is a valid first lien on the property securing the related Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the related appraisal and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage) and such property is free of material damage and is in good repair, (v) if the Pool includes Cooperative Loans, at the date of the initial issuance of the CitiCertificates, each security interest created by the cooperative security agreement is a valid first lien (subject only to the right of the related cooperative to cancel the shares and terminate the proprietary lease for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, maintenance charges and other capital and ordinary expenses to which like collateral is commonly subject and for unpaid special assessments owed by the Mortgagor to the cooperative) on the collateral securing the related Cooperative Note, and the dwelling unit to which the Cooperative Loan relates is free of material damage and is in good repair (it being recognized by the parties to the Pooling Agreement that, while the Issuer warrants that each such security interest is a valid first lien on the collateral securing the related Cooperative Note, subject to the exceptions noted, the related proprietary lease and occupancy agreement may be subordinated or otherwise subject to the lien of any mortgage on the related cooperative building), (vi) at the applicable Cut-Off Date, no subject Mortgage Loan is 30 days or more past due or has been 30 days or more past due more than once in the 12-month period immediately preceding the Cut-Off Date and there are no delinquent tax or assessment liens against the property covered by the related Mortgage, (vii) at the date of initial issuance of the CitiCertificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth under "General" above and in the applicable Prospectus Supplement should be insured by a private mortgage insurer is so insured and (viii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In addition, the Issuer will warrant in respect of a Mortgage Loan in a Pool that (a) at the date of the initial issuance of the CitiCertificates, there is no mechanics' lien or claim for work, labor or material affecting the premises which is or may be prior to or equal with the lien of such Mortgage (except those insured by the related title insurance policy), (b) the original principal amount of each Mortgage Loan was not more than 95% of the Original Value of such Mortgage Loan and (c) the Mortgage Loans and Mortgage Certificates conform in all material respects with the descriptions thereof in this Prospectus and the Prospectus Supplement. Within 180 days of the discovery by the Issuer of a breach of any representation or warranty which materially and adversely affects the interests of the CitiCertificateholders, or its receipt of notice thereof from the Trustee (or within 90 days of discovery by the Issuer of a failure to conform to the representations and warranties in the Pooling Agreement that affects the status of a Mortgage Loan as a "qualified mortgage" for REMIC purposes), the Issuer will cure the breach or repurchase the Mortgage Loan (or Mortgage Certificate) or substitute a Mortgage Loan or Mortgage Certificate on the terms set forth in the preceding paragraph. Such repurchase will not diminish the amount available under any related Guaranty or other form of credit support. In addition, the Issuer will indemnify the Pool for any losses to such Pool not reimbursed by such repurchase. Such repurchase obligation and limited indemnity constitute the sole remedies available to the CitiCertificateholders or the Trustee for any such breach. (PA Section 2.03) If Standard & Poor's Ratings Group ("S&P") initially assigns a rating to the CitiCertificates, then at any time that S&P's rating of Citicorp's long-term senior debt is below the rating S&P has assigned to the highest rated outstanding Class (or Subclass) of a particular Series of CitiCertificates, each related Trustee will be required either to maintain possession of the related Mortgage Notes or to appoint a custodian (which could be itself), which may not be an affiliate of the Issuer, to maintain possession of the related Mortgage Notes.

     The Trustee will maintain possession of the documents relating to the Mortgage Loans; provided, however, the Trustee will be authorized to appoint a custodian or custodians, which may be an affiliate of the Issuer, except in the circumstances described in the preceding paragraph, to maintain possession of the documents relating to the Mortgage Loans. Such custodian may maintain all or part of the documents relating to the Mortgage Loans. Any custodian will keep such documents as the Trustee's agent under a custodial agreement.

PAYMENTS ON MORTGAGE LOANS IN POOLS

     The Pooling Agreements will provide that the Issuer will establish and maintain with one or more depository banks, savings and loan associations or trust companies, any of which may be an affiliate of the Issuer (each, a "Depository"), one or more accounts (the "Certificate Account") in the name of the Trustee for the benefit of CitiCertificateholders. Amounts with respect to any Series may, at the option of the Issuer, be held in the same deposit account as amounts with respect to any other Series, provided that the rating by each nationally recognized statistical rating organization of each such Series is the same. For payments made on the Affiliated Mortgage Loans, the initial Depository will be Citibank (New York State), unless otherwise specified in the applicable Prospectus Supplement. For the Certificate Account related to the Affiliated Mortgage Loans, upon two weeks' prior written notice to the Trustee, CMSI may at any time and from time to time in its discretion transfer or direct the Trustee in writing to transfer the Certificate Account relating to the Affiliated Mortgage Loans to any Depository which meets any of the requirements as stated below. In the event that the long-term debt obligations of any Depository of the Certificate Account relating to the Affiliated Mortgage Loans shall be rated at less than A2 by Moody's Investors Service, Inc. ("Moody's"), or the short-term debt obligations of such depository shall be rated by S&P at less than A-1 or by Moody's at less than P-1, then within five Business Days of such reduction, CMSI shall (A) transfer or direct the Trustee in writing to transfer the Certificate Account relating to the Affiliated Mortgage Loans to a Depository the long-term debt obligations of which are not rated by Moody's at less than A2 and the short-term debt obligations of which are not rated at less than A-1 by S&P and P-1 by Moody's (the "Rating Requirements"), (B) establish another account in the corporate trust department of the Trustee or, if such Trustee has a long-term and short-term debt rating at least equal to the Rating Requirements, in any department of the Trustee (the "Alternative Certificate Account") and direct the Servicer to remit on a daily basis any funds deposited into the Certificate Account relating to the Affiliated Mortgage Loans to the Alternative Certificate Account, (C) (i) cause such Depository to pledge securities in the manner provided by applicable law or (ii) pledge or cause to be pledged securities, which shall be held by the Trustee or its agent free and clear of the lien of any third party, in a manner conferring on the Trustee a perfected first lien and otherwise reasonably satisfactory to the Trustee; such pledge in either case to secure such Depository's performance of its obligations in respect of the Certificate Account relating to the Affiliated Mortgage Loans to the extent, if any, that such obligation is not fully insured by the FDIC; provided, however, that prior to the day the Depository or CMSI, as the case may be, pledges the securities, CMSI and the Trustee shall have received the written assurance of each rating agency which assigned a rating to the CitiCertificates that the pledging of such securities and any arrangements or agreements relating thereto will not result in a reduction or withdrawal of the then-current rating of the CitiCertificates, (D) establish an account or accounts or enter into an agreement so that the existing Certificate Account relating to the Affiliated Mortgage Loans is supported by a letter of credit or some other form of credit support, which issuer of such letter of credit or other form of credit support has a long-term and short-term debt rating at least equal to the Rating Requirements; provided, however, that prior to the establishment of such an account or the entering into of such an agreement, CMSI and the Trustee shall have received written assurance from each rating agency which assigned a rating to the CitiCertificates that the establishment of such an account or the entering into of such an agreement so that the existing Certificate Account relating to the Affiliated Mortgage Loans is supported by a letter of credit or some other form of credit support will not result in a reduction or withdrawal of the then-current rating on the CitiCertificates or (E) make such other arrangements as to which CMSI and the Trustee have received prior written assurance from each rating agency which assigned a rating to the
CitiCertificates that such arrangement will not result in a reduction or withdrawal of the then-current rating on the CitiCertificates. In the event that the rating on the CitiCertificates has been downgraded as a result of a rating downgrade of the Depository, for purposes of this paragraph, the then-current rating on the CitiCertificates shall be the rating assigned to the CitiCertificates immediately prior to any such downgrade.

     For the Certificate Account relating to the CitiMae Mortgage Loans and the Third Party Loans, CMSI will establish and maintain accounts which are either
(i) maintained with a depositary institution the obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency that rated one or more classes of the related Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or (iv) an account or accounts otherwise acceptable to each such rating agency. The collateral eligible to secure amounts in the Certificate Account is limited to Eligible Investments consisting of United States government securities and other high-quality investments.

     Payments, or proceeds of payments, of the types listed below are to be deposited in the related Certificate Account for the related Series (other than payments in respect of principal and interest on the related Mortgage Loans due on or before the applicable Cut-Off Date):

          (i) all scheduled payments of principal ("Scheduled Principal") and Principal Prepayments (defined to mean any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date and is not accompanied by any interest scheduled for payment in any month subsequent to the month of prepayment) on such Mortgage Loans;

          (ii) all payments on account of interest (including payments made from a buydown subsidy account established with respect to such Mortgage Loans) on such Mortgage Loans, adjusted to the Pass-Through Rates for such Mortgage Loans;

          (iii) all payments under any credit support (unless such payments are made directly to a different account to be used for distributions to CitiCertificateholders by the paying agent for the CitiCertificates);

          (iv) all voluntary advances made as described below ("Voluntary Advances") or other payments made by the Servicer in respect of Liquidating Loans;

          (v) all amounts received, by foreclosure or otherwise, in connection with the liquidation of defaulted Mortgage Loans which have not been assigned to the issuer of credit support in consideration of payments under any such credit support, net of expenses incurred in connection with such liquidation;

          (vi) all proceeds received under any title, hazard or other insurance policy covering any Mortgage Loan (including any deductible paid by the Issuer in lieu thereof as permitted by the Pooling Agreement), other than proceeds to be applied to the restoration or repair of the related property, or released to the Mortgagor in accordance with normal servicing procedures;

          (vii) all proceeds of any repurchase by the Issuer of Mortgage Loans as described under "Assignment of Mortgage Loans" or under "The Pooling Agreements--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the body of this Prospectus (PA Section 3.10); and

          (viii)  in  connection  with  any  Principal  Prepayment,  the  amount required to be deposited by the Issuer as a reduction of servicing compensation pursuant to the Pooling Agreement, being the difference between 30 days of interest at the Pass-Through Rate on the amount of such Principal Prepayment and the amount of interest (adjusted to the Pass-Through Rate) actually due thereon for the month in which such Principal Prepayment was posted.

     Voluntary Advances, payments by the servicer in respect of Liquidating Loans and payments under any related Guaranty or other form of credit support will be deposited in the Certificate Account not later than on the relevant Distribution Date. All other amounts will be deposited in the Certificate Account by the second business day next following the day of receipt and posting.

     Distributions on CitiCertificates will be made as provided in the body of this Prospectus and in the Prospectus Supplement. See "Description of Certificates." In addition, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will, to the extent of the obligations under credit support, include with any distributions to holders (i) an amount sufficient to cover delinquencies in scheduled payments of principal and interest, first from a Certificate Account Advance, second from a Voluntary Advance and third, if necessary, from payments under the credit support, (ii) if so specified in the related Prospectus Supplement, an amount sufficient to repurchase Liquidating Loans (either as a result of a demand or draw under the credit support or as a result of a payment by the Servicer) and (iii) certain amounts in respect of Principal Prepayments to the extent not paid by the Issuer, all as described in the Prospectus Supplement. (PA Section 3.03)

     Provision is made for Voluntary Advances, Certificate Account Advances and other payments in respect of Liquidating Loans on behalf of the issuer of credit support in order to avoid drawings on the credit support for relatively insignificant amounts. In the event the amount of delinquencies on Affiliated Mortgage Loans, CitiMae Mortgage Loans or Third Party Loans cannot be covered by an advance out of cash in the Certificate Account collected in relation to an Affiliated Mortgage Loan, CitiMae Mortgage Loan or Third Party Loans, respectively, being held for future distribution or withdrawal (a "Certificate Account Advance") the Issuer may, but is not obligated to, make Voluntary Advances to the extent that payments under credit support would otherwise be required. The Issuer intends to make Voluntary Advances to the extent that, were it not to do so, the issuer of the credit support would be liable for payments under such credit support. Any such advances will be reimbursable to the extent and in the manner payments under credit support would be reimbursed, all as described in the Prospectus Supplement.

     Not later than three business days before each Distribution Date, the Issuer will furnish or cause to be furnished a separate statement to the Trustee (and to any paying agent) (the information in such statement to be made available to the Trustee at other times by the Issuer on request) setting forth, among other things, the aggregate amount to be distributed on such Distribution Date on account of principal and interest, stated separately, the sources of such amount and information relating to the amount available under the credit support. (PA Section 3.19)

     The following chart sets forth an example of the application of the foregoing provisions to a hypothetical CitiCertificate which represents an interest in a Pool consisting primarily of Mortgage Loans which is issued during January. The example would be applicable to any such CitiCertificate issued during any other month or any CitiMortgageCertificate. (All dates referred to are assumed to be business days).

January 1 ............   Cut-Off Date. The initial principal balance of the Pool
                         would be the aggregate Adjusted Balance of the Mortgage
                         Loans on January 1 after deducting principal payments due on or before such date. Principal payments due on January 1 and the accompanying interest payments, which represent interest on December 1 balances, are not part of the Pool and will be retained by the Servicer.

January 1-January 31 .   Payment  Period.  Principal  Prepayments  posted during
                         this  period  will,  together  with  interest,  if any,
                         collected thereon (adjusted to the Pass-Through  Rate),
                         be  deposited  in the  Certificate  Account and will be
                         passed  through to  CitiCertificateholders  on February
                         25.  The  Servicer  collects  interest  on the  prepaid
                         amount  to the  date of  prepayment  and,  for  partial
                         prepayments, collects no interest on the prepaid amount
                         for the month of prepayment except, that in the case of
                         certain CitiMae  Mortgage Loans a full month's interest
                         will be collected. Scheduled payments due on February 1
                         from  Mortgagors  will be deposited in the  Certificate
                         Account as  received.  Such  payments  will include the
                         scheduled principal payments received, plus interest on
                         such  Mortgage  Loans   calculated  on  the  January  1
                         principal balances thereof (after deducting from such balances all partial prepayments of principal applied as of January 1).

January 31 ...........   Record Date.  Distributions on February 25 will be made
                         to  CitiCertificateholders  of  record  at the close of
                         business  on  the  last   business  day  of  the  month
                         immediately preceding the month of distribution.

February 18 ..........   Determination  Date. On the 18th day of the month,  the
                         Servicer determines the aggregate amount of funds which are available to make distributions on February 25, as described herein, determining separately the aggregate amount available in the Certificate Account and the amount available as Voluntary Advances or as payments under credit support to make such distributions.

February 22 ..........   Notice  Date.  By this  date,  if CMI is not the paying
                         agent for such CitiCertificates,  notice of the amounts
                         to be  distributed  on  February  25 is  given  to  the
                         Trustee (and, if a person other than the Trustee is the
                         paying agent,  to such paying agent).  Such notice will
                         indicate  whether  the  obligations  of any  issuer  of
                         credit    support   are   sufficient   to   cover   all
                         delinquencies.   If  they  are,  the   distribution  on
                         February  25  will  include  an  amount  equal  to  the
                         principal  and interest  (adjusted to the  Pass-Through
                         Rates  for  the  related  Mortgage  Loans)  due  on the
                         Mortgage Loans on February 1. If not, the  distribution
                         will  include  only those  payments  due on  February 1
                         which have been  actually  received  and posted  before
                         February  18. In addition,  in either  case,  Principal
                         Prepayments  posted in January  will be included in the
                         February 25 distribution together with interest thereon
                         for  the  entire  month  of  January,  adjusted  to the
                         Pass-Through  Rate.  The  Servicer  will deposit in the
                         Certificate  Account  on  February  24  the  difference
                         between such interest on such Principal Prepayments for
                         such entire month and the amount of interest  (adjusted
                         to the  Pass-Through  Rate) paid by the  Mortgagors  on
                         such Principal Prepayments; provided, however, that the
                         amount of such deposit  shall not exceed (i)  Servicing
                         Compensation  (exclusive  of any amount  designated  as
                         "additional  servicing  compensation"  in  the  related
                         Prospectus   Supplement,   and  subject  to  any  limit
                         described   therein)  with  regard  to  the  Affiliated
                         Mortgage Loans and (ii) the Master Servicing Fee with regard to the CitiMae Mortgage Loans.

February 25 ..........   Distribution Date. On February 25, the Trustee (or such
                         other  paying  agent as may be specified in the related
                         Prospectus  Supplement) will distribute the amounts set
                         forth in the notice to it on February  22 as  available
                         for  distribution.  If  CMI is the  paying  agent,  the
                         Servicer  will  furnish  or  cause  such  notice  to be
                         furnished to the Trustee on or before the  Distribution
                         Date.  If a payment due  February 1 is received  from a
                         Mortgagor  and  posted  on or after  February  18 and a
                         Certificate  Account Advance has been made with respect
                         to such  payment,  such payment will be deposited  into
                         the Certificate Account as reimbursement therefor. If a
                         Voluntary Advance or a payment under credit support has
                         been  made  with   respect  to  such   payment  from  a
                         Mortgagor, the Servicer will withdraw the amount of such payment from the Certificate Account to reimburse the entity making the Voluntary Advance or the issuer of any credit support. If no such advance or payment has been made, such late payment will be passed through to the CitiCertificateholder at the time of the next distribution.

     Succeeding  months  follow the above,  except  with  respect to the Cut-Off
Date.

COLLECTION AND OTHER SERVICING PROCEDURES

  Affiliated Mortgage Loans

     The Issuer or the Servicer will make reasonable efforts to collect all payments called for under the Affiliated Mortgage Loans and shall, consistent with the Pooling Agreement, follow such collection procedures as it deems necessary or advisable. Consistent with the above, the Issuer or the Servicer may, in its discretion, (i) waive any late payment charge or any prepayment or other charge in connection with the prepayment of an Affiliated Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable Due Date. Such arrangement will be made only upon determining that the coverage of such Mortgage Loan by any Primary Mortgage Insurance Policy will not be affected. In the event of any such arrangement, but only to the extent of an issuer's obligations under credit support, such issuer of credit support will honor requests for payment or otherwise distribute funds with respect to such an Affiliated Mortgage Loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof.

     If property subject to a Mortgage has been or is about to be conveyed by the Mortgagor and the related Mortgage Loan includes a due-on-sale clause, the Issuer or the Servicer is generally obligated to accelerate the maturity of the Mortgage Loan. If it reasonably believes it is unable to enforce such due-on-sale clause, the Issuer or the Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Mortgage Loan will not be affected, pursuant to which such person becomes liable under the Mortgage Note or the Cooperative Note and (except with respect to CFSB Pools) the original Mortgagor, to the extent permitted by applicable law, remains liable thereon. The mortgage rate borne by the related fixed rate Mortgage Note or Cooperative Note may not be decreased and the mortgage rate borne by the related adjustable rate Mortgage Note or Cooperative Note may not be changed in connection with any such assumption. The method for determining any increase in the mortgage rate will be provided for in the related fixed rate Mortgage Note or Cooperative Note. Any fee collected by the Issuer or the Servicer for entering into any such assumption agreement will be retained by the Issuer or the Servicer, as additional servicing compensation. With regard to circumstances in which the Issuer or the Servicer may be unable to enforce due-on-sale clauses, see "--Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions, Prepayment Charges and Prepayments."

     In addition to a Certificate Account, the Issuer or the Servicer will maintain with a depository, expected to be Citibank (New York State), in the name of its Trustee, a servicing account (a "Servicing Account") with respect to each related Series (which account may include funds with respect to other similar mortgage pass-through certificates) and will deposit and retain therein all payments of taxes, assessments or comparable items received for the account of the Mortgagors relating to Affiliated Mortgage Loans. Withdrawals from any Servicing Account may be made only to effect payment of taxes, assessments or comparable items, to reimburse such party out of related collections for any cost incurred in paying taxes and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to Mortgagors any amounts determined to be overages, to pay interest to Mortgagors on balances in such Servicing Account to the extent required by law and to clear and terminate such Servicing Account at the termination of the related Pooling Agreement. (PA
Section 3.11)

     The Issuer or the Servicer will exercise its best reasonable efforts to maintain and keep in full force and effect such primary mortgage insurance as specified under "General" above and in the related Prospectus Supplement for so long as such insurance is required pursuant to the Pooling Agreement as specified in such section and in such Prospectus Supplement. Primary mortgage insurance may be replaced by substantially equivalent insurance but only if (i) each nationally recognized statistical rating organization that initially rated the Series advises the Issuer that such replacement will not adversely affect the current rating of such Series or (ii) the claims-paying ability of the substitute primary mortgage insurance company is rated in the same, an equivalent or a higher category or categories as such Series by each such nationally recognized statistical rating organization.

  CitiMae Mortgage Loans

     Pursuant to the Pooling Agreement, the Servicer will be responsible for servicing and administering the CitiMae Mortgage Loans. The Servicer intends to perform such servicing and administrative functions principally through CitiMae, Inc., as Subservicer, which will act for and on behalf of the Servicer. See "The Originators--CitiMae, Inc." in the body of the Prospectus. The Subservicer has entered or will enter into contracts with approved servicers to perform, as independent contractors, certain servicing functions for the Servicer. One or more servicers which are affiliates of the Servicer may perform similar functions under other contracts with respect to the CitiMae Mortgage Loans originated by affiliates of CitiMae. The Servicer will at all times remain responsible for the performance of its duties under the Pooling Agreement.

     The Servicer will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions of mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The duties to be performed by a servicer include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. The Servicer will monitor each servicer's performance and will have the right to remove a servicer of any CitiMae Mortgage Loan at any time for cause. In the event of any such termination, the Servicer would continue to be responsible for servicing such CitiMae Mortgage Loans and would designate a substitute servicer (which may include an affiliate of the Subservicer). During the period necessary to effect the transfer of the servicing functions to any such substitute servicer, or to the Servicer in the event the Servicer shall perform such servicing functions itself, the servicer who has been terminated shall continue to perform all of its duties and responsibilities with respect to the CitiMae Mortgage Loans serviced by it until such time as the Servicer notifies it of such transfer. The Servicer shall be entitled to retain the same servicing fee as was paid to the servicer in the event the Servicer shall elect to perform such servicing functions itself.

     The Servicer or the Subservicer will agree to proceed diligently to collect all payments called for under the Mortgage Notes. Consistent with the above, the Servicer or the Subservicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a CitiMae Mortgage Loan and (ii) arrange with a Mortgagor a plan of relief, other than a modification or extension of the Mortgage, when appropriate rather than recommending liquidation. Such arrangement will be made only upon determining that the coverage of such CitiMae Mortgage Loan by any Primary Mortgage Insurance Policy will not be affected. In the event of any such arrangement, but only to the extent of the amount of any credit support, the provider of such credit support will honor requests for payment or otherwise distribute funds with respect to such CitiMae Mortgage Loan during the scheduled period in accordances with the amortization schedule thereof and without regard to the temporary modification thereof. In addition, in the event of any such arrangement, the Servicer's obligation to make Voluntary Advances on the related CitiMae Mortgage Loan shall continue during the scheduled period to the extent such Voluntary Advances are not made by the subservicer.

     Under the Pooling Agreement, the Servicer will be required to enforce "due-on-sale" clauses with respect to the CitiMae Mortgage Loans to the extent contemplated by the terms of the CitiMae Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a CitiMae Mortgage Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such CitiMae Mortgage Loan will not be affected, the Master Servicer may permit the assumption of a CitiMae Mortgage Loan, pursuant to which the Mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage Loan, pursuant to which the new Mortgagor would be substituted for the original Mortgagor as being liable on the Mortgage Note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional servicing compensation. In connection with any assumption or substitution, the Mortgage Rate borne by the related Mortgage Note may not be changed.

     The Pooling Agreement may require the Servicer to establish and maintain one or more escrow accounts into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for Mortgagors may be made to effect timely payments of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to remit to Mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Mortgaged Property and to clear and terminate any of the escrow accounts. The Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

     The Issuer or the Servicer and any successor servicer appointed following an Event of Default, will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents. (PA Section 6.07)

  Third Party Loans

     Pursuant to the Pooling Agreement, the Servicer will be responsible for servicing and administering the Third Party Loans. The Servicer intends to perform such servicing and administrative functions principally through Third Party Originators, as subservicers, with respect to Third Party Loans acquired on a servicing-retained basis. See "The Originators--Third Party Originators" herein. The Subservicer will act for and on behalf of the Servicer. The Servicer will at all times remain responsible for the performance of its duties under the Pooling Agreement.

HAZARD INSURANCE

     The Issuer or the Servicer will cause a hazard insurance policy to be maintained for each Real Estate Loan. The coverage of each such policy is required to be in an amount not less than the lesser of (x) the maximum insurable value (as established by the property insurer) of the improvements securing such Real Estate Loan if such amount is less than the unpaid principal balance of the Real Estate Loan, and (y) (i) the principal balance owing on such Real Estate Loan (if such amount is greater than or equal to 80% but is less than or equal to 100% of the insurable value) or
(ii) 80% of the insurable value (if the principal balance on the Real Estate Loan is less than 80% of the insurable value). As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the Mortgagor in accordance with normal servicing procedures) will be deposited in the applicable Certificate Account. In the event that the Servicer maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Servicer will deposit in the Certificate Account all sums which would have been deposited therein but for such clause. The Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the Pooling Agreement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. The policies relating to such Real Estate Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the property securing such a Real Estate Loan is located in a federally designated special flood hazard zone, the applicable Pooling Agreement will require that flood insurance be maintained.

     Most of the properties securing the Real Estate Loans will be covered by homeowners' insurance policies which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of a partial loss shall not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance required to be maintained on the improvements securing such Real Estate Loans may decline, and since residential properties generally have historically appreciated in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. However, to the extent of the amount available to cover hazard losses under any Guaranty or other credit support, CitiCertificateholders will not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to coinsurance clauses.

     The Issuer and the Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     If an issuer's obligations under credit support are exhausted, and if a Mortgagor defaults on his obligations to make payments on a Mortgage Loan, the CitiCertificateholders will bear all risk of loss resulting from hazard losses not covered by hazard insurance.

PRIMARY MORTGAGE INSURANCE

     A Mortgage Loan secured by a Mortgaged Property having a loan-to-value ratio in excess of 80% may or, in the case of a CitiMae Mortgage Loan, will have a policy (a "Primary Mortgage Insurance Policy") insuring against default all or a specified portion of the principal amount thereof in excess of such percentage of the value of the Mortgaged Property, as specified in the related Prospectus Supplement.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. The Servicer, on behalf of itself, the Trustee and the Certificateholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Servicer on such claims shall be deposited in the Certificate Account for distribution as set forth above. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Pooling Agreement. (PA Section 3.10)

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will exercise its best reasonable efforts to keep each Primary Mortgage Insurance Policy (if any) in full force and effect at least until the outstanding principal balance of the related Mortgage Note is equal to the percentage of the appraised value of the Mortgaged Property specified herein. The Servicer has agreed (or will agree) to pay the premium for each Primary Mortgage Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments.

     The Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Mortgage Loans. As set forth above, all collections by the Servicer under such policies that are not applied to the restoration of the related Mortgage Property are to be deposited in the Certificate Account, subject to withdrawals as heretofore described.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Primary Mortgage Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged property unless the Servicer determines (i) that such restoration will increase the net proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any Primary Mortgage Insurance Policy is available or any further amount is payable under the credit support for a Series of Certificates, the Servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. However, the Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. If at any time no further amount is payable under the credit support for a Series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan, if such property is liquidated, are less than the principal balance of the defaulted Mortgage Loans plus interest accrued thereon, Certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the Servicer with respect to such Mortgage Loan and expenses incurred by the Servicer in connection with such proceedings which are reimbursable under the Pooling Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If any Mortgage Loans become Liquidating Loans, an issuer of credit support may, if so specified in the related Prospectus Supplement, be obligated to purchase from the Trustee such Liquidating Loans up to the amount of its remaining obligations under the related credit support. The Servicer may pay the purchase price in respect of a Liquidating Loan on behalf of the issuer of credit support in order to avoid demands or draws under such credit support. If the ultimate net recovery is equal to or less than the unreimbursed payments under the related credit support with respect to the Mortgage Loan, the amount of an issuer's obligations under credit support will be replenished in an amount equal to the amount of such ultimate net recovery. In the event that the ultimate net recovery exceeds the unreimbursed payments, such excess will be retained, in the case of a Guaranty issued by Citicorp, by Citicorp as compensation for the issuance of such Guaranty, and in the case of other credit support, the Servicer will be entitled to such proceeds unless otherwise specified in the related Prospectus Supplement. Such excess will not be applied to replenish the remaining Amount Available under any credit support. Although a CitiCertificateholder will have no right to such excess proceeds, the previous reduction in an issuer's obligations under credit support with respect to that Series will have been fully restored.

     If a default occurs on a Mortgage Loan at a time when the amount of the remaining obligations under the related credit support is less than the purchase price of such Mortgage Loan, no payments under such credit support for the purchase of such Mortgage Loan or to cover delinquencies may be made with respect to such default unless otherwise provided in the related Prospectus Supplement. With respect to Liquidating Loans which are not purchased by or on behalf of the issuer of credit support, the Issuer or the Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. However, the Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. If the Servicer does not choose to foreclose on a defaulted Mortgage Loan, the Servicer may accept payment, in connection with a sale by the Mortgagor of the Mortgaged Property or a retention by the Mortgagor of the Mortgaged Property, in an amount less than the outstanding balance of the related Mortgage Loan. If the Servicer does choose to foreclose on a defaulted Mortgage Loan, the Issuer or the Servicer may (directly or through an assignee) sell the property at a foreclosure or trustee's or other sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "--Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" below for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. Although the Servicer may elect to pursue deficiency judgments on the Mortgage Loans, the Servicer is generally not required under the Pooling Agreement to do so, even if permitted by applicable law. In such circumstances, the holder of any CitiCertificate evidencing an interest in a Pool with a Liquidating Loan will realize a loss to the extent that the ultimate net recovery, after reimbursement to the Issuer or the Servicer of expenses incurred in connection with the liquidation of such Mortgage Loan, is less than the outstanding principal balance and accrued and unpaid interest thereon at the Pass-Through Rate for such Mortgage Loan. The Pooling Agreement with respect to a Series will require that any property acquired by the Servicer by deed in lieu of foreclosure with respect to a Liquidating Loan be administered so that it meets the definition of "foreclosure property" in Section 860G(a)(8) of the Code at all times, and so that no income from the rental or sale of such property will be "net income from foreclosure property" within the meaning of Code
Section 860G(c).

     Ordinarily, the holder of collateral acquired through foreclosure maximizes recovery by providing financing to a new purchaser. As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "--Certain Legal Aspects of the Mortgage Loans--Foreclosure on Shares of Cooperatives" below. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could, however, limit the number of potential purchasers for those shares and otherwise limit the Issuer's or the Servicer's ability to sell, and realize the value of, those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

     If at any time no further amount is payable under any credit support for a Series of CitiCertificates, the Issuer or the Servicer may expend its own funds to restore property securing a Liquidating Loan included in such Series which has sustained uninsured damage, but only if it determines that such restoration will increase the proceeds to the CitiCertificateholders of liquidation of the Liquidating Loan after reimbursement of the Issuer or the Servicer for its expenses.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Issuer's or Servicer's primary compensation for its servicing activities in respect of a Pool will come from the payment to it of a servicing fee. A servicing fee will be paid to the Issuer in respect of Mortgage Loans underlying a Pool as described under "Description of Certificates--The Servicer" in the body of this Prospectus. Such servicing fee paid to the Servicer in respect of a Pool may be in an amount equal to a fixed annual percentage as specified in the related Prospectus Supplement of the outstanding principal balance of such Mortgage Loans on which interest is payable. In such event, the rate of servicing compensation for each Mortgage Loan in a Pool will be fixed, and the Pass-Through Rates of the Mortgage Loans will differ based on different mortgage rates. Accordingly, the weighted average of the fixed Pass-Through Rates of the Mortgage Loans underlying any Series of CitiCertificates will vary each month based on the level of principal repayments (including prepayments) on the underlying fixed rate Mortgage Loans. In such event, because the rate of servicing compensation is fixed for each Mortgage Loan, disproportionate principal payments among Mortgage Loans bearing different mortgage rates in a Pool may affect the yield to the holder of a CitiCertificate, and accordingly, may affect the market value of such CitiCertificate. Alternatively, if so specified in the related Prospectus Supplement, the Pass-Through Rate may be the same (or calculated in the same manner) for each Mortgage Loan in the Pool, and the rate of servicing compensation with respect to each Mortgage Loan (equal to the difference between the mortgage rate for such Mortgage Loan and such Pass-Through Rate) may differ among different Mortgage Loans. In such event, disproportionate principal payments among Mortgage Loans bearing different mortgage rates in a Pool will not affect the weighted average Pass-Through Rate, but may affect the weighted average rate of servicing compensation. In addition, the rate of servicing compensation and the Pass-Through Rate may both differ among different Mortgage Loans. Additional information with respect to the Pass-Through Rates of the Mortgage Loans and the related rates of servicing compensation will be set forth in the related Prospectus Supplement. As principal payments are made on the Mortgage Loans, the portion of each monthly payment which represents interest will decline and thus the primary servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

     In addition to its primary servicing compensation, the Issuer or Servicer will retain all prepayment charges, if any, assumption fees and late payment charges, all to the extent collected from Mortgagors, and has agreed to pay all such amounts over to any related subservicer. Based upon the Originators' experience and the experience of the residential financing industry generally with respect to conventional one- to four-family real estate mortgages, such as the Mortgage Loans, it appears that compensation from these additional sources will be negligible in amount.

     The Issuer or the Servicer will be responsible (to the extent specified in the related Prospectus Supplement) for payment of interest in respect of prepayments of principal of the Mortgage Loans to be distributed to CitiCertificateholders in excess of the amount of such interest received from the Mortgagors.

     The Issuer or the Servicer will pay all expenses incurred in connection with its servicing of the related Mortgage Loans (subject to limited reimbursement as described herein), including, without limitation, payment of the fees and disbursements of the Trustee (to the extent such fees are not deducted from amounts received on the Mortgage Loans) and independent accountants, payments of all fees and expenses in connection with the realization upon defaulted Mortgage Loans, and payment of expenses incurred in connection with distributions and reports to CitiCertificateholders.

     If no further amount is payable under any credit support for a Series, the Issuer or the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, and the holders of CitiCertificates will suffer loss to the extent that the proceeds of the liquidation proceedings respecting any defaulted Mortgage Loan, after reimbursement of the Issuer's or the Servicer's expenses, are less than the principal balance of such Mortgage Loan. In addition, the Servicer will be entitled to reimbursement of certain expenditures made by it in connection with the preservation, protection or restoration of the security for a defaulted or foreclosed Mortgage Loan.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  Mortgages

     The Real Estate Loans will be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the property subject to a Real Estate Loan is located. A mortgage or a deed of trust creates a lien upon the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. It is not prior to the lien for real estate taxes and assessments and certain other liens. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with a state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower executes the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

  Cooperatives

     All cooperative apartments relating to the Cooperative Loans are located in the States of New York, New Jersey, Illinois and Maryland and in the District of Columbia. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and, if allowed under state law, a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.

  Foreclosure on Mortgages

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither wilful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delays and expenses may be incurred if the defaulting mortgagor files a petition under the federal bankruptcy laws prior to the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is very often the case that a third party does not purchase the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments which may have priority over the mortgage and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds. The

Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. There may be circumstances, for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property, which would cause the Servicer to elect not to foreclose on a defaulted Mortgage Loan.

     Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in the case of Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, persons with liens subordinate to the foreclosing mortgagee, and certain other persons with interests in the real property from their statutory rights and "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, in the event that a foreclosure action is pending, all or part of the costs of such action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

     In Connecticut a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The period of time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least twenty days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property which is junior to the foreclosing mortgagee's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing mortgagee in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing mortgagee; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property are extinguished. If no party redeems, the foreclosing mortgagee becomes the owner of the mortgaged property, subject to other liens or interests which are prior to the mortgage foreclosed or as to which the holders thereof were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, a committee is appointed by the court to sell the mortgaged property at auction. The proceeds of the sale will then be distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.

     Upon foreclosure of a Connecticut mortgage, a mortgagor who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.

     In California, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in the case of a judicial sale a deficiency judgment may be obtained, while in the case of a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation with respect to most purchase-money deeds of trust, the issuer will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the case of the former, if the beneficiary chooses to maintain its right to a deficiency judgment, the trustor may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period of three months (when the proceeds of sale are sufficient to pay the lender in full) or one year (when the sale proceeds are insufficient to pay the lender in full) after the sale. The purchaser at the sale, whether it be the lender or a third party, may not demand possession of the property until expiration of the redemption period; although, the redeemer will be required to pay reasonable rental value upon redemption.

     A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)

     In addition, California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.

     In Illinois, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage prior to the expiration of ninety days from the date the court obtains jurisdiction over all mortgagors in respect of the property subject to such mortgage foreclosure. In the event such right is exercised, the delinquent borrower is required to pay only the actual delinquency costs and reasonable attorney fees, but not any amount which is due as a result of any acceleration provisions in the note evidencing the debt. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the mortgagors greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

  Foreclosure on Shares of Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.


----------
     (1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale. Citibank Service Corporation, a subsidiary of CFSB doing business as Citibank Insurance Agency, sells such insurance in connection with Mortgage Loans originated by CFSB. Finally, in California, the borrower has until 5 days before a trustee sale to reinstate the loan.

     In New York and New Jersey, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     The Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. There may be circumstances, for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property, which would cause the Servicer to elect not to foreclose on a defaulted Mortgage Loan.

  Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Although the Servicer may elect to pursue deficiency judgments on the Mortgage Loans, the Servicer is generally not required under the Pooling Agreement to do so, even if permitted by applicable law.

     For Mortgage Loans Secured by Property in New York. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, if no motion for a deficiency judgment is made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser, the proceeds of the foreclosure sale, regardless of the amount, are deemed in full satisfaction of the mortgage debt and no right to recover any deficiency in any action or proceeding exists. Section 1301 of the same law limits the mortgagee's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff therein, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to an amount equal to the judgment amount in the foreclosure action, less (i) the fair and reasonable market value of the mortgaged property as of the date of the foreclosure sale or such nearest earlier date as there shall have been any market value thereof as determined by the court or (ii) the sale price of the property at the foreclosure sale, whichever shall be the higher.

     Section 254-b of the New York Real Property Law also places a limitation on the mortgagee with respect to late payment charges. Where the mortgage contains a provision giving the mortgagee the right to collect a late payment charge on any installment that has become due and remains unpaid, such charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the mortgagee.

     In New York the mortgagee of a loan on a residential leasehold property can foreclose such mortgage by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the mortgagee following default by the mortgagor may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage, the mortgagee can only recover a money judgment. In this event, the mortgagee may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.

     For Mortgage Loans Secured by Property in New Jersey. Under New Jersey law (N.J.S.A. 2A:50-1 et seq.) an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.

     In New Jersey, the commencement of a deficiency action reopens the mortgagor's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.

     For Mortgage Loans Secured by Property in Connecticut. If the mortgagee took title to the mortgaged property under strict foreclosure but the mortgaged property had value lower than the debt, Connecticut law permits the mortgagee to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period has expired. If there was foreclosure by sale and the proceeds of sale were insufficient to discharge the mortgage debt in full, the mortgagee may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale.

     For Mortgage Loans Secured by Property in California. The rule in California commonly known as the "one-action rule" provides that a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the Issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or waste, it generally is not practical to do so.

     For Mortgage Loans Secured by Property in Texas. In Texas most foreclosures are non-judicial. However, it is necessary to give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is used as the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. Any suit for a deficiency judgment must be brought within two years after the date of foreclosure. During the pendency of such suit, the debtor has the right to request the court to determine the fair market value of the property foreclosed upon. In the event the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.

     For Mortgage Loans Secured by Property in Illinois. In Illinois, if the price at the foreclosure sale is less than the total amount adjudicated due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the mortgagee may obtain deficiency judgment against the mortgagor provided that there is personal jurisdiction over the mortgagor.

     For Mortgage Loans Secured by Property in Florida. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgement, the mortgagee may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.

     For Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement in New York or New Jersey. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Section 254-b of the New York Real Property Law relating to late payment charges, as discussed above, also applies to a note evidencing a cooperative loan.

     For all Mortgage Loans. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., (the "Bankruptcy Code") may interfere with or affect the ability of the Servicer to obtain payment of a Mortgage Loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

     If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

     The IRS Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  Enforceability of Certain Provisions, Prepayment Charges and Prepayments

     Unless the Prospectus Supplement indicates otherwise, Mortgage Loans representing at least 90% of the aggregate Adjusted Balance of the Mortgage Loans in a Fixed Rate Pool will contain due-on-sale clauses. Generally, ARMs in an ARM Pool will contain due-on-sale clauses permitting the mortgagee to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, in the case of a land trust, the beneficial interest therein is transferred. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date certain states ("Window Period States"), by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board (now OTS) which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans.

     Though neither the Garn-St Germain Act nor the Federal Home Loan Bank Board regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States are: Arizona, Arkansas, California, Colorado, Florida, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. In regulations issued on November 8, 1983, the Comptroller of the Currency indicated that certain mortgage loans which were originated by national banks prior to October 15, 1982 and which were secured by property located in the states listed above were Window Period Loans. These regulations limit the applicability of state law restrictions on the enforcement of due-on-sale clauses with respect to Window Period Loans originated by national banks. The National Credit Union
Administration issued final regulations on December 3, 1982, providing that due-on-sale clauses contained in Window Period Loans originated by federal credit unions are fully enforceable, notwithstanding state law restrictions. Under the Garn-St Germain Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of due-on-sale clauses, such clauses would become enforceable even in Window Period Loans. Four of the Window Period States (Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of due-on-sale clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states. The Garn-St Germain Act also set forth nine specific instances in which no mortgage lender covered by the Garn-St Germain Act may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans underlying a Series and the number of such Mortgage Loans which may be outstanding until maturity. Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     All conventional single-family Mortgage Loans originated by Citibank may be prepaid in full or in part at any time, without penalty.

     New Jersey statutes (N.J.S.A. 46:10B-2,3) provide that most New Jersey residential mortgage loans may be prepaid in full at any time without penalty, and that partial prepayments may be made in an amount not exceeding 331/3% of the face amount of the mortgage loan in any six-month period without penalty.

     California law regarding prepayment penalties is very complex. Whether a lender can enforce a prepayment penalty depends in the first instance upon whether the documents give the borrower the right to prepay or the lender the right to charge a prepayment penalty. Other considerations are the date the loan was originated, the amount of the loan, whether the loan was a fixed rate or a variable rate loan, the kind of property securing the loan and when the borrower wishes to make the prepayment. Federal savings and loan law prohibits the imposition of prepayment penalties upon the exercise of a due-on-sale clause or the failure to approve an assumption by a qualified transferee and the subsequent transfer by the borrower of the property to that transferee and prepayment of the loan in full.

     Beginning on January 15, 1991, CFSB's California branches' standard forms for 15-year fixed rate tiered-payment Mortgage Loans provide for a penalty for full or partial prepayment of up to six months' interest during the first 12 months following origination.

     In Illinois, whenever the annual rate of interest exceeds 8% for a loan secured by residential real estate, it is unlawful to provide for a prepayment penalty.

     Most conventional single-family mortgage loans originated by the Florida branches of CFSB may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

     Under New York law, a prepayment penalty may not be charged on any loan secured by a one- to six-family residence occupied by the owner or certificates of stock in a cooperative corporation, where the interest rate exceeds 6% per annum, if prepayment is made on or after one year from the making of the loan.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS as successor to the Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Issuer has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such Mortgage Loans, any such limitation under such state's usury law would not apply to such Mortgage Loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans related to a Series originated after the date of such state action will be eligible for inclusion in a Pool if such mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan related to a Series originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

  Adjustable Interest Rate Mortgage Loans

     Adjustable interest rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain

Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including adjustable rate mortgage loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now OTS) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Issuer has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that adjustable interest rate mortgage loans which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARMs which were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARMs which were originated by federally chartered lenders or which were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines.

     Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under

CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in petroleum underground storage tanks ("USTs") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     Court decisions have taken varying views of the scope of the secured-director exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On October 30, 1996, however, the President signed into law legislation intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The legislation also clarifies the extent of protection against liability under CERCLA in the event of foreclosure. The legislation also authorizes certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the new law is not fully defined. It also is important to note that the new legislation does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Issuer nor any Originator has made such evaluations prior to the origination of the Mortgage Loans nor does the Issuer require that such evaluations be made by originators who have sold the Mortgage Loans to it. Neither the Issuer nor the Servicer is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Issuer does not make any representations or warranties or assume any liability with respect to: the environmental condition of such property; the absence or presence of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the prospective performance of the Mortgage Loans or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Issuer authorized or able to make any such representation, warranty or assumption of liability relating to any Mortgaged Property.

                                                                      APPENDIX B

                             THE AGENCY CERTIFICATES

     This Appendix describes GNMA, FHLMC, FNMA, their respective Mortgage Certificates, the underlying mortgage loans and certain related matters.

GNMA

     The Government National Mortgage Association ("GNMA") is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates ("GNMA Certificates") that are based on and backed by, and represent an interest in, a pool of mortgage loans insured by the Federal Housing Administration ("FHA") under the Housing Act ("FHA Loans") or Title V of the Housing Act of 1949, or partially guaranteed by the United States Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA CERTIFICATES

     All of the GNMA Certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by issuers approved by GNMA or by FNMA as a seller-servicer of FHA Loans or VA Loans or by both entities. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one-to four-family residential properties or multifamily residential properties, mortgage loans partially guaranteed by the VA ("VA Loans"), and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates which may be level payment mortgage loans (including "buydown" mortgage loans) or graduated payment mortgage loans each secured by a first lien on a one-to four-family residential property.

     Except in the case of GNMA Certificates backed by graduated payment mortgage loans, each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on such eligible mortgage loans over the pass-through rate of such GNMA Certificate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     GNMA Certificates may be issued under either the GNMA I program ("GNMA I Certificates") or the GNMA II program ("GNMA II Certificates"). Although the holder of a GNMA Certificate has essentially the same rights with respect to a GNMA Certificate issued under either program, a principal difference between the two programs is that under the GNMA I program payments will be made directly by the issuer of the GNMA I Certificate to the registered holder, while under the GNMA II program payments will be made to the registered holder through Chemical Bank as paying agent. A further difference between the two programs is that under the GNMA I program single issuer approach, an individual GNMA issuer assembles a pool of mortgages against which it issues and markets GNMA I
Certificates, while under the GNMA II program multiple issuer pools may be formed through the aggregation of loan packages of more than one GNMA issuer. Under this option, packages submitted by various GNMA issuers for a particular issue date and interest rate are aggregated into a single pool which backs a single issue of GNMA II Certificates. However, single issuer pools may be formed under the GNMA II program as well.

     If specified in the related Prospectus Supplement, GNMA Certificates included in the Pool for a Series of CitiCertificates may be held on deposit at the Participants Trust Company ("PTC"), a limited trust company organized under the banking laws of the State of New York. PTC operates a private sector, industry owned depository and settlement facility for book-entry transfer of interests in GMNA Certificates. Distribution of principal of and interest on such GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.

     All mortgage loans underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is 50 basis points less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate.

     Mortgages underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to 100 basis points. The annual interest rate on each GNMA II Certificate will be between 50 basis points and 150 basis points per annum less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

     All of the GNMA Certificates included in the Pool for a Series of Certificates will have original maturities of not more than 30 years (but may have original maturities of substantially less than 30 years). In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must be mortgage loans with maturities of 20 years or more. However, in certain circumstances GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years.

     Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the issuer of a Series of CitiCertificates or any affiliates thereof, and the only recourse of a registered holder of GNMA Certificates, such as the Trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in the Pool for a Series of CitiCertificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate, which is the issuer of the GNMA Certificates. Pursuant to such agreement, such issuer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If such issuer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such issuer and such issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates included in the Pool for a Series of CitiCertificates, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in the Pool for a Series of CitiCertificates may have other characteristics and terms, different from those described above, so long as such GNMA Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the CitiCertificates of such Series. Such GNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

FHLMC

     The Federal Home Loan Mortgage Corporation ("FHLMC") is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class that generally meet the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a group of mortgages ("FHLMC Certificate Group").

     Mortgage loans underlying the FHLMC Certificates included in the Pool for a Series of CitiCertificates will consist of fixed rate mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group.

     With respect to certain FHLMC Certificates ("Original PCs"), the period between the first day of the month in which the Certificate is issued and the initial payment date in respect of the Certificate is approximately 75 days. With respect to other FHLMC Certificates ("Gold PCs"), the period between the first day of the month in which the Certificate is issued and the initial payment date in respect of the Certificate is approximately 45 days. In addition to the shorter payment delay, Gold PCs differ from Original PCs in that the record date for payments of principal and interest on a Gold PC is the last day of the month immediately preceding the month in which the related payment date occurs, whereas the record date for payments of principal and interest on an Original PC is the last day of the second month preceding the month in which the payment date occurs.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding on the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate the ultimate collection by such holder of all principal on the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except with respect to Gold PCs or if and to the extent specified in the Prospectus Supplement relating to a Series of CitiCertificates secured by Original PCs, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages which it has purchased but not sold.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial payments of principal, and principal received by FHLMC by virtue of condemnation, insurance or foreclosure, and repurchases of the mortgages by FHLMC or the sellers of the mortgages. FHLMC is required to remit to each registered FHLMC Certificateholder its pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC Certificate rate and any other sums (such as prepayment fees), within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, prior to June 1987 there was no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate.

Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No loan is purchased by FHLMC at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans in a FHLMC Certificate Group under the Cash Program formed prior to June 1987 will vary since mortgage loans are purchased and assigned to a FHLMC Certificate Group based upon their yield to FHLMC rather than on the interest rate on the mortgage loans. Since June 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Group comprised of 15-and 30-year fixed rate single family mortgage loans bought by FHLMC under the Cash Program is restricted to one percentage point. Moreover, the lowest coupon on any mortgage loan in the FHLMC Certificate Group is greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the highest mortgage interest rate is not more than two percentage points above such pass-through rate. Under FHLMC's Guarantor Program, the annual pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guarantee income as agreed upon between the seller and FHLMC. For certain FHLMC Certificate Groups formed under the Guarantor Program prior to December 1987, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Group may not exceed two percentage points; beginning in December 1987, such range may not exceed one percentage point.

     FHLMC Certificates duly presented for registration of transfer on or before the last business day of a month are registered effective as of the first day of that month. The first remittance check to a registered holder of a FHLMC Certificate will be mailed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificate. Thereafter checks will be mailed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of interest and principal each month to the registered holders thereof in accordance with such holders' instructions.

     See "Additional Information" in the body of the Prospectus for the availability of further information respecting FHLMC and FHLMC Certificates.

     The FHLMC Certificates included in the Pool for a Series of CitiCertificates may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the CitiCertificates of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

FNMA

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase loans from many capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing and, by operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     Although the Secretary of the Treasury of the United States has discretionary authority to advance funds to FNMA, neither the United States government nor any agency or instrumentality thereof is obligated to assume FNMA's obligations or assist FNMA in any manner.

FNMA CERTIFICATES

     FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates included in the Pool for a Series of CitiCertificates will consist of conventional mortgage loans, FHA Loans or VA Loans. The original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 and 15 years or 20 and 30 years. The original maturities of substantially all of the level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loan underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual interest rate for the FNMA
Certificates; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate interest rate.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by such FNMA Certificate) on the mortgage loans in the pool represented by such FNMA Certificate, whether or not received, and the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of CitiCertificates, FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only and will not be convertible to definitive form. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered on the books of the Federal Reserve Bank (or registered in the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA
Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     See "Additional Information" in the body of the Prospectus for the availability of further information respecting FNMA and FNMA Certificates.

     The FNMA Certificates included in the Pool for a Series of CitiCertificates may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the CitiCertificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

                         INDEX OF PRINCIPAL DEFINITIONS

TERM                                                                       PAGE
----                                                                       ----
Accrual CitiCertificates ..................................................    1
Acquisition Premium .......................................................   44
Adjusted Balance ..........................................................  A-2
Affiliated Mortgage Loans .................................................   13
Affiliated Originators ....................................................    1
Alternative Certificate Account ........................................... A-11
Amount Available ..........................................................   10
ARM Pool ..................................................................  A-1
ARMs ......................................................................  A-5
BIF .......................................................................   19
Bankruptcy Code ........................................................... A-27
Buydown Mortgage Loans ....................................................   15
CERCLA .................................................................... A-30
Certificate Account .......................................................   19
Certificate Account Advance ............................................... A-13
Certificate Distribution Amount ...........................................    6
Certificateholders ........................................................    2
Certificates ..............................................................    1
CFSB ......................................................................    1
CFSB Pool .................................................................  A-1
Charter Act ...............................................................  B-4
Citibank ..................................................................    1
Citibank Pool .............................................................  A-1
CitiCertificates ..........................................................    1
Citicorp ..................................................................   31
CitiMae ...................................................................    1
CitiMae Mortgage Loans ....................................................   13
CitiMae Originators .......................................................    1
CitiMae Pool ..............................................................  A-1
CitiMortgageCertificates ..................................................    1
Class .....................................................................    1
Cleanup Costs ............................................................. A-30
CMI .......................................................................    1
CMI Pool ..................................................................  A-1
CMSI Pool .................................................................  A-1
Code ......................................................................    1
Commission ................................................................    2
Consolidation Agreements ..................................................  A-2
Converted Mortgage Loan ...................................................  A-5
Cooperative Loans .........................................................  A-1
Cooperative Notes .........................................................  A-1
Cooperatives ..............................................................  A-1
Credit Support Percentage .................................................   10
Cut-Off Date ..............................................................  A-9
Deferred Interest .........................................................   45
Depository ................................................................ A-11
Detailed Information ......................................................    2
Determination Date ........................................................    5
Disqualified Organization .................................................   51
Distribution Date .........................................................    5
DTC .......................................................................    4

TERM                                                                       PAGE
----                                                                       ----
Due Period ................................................................    8
Eligible Investments ......................................................   19
Enhancement Act ...........................................................   38
EDGAR .....................................................................    2
ERISA .....................................................................   36
Events of Default .........................................................   33
Exchange Act ..............................................................    2
FDIC ......................................................................   19
FHA .......................................................................  B-1
FHA Loans .................................................................  B-1
FHLMC .....................................................................   18
FHLMC Act .................................................................  B-2
FHLMC Certificate Group ...................................................  B-3
FHLMC Certificates ........................................................   18
Fixed Rate Pool ...........................................................  A-1
FNMA ......................................................................   18
FNMA Certificates .........................................................   18
Foreign Investors .........................................................   52
Form of Pooling Agreement .................................................    3
Garn-St Germain Act ....................................................... A-28
GNMA ......................................................................   18
GNMA Certificates .........................................................   18
GNMA I Certificates .......................................................  B-1
GNMA II Certificates ......................................................  B-1
Gold PCs ..................................................................  B-3
GPMs ......................................................................  A-5
Guaranty ..................................................................    1
Housing Act ...............................................................  B-1
Index .....................................................................  A-6
Interest Accrual Period ...................................................    6
IRA .......................................................................   36
Issuer ....................................................................    1
Issuer Certificates .......................................................    1
Last Scheduled Distribution Date ..........................................   12
Leasehold Loans ...........................................................   18
Letter of Credit ..........................................................   10
Limited Guaranty ..........................................................   10
Liquidated Loan ...........................................................   12
Liquidating Loan ..........................................................   11
Loss Allocation Event .....................................................    7
Market Discount ...........................................................   45
Mark to Market Regulations ................................................   53
Master Servicer ...........................................................  A-4
Master Servicing Fee ......................................................  A-4
Maximum Note Rate .........................................................  A-5
Minimum Note Rate .........................................................  A-5
Minimum Prepayment Agreement ..............................................   19
Minimum Reinvestment Agreement ............................................   20
Modification Agreements ...................................................  A-2
Moody's ................................................................... A-11
Mortgage Certificates .....................................................    1

TERM                                                                       PAGE
----                                                                       ----
Mortgage Loans ............................................................    1
Mortgage Margin ...........................................................  A-5
Mortgaged Properties ......................................................  A-1
Mortgagor .................................................................  A-2
Mortgagor Bankruptcy Bond .................................................   10
NCUA ......................................................................   38
New Regulations ...........................................................   56
1986 Act ..................................................................   41
Non-Conforming Loans ......................................................   16
Noneconomic Residual Interests ............................................   52
Non-U.S. Person ...........................................................   55
Note Rate .................................................................  A-4
Notice Date ............................................................... A-14
NYBU ......................................................................   22
OCC .......................................................................   38
OID Regulations ...........................................................   42
Original Issue Discount ...................................................   42
Original PCs ..............................................................  B-3
Original Value ............................................................   23
Originators ...............................................................    1
OTS .......................................................................   32
PA ........................................................................  A-1
Pass-Through Entity .......................................................   52
Pass-Through Rate .........................................................  A-4
Payment Period ............................................................ A-13
Periodic Ceiling ..........................................................  A-5
Periodic Floor ............................................................  A-5
Plans .....................................................................   36
Policy Statement ..........................................................   39
PCBs ...................................................................... A-30
Pool ......................................................................    1
Pool Distribution Amount ..................................................    5
Pool Insurance Policies ...................................................   10
Pool Value ................................................................    6
Pool Value Group ..........................................................    7
Pooling Agreement .........................................................    3
Premium ...................................................................   46
Prepayment Assumption .....................................................   43
Primary Mortgage Insurance Policy ......................................... A-18
Principal Prepayment ......................................................    5
Prospectus Supplement .....................................................  A-3
PTC .......................................................................  B-2
PTE 83-l ..................................................................   37
Purchase Amount Advance ...................................................   11
Rating Requirements ....................................................... A-11
RCRA ...................................................................... A-31
Real Estate Loans .........................................................  A-1
Record Date ...............................................................    5
Registration Statement ....................................................    3
Regulations ...............................................................   36
REMIC .....................................................................    1
REMIC Regulations .........................................................   39

TERM                                                                       PAGE
----                                                                       ----
REMIC Servicing Fee .......................................................   13
Reserve Fund ..............................................................   10
Residual Certificates .....................................................    1
Residual Holders ..........................................................   48
Retail Class CitiCertificate ..............................................   42
SAIF ......................................................................   19
SBJPA of 1996 .............................................................   40
Scheduled Principal ....................................................... A-12
Securities Act ............................................................    4
Senior Certificates .......................................................    1
Senior/Subordinated Series ................................................    1
Series ....................................................................  S-1
Servicer ..................................................................   13
Servicing Account ......................................................... A-15
Servicing Compensation ....................................................   14
Servicing Fee .............................................................   14
SFAS ......................................................................   58
Similar Law ...............................................................   37
Single Certificate ........................................................    5
Special Distributions .....................................................    8
Special Hazard Insurance Policies .........................................   10
Spread ....................................................................    8
S&P ....................................................................... A-10
Startup Day ...............................................................   20
Stated Amount .............................................................    6
Stated Rate ...............................................................    6
Subclass ..................................................................    1
Subordinated Certificates .................................................    1
Subordination Amount ......................................................    9
Subordination Reserve Fund ................................................    9
Subservicer ...............................................................   22
Superlien ................................................................. A-30
Third Party Loans .........................................................   13
Third Party Originators ...................................................    1
Third Party Pool ..........................................................  A-1
Title V ................................................................... A-29
Title VIII ................................................................ A-30
Transfer Instrument .......................................................   16
Trust .....................................................................    1
Trustee ...................................................................    3
UCC ....................................................................... A-25
Underlying Trustee ........................................................   17
U.S. Person ...............................................................   53
USTs ...................................................................... A-31
VA ........................................................................   21
VA Loans ..................................................................  B-1
Variable Rate CitiCertificates ............................................   44
Voluntary Advances ........................................................ A-12
Whole or Partial Pool Issuer Certificates .................................   17
Window Period Loans ....................................................... A-28
Window Period States ...................................................... A-28

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE PROSPECTUS NOR THIS PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CITICERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE OFFERED CITICERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS NOR THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER OR HEREUNDER AT ANY TIME IMPLIES THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                   ----------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           Page

Summary of Prospectus and Prospectus
  Supplement .....................................................          S-5
Description of the Pool and the Mortgaged
  Properties .....................................................          S-24
Risk Factors for Purchasers of Class M
  CitiCertificates and Offered Class B
  CitiCertificates ...............................................          S-26
Description of the Offered CitiCertificates ......................          S-29
ERISA Considerations .............................................          S-54
Legal Investment .................................................          S-56
Plan of Distribution .............................................          S-56
Legal Matters ....................................................          S-57
Incorporation of Certain Documents
  by Reference ...................................................          S-57
Index of Principal Definitions in Prospectus
  Supplement .....................................................          S-58

                                   PROSPECTUS

Reports to Certificateholders .............................................    2
Additional Information ....................................................    2
Available Information .....................................................    2
Additional Detailed Information ...........................................    2
Incorporation of Certain Documents
  By Reference ............................................................    3
Description of Certificates ...............................................    4
The Pools .................................................................   14
Citicorp Mortgage Securities, Inc. ........................................   21
The Originators ...........................................................   21
Loan Underwriting Policies ................................................   23
Delinquency, Foreclosure and Loss
  Considerations and Experience ...........................................   27
Citicorp ..................................................................   31
Use of Proceeds ...........................................................   31
The Pooling Agreements ....................................................   31
ERISA Considerations ......................................................   36
Legal Investment ..........................................................   38
Certain Federal Income Tax Consequences ...................................   39
Plans of Distribution .....................................................   57
Experts ...................................................................   58
Appendix A:  The Mortgage Loans and
             CitiMortgageCertificates
Appendix B:  The Agency Certificates
Index of Principal Definitions

================================================================================


================================================================================

                                  $205,904,926
                                 (APPROXIMATE)

                               CITICORP MORTGAGE
                                SECURITIES, INC.
                            (PACKAGER AND SERVICER)

                        REMIC PASS-THROUGH CERTIFICATES
                                 SERIES 1998-1


                        $128,077,000 (APPROXIMATE) 6.75%
                       SENIOR CLASS A-1 CITICERTIFICATES

                         $6,000,000 (APPROXIMATE) 6.75%
                       SENIOR CLASS A-2 CITICERTIFICATES

                        $32,561,000 (APPROXIMATE) 6.75%
                       SENIOR CLASS A-3 CITICERTIFICATES

                        $10,254,477 (APPROXIMATE) 6.75%
                       SENIOR CLASS A-4 CITICERTIFICATES

                        $20,767,000 (APPROXIMATE) 6.75%
                       SENIOR CLASS A-5 CITICERTIFICATES

                             $146,449 (APPROXIMATE)
                       SENIOR CLASS A-6 CITICERTIFICATES

                         $5,191,000 (APPROXIMATE) 6.75%
                  SENIOR SUBORDINATED CLASS M CITICERTIFICATES

                         $1,765,000 (APPROXIMATE) 6.75%
                    SUBORDINATED CLASS B-1 CITICERTIFICATES

                         $1,143,000 (APPROXIMATE) 6.75%
                    SUBORDINATED CLASS B-2 CITICERTIFICATES


                                   ----------
                             PROSPECTUS SUPPLEMENT

                               FEBRUARY 24, 1998
                                   ----------




                              SALOMON SMITH BARNEY


================================================================================